As filed with the Securities and Exchange Commission on April 30, 2019

Registration No. 333-230208

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO THE

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Pioneer Bancorp, Inc.

Pioneer Bank 401(k) Plan

(Exact Name of Registrant as Specified in Its Charter)

Maryland	6036	83-4274253
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

652 Albany-Shaker Rd.

Albany, NY 12211

(518) 730-3999

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Thomas L. Amell

President and Chief Executive Officer

Pioneer Bancorp, Inc.

652 Albany-Shaker Rd.

Albany, NY 12211

(518) 730-3999

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Benjamin M. Azoff, Esq.

Jeffrey M. Cardone, Esq.

Eric Luse, Esq.

Luse Gorman, PC

5335 Wisconsin Avenue, N.W., Suite 780

Washington, D.C. 20015

(202) 274-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered		Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, $0.01 par value per share	11,689,956 shares		$10.00		$116,899,560	(1)	$14,169	(3)
Participation Interests	1,527,369	(2)		(2)		(2)		(2)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	The securities to be purchased by the Pioneer Bank 401(k) Plan are included in the amount shown for the common stock. Accordingly, no separate fee is required for the participation interests.
(3)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Prospectus Supplement

Interests in

PIONEER BANK

401(k) SAVINGS PLAN

Offering of Participation Interests of up to 1,527,370 Shares of

PIONEER BANCORP, INC.

Common Stock

In connection with the reorganization of Pioneer Savings Bank (“Pioneer Bank”), a New York-chartered savings bank, into the mutual holding company structure (the “Reorganization”), Pioneer Bancorp, Inc., a newly-formed Maryland corporation (“Pioneer Bancorp), is offering shares of its common stock for sale at $10.00 per share. Following the Reorganization, it is expected that shares of Pioneer Bancorp common stock (“Common Stock”) will be listed on the Nasdaq Capital Markets under the symbol “PBFS.”

In connection with the stock offering, Pioneer Bancorp is allowing participants in the Pioneer Bank 401(k) Savings Plan (the “401(k) Plan”) to make a one-time election to purchase participation interests in shares of Common Stock through the 401(k) Plan. Based upon the value of the 401(k) Plan assets at December 31, 2018, the trustee of the 401(k) Plan could purchase up to 1,527,370 shares of Common Stock, assuming a purchase price of $10.00 per share. As a participant in the 401(k) Plan, you may direct the trustee of the 401(k) Plan to invest up to 100% of your 401(k) Plan account in Pioneer Bancorp Common Stock at the time of the stock offering. This prospectus supplement relates to the one-time election of 401(k) Plan participants to direct the trustee of the 401(k) Plan to invest their 401(k) Plan accounts in Pioneer Bancorp Common Stock at the time of the stock offering.

Before you consider investing, you should read the prospectus of Pioneer Bancorp dated [DATE], which is provided with this prospectus supplement. It contains detailed information regarding the Reorganization and related stock offering of Pioneer Bancorp and the financial condition, results of operations and business of Pioneer Bank. This prospectus supplement provides information regarding the 401(k) Plan. You should read this prospectus supplement together with the prospectus and keep both for future reference.

________________________________

For a discussion of risks that you should consider, see “Risk Factors” beginning on page [_] of the prospectus.

The interests in the 401(k) Plan and the offering of the shares of Common Stock have not been approved or disapproved by the Board of Governors of the Federal Reserve System, the New York State Department of Financial Services, the Securities and Exchange Commission or any other federal or state agency. Any representation to the contrary is a criminal offense.

The securities offered in this prospectus supplement are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This prospectus supplement may be used only in connection with offers and sales by Pioneer Bancorp in the stock offering, of Pioneer Bancorp Common Stock acquired by the 401(k) Plan. No one may use this prospectus supplement to reoffer or resell interests in shares of Common Stock acquired through the 401(k) Plan.

You should rely only on the information contained in this prospectus supplement and the prospectus. Pioneer Bancorp, Pioneer Bank and the 401(k) Plan have not authorized anyone to provide you with information that is different.

This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. Neither the delivery of this prospectus supplement and the prospectus nor any sale of Pioneer Bancorp Common Stock shall under any circumstances imply that there has been no change in the affairs of Pioneer Bancorp, Pioneer Bank, or the 401(k) Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time after the date of this prospectus supplement.

The date of this prospectus supplement is [DATE].

THE OFFERING

Securities Offered

Pioneer Bancorp is offering participants of the 401(k) Plan the opportunity to purchase participation interests in shares of Common Stock through the 401(k) Plan at the stock offering purchase price of $10.00 per share. A “participation interest” represents your indirect ownership of a share of Pioneer Bancorp Common Stock that is acquired by the 401(k) Plan and is equivalent to one share of Pioneer Bancorp Common Stock. In this prospectus supplement, “participation interests” will be referred to as shares of “Pioneer Bancorp Common Stock.” At the stock offering purchase price of $10.00 per share, the 401(k) Plan may acquire up to 1,527,370 shares of Pioneer Bancorp Common Stock in the stock offering, based on the fair market value of the 401(k) Plan’s assets as of December 31, 2018.

Only employees of Pioneer Bank may become participants in the 401(k) Plan and only participants may purchase Common Stock through the 401(k) Plan. Your investment in shares of Common Stock in connection with the stock offering is subject to the purchase priorities listed below.

Information with regard to the 401(k) Plan is contained in this prospectus supplement and information with regard to the financial condition, results of operations and business of Pioneer Bancorp and Pioneer Bank is contained in the accompanying prospectus. The address of the principal executive office of Pioneer Bancorp, and Pioneer Bank is 652 Albany-Shaker Road, Albany, New York 12211.

All questions about this prospectus supplement should be addressed to Susan Hollister, Executive Vice President and Chief Human Resources Officer at Pioneer Bank; telephone #: (518) 730-3059; email: hollisters@pioneerbanking.com.

Questions about the stock offering, the prospectus, or purchasing Common Stock in the stock offering outside the 401(k) Plan may be directed to the Stock Information Center toll-free, at [sic number] Monday through Friday, 10:00 a.m. through 4:00 p.m., Eastern Time.

Election to Purchase Common Stock	In connection with the stock offering, you may elect to designate a percentage of your 401(k) Plan account balance to be used to purchase shares of Pioneer Bancorp Common Stock in the stock offering. The trustee of the 401(k) Plan will purchase Pioneer Bancorp Common Stock in accordance with your directions. However, such directions are subject to purchase priorities and purchase limitations, as described below.

Purchase Priorities	All Plan participants are eligible to purchase Pioneer Bancorp Common Stock in the offering. However, such directions are subject to the purchase priorities in the Plan of Reorganization, which provides for a subscription offering and a community offering. In the offering, purchase priorities are as follows and apply in case more shares of Pioneer Bancorp Common Stock are ordered than are available for sale (an “oversubscription”):

Subscription Offering:

(1)	Depositors with deposit account(s) at Pioneer Bank with aggregate account balances of at least $100.00 at the close of business on December 31, 2017, get first priority.

(2)	Pioneer Bank’s tax-qualified plans, including the employee stock ownership plan and the 401(k) Plan, get second priority.

(3)	Depositors (other than officers, trustees, and directors of Pioneer Bancorp, MHC and Pioneer Bank) with deposit account(s) at Pioneer Bank with aggregate account balances of at least $100.00 at the close of business on March 31, 2019 who are not in the first priority, get third priority.

(4)	Other depositors with deposit account(s) at Pioneer Bank with aggregate account balances of at least $100.00 at the close of business on May 10, 2019, get fourth priority.

Community Offering:

(5)	Shares of Common Stock not purchased in the subscription offering may be offered for sale to the general public in a “community offering,” with a preference given to natural persons and trusts of natural persons residing in Albany, Greene, Rensselaer, Saratoga, Schenectady and Warren Counties in New York.

If you fall into subscription offering categories (1), (3) or (4), you have subscription rights to purchase Pioneer Bancorp Common Stock in the subscription offering and you may use funds in the 401(k) Plan to pay for the shares of Common Stock. You may also be able to purchase shares of Common Stock in the subscription offering even though you are ineligible to purchase through subscription offering categories (1), (3) or (4) through subscription offering category (2), reserved for its tax-qualified employee plans. If you fall into purchase priority (1), (3) or (4), you will separately receive offering materials in the mail, including a stock order form. You may use the stock order form to purchase shares of Common Stock outside the 401(k) Plan. Please refer to the prospectus for information on how to make such purchases.

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Additionally, instead of (or in addition to) placing an order outside the 401(k) Plan using a stock order form, you may place an order for the purchase of Common Stock through the 401(k) Plan, using the enclosed Special Investment Election Form, to be completed and submitted in the manner described below under “How to Order Common Stock in the Offering.”

Purchase in the Offering and Oversubscriptions	The trustee of the 401(k) Plan will purchase shares of Common Stock in the stock offering based on the designated percentage set forth in your Special Investment Election Form. Specifically, on the second business day following the conclusion of the 401(k) Plan Offering Period (as defined below), each of your current investments within your 401(k) Plan account will be liquidated pro-rata based on your designated percentage, and the proceeds (rounded down to the nearest $10 increment) will be transferred to an interest bearing account held by the 401(k) Plan pending the formal closing of the stock offering several weeks later. At the end of the stock offering period, we will determine whether all, or any portion of, your order will be filled (if the offering is oversubscribed, you may not receive any, or all of, your order, depending on your purchase priority, as described above). The amount that can be used toward your order will be applied to the purchase of shares of Common Stock. Following the formal closing of the stock offering, your purchased shares of Pioneer Bancorp Common Stock will be transferred to the 401(k) Plan and will be reflected in your 401(k) Plan account as soon as practicable thereafter.

In the event the offering is oversubscribed, i.e., there are more orders for Pioneer Bancorp Common Stock than shares available for sale in the stock offering, and the trustee is unable to use the full amount allocated by you to purchase Common Stock in the offering, the amount that cannot be invested in Common Stock, and any interest earned on such amount, will be reinvested in the existing investment funds of the 401(k) Plan, in accordance with your then existing investment elections (in proportion to your investment direction for future contributions). The prospectus describes the allocation procedures in the event of an oversubscription. If you choose not to direct the investment of your 401(k) Plan account balances towards the purchase of Common Stock in the stock offering, your account balances will remain in the investment funds of the 401(k) Plan as previously directed by you.

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Composition of the Pioneer Bancorp Stock Fund	Shares purchased by the 401(k) Plan in the stock offering will be transferred to the 401(k) Plan and held by the Pioneer Bancorp Stock Fund. The Pioneer Bancorp Stock Fund is neither a mutual fund nor a diversified or managed investment option. Rather, it is merely a recordkeeping mechanism established by the 401(k) Plan custodian to track the shares purchased by the participants in the stock offering through the 401(k) Plan. The Pioneer Bancorp Stock Fund will consist solely of shares of Pioneer Bancorp Common Stock purchased by participants in the 401(k) Plan, which will be initially valued at $10.00 per share (i.e., the purchase price).

Following the stock offering, each day the aggregate value of Pioneer Bancorp Stock Fund will be determined by dividing the total market value of the fund at the end of the day by the total number of shares held in the fund by all participants as of the previous day’s end. The change in share value reflects the day’s change in stock price of Pioneer Bancorp Common Stock, and the value of each participation interest should be the same as one share of Pioneer Bancorp Common Stock. Investment in Pioneer Bancorp Common Stock involves risks common to investments in shares of stock. For a discussion of material risks you should consider, see the “Risk Factors” section of the accompanying prospectus and the section of the prospectus supplement called “Notice of Your Rights Concerning Employer Securities” (see below).

The portion of your 401(k) Plan account invested in the Pioneer Bancorp Stock Fund will be reported to you on your regular 401(k) Plan participant statements, which may be accessed through your participant website.

Minimum and Maximum Investment

In connection with the stock offering, the 401(k) Plan will permit you to use up to 100% of your 401(k) Plan account balance for the purchase of Pioneer Bancorp Common Stock in the stock offering.

The trustee of the 401(k) Plan will subscribe for shares of Pioneer Bancorp Common Stock offered for sale in the stock offering, in accordance with each participant’s direction. The trustee will pay $10.00 per share, which will be the same price paid by all other persons who purchase shares in the stock offering. In order to purchase Pioneer Bancorp Common Stock through the 401(k) Plan, the minimum investment is $250, which will purchase 25 shares. No individual may purchase more than $150,000 (15,000 shares) of Pioneer Bancorp Common Stock. Furthermore, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than $300,000 (30,000 shares) of Pioneer Bancorp Common Stock in all categories of the stock offering combined. Please see the prospectus for further details regarding additional maximum purchase limits for investors in the stock offering.

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Value of Plan Assets

As of December 31, 2018, the market value of the assets of the 401(k) Plan was approximately $15,273,695, 100 percent of which is eligible to purchase Pioneer Bancorp Common Stock in the stock offering.

How to Order Common Stock in the Offering	Enclosed is a Special Investment Election Form on which you can elect to purchase Pioneer Bancorp Common Stock in the stock offering through the 401(k) Plan. This is done by following the procedures described below. Please note the following stipulations concerning this election:

	•	You can designate a percentage (up to 100%) of your total 401(k) Plan account balance on your Special Investment Election Form to purchase Pioneer Bancorp Common Stock.

	•	Your election is subject to a minimum purchase of 25 shares, which equals $250.

	•	Your election, plus any order you placed outside the 401(k) Plan, are together subject to a maximum purchase limit of no more than 15,000 shares of Pioneer Bancorp Common Stock, which equals $150,000. The prospectus describes an additional purchase limitation of 30,000 shares of Pioneer Bancorp Common Stock, which equals $300,000, for an individual, together with associates or persons acting in concert with such individual.

	•	The election period for the 401(k) Plan opens May 24, 2019 and closes 4:00 p.m., Eastern Time, on June 11, 2019 (the “401(k) Plan Offering Period”).

	•	During the stock offering period, you will continue to have the ability to transfer amounts that are not directed to purchase Pioneer Bancorp Common Stock among all other investment funds. However, you will not be permitted to change the investment amounts that you designated to be used to purchase Pioneer Bancorp Common Stock on your Special Investment Election Form.

	•	As soon as practicable following the 401(k) Plan Offering Period, the 401(k) Plan trustee will sell, on a pro-rata basis, a percentage of each of your investment funds within your 401(k) Plan account based on the percentage designated in your Special Investment Election Form. You cannot choose the particular investment fund that will be liquidated to fund the stock purchase. Thereafter, the proceeds (rounded down to the nearest $10.00 increment) will be transferred to an interest bearing account held by the 401(k) Plan pending the formal closing of the stock offering several weeks after the 401(k) Plan Offering Period. Therefore, this money will not be available for distributions, loans or withdrawals until it is used to purchase Pioneer Bancorp Common Stock.

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• Following the completion of the stock offering, your purchased shares of Pioneer Bancorp Common stock will be reflected in your 401(k) Plan account through the Pioneer Bancorp Stock Fund.

If you wish to purchase Pioneer Bancorp Common Stock in the stock offering through the 401(k) Plan, you should indicate that on your Special Investment Election Form.

If you do not wish to make an election, you should check box D on the Special Investment Election Form and return the form either using the self-addressed pre-paid envelope, by faxing it to (518) 730-3059, or by delivering it in person or by email at hollisters@pioneerbanking.com, to Susan Hollister, Executive Vice President and Chief Human Resources Officer at Pioneer Bank, 652 Albany-Shaker Road, Albany, New York 12211, no later than 4:00 p.m., Eastern Time, on [expiration day, date].

Special Investment Election Form Delivery Deadline

If you wish to purchase Pioneer Bancorp Common Stock with a portion of your Plan account balance, you must return you Special Investment Election Form to Susan Hollister at Pioneer Bank, 652 Albany-Shaker Road, Albany, New York 12211 or by faxing it to (518) 730-3059, to be received no later than 4:00 p.m., Eastern Time, on [expiration day, date]. You may return your Special Investment Election Form by hand delivery, mail using the self-addressed pre-paid envelope, email (sending it to hollisters@pioneerbanking.com) or by faxing it so long as it is returned by the time specified.

Irrevocability of Transfer Direction	Once you make an election to transfer amounts in your Plan account to be used to purchase shares of Pioneer Bancorp Common Stock in connection with the stock offering, you may not change your election. Your election is irrevocable. You will, however, continue to have the ability to transfer amounts not directed towards the purchase of shares of Pioneer Bancorp Common Stock among all of the other investment funds in the 401(k) Plan on a daily basis.

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Future Direction to Purchase and Sell Common Stock

You will be able to purchase Pioneer Bancorp Common Stock after the stock offering through the 401(k) Plan by investing your future contributions through the Pioneer Bancorp Stock Fund. You will also be able to sell your interest in the Pioneer Bancorp Stock Fund (subject to the restrictions below).

After the stock offering, to the extent that shares are available, the trustee of the 401(k) Plan will acquire shares of Pioneer Bancorp Common Stock at your election in open market transactions at the prevailing price, which may be less than or more than $10.00 per share. You may change your investment allocation on a daily basis. However, please be advised that your ability to buy or sell Pioneer Bancorp Common Stock within the 401(k) Plan largely depends upon the existence of an active market for the stock. If Pioneer Bancorp Common Stock is illiquid (meaning there are a low number of buyers and sellers of the stock) on the date you elect to buy or sell Pioneer Bancorp Common Stock within the 401(k) Plan, your election may not be immediately processed. As a result, the prevailing price for Pioneer Bancorp Common Stock may be less than or more than its fair market value on the date of your election.

Special restrictions may apply to purchasing shares of Pioneer Bancorp Common Stock by the participants who are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, relating to the purchase and sale of securities by officers, directors and principal stockholders of Pioneer Bancorp.

Please note that if you are an officer of Pioneer Bank that is restricted by the regulations of the Board of Governors of the Federal Reserve System from selling shares of Pioneer Bancorp, Common Stock acquired in the stock offering for one year, the Pioneer Bancorp Common Stock that you purchased in the stock offering will not be tradable until the one-year trading restriction has lapsed.

Voting Rights of Common Stock	The 401(k) Plan provides that you may direct the trustee as to how to vote your shares of Pioneer Bancorp Common stock held in the Pioneer Bancorp Stock Fund. If the trustee does not receive your voting instructions, the trustee will be directed by Pioneer Bank to vote your shares in the same proportion as the voting instructions received from other participants related to their shares of Pioneer Bancorp Common Stock held by the 401(k) Plan, provided that such vote is made in accordance with the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). All voting instructions will be kept confidential.

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DESCRIPTION OF THE PLAN

Introduction

Pioneer Bank originally adopted the Pioneer Bank 401(k) Savings Plan (the “401(k) Plan”) effective as of January 1, 1990. The 401(k) Plan is a tax-qualified plan with a cash or deferred compensation feature established in accordance with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”).

Pioneer Bank intends that the 401(k) Plan, in operation, will comply with the requirements under Section 401(a) and Section 401(k) of the Code. Pioneer Bank will adopt any amendments to the 401(k) Plan that may be necessary to ensure the continuing qualified status of the 401(k) Plan under the Code and applicable Treasury Regulations.

Employee Retirement Income Security Act (“ERISA”). The Plan is an “individual account plan” other than a “money purchase pension plan” within the meaning of ERISA. As such, the 401(k) Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Code Relating to Retirement Plans) of ERISA, except for the funding requirements contained in Part 3 of Title I of ERISA which by their terms do not apply to an individual account plan (other than a money purchase plan). The Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. The funding requirements contained in Title IV of ERISA are not applicable to participants or beneficiaries under the 401(k) Plan.

Reference to Full Text of Plan. The following portions of this prospectus supplement summarize certain provisions of the 401(k) Plan. They are not complete and are qualified in their entirety by the full text of the 401(k) Plan. Copies of the 401(k) Plan are available to all employees by filing a request with the 401(k) Plan administrator c/o Pioneer Bank, Attn: Susan Hollister. You are urged to read carefully the full text of the 401(k) Plan.

Eligibility and Participation

Employees who are at least age 21 and have worked for Pioneer Bank for at least three months are eligible to enter the 401(k) Plan on the first day of the next month following the date on which the employee meets the eligibility requirements. All employees except for union employees, leased employees, and employees who are not classified as salaried or commission-paid employees are eligible to participate in the 401(k) Plan upon meeting the eligibility requirements. The Plan Year is January 1 to December 31.

As of December 31, 2018, there were approximately 239 employees and former employees eligible to participate in the 401(k) Plan.

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Contributions Under the Plan

Salary Deferrals. Eligible employees will automatically have 6% of their salary deferred as a pre-tax contribution; however, you may elect to change or stop this automatic deferral at any time. You are permitted to defer, on a pre-tax basis, up to 100% of your compensation, subject to certain restrictions imposed by the Code, and to have that amount contributed to the 401(k) Plan on your behalf. You may further elect to designate your salary deferrals as pre-tax contributions or after-tax Roth contributions. For purposes of the 401(k) Plan, “compensation” means your total wages received from Pioneer Bank, with all pre-tax contributions added. “Compensation” includes your total taxable wages or salary, including any salary deferrals under the 401(k) Plan or any other pre-tax salary reduction contributions you may make to any other plans maintained by Pioneer Bank. In 2019, the annual compensation of each participant taken into account under the 401(k) Plan is limited to $280,000. (Limits established by the Internal Revenue Service are subject to increase pursuant to an annual cost-of-living adjustment, as permitted by the Code). You may elect to modify the amount contributed to the 401(k) Plan by filing a new elective deferral agreement with the 401(k) Plan administrator at the beginning of the next payroll period.

Employer Matching Contributions. Pioneer Bank will make matching contributions to the 401(k) Plan, equal to 100% of the amount contributed for the first 1% of the participant’s plan compensation, plus 50% of the amount contributed between 1% and 6% of the participant’s plan compensation.

Discretionary Employer Contributions. Pioneer Bank may make discretionary employer contributions to the 401(k) Plan.

Qualified Non-Elective Contributions. Pioneer Bank may also make discretionary qualified non-elective contributions (“QNEC”) to the 401(k) Plan. You will be automatically 100% vested in any QNECs.

Rollover Contributions. You are permitted to make rollover contributions to the 401(k) Plan.

Limitations on Contributions

Limitations on Employee Salary Deferrals. For the Plan Year beginning January 1, 2019, the amount of your before-tax contributions may not exceed $19,000 per calendar year. In addition, if you are at least 50 years old in 2019, you will be able to make a “catch-up” contribution of up to $6,000 in addition to the $19,000 limit. The “catch-up” contribution limit may be adjusted periodically by law, based on changes in the cost of living. Contributions in excess of these limits, as applicable to you, are known as excess deferrals. If you defer amounts in excess of these limitations, as applicable to you, your gross income for federal income tax purposes will include the excess in the year of the deferral. In addition, unless the excess deferral is distributed before April 15 of the following year, it will be taxed again in the year distributed. Income on the excess deferral distributed by April 15 of the immediately succeeding year will be treated, for federal income tax purposes, as earned and received by you in the tax year in which the contribution is made.

Contribution Limit. Generally, the law imposes a maximum limit on the amount of contributions you may receive under the 401(k) Plan. This limit applies to all contributions to the 401(k) Plan, including your salary deferrals and all other employer contributions made on your behalf during the year, excluding earnings and any transfers/rollovers. For the Plan Year beginning January 1, 2019, this total cannot exceed the lesser of $56,000 or 100% of your annual base compensation.

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Benefits Under the Plan

Vesting. At all times, you have a fully vested, nonforfeitable interest in the salary deferrals you have made to the 401(k) Plan and in any employer safe harbor contributions made to your 401(k) Account by Pioneer Bank. Employer contributions (except for QNECs and safe harbor contributions) are subject to a six-year vesting schedule such that the first 20% of your account attributable to employer matching and employer discretionary contributions after two years of service and an additional 20% each year thereafter until fully vested after six years. In the event of your death, disability or attainment of the early retirement age (the earlier of (1) attainment of age 60 and the completion of 20 years of service; or (2) the completion of 30 years of service), your employer contributions would immediately become 100% vested.

Withdrawals and Distributions from the Plan

Applicable federal law requires the 401(k) Plan to impose substantial restrictions on the right of a Plan participant to withdraw amounts held for his or her benefit under the 401(k) Plan prior to the participant’s termination of employment with the employer.

Withdrawals upon Termination. You may request a distribution from your account following your termination of employment. Following your termination, you may elect to leave your account balance in the 401(k) Plan and defer commencement of receipt of your vested balance until no later than April 1 of the calendar year following the calendar year in which you attain age 70½. Notwithstanding the foregoing, if the value of your vested account balance does not exceed $1,000, your vested account balance will be distributed from the 401(k) Plan, whether or not you consent.

Withdrawal upon Disability. If you are disabled in accordance with the definition of disability under the 401(k) Plan, you will be entitled to the same withdrawal rights as if you had terminated your employment.

Withdrawal upon Death. If you die while you are a participant in the 401(k) Plan, the value of your entire account will be payable to your beneficiary in accordance with the 401(k) Plan.

In-Service Distribution. While employed, you are eligible to receive an in-service distribution from your account after your attainment of age 59½. However, you will be eligible to request a distribution of your rollover contributions at any time.

Hardship. In the event you incur a financial hardship, you may request an in-service withdrawal of a portion of your Plan account attributable to your salary deferrals.

Participant Loans. Participant loans are allowed in accordance with the 401(k) Plan’s participant loan procedures.

Form of Distribution. You may elect to have your benefits under the 401(k) Plan distributed to you or your beneficiary in a single lump-sum payment or in equal annual installments over a set number of years.

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Investment of Contributions and Account Balances

All amounts credited to your accounts under the 401(k) Plan are held in the 401(k) Plan trust, which is administered by the trustee of the 401(k) Plan. Prior to the effective date of the stock offering, you are currently provided the opportunity to direct the investment of your account into one of the following investment options:

1.	Dodge & Cox Income Fund
2.	Vanguard Target Retirement Income Inv.
3.	Vanguard Target Retirement 2015 Inv.
4.	Vanguard Target Retirement 2020 Inv.
5.	Vanguard Target Retirement 2025 Inv.
6.	Vanguard Target Retirement 2030 Inv.
7.	Vanguard Target Retirement 2035 Inv.
8.	Vanguard Target Retirement 2040 Inv.
9.	Vanguard Target Retirement 2045 Inv.
10.	Vanguard Target Retirement 2050 Inv.
11.	Vanguard Target Retirement 2055 Inv.
12.	Vanguard Target Retirement 2060 Inv.
13.	Vanguard Target Retirement 2065 Inv.
14.	Vanguard 500 Index Admiral
15.	MFS Value R6
16.	T. Rowe Price Blue Chip Growth I
17.	Vanguard Mid Cap Index Admiral
18.	DFA US Small Cap I
19.	American Funds Europacific Growth R6

In connection with the stock offering, the 401(k) Plan now provides that in addition to the investment options specified above, you may direct the trustee, or its representative, to invest a portion of your account in shares of Pioneer Bancorp Common Stock.

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Performance History and Description of Funds

The following provides performance data with respect to the investment options available under the 401(k) Plan:

	Performance as of December 31, 2018
Fund (1)	Total Return YTD (%)	Total Return 1 Yr (%)	Total Return Annualized 3 Yrs (%)	Total Return Annualized 5 Yrs (%)	Total Return Annualized 10 Yrs (%)

Dodge & Cox Income Fund	(0.33)	(0.33)	3.18	2.87	5.01
Vanguard Target Retirement Income Inv	(1.99)	(1.99)	3.82	3.35	5.92
Vanguard Target Retirement 2015 Inv	(2.97)	(2.97)	4.72	4.03	7.84
Vanguard Target Retirement 2020 Inv	(4.24)	(4.24)	5.32	4.45	8.53
Vanguard Target Retirement 2025 Inv	(5.15)	(5.15)	5.73	4.66	9.06
Vanguard Target Retirement 2030 Inv	(5.86)	(5.86)	6.07	4.82	9.57
Vanguard Target Retirement 2035 Inv	(6.58)	(6.58)	6.41	4.99	10.04
Vanguard Target Retirement 2040 Inv	(7.32)	(7.32)	6.75	5.10	10.26
Vanguard Target Retirement 2045 Inv	(7.90)	(7.90)	6.78	5.13	10.26
Vanguard Target Retirement 2050 Inv	(7.90)	(7.90)	6.77	5.12	10.27
Vanguard Target Retirement 2055 Inv	(7.89)	(7.89)	6.77	5.10	—
Vanguard Target Retirement 2060 Inv	(7.87)	(7.87)	6.76	5.10	—
Vanguard Target Retirement 2065 Inv	(7.95)	(7.95)	—	—	—
Vanguard 500 Index Admiral	(4.43)	(4.43)	9.22	8.46	13.10
MFS Value R6	(9.78)	(9.78)	6.71	6.01	11.07
T. Rowe Price Blue Chip Growth I	2.14	2.14	12.19	11.39	17.09
Vanguard Mid Cap Index Admiral	(9.23)	(9.23)	6.38	6.21	13.87
DFA US Small Cap I	(13.13)	(13.13)	6.17	3.87	13.39
American Funds Europacific Growth R6	(14.91)	(14.91)	4.08	1.86	7.69

(1)	Past performance does not guarantee future results. The value of an investment will vary so that an investor’s shares, when redeemed, may be worth less than their original value.

The following is a description of each of the 401(k) Plan’s investment funds and other investments:

Qualified Default Investment Alternative (“QDIA”). For participants who are automatically enrolled in the 401(k) Plan, or otherwise fail to direct how their plan contributions are to be invested, contribution amounts will be invested in the 401(k) Plan’s QDIA until such time as the participant provides investment direction. The 401(k) Plan’s default investment alternative is the Vanguard Target Retirement Fund series as described below. The specific fund selected for a given participant will be the fund which coincides with or next follows the year in which the participant will attain age 65. See the 401(k) Plan’s Annual QDIA Notice for more information.

Dodge & Cox Income Fund (DODIX). This fixed-income fund seeks a high and stable rate of current income, consistent with long-term preservation of capital. A secondary objective is to take advantage of opportunities to realize capital appreciation. Debt securities in which the fund may invest include government and government-related obligations, mortgage- and asset-backed securities, corporate and municipal bonds, and other debt securities, and may include fixed and floating rate instruments. A maximum of 20% of the fund’s total assets may be invested in debt obligations rated below investment grade.

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Vanguard Target Retirement Funds Investor Series. These funds seek to provide capital appreciation and current income consistent with their current asset allocation. The funds in the series use a simple fund of funds structure, investing in Vanguard index funds, to seek to build an appropriate asset allocation from preselected stock and bond portfolios. Vanguard uses an asset allocation strategy designed for investors planning to retire and leave the work force in or within a few years of the target retirement year. The funds are offered in five year increments. The funds’ asset allocation will become more conservative over time. Within seven years after the target retirement year, each fund’s asset allocation will resemble and then merge into the Retirement Income Fund, which has the most conservative allocation of the series as the endpoint of the glide path. The funds’ indirect stock holdings consist substantially of large-cap U.S. stocks and, to a lesser extent, mid- and small-cap U.S. stocks and international stocks. Their indirect bond holdings are a diversified mix of investment-grade taxable U.S. government, U.S. agency, and corporate bonds, as well as inflation-protected and mortgage-backed securities.

Vanguard 500 Index Fund Admiral (VIFAX). This is a large-cap core fund. The fund seeks investment results that correspond to the total return (i.e., the combination of capital changes and income) of common stocks publicly traded in the United States, as represented by the Standard & Poor's 500 Index (S&P 500), while keeping transaction cost and other expenses low.

MFS Value Fund R6 (MEIKX). This is a large value equity fund that seeks capital appreciation and invests in undervalued, high-quality companies, generally with larger market capitalizations. The fund seeks to manage risk by focusing on companies with characteristics such as low price-to-earnings ratios or high dividend yields.

T. Rowe Price Blue Chip Growth Fund I (TBCIX). This large growth fund seeks long-term growth of capital by investing primarily in common stocks of well-established large and medium-sized companies. Income is a secondary objective. The fund invests in common stocks of large and medium-sized blue chip companies that exhibit sustainable earnings growth, strong management, and leading market positions.

Vanguard Mid-Cap Index Fund Admiral (VIMAX). This is a mid-cap core fund. The fund seeks to track the performance of a benchmark index that measures the investment return of mid-capitalization stocks. The fund employs a ”passive management”—or indexing—investment approach designed to track the performance of the CRSP US Mid Cap Index, a broadly diversified index of stocks of medium-size U.S. companies. The fund attempts to replicate the target index by investing all, or substantially all, of its assets in the stocks that make up the index, holding each stock in approximately the same proportion as its weighting within the index.

DFA US Small Cap Portfolio (DFSTX). The investment seeks long-term capital appreciation. The fund, using a market capitalization weighted approach, purchases a broad and diverse group of readily marketable securities of U.S. small cap companies. A company’s market capitalization is the number of its shares outstanding times its price per share. In general, the higher the relative market capitalization of the U.S. small cap company, the greater its representation in the Portfolio.

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American Funds EuroPacific Growth Fund R6 (RERGX). This is an international (non-U.S.) large-cap growth equity fund and seeks to provide long-term growth of capital by investing in companies based outside the United States. The fund invests in strong, growing companies based chiefly in Europe and the Pacific Basin, ranging from small firms to large Corporations. The fund invests primarily in common and preferred stocks, convertibles, American Depositary Receipts, European Depositary Receipts, bonds and cash. Normally, at least 80% of assets must be invested in securities of issuers domiciled in Europe or the Pacific Basin.

Investors should carefully consider a mutual fund's investment objectives, risks, charges, and expenses prior to investing. A prospectus, or summary prospectus if available, containing this and other information can be obtained by contacting the 401(k) Plan administrator. Read the prospectus carefully before investing.

Before directing retirement funds to a separate account, investors should carefully consider the investment objectives, risks, charges, and expenses of the separate account as well as their individual risk tolerance, time horizon and goals. For additional information, contact the 401(k) Plan administrator.

Pioneer Bancorp Common Stock. In connection with the stock offering, you may, in the manner described earlier, direct the trustee to invest all or a portion of your 401(k) Plan account in Pioneer Bancorp Common Stock. The trustee will use all amounts elected by participants to acquire shares of Pioneer Bancorp Common Stock in the reorganization and common stock offering. Your purchased shares will be held within the 401(k) Plan by the Pioneer Bancorp Stock Fund. The Pioneer Bancorp Stock Fund is neither a mutual fund nor a diversified or managed investment option. Rather, it is merely a recordkeeping mechanism established by the 401(k) Plan custodian to track the shares purchased by the participants in the stock offering through the 401(k) Plan. The Pioneer Bancorp Stock Fund will consist solely of shares of Pioneer Bancorp Common Stock purchased by participants in the 401(k) Plan, which will be initially valued at $10.00 per share (i.e., the purchase price). Your interest in the Pioneer Bancorp Stock Fund will be denominated in shares of Common Stock.

As of the date of this prospectus supplement, there is no established market for Pioneer Bancorp Common Stock. Accordingly, there is no record of the historical performance of the Pioneer Bancorp Stock Fund. Performance of the Pioneer Bancorp Stock Fund depends on a number of factors, including the financial condition and profitability of Pioneer Bancorp and Pioneer Bank and market conditions for shares of Pioneer Bancorp Common Stock generally.

Investment in Pioneer Bancorp Common Stock involves risks common to investments in the shares of stock. For a discussion of material risks you should consider, see “Risk Factors” section of the accompanying prospectus and the section of the prospectus supplement called “Notice of Your Rights Concerning Employer Securities” (see below).

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You may elect to have both past contributions and earnings, as well as future contributions to your account invested among the options listed above, including the Pioneer Bancorp Stock Fund. Transfers of past contributions and the earnings thereon do not affect the investment mix of future contributions. You may change your investment directions at any time.

An investment in any of the investment options listed above is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. As with any investment option, there is always a risk that you may lose money on your investment in any of the investment options listed above.

Administration of the Plan

The Trustee and Custodian. Pentegra Trust Company serves as trustee of, and Reliance Trust Company as custodian for all the investment funds under, the 401(k) Plan.

Plan Administrator. Pursuant to the terms of the 401(k) Plan, the 401(k) Plan is administered by the Benefits Committee of Pioneer Bank. The address of the 401(k) Plan administrator is Pioneer Bank, 652 Albany-Shaker Road, Albany, New York, 12211, telephone number is (518) 730-3000. The 401(k) Plan administrator is responsible for the administration of the 401(k) Plan, interpretation of the provisions of the 401(k) Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the 401(k) Plan, maintenance of Plan records, books of account and all other data necessary for the proper administration of the 401(k) Plan, preparation and filing of all returns and reports relating to the 401(k) Plan which are required to be filed with the U.S. Department of Labor and the Internal Revenue Service, and for all disclosures required to be made to participants, beneficiaries and others under Sections 104 and 105 of ERISA.

Reports to Plan Participants. The 401(k) Plan administrator will furnish you a statement at least quarterly showing the balance in your account as of the end of that period, the amount of contributions allocated to your account for that period, and any adjustments to your account to reflect earnings or losses (if any).

Amendment and Termination

It is the intention of Pioneer Bank to continue the 401(k) Plan indefinitely. Nevertheless, Pioneer Bank may terminate the 401(k) Plan at any time. If the 401(k) Plan is terminated in whole or in part, then regardless of other provisions in the 401(k) Plan, you will have a fully vested interest in your accounts. Pioneer Bank reserves the right to make any amendment or amendments to the 401(k) Plan which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that Pioneer Bank may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA.

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Merger, Consolidation or Transfer

In the event of the merger or consolidation of the 401(k) Plan with another plan, or the transfer of the trust assets to another plan, the 401(k) Plan requires that you would, if either the 401(k) Plan or the other plan terminates, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit you would have been entitled to receive immediately before the merger, consolidation or transfer, if the 401(k) Plan had then terminated.

Federal Income Tax Consequences

The following is a brief summary of the material federal income tax aspects of the 401(k) Plan. You should not rely on this summary as a complete or definitive description of the material federal income tax consequences relating to the 401(k) Plan. Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. Please consult your tax advisor with respect to any distribution from the 401(k) Plan and transactions involving the 401(k) Plan.

As a “tax-qualified retirement plan,” the Code affords the 401(k) Plan special tax treatment, including:

(1)	the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the 401(k) Plan each year;

(2)	participants pay no current income tax on amounts contributed by the employer on their behalf; and

(3)	earnings of the 401(k) Plan are tax-deferred, thereby permitting the tax-free accumulation of income and gains on investments.

Pioneer Bank will administer the 401(k) Plan to comply with the requirements of the Code as of the applicable effective date of any change in the law.

Lump-Sum Distribution. A distribution from the 401(k) Plan to a participant or the beneficiary of a participant will qualify as a lump-sum distribution if it is made within one taxable year, on account of the participant’s death, disability or separation from service, or after the participant attains age 59½, and consists of the balance credited to participants under the 401(k) Plan and all other profit sharing plans, if any, maintained by Pioneer Bank. The portion of any lump-sum distribution required to be included in your taxable income for federal income tax purposes consists of the entire amount of the lump-sum distribution, less the amount of after-tax contributions, if any, you have made to this Plan and any other profit sharing plans maintained by Pioneer Bank, which is included in the distribution.

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Pioneer Bancorp Common Stock Included in Lump-Sum Distribution. If a lump-sum distribution includes Pioneer Bancorp Common Stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount may be reduced by the amount of any net unrealized appreciation with respect to Pioneer Bancorp Common Stock; that is, the excess of the value of Pioneer Bancorp at the time of the distribution over its cost or other basis of the securities to the trust. The tax basis of Pioneer Bancorp Common Stock, for purposes of computing gain or loss on its subsequent sale, equals the value of Pioneer Bancorp Common Stock at the time of distribution, less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of Pioneer Bancorp Common Stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will constitute long-term capital gain, regardless of the holding period of Pioneer Bancorp Common Stock. Any gain on a subsequent sale or other taxable disposition of Pioneer Bancorp Common Stock, in excess of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution, to the extent allowed by regulations to be issued by the Internal Revenue Service.

Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. You may roll over virtually all distributions from the 401(k) Plan to another qualified plan or to an individual retirement account in accordance with the terms of the other plan or account.

Notice of Your Rights Concerning Employer Securities.

Federal law provides specific rights concerning investments in employer securities. Because you may in the future have investments in Pioneer Bancorp Common Stock under the 401(k) Plan, you should take the time to read the following information carefully.

Your Rights Concerning Employer Securities. The Plan must allow you to elect to move any portion of your account that is invested in Pioneer Bancorp Common Stock from that investment into other investment alternatives under the 401(k) Plan. You may contact the 401(k) Plan administrator shown above for specific information regarding this right, including how to make this election. In deciding whether to exercise this right, you will want to give careful consideration to the information below that describes the importance of diversification. All of the investment options under the 401(k) Plan are available to you if you decide to diversify out of your investment in Pioneer Bancorp Common Stock.

The Importance of Diversifying Your Retirement Savings. To help achieve long-term retirement security, you should give careful consideration to the benefits of a well-balanced and diversified investment portfolio. Spreading your assets among different types of investments can help you achieve a favorable rate of return, while minimizing your overall risk of losing money. This is because market or other economic conditions that cause one category of assets, or one particular security, to perform very well often cause another asset category, or another particular security, to perform poorly. If you invest more than 20% of your retirement savings in any one company or industry, your savings may not be properly diversified. Although diversification is not a guarantee against loss, it is an effective strategy to help you manage investment risk.

In deciding how to invest your retirement savings, you should take into account all of your assets, including any retirement savings outside of the 401(k) Plan. No single approach is right for everyone because, among other factors, individuals have different financial goals, different time horizons for meeting their goals, and different tolerance for risk. Therefore, you should carefully consider the rights described here and how these rights affect the amount of money that you invest in employer common stock through the 401(k) Plan.

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It is also important to periodically review your investment portfolio, your investment objectives, and the investment options under the 401(k) Plan to help ensure that your retirement savings will meet your retirement goals.

Additional Employee Retirement Income Security Act (“ERISA”) Considerations

As noted above, the 401(k) Plan is subject to certain provisions of ERISA, including special provisions relating to control over the 401(k) Plan’s assets by participants and beneficiaries. The Plan’s feature that allows you to direct the investment of your account balances is intended to satisfy the requirements of Section 404(c) of ERISA relating to control over plan assets by a participant or beneficiary. The effect of this is two-fold. First, you will not be deemed a “fiduciary” because of your exercise of investment discretion. Second, no person who otherwise is a fiduciary, such as Pioneer Bank, the 401(k) Plan administrator, or the 401(k) Plan’s trustee is liable under the fiduciary responsibility provision of ERISA for any loss which results from your exercise of control over the assets in your Plan account.

Because you will be entitled to invest all or a portion of your account balance in the 401(k) Plan in Pioneer Bancorp Common Stock, the regulations under Section 404(c) of the ERISA require that the 401(k) Plan establish procedures that ensure the confidentiality of your decision to purchase, hold, or sell employer securities, except to the extent that disclosure of such information is necessary to comply with federal or state laws not preempted by ERISA. These regulations also require that your exercise of voting and similar rights with respect to Pioneer Bancorp Common Stock be conducted in a way that ensures the confidentiality of your exercise of these rights.

Securities and Exchange Commission Reporting and Short-Swing Profit Liability

Section 16 of the Securities Exchange Act of 1934 imposes reporting and liability requirements on officers, directors, and persons beneficially owning more than 10% of public companies such as Pioneer Bancorp. Section 16(a) of the Securities Exchange Act of 1934 requires the filing of reports of beneficial ownership. Within 10 days of becoming an officer, director or person beneficially owning more than 10% of the shares of Pioneer Bancorp, a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission. Changes in beneficial ownership, such as purchases, sales and gifts generally must be reported periodically, either on a Form 4 within two business days after the change occurs, or annually on a Form 5 within 45 days after the close of Pioneer Bancorp’s fiscal year. Discretionary transactions in and beneficial ownership of Pioneer Bancorp Common Stock by officers, directors and persons beneficially owning more than 10% of Pioneer Bancorp Common Stock generally must be reported to the Securities and Exchange Commission by such individuals.

In addition to the reporting requirements described above, Section 16(b) of the Securities Exchange Act of 1934, as amended, provides for the recovery by Pioneer Bancorp of profits realized by an officer, director or any person beneficially owning more than 10% of Pioneer Bancorp Common Stock resulting from non-exempt purchases and sales of Pioneer Bancorp Common Stock within any six-month period.

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The Securities and Exchange Commission has adopted rules that provide exemptions from the profit recovery provisions of Section 16(b) for all transactions in employer securities within an employee benefit plan, provided certain requirements are met. These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of Section 16(b) persons.

Except for distributions of Pioneer Bancorp Common Stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons affected by Section 16(b) are required to hold shares of Pioneer Bancorp Common Stock distributed from the 401(k) Plan for six months following such distribution and are prohibited from directing additional purchases of Pioneer Bancorp Common Stock for six months after receiving such a distribution.

Financial Information Regarding Plan Assets

Financial information representing the net assets available for Plan benefits and the change in net assets available for Plan benefits at December 31, 2018, is available upon written request to the 401(k) Plan administrator at the address shown above.

LEGAL OPINION

The validity of the issuance of Pioneer Bancorp Common Stock has been passed upon by Luse Gorman, PC, Washington, D.C., which firm acted as special counsel to Pioneer Bank in connection with Pioneer Bancorp’s stock offering.

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PROSPECTUS

(Proposed Holding Company for Pioneer Bank)

Up to 9,713,393 Shares of Common Stock

(Subject to increase to up to 11,170,402 Shares)

Pioneer Bancorp, Inc., a Maryland corporation, is offering up to 9,713,393 shares of its common stock for sale at $10.00 per share on a best efforts basis as part of the reorganization of Pioneer Savings Bank (“Pioneer Bank”), a New York-chartered savings bank, from a mutual savings bank (meaning no stockholders) into the “two-tier” mutual holding company structure. In connection with the sale of our common stock, we intend to contribute 2% of the outstanding shares of common stock of Pioneer Bancorp, Inc. and $250,000 in cash to our charitable foundation. Pioneer Bancorp, Inc. has never offered common stock for sale to the public and, as a result, currently there is no trading market for our common stock. We expect to list our common stock on the Nasdaq Capital Market under the symbol “PBFS.” We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012.

The shares of common stock being offered, including shares issued to the charitable foundation, represent 45% of our shares of common stock that will be outstanding upon completion of the stock offering. After the stock offering, 55% of our outstanding shares of common stock will be owned by our new mutual holding company parent, Pioneer Bancorp, MHC, a New York-chartered mutual holding company. These percentages will not be affected by the number of shares we sell in the stock offering. We must sell a minimum of 7,179,465 shares to complete the stock offering, and we will terminate the stock offering if we do not sell the minimum number of shares. We may sell up to 11,170,402 shares because of changes in market conditions without resoliciting subscribers.

The shares of common stock are first being offered in a subscription offering to eligible depositors of Pioneer Bank and to Pioneer Bank’s tax-qualified employee benefit plans. Shares not purchased in the subscription offering may be offered for sale to the general public in a community offering, with a preference given to residents of the communities served by Pioneer Bank. Any shares of common stock not purchased in the subscription or community offerings may be offered for sale to the public in a syndicated offering through a syndicate of broker-dealers. The syndicated offering may begin before the subscription and community offerings (including any extensions) have ended. However, shares purchased in the subscription offering or the community offering will not be issued until the completion of any syndicated community offering. The subscription, community, and syndicated community offerings are collectively referred to as the “offering.”

The minimum order is 25 shares of common stock. Generally, no individual may purchase more than 15,000 shares of common stock, and no individual or other person, along with their associates and those with whom they are acting in concert, may purchase more than 30,000 shares of common stock. The subscription and community offerings are expected to expire at 5:00 p.m., Eastern Time, on June 18, 2019. We may extend this expiration time and date, without notice to you, until August 2, 2019. Once submitted, stock orders are irrevocable unless the subscription and community offerings are terminated or extended, with regulatory approval, beyond August 2, 2019, or the number of shares of common stock offered for sale is increased to more than 11,170,402 shares or decreased to less than 7,179,465 shares. If the subscription and community offerings are extended beyond August 2, 2019, we will notify all subscribers and give them an opportunity to confirm, change or cancel their orders. If you do not respond to this notice, we will promptly return your funds with interest or cancel your deposit account withdrawal authorization. If the number of shares to be sold in the offering is increased to more than 11,170,402 shares or decreased to less than 7,179,465 shares, we will resolicit subscribers, and all funds delivered to us to purchase shares of common stock in the subscription and community offerings will be returned promptly with interest. Funds received in the subscription and the community offerings will be held in a segregated account at Pioneer Bank and will earn interest at 0.05% per annum until completion or termination of the offering.

Sandler O’Neill & Partners, L.P. is assisting us in selling the shares on a best efforts basis in the subscription and community offerings, and will serve as sole manager for any syndicated community offering. Sandler O’Neill & Partners, L.P. is not required to purchase any shares of common stock that are sold in the subscription offering, community offering or syndicated community offering.

OFFERING SUMMARY

Price: $10.00 per Share

	Minimum	Midpoint	Maximum	Adjusted Maximum
Number of shares	7,179,465	8,446,429	9,713,393	11,170,402
Gross offering proceeds	$71,794,650	$84,464,290	$97,133,930	$111,704,020
Estimated offering expenses, excluding selling agent fees and expenses	$1,469,500	$1,469,500	$1,469,500	$1,469,500
Selling agent fees and expenses (1)	$638,497	$753,643	$868,789	$1,001,208
Estimated net proceeds	$69,686,654	$82,241,147	$94,795,641	$109,233,312
Estimated net proceeds per share	$9.71	$9.74	$9.76	$9.78

(1)	Assumes all shares are sold in the subscription and community offerings and includes reimbursement of selling agent’s expenses. See “Pro Forma Data” and “The Reorganization and Offering—Plan of Distribution; Selling Agent Compensation” for information regarding compensation to be received by Sandler O’Neill & Partners, L.P. in the subscription and community offerings and the compensation to be received by Sandler O’Neill & Partners, L.P. and other participating broker-dealers in the syndicated offering. If all shares are sold in the syndicated offering, excluding those purchased by our insiders and by our employee stock ownership plan and contributed to our charitable foundation, for which no selling agent fee will be paid, the selling agent fees and expenses would be approximately $3.2 million, $3.7 million, $4.3 million and $5.0 million at the minimum, midpoint, maximum, and adjusted maximum of the offering range, respectively.

This investment involves a degree of risk, including the possible loss of principal.

See “Risk Factors” beginning on page 18.

Shares of our common stock are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other government agency. Neither the Securities and Exchange Commission, the New York State Department of Financial Services, the Board of Governors of the Federal Reserve System, nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Sandler O’Neill + Partners, L.P.

For assistance, please contact the Stock Information Center at (518) 730-3025.

The date of this prospectus is [prospectus date].

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SUMMARY

The following summary provides material information about the contents of this prospectus, but it may not contain all of the information that is important to you. Before making an investment decision, you should read carefully this entire document, including the consolidated financial statements and the notes thereto that appear starting on page F-1 of this prospectus and the section entitled “Risk Factors.” The terms “we,” “our,” and “us” refer to Pioneer Bancorp, MHC, Pioneer Bancorp, Inc. and Pioneer Bank, unless the context indicates another meaning.

Pioneer Bancorp, MHC

Pioneer Bancorp, MHC will be formed as a New York-chartered mutual holding company in connection with the reorganization of Pioneer Bank into the “two-tier” mutual holding company form of organization. As a mutual holding company, Pioneer Bancorp, MHC will be a non-stock company. Pioneer Bancorp, MHC’s principal assets will be the common stock of Pioneer Bancorp, Inc. it receives in the reorganization and offering and $100,000 in cash for its initial capitalization. It is expected that the only business activity of Pioneer Bancorp, MHC will be to own a majority of Pioneer Bancorp, Inc.’s common stock. Pioneer Bancorp, MHC will be authorized, however, to engage in any other business activities that are permissible for mutual holding companies under New York law, including investing in loans and securities. Pioneer Bancorp, MHC will be regulated by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) and the New York State Department of Financial Services (the “NYSDFS”).

Pioneer Bancorp, Inc.

Pioneer Bancorp, Inc., a Maryland corporation, was incorporated in March 2019. The offering of common stock by means of this prospectus is being made by Pioneer Bancorp, Inc. in connection with the reorganization of Pioneer Bank into the “two-tier” mutual holding company form of organization. Upon completion of the reorganization, Pioneer Bancorp, Inc. will become the bank holding company for Pioneer Bank by owning all the outstanding shares of capital stock of Pioneer Bank and will be regulated by the Federal Reserve Board and the NYSDFS. To date, Pioneer Bancorp, Inc. has engaged in organizational activities only. Following the reorganization and offering, Pioneer Bancorp, Inc.’s primary business activity will be to own all the outstanding shares of capital stock of Pioneer Bank.

Pioneer Bank

Founded in 1889, Pioneer Bank is a New York-chartered savings bank that operates 22 retail banking offices in Albany, Rensselaer, Saratoga, Greene, Schenectady and Warren Counties in New York. We consider these six counties, Schoharie County and the surrounding areas, as our primary market area for our business operations. We attract deposits from the general public and municipalities and use those funds along with advances from the Federal Home Loan Bank of New York and funds generated from operations to originate commercial real estate loans, commercial and industrial loans, commercial construction loans and home equity loans and lines of credit and, to a lesser extent, consumer loans. Since January 2016, all of our one- to four-family residential real estate loans have been purchases through our relationship with Homestead Funding Corp., an unaffiliated mortgage banking company. We also invest in securities, which have historically consisted primarily of U.S. Government and agency obligations, municipal obligations and Federal Home Loan Bank of New York stock. We offer a variety of deposit accounts, including demand accounts, savings accounts, money market accounts and certificate of deposit accounts. Municipal deposit banking services are provided through a limited purpose commercial bank subsidiary, Pioneer Commercial Bank. Pioneer Bank also sells commercial and consumer insurance products and employee benefit products and services through Anchor Agency, Inc., its insurance agency subsidiary, and provides wealth management services through its subsidiary, Pioneer Financial Services, Inc.

In January 2016, we entered into a strategic partnership with Homestead Funding Corp. to outsource our residential mortgage loan originations, underwriting and closing processes. Homestead Funding Corp.’s staff receives the loan referral from us and then handles the underwriting, processing and closing of the loan. One- to four-family residential real estate loans are funded by Homestead Funding Corp., with an option for Pioneer Bank to purchase the loan upon funding. The decision whether to acquire each loan is made at the time the borrower’s application is submitted to Homestead Funding Corp., and must generally comply with underwriting guidelines that we have approved. However, Pioneer Bank normally purchases such loans so long as they meet our underwriting standards. We may also purchase one- to four-family residential real estate loans from Homestead Funding Corp. to customers who were not referred to the mortgage banking company by Pioneer Bank. For each purchased loan, we generally pay a fixed aggregate fee to Homestead Funding Corp. of 1.75% of the loan balance. This fixed aggregate fee is paid by us regardless of whether the loan was originated by Homestead Funding Corp. directly or was due to our customer referral. The purchased loans are acquired without recourse or any right against Homestead Funding Corp. to require the loans to be repurchased from us. At December 31, 2018, one- to four-family residential real estate loans acquired from Homestead Funding Corp. totaled $134.1 million, or 13.0%, of our total loans receivable.

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At December 31, 2018, we had consolidated total assets of $1.3 billion, total deposits of $1.1 billion and net worth of $126.4 million. We are subject to regulation and examination by the NYSDFS and by the Federal Deposit Insurance Corporation. Our executive offices are located at 652 Albany-Shaker Road, Albany, NY 12211. Our website address is www.pioneerbanking.com. Information on our website is not and should not be considered a part of this prospectus.

Our Reorganization into a Mutual Holding Company and the Stock Offering

We do not have stockholders in our current mutual form of ownership. Our depositors have the right to vote on certain specific matters pertaining to Pioneer Bank, such as the proposed reorganization of Pioneer Bank into the mutual holding company form of ownership or the establishment and formation of a charitable foundation. The mutual holding company reorganization is a series of transactions by which we will reorganize from a mutual savings bank to the mutual holding company form of ownership by establishing Pioneer Bancorp, MHC and Pioneer Bancorp, Inc. and converting our mutual savings bank organization certificate to a stock savings bank organization certificate. The reorganization will be conducted pursuant to a plan of reorganization and minority stock issuance, which we refer to as the “plan of reorganization.” Following the reorganization, Pioneer Bank will become a wholly-owned subsidiary of Pioneer Bancorp, Inc., and Pioneer Bancorp, Inc. will be a majority-owned subsidiary of Pioneer Bancorp, MHC. After the reorganization, our depositors will continue to have the same limited voting rights in Pioneer Bancorp, MHC as they had in Pioneer Bank before the reorganization.

In connection with the reorganization, we are offering for sale shares of common stock of Pioneer Bancorp, Inc. at a price of $10.00 per share. All investors will pay the same price per share in the offering. The $10.00 per share price was selected primarily because it is the price most commonly used in mutual holding company reorganizations and stock offerings. See “—Terms of the Offering.”

The primary reason for our decision to reorganize into the mutual holding company form of organization and offer our shares of common stock for sale in the offering is to establish an organizational structure that will enable us to:

•	preserve Pioneer Bank’s mutual form of ownership and our ability to remain an independent community savings bank;

•	increase our capital to support future growth and profitability although we currently have capital well in excess of all applicable regulatory requirements;

•	grow our banking franchise through acquisitions of insurance, wealth management and other financial service businesses, branch offices and financial institutions or organically through de novo branching;

•	compete more effectively in the financial services marketplace; and

•	offer our depositors, employees, management and trustees an equity ownership interest in Pioneer Bank, and thereby an economic interest in our future success.

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The reorganization and the capital raised in the offering are expected to provide us with additional capital to support new loans and higher lending limits, support the growth of our banking franchise, provide an additional cushion against unforeseen risks and allows us to expand our asset and deposit base. The reorganization and offering also will allow us to establish stock-based benefit plans for management and other employees that we believe will permit us to attract and retain qualified personnel.

Unlike a standard mutual-to-stock conversion transaction in which all the common stock of the holding company of the converting savings bank is sold to the public, only a minority interest in the stock of a mutual holding company subsidiary is sold to the public in a mutual holding company minority stock offering. Federal and New York laws and regulations require that a majority of the outstanding common stock of Pioneer Bancorp, Inc. be held by our mutual holding company. Consequently, the shares that we are permitted to sell in the offering represent a minority of the shares of Pioneer Bancorp, Inc. that will be outstanding when the offering is completed. As a result, a mutual holding company offering raises less than half the capital that would be raised in a standard conversion offering. Based on these restrictions and an evaluation of our capital needs, our board of trustees has decided that 43% of our outstanding shares of common stock will be offered for sale in the offering, 2% of our outstanding shares will be issued to the charitable foundation, and 55% of our shares will be retained by Pioneer Bancorp, MHC. Our board of trustees has determined that offering 43% of our outstanding shares of common stock for sale in the offering will enable management to effectively invest the capital raised in the offering. See “—Possible Conversion of Pioneer Bancorp, MHC to Stock Form.”

The following diagram illustrates our current pre-reorganization organizational structure:

The following diagram illustrates our proposed post-reorganization organizational structure:

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Business Strategy

Our business strategy is to operate as a well-capitalized and profitable community bank dedicated to providing personal service to our individual and business customers. We believe that we have a competitive advantage in the markets we serve because of our 130-year history in the community, our knowledge of the local marketplace and our long-standing reputation for providing superior, relationship-based customer service. We believe we can distinguish ourselves by maintaining the culture of a local community bank, but offering the products of a comprehensive financial services provider by promoting and continuing to expand our insurance, consulting and wealth management businesses. The following are the key elements of our business strategy:

Continue our emphasis on commercial lending. Over the last five and a half years, we have increased our commercial loan portfolio, which consists of commercial real estate, commercial and industrial and commercial construction loans, consistent with safe and sound underwriting practices. This has had the benefits of increasing the yield on our loan portfolio while reducing the average term to repricing of our loans. However, we have sought to maintain an appropriate balance in the overall loan portfolio between our commercial and non-commercial loans in order to diversify our credit risk. At December 31, 2018, our commercial loan portfolio totaled $658.5 million, or 63.3% of total loans, compared with $389.1 million, or 61.0% of total loans, at June 30, 2014. We view the growth of commercial lending as a means of increasing our interest income and establishing relationships with local businesses, which offer a recurring and potentially broader source of fee income through commercial deposits, commercial insurance, and our employee benefits products and consulting. We also generally require that commercial and industrial loan borrowers establish a commercial deposit account with us, which assists our efforts to grow core deposits and cross-sell our other products and services. The additional capital raised in the offering will enable us to increase our originations of commercial real estate, commercial and industrial and commercial construction loans in our primary market area, and originate loans with larger balances that we intend to retain in our portfolio.

Diversify our products and services in order to increase non-interest income. We continue to seek ways of increasing our non-interest income by growing our financial services businesses. We initially entered into the wealth management services business by establishing Pioneer Financial Services, Inc. as a wholly-owned subsidiary of Pioneer Bank (which operates under the name Pioneer Wealth Management). We substantially grew this business with the acquisition of substantially all of the operating assets of Ward Financial Management, LTD in 2018. At December 31, 2018, Pioneer Financial Services, Inc. had $481.5 million of assets under management. We also sell commercial and personal insurance products and provide employee benefits products and services through our wholly-owned subsidiary, Anchor Agency, Inc., which we acquired in 2016. We expanded our employee benefits products and services business through our acquisition in 2017 of substantially all of the operating assets of Capital Region Strategic Employee Benefits Services, LLC, an employee benefits and consulting firm. The growth of our financial services businesses has contributed to the increase in non-interest income to $3.3 million for the six months ended December 31, 2018 compared to $2.4 million for the six months ended December 31, 2017 and to $5.1 million for fiscal 2018 compared to $3.7 million for fiscal 2017. We believe that there will be opportunities to cross-sell these products to our deposit and borrower customers which may further increase our non-interest income, and also to cross-sell our banking services and products to customers and clients of Pioneer Financial Services, Inc. and Anchor Agency, Inc. We intend to consider future acquisition opportunities to expand our wealth management activities, including the amount of the assets that we have under management, insurance or other complementary financial services businesses. On April 24, 2019, Pioneer Bank entered into a stock purchase agreement with Jaeger & Flynn Associates, Inc., a New York insurance agency. For information regarding this proposed acquisition, please see “Recent Developments.”

Increase our Share of Lower-Cost Core Deposits. We continue to emphasize offering core deposits (demand deposit accounts, savings accounts and money market accounts) to businesses, municipalities and individuals located in our market area. Core deposits represent our best opportunity to develop customer relationships that enable us to cross-sell the products and services of our complementary subsidiaries. We attract and retain transaction accounts by offering competitive products and rates and providing quality customer service. Our core deposits increased $403.7 million to $990.9 million at December 31, 2018 from $587.1 million at June 30, 2014. At December 31, 2018, core deposits comprised 88.9% of our total deposits. Core deposits are our least costly source of funds which improves our interest rate spread and also contributes non-interest income from account related services.

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Strategically Grow our Balance Sheet. We believe there is a large customer base in our market that prefers doing business with local institutions and may be dissatisfied with the service they receive from the larger regional banks. By offering personalized customer service, along with our extensive knowledge of our local markets and employees who have strong relationships with our customers which leads to referrals and repeat business, we believe we can leverage these strengths to attract and retain customers. We have recently undergone a significant rebranding effort and updated our branch layout, website and other technology infrastructure that prioritizes the customer experience and moves away from the traditional single branch channel. We also believe we can capitalize on commercial deposit and personal banking relationships derived from an increase in commercial real estate and commercial business lending. Based on the foregoing, our attractive market area and strategic investment in technology to enhance the customer experience, we believe we are well-positioned to increase our balance sheet, particularly loans and deposits.

Continue to Emphasize Operating Efficiencies and Cost Controls. Despite significant growth of our loan portfolio, product offerings and financial services businesses in recent years, we have remained focused on expense control while increasing our net income. We remain disciplined in our approach to non-interest expenses by identifying cost savings opportunities such as renegotiating key third-party contracts and reducing other operating expenses. Our efficiency ratio was 60.0% (annualized) during the six months ended December 31, 2018, compared to 79.4% during the year ended June 30, 2014. While we expect that our non-interest expenses will increase when we become a public company, we intend to continue to diligently monitor and control expenses as we focus our efforts on continued growth. In order to support our growth in a cost-effective way, we plan to continue to invest prudently in technology to help improve our operational infrastructure.

Maintain Disciplined Underwriting. We emphasize a disciplined credit culture based on intimate knowledge of the market, close ties to our customers, sound underwriting standards and experienced loan officers. We are committed to actively monitoring and managing all segments of our loan portfolio in an effort to proactively identify and mitigate credit risks within the portfolio. At December 31, 2018, non-performing assets totaled $11.8 million, which represented 0.92% of total assets. At December 31, 2018, there were $5.5 million of non-performing commercial real estate loans and $137,000 of non-performing commercial and industrial loans.

Terms of the Offering

We are offering between 7,179,465 and 9,713,393 shares of common stock in a subscription offering to eligible depositors of Pioneer Bank and to our tax-qualified employee benefit plans, and, to the extent shares remain available, to the general public in a community offering. If necessary, we will also offer shares to the general public in a syndicated community offering. The number of shares of common stock to be sold may be increased up to 11,170,402 shares as a result of demand for the shares of common stock in the offering or changes in market conditions. Unless the number of shares of common stock to be offered is increased to more than 11,170,402 shares or decreased to fewer than 7,179,465 shares, or the subscription and community offerings are extended beyond August 2, 2019, subscribers will not have the opportunity to change or cancel their stock orders once submitted. If the subscription and community offerings are extended past August 2, 2019, all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to this notice, your order will be canceled and we will promptly return your funds with interest at 0.05% per annum or cancel your deposit account withdrawal authorization. If the number of shares to be sold is increased to more than 11,170,402 shares or decreased to less than 7,179,465 shares, all subscribers’ stock orders will be canceled, all withdrawal authorizations will be canceled and funds delivered to us to purchase shares of common stock in the subscription and community offerings will be returned promptly with interest at the same rate. We will then resolicit subscribers, giving them an opportunity to place new orders for a period of time. No shares purchased in the subscription offering and community offering will be issued until the completion of any syndicated community offering.

The purchase price of each share of common stock offered for sale in the offering is $10.00. All investors will pay the same purchase price per share, regardless of whether the shares are purchased in the subscription offering, the community offering, or the syndicated community offering. Investors will not be charged a commission to purchase shares of common stock in the offering. Sandler O’Neill & Partners, L.P., our marketing agent in the subscription and community offerings, will use its best efforts to assist us in selling shares of our common stock in the subscription and community offerings but is not obligated to purchase any shares of common stock in the subscription and community offerings or the syndicated community offering.

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How We Determined the Offering Range and the $10.00 per Share Offering Price

The amount of common stock we are offering for sale is based on an independent appraisal of the estimated market value of Pioneer Bancorp, Inc., assuming the offering has been completed, the charitable foundation has been established and shares of common stock and cash have been contributed to the charitable foundation. RP Financial, LC. (“RP Financial”), our independent appraiser, has estimated that, as of February 8, 2019, assuming we were undertaking the offering, this market value, including the shares to be issued to the charitable foundation and Pioneer Bancorp, MHC, was $196.4 million. Based on applicable regulations, this market value forms the midpoint of a valuation range with a minimum of $167.0 million and a maximum of $225.9 million.

Based on this valuation range and assuming 43% of the shares of Pioneer Bancorp, Inc. common stock is being offered for sale in the offering at $10.00 per share, 2% of our outstanding shares is issued to the charitable foundation, and 55% of the shares is retained by Pioneer Bancorp, MHC, Pioneer Bancorp, Inc. is offering for sale 7,179,465 shares at the minimum of the offering range, 8,446,429 shares at the midpoint of the offering range, and 9,713,393 shares at the maximum of the offering range. The $10.00 per share price was selected primarily because it is the price most commonly used in mutual holding company and standard stock conversion offerings by savings banks. If demand for shares or market conditions warrant, the appraisal can be increased by up to 15%, which would result in an appraised value of $259.8 million, and we may sell up to 11,170,402 shares of common stock in the offering.

RP Financial advised the board of trustees that the appraisal was prepared in conformance with the regulatory appraisal methodology, which requires a valuation based on an analysis of the trading prices of comparable public companies whose stock has traded for at least one year prior to the valuation date. RP Financial selected a group of ten comparable public companies for this analysis.

RP Financial considered adjustments to the pro forma market value based on a comparison of Pioneer Bancorp, Inc. with the peer group set forth below. RP Financial advised the board of trustees that the valuation analysis took into consideration that relative to the peer group slight upward adjustments were applied for: (1) profitability, growth and viability of earnings; and (2) asset growth. RP Financial applied a slight downward adjustment for (1) dividends and made no adjustments for: (1) financial condition; (2) marketing of the issue; (3) management; (4) effect of government regulations and regulatory reform; and (5) liquidity of the shares of common stock.

The appraisal is based in part on Pioneer Bank’s financial condition and results of operations, the pro forma effect of the additional capital raised by the sale of shares of common stock in the offering, and an analysis of a peer group of ten publicly-traded bank holding companies and savings and loan holding companies that RP Financial considers comparable to Pioneer Bancorp, Inc. The appraisal peer group consists of the following companies, all of which are traded on the Nasdaq Stock Market.

Company Name	Ticker Symbol	Headquarters	Total Assets at September 30, 2018
			(In millions)

ESSA Bancorp, Inc.	ESSA	Stroudsburg, PA	$1,834
Hingham Institution for Savings	HIFS	Hingham, MA	$2,370
HMN Financial, Inc.	HMNF	Rochester, MN	$737
PCSB Financial Corporation	PCSB	Yorktown Heights, NY	$1,474
Prudential Bancorp, Inc.	PBIP	Philadelphia, PA	$1,081
Severn Bancorp, Inc.	SVBI	Annapolis, MD	$889
Standard AVB Financial Corp.	STND	Monroeville, PA	$983
Waterstone Financial, Inc.	WSBF	Wauwatosa, WI	$1,919
Wellesley Bancorp, Inc.	WEBK	Wellesley, MA	$837
Western New England Bancorp, Inc.	WNEB	Westfield, MA	$2,151

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The characteristics of publicly-traded shares of a mutual holding company differ from those of publicly-traded shares of fully converted stock holding companies (those in which all shares are held by public stockholders) in several ways, including that: (1) publicly-traded shares of a mutual holding company subsidiary tend to have less liquidity because they represent less than 50% of the outstanding shares of the company; (2) the holders of publicly-traded shares of a mutual holding company subsidiary cannot exercise voting control; (3) publicly-traded shares of a mutual holding company subsidiary are affected by the possibility of a “second-step” conversion transaction; and (4) the publicly-traded shares of a mutual holding company subsidiary are adversely affected by regulatory restrictions on the ability of the mutual holding company to waive the receipt of dividends declared by its subsidiary, thereby precluding or limiting the subsidiary’s ability to pay dividends to public stockholders. To account for the unique characteristics of publicly-traded shares of a mutual holding company, RP Financial included in its appraisal the pricing ratios of Pioneer Bancorp, Inc. on both a non-fully converted basis and a fully converted basis and compared each to the pricing ratios of the peer group. The decision to also provide Pioneer Bancorp, Inc.’s pricing ratios on a fully converted basis is meant to: (1) facilitate the comparison of the peer group, which consists of fully converted companies, to Pioneer Bancorp, Inc.; and (2) establish the pro forma market value range of 100% of the shares of Pioneer Bancorp, Inc., which forms the basis for determining the offering range. Tables presenting select pricing ratios of Pioneer Bancorp, Inc. on both a non-fully converted basis and a fully converted basis and comparing such ratios to similar ratios for the peer group follow.

The following table presents a summary of selected pricing ratios for the peer group companies on a fully converted basis and for Pioneer Bancorp, Inc. on a non-fully converted basis (i.e., the table assumes that 43% of our outstanding shares of common stock is sold in the offering, as opposed to 100% of our outstanding shares of common stock). These figures are from the RP Financial appraisal report. Compared to the average pricing ratios of the peer group, and based upon the information in the following table, our pro forma pricing ratios at the midpoint of the offering range indicated a discount of 20.2% on a non-fully converted price-to-earnings basis, a discount of 19.4% on a non-fully converted price-to-book value basis, and a discount of 19.1% on a non-fully converted price-to-tangible book value basis.

	Non-Fully Converted Pro Forma Price-to-Earnings Multiple		Non-Fully Converted Pro Forma Price-to-Book Value Ratio	Non-Fully Converted Pro Forma Price-to-Tangible Book Value Ratio
Pioneer Bancorp, Inc.
Adjusted Maximum	15.54	x	117.37%	123.00%
Maximum	13.51		108.23	113.64
Midpoint	11.74		99.30	104.60
Minimum	9.98		89.37	94.43

	Fully Converted Pro Forma Price-to-Earnings Multiple (1)		Fully Converted Pro Forma Price-to-Book Value Ratio (1)	Fully Converted Pro Forma Price-to-Tangible Book Value Ratio (1)
Valuation of peer group companies as of February 8, 2019
Averages	14.72	x	123.16%	129.23%
Medians	14.63		117.29	125.03

(1)	Information for the peer group companies is based upon actual earnings for the twelve months ended September 30, 2018 (or for the latest available date) and information for Pioneer Bancorp, Inc. is based upon actual earnings for the twelve months ended December 31, 2018. These ratios are different from the ratios in “Pro Forma Data.”

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The following table presents a summary of selected pricing ratios for the peer group companies, and the resulting pricing ratios for Pioneer Bancorp, Inc. on a fully converted equivalent basis. Compared to the average fully converted pricing ratios of the peer group, Pioneer Bancorp, Inc.’s pro forma fully converted pricing ratios at the midpoint of the offering range indicated a discount of 21.67% on a fully converted price-to-earnings basis, a discount of 45.54% on a fully converted price-to-book value basis and a discount of 46.27% on a fully converted price-to-tangible book value basis.

	Fully Converted Pro Forma Price-to-Earnings Multiple (1)		Fully Converted Pro Forma Price-to-Book Value Ratio(1)	Fully Converted Pro Forma Price-to-Tangible Book Value Ratio(1)
Pioneer Bancorp, Inc.
Adjusted Maximum	15.20	x	75.36%	77.64%
Maximum	13.23		71.07	73.42
Midpoint	11.53		67.07	69.44
Minimum	9.83		62.62	65.06

Valuation of peer group companies as of February 8, 2019
Averages	14.72	x	123.16%	129.23%
Medians	14.63		117.29	125.03

(1)	Information for the peer group companies is based upon actual earnings for the twelve months ended September 30, 2018 (or for the latest available date) and information for Pioneer Bancorp, Inc. is based upon actual earnings for the twelve months ended December 31, 2018. These ratios are different from the ratios in “Pro Forma Data.”

The fully converted pro forma calculations for Pioneer Bancorp, Inc. are based on the following assumptions:

•	A number of shares equal to 8% of the shares sold in a full conversion and contributed to the charitable foundation are purchased by the employee stock ownership plan, with the expense to be amortized over 20 years;

•	A number of restricted stock awards equal to 4% of the shares sold in a full conversion and contributed to the charitable foundation are purchased by a stock-based benefit plan, with the expense to be amortized over five years; and

•	A number of options equal to 10% of the shares sold in a full conversion and contributed to the charitable foundation are granted under a stock-based benefit plan, with option expense of $2.92 per option amortized over five years.

The independent appraisal does not indicate trading market value. Do not assume or expect that our valuation as indicated in the appraisal means that after the offering the shares of our common stock will trade at or above the $10.00 per share price. Furthermore, RP Financial used the pricing ratios presented in the appraisal to estimate our pro forma appraised value for regulatory purposes and not to compare the relative value of shares of our common stock with the value of the capital stock of the peer group. The value of the capital stock of a particular company may be affected by a number of factors such as financial performance, asset size and market location.

For a more complete discussion of the amount of common stock we are offering for sale and the independent appraisal, see “The Reorganization and Offering—Stock Pricing and Number of Shares to be Issued.”

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How We Intend to Use the Proceeds from the Offering

We intend to invest at least 50% of the net proceeds from the offering in Pioneer Bank, fund the loan to our employee stock ownership plan to finance its purchase of shares of common stock in the offering, contribute $250,000 to the charitable foundation and retain the remainder of the net proceeds at Pioneer Bancorp, Inc.

Assuming we sell 8,446,429 shares of common stock in the offering at the midpoint of the offering range, resulting in estimated net proceeds of $82.3 million, we intend to invest $41.1 million in Pioneer Bank, lend $7.7 million to our employee stock ownership plan to fund its purchase of shares of common stock, use $250,000 of the net proceeds to fund the cash contribution to the charitable foundation, and retain the remaining $33.2 million of the net proceeds at Pioneer Bancorp, Inc. Assuming we sell 11,170,402 shares of common stock in the offering at the adjusted maximum of the offering range, resulting in estimated net proceeds of $109.2 million, we intend to invest $54.6 million in Pioneer Bank, lend $10.2 million to our employee stock ownership plan to fund its purchase of shares of common stock, use $250,000 of the net proceeds to fund the cash contribution to the charitable foundation and retain the remaining $44.2 million of the net proceeds at Pioneer Bancorp, Inc.

Pioneer Bancorp, Inc. may use the funds it retains for investment, to invest in securities, to repurchase shares of common stock when permitted under applicable laws and regulations, to acquire other financial institutions or financial services companies, or for other general corporate purposes. Pioneer Bank may use the proceeds it receives to support increased lending and investment, to expand its retail banking franchise by establishing or acquiring new branches or to acquire other financial institutions or financial services companies or for other corporate purposes.

See “How We Intend to Use the Proceeds from the Offering” for more information on the proposed use of the proceeds from the offering.

Persons Who May Order Shares of Common Stock in the Offering

We are offering the shares of common stock in a subscription offering in the following descending order of priority:

1.	To depositors with deposit account(s) at Pioneer Bank with aggregate balances of at least $100.00 at the close of business on December 31, 2017.

2.	To our tax-qualified employee benefit plans (including Pioneer Bank’s employee stock ownership plan and its 401(k) plan), which may subscribe for, in the aggregate, up to 4.90% of the outstanding shares of common stock of Pioneer Bancorp, Inc. at the completion of the offering, including shares issued to Pioneer Bancorp, MHC and contributed to the charitable foundation. We expect our employee stock ownership plan to purchase 3.92% of the outstanding shares of common stock of Pioneer Bancorp, Inc. at the completion of the offering, including shares issued to Pioneer Bancorp, MHC and contributed to the charitable foundation.

3.	To depositors (other than officers, trustees and directors of Pioneer Bancorp, MHC, Pioneer Bancorp, Inc. and Pioneer Bank) with deposit account(s) at Pioneer Bank with aggregate balances of at least $100.00 at the close of business on March 31, 2019, who are not eligible in the first priority.

4.	To other depositors with deposit account(s) at Pioneer Bank with aggregate balances of at least $100.00 at the close of business on May 10, 2019.

Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a community offering, with a preference given first to natural persons residing in Albany, Greene, Rensselaer, Saratoga, Schenectady and Warren Counties in New York. The community offering may begin concurrently with, during or promptly after the subscription offering. We also may offer for sale shares of common stock not purchased in the subscription offering and the community offering through a syndicated community offering. Sandler O’Neill & Partners, L.P. will act as sole manager for the syndicated community offering. We have the right to accept or reject, in our sole discretion, orders received in the community offering or syndicated community offering, and our interpretation of the terms and conditions of the plan of reorganization will be final. Any determination to accept or reject stock orders in the community offering or syndicated community offering will be based on the facts and circumstances then available to us.

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If we receive orders for more shares than we are offering, we may not be able to fully or partially fill your order. See “The Reorganization and Offering” for a detailed description of the subscription offering, the community offering and the syndicated community offering, as well as a discussion regarding allocation procedures.

Limits on How Much Common Stock You May Purchase

The minimum number of shares of common stock that may be purchased is 25 shares.

Generally, no individual may purchase more than 15,000 shares ($150,000) of common stock. If any of the following persons purchase shares of common stock, their purchases, in all categories of the offering, when combined with your purchases, cannot exceed 30,000 shares ($300,000) of common stock:

•	most companies, trusts or other entities in which you are a senior officer, partner, trustee or have a substantial beneficial interest;

•	your spouse or any relative of you or your spouse living in your house or who is a director, trustee, or officer of Pioneer Bancorp, Inc., Pioneer Bancorp, MHC or Pioneer Bank; or

•	other persons who may be your associates or persons acting in concert with you.

Unless we determine otherwise, persons having the same address and persons exercising subscription rights through qualifying deposit accounts registered to the same address will be subject to the overall purchase limitation of 30,000 shares ($300,000).

Subject to regulatory approval, we may increase or decrease the purchase limitations at any time. See “The Reorganization and Offering—Additional Limitations on Common Stock Purchases.”

How You May Purchase Shares of Common Stock in the Subscription Offering and the Community Offering

In the subscription offering and community offering, you may pay for your shares only by:

1.	personal check, bank check or money order made payable to Pioneer Bancorp, Inc.; or

2.	authorizing us to withdraw available funds from your deposit account(s) at Pioneer Bank.

Pioneer Bank is prohibited from lending funds to anyone to purchase shares of common stock in the offering. Additionally, you may not use a line of credit check from Pioneer Bank or any type of third-party check (such as a check payable to you and endorsed over to Pioneer Bancorp, Inc.) to pay for shares of common stock. Do not submit cash. No wire transfer will be accepted without our prior approval. You may not authorize direct withdrawal from an individual retirement account (“IRA”) at Pioneer Bank. See “—Using Individual Retirement Account Funds to Purchase Shares of Common Stock.”

You may subscribe for shares of common stock in the subscription and community offerings by delivering a signed and completed original stock order form, together with full payment payable to Pioneer Bancorp, Inc. or authorization to withdraw funds from one or more of your deposit accounts at Pioneer Bank, provided that we receive your stock order form before 5:00 p.m., Eastern Time, on June 18, 2019, which is the end of the subscription offering period. You may submit your stock order form and payment by mail using the stock order reply envelope provided or by overnight delivery to our Stock Information Center, which is located at 652 Albany-Shaker Road, Albany, NY 12211. You may also hand-deliver stock order forms to the Stock Information Center. We will accept hand-delivered stock order forms only at this location. We will not accept stock order forms at our banking offices. Do not mail stock order forms to any of Pioneer Bank’s banking offices.

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See “The Reorganization and Offering—Procedure for Purchasing Shares in Subscription and Community Offerings—Payment for Shares” for a complete description of how to purchase shares in the subscription and community offerings.

Using IRA Funds to Purchase Shares of Common Stock

You may be able to subscribe for shares of common stock using funds in your IRA. If you wish to use some or all of the funds in an IRA at Pioneer Bank, the applicable funds must be transferred to a self-directed account maintained by an independent trustee, such as a brokerage firm, and the purchase must be made through that account. If you do not have such an account, you will need to establish one before placing your stock order. A one-time and/or annual administrative fee may be payable to the independent trustee. Because individual circumstances differ and the processing of retirement fund orders takes additional time, we recommend that you contact our Stock Information Center promptly, preferably at least two weeks before the June 18, 2019 offering deadline, for assistance with purchases using your IRA or other retirement account you may have at Pioneer Bank or elsewhere. Whether you may use such funds to purchase shares in the offering may depend on timing constraints and, possibly, limitations imposed by the institution holding the funds.

See “The Reorganization and Offering—Procedure for Purchasing Shares in Subscription and Community Offerings—Payment for Shares” and “—Using Individual Retirement Account Funds.”

Market for Common Stock

We expect that our common stock will be traded on the Nasdaq Capital Market under the symbol “PBFS.” Sandler O’Neill & Partners, L.P. has advised us that it intends to make a market in our common stock following the completion of the offering, but is not obligated to do so.

Our Dividend Policy

Following completion of the stock offering, our board of directors will have the authority to declare dividends on our common stock, subject to statutory and regulatory requirements. However, we currently intend to retain all future earnings, if any, for use in our business and do not expect to pay any cash dividends on our common stock for the foreseeable future. Any future determination to pay cash dividends on our common stock will be made by our board of directors and will depend upon our results of operations, financial condition, capital requirements, regulatory restrictions, including the Federal Reserve Board’s current policy of prohibiting mutual holding companies from waiving the receipt of dividends, our business strategy and other factors that our board of directors deems relevant. See “Our Policy Regarding Dividends” for additional information regarding our dividend policy.

Stock Purchases by Trustees and Executive Officers

We expect our trustees and executive officers, together with their associates, to subscribe for 240,000 shares of common stock in the offering, representing 3.3% of the shares sold in the offering and 1.4% of to be “outstanding shares” at the minimum of the offering range. “Outstanding shares” of common stock are all shares issued by Pioneer Bancorp, Inc. as of the completion of the offering, including shares sold in the offering, shares purchased by tax-qualified employee benefit plans, shares issued to Pioneer Bancorp, MHC and shares contributed to the charitable foundation. Trustees and executive officers will pay the same $10.00 per share price that will be paid by all other persons who purchase shares of common stock in the offering. See “Subscriptions by Directors and Executive Officers.”

Deadline for Orders of Shares of Common Stock in the Subscription and Community Offerings

The deadline for ordering shares of common stock in the subscription and community offerings is 5:00 p.m., Eastern Time, on June 18, 2019, unless we extend this deadline. If you wish to order shares of common stock, a properly completed and signed original stock order form, together with full payment, must be received (not postmarked) by this time.

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Although we will make reasonable attempts to provide this prospectus and offering materials to holders of subscription rights, the subscription offering and all subscription rights will expire at 5:00 p.m., Eastern Time, on June 18, 2019, whether or not we have been able to locate each person entitled to subscription rights.

See “The Reorganization and Offering— Procedure for Purchasing Shares in Subscription and Community Offerings—Expiration Date” for a complete description of the deadline for ordering shares in the offering.

You May Not Sell or Transfer Your Subscription Rights

Applicable regulations prohibit you from transferring your subscription rights. If you order shares of common stock in the subscription offering, you must sign a written certification that you are purchasing the common stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights or the shares that you are purchasing. We intend to take legal action, including reporting persons to federal or state agencies, against anyone who we believe has sold or transferred his or her subscription rights. We will not accept your order if we have reason to believe that you have sold or transferred your subscription rights. On the order form, you cannot add the names of other individuals for joint stock registration unless they are also named on the qualifying deposit account. Doing so may jeopardize your subscription rights. In addition, the stock order form requires that you list all deposit accounts, giving all names on each account and the account number at the applicable eligibility date. Failure to provide this information, or providing incomplete or incorrect information, may result in a loss of part or all of your share allocation if there is an oversubscription.

Delivery of Shares of Common Stock

All shares of common stock sold will be issued in book entry form. Stock certificates will not be issued. A statement reflecting ownership of shares of common stock issued in the subscription and community offerings will be mailed by our transfer agent to the persons entitled thereto at the registration address noted by them on their stock order forms as soon as practicable following consummation of the offering. We expect trading in the stock to begin on the day of completion of the offering or the next business day. The offering is expected to be completed as soon as practicable following satisfaction of the conditions described below in “—Conditions to Completion of the Reorganization.” Until a statement reflecting ownership of shares of common stock is available and delivered to purchasers, purchasers might not be able to sell the shares of common stock that they purchased, even though the common stock will have begun trading. Your ability to sell your shares of common stock before receiving your statement will depend on arrangements you may make with a brokerage firm.

Conditions to Completion of the Reorganization

We cannot complete the reorganization and offering unless:

•	The plan of reorganization is approved by the required vote of the depositors of Pioneer Bank at a special meeting of depositors to be held on July 8, 2019;

•	We receive orders for at least the minimum number of shares of common stock offered in the offering; and

•	We receive final regulatory approval from the NYSDFS, the Federal Deposit Insurance Corporation and the Federal Reserve Board to complete the reorganization and offering.

Steps We May Take if We Do Not Receive Orders for the Minimum Number of Shares

If we do not receive orders for at least 7,179,465 shares of common stock, we may take several steps to sell the minimum number of shares of common stock in the offering range. Specifically, we may:

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•	increase the purchase and ownership limitations; and/or

•	seek regulatory approval to extend the offering beyond August 2, 2019, so long as we resolicit subscribers who previously submitted subscriptions in the offering.

If we extend the offering past August 2, 2019, all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to this notice, we will cancel your stock order and promptly return your funds with interest at 0.05% per annum for funds received in the subscription and community offering or cancel your deposit account withdrawal authorization. If one or more purchase limitations are increased, subscribers in the subscription offering who ordered the maximum amount will be given the opportunity to increase their subscriptions up to the then-applicable limit.

Possible Change in the Offering Range

RP Financial will update its appraisal before we complete the offering. If, as a result of demand for the shares or changes in market conditions, RP Financial determines that our pro forma market value has increased, we may sell up to 11,170,402 shares in the offering without further notice to you. If, however, the updated appraisal indicates our pro forma market value is either below $167.0 million or above $259.8 million, then, after consulting with the NYSDFS, the Federal Deposit Insurance Corporation and the Federal Reserve Board, we may:

•	terminate the offering and promptly return all funds (with interest paid on funds received in the subscription and community offerings);

•	set a new offering range; or

•	take such other actions as may be permitted by the NYSDFS, the Federal Deposit Insurance Corporation, the Federal Reserve Board and the Securities and Exchange Commission.

If we set a new offering range, we will promptly return funds, with interest at 0.05% per annum for funds received for purchases in the subscription and community offerings, and cancel any authorization to withdraw funds from deposit accounts for the purchase of shares of common stock. We will then resolicit subscribers, allowing them to place new stock orders for a period of time.

Possible Termination of the Offering

We may terminate the offering at any time with regulatory approval. If we terminate the offering, we will promptly return your funds with interest at 0.05% per annum, and we will cancel deposit account withdrawal authorizations.

Our Contribution of Shares of Common Stock to the Charitable Foundation

To further our commitment to our local community, we intend to fund our charitable foundation as part of the reorganization and offering. Assuming we receive regulatory and depositor approvals, we intend to contribute to the charitable foundation a number of shares of our common stock equal to 2.0% of our outstanding shares of common stock as of the completion of the offering (including shares issued to Pioneer Bancorp, MHC), and $250,000 in cash. At the minimum, midpoint, maximum and adjusted maximum of the offering range, we would contribute to the charitable foundation 333,928, 392,857, 451,786 and 519,554 shares of common stock, respectively. As a result of the contribution, we expect to record an after-tax expense of approximately $3.1 million during the quarter in which the reorganization and offering is completed, assuming the offering closes at the midpoint of the offering range.

The charitable foundation will be dedicated exclusively to supporting charitable causes and community development activities in the communities in which we operate. The contribution of common stock and cash to the charitable foundation will:

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•	with respect to the contribution of shares of common stock, dilute the voting interests of purchasers of shares of our common stock in the offering; and

•	result in an expense, and a reduction in capital, during the quarter in which the contribution is made, equal to the full amount of the contribution to the charitable foundation, offset in part by a corresponding tax benefit.

The amount of common stock that we would offer for sale in the offering would be greater if the offering were completed without funding the charitable foundation. For a further discussion of the financial impact of the charitable foundation, including its effect on those who purchase shares in the offering, see “Risk Factors—The contribution to the charitable foundation will dilute your ownership interest and adversely affect net income in 2019,” “Risk Factors—Our contribution to the charitable foundation may not be tax deductible, which could reduce our profits,” “Comparison of Valuation and Pro Forma Information With and Without the Charitable Foundation” and “Pioneer Bank Charitable Foundation.”

Our Officers, Directors and Employees Will Receive Additional Benefits and Compensation after the Offering

In connection with the offering, we are establishing an employee stock ownership plan, and, subject to receipt of stockholder approval, we intend to implement one or more stock-based benefit plans that will provide for grants of stock options and restricted stock.

Employee Stock Ownership Plan. Pioneer Bank intends to adopt an employee stock ownership plan, which will grant shares of Pioneer Bancorp, Inc. common stock to eligible employees primarily based on their compensation. The board of directors of Pioneer Bancorp, Inc. will, at the completion of the offering, ratify the loan to the employee stock ownership plan and the sale of common stock to the employee stock ownership plan. It is expected that our employee stock ownership plan will purchase in the offering 3.92% of the outstanding shares of common stock of Pioneer Bancorp, Inc. at the conclusion of the offering.

Stock-Based Benefit Plans. Following the completion of the offering, we intend to implement one or more stock-based benefit plans that will provide for grants of stock options and awards of shares of restricted common stock. In accordance with applicable regulations, we anticipate the plans will authorize a number of stock options and a number of shares of restricted common stock, not to exceed 4.90% and 1.96%, respectively, of the outstanding shares of common stock of Pioneer Bancorp, Inc. as of the conclusion of the offering. These limitations will not apply if the plans are implemented more than one year after the completion of the reorganization and offering.

The stock-based benefit plans will not be established sooner than six months after the offering and, if implemented within one year after the stock offering, the plans must be approved by a majority of the votes eligible to be cast by our stockholders, as well as a majority of the votes eligible to be cast by our stockholders other than Pioneer Bancorp, MHC. If stock-based benefit plans are established more than one year after the offering is completed, they must be approved by a majority of votes cast by our stockholders, as well as a majority of votes cast by our stockholders other than Pioneer Bancorp, MHC.

Certain additional restrictions would apply to our stock-based benefit plans if implemented within one year after completion of the offering, including:

•	non-employee directors in the aggregate may not receive more than 30% of the options and shares of restricted common stock authorized under the plans;

•	no non-employee director may receive more than 5% of the options and restricted stock awards authorized under the plans;

•	no individual may receive more than 25% of the options and restricted stock awards authorized under the plans;

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•	the options and shares of restricted common stock may not vest more rapidly than 20% per year, beginning on the first anniversary of stockholder approval of the plans; and

•	accelerated vesting of options and restricted stock is not permitted except for death, disability or upon a change in control of Pioneer Bancorp, Inc. or Pioneer Bank.

We have not yet determined whether we will present stock-based benefit plans for stockholder approval within one year or more than one year following the completion of the offering. If applicable regulations or policies regarding stock-based benefit plans change, including any regulations or policies restricting the size of awards and vesting of benefits as described above, the restrictions described above may not be applicable.

We may obtain the shares needed for our stock-based benefit plans by issuing additional shares of common stock from authorized but unissued shares or by repurchasing our common stock.

Equity Plan Expenses. The implementation of an employee stock ownership plan and one or more stock-based benefit plans will increase our future compensation costs, thereby reducing our earnings. For example, under our employee stock ownership plan we will be required to expense each year the fair market value of the shares committed to be released for that year to the participating employees. Similarly, if we issue restricted stock awards under a stock-based benefit plan, we would be required to expense as the shares vest, the fair market value of such shares as of the grant date. Finally, if we issue stock options, we would be required to expense as the options vest, the estimated fair value of such options as of the grant date. See “Risk Factors—Risks Related to the Offering—Our stock-based benefit plans will increase our expenses and reduce our income” and “Management—Benefits to be Considered Following Completion of the Stock Offering.”

Benefits to Management. The following table summarizes the stock benefits that our officers, directors and employees may receive following the reorganization and offering, at the adjusted maximum of the offering range and assuming our employee stock ownership plan purchases 3.92% of our outstanding shares as of the completion of the offering, and we implement one or more stock-based benefit plans that would authorize (1) granting options to purchase up to 4.90% of the outstanding shares of common stock of Pioneer Bancorp, Inc. at the completion of the offering and (2) awarding shares of restricted common stock equal to 1.96% of the outstanding shares of common stock of Pioneer Bancorp, Inc. at the completion of the offering.

Plan	Individuals Eligible to Receive Awards	Percent of Outstanding Shares	Value of Benefits Based on Adjusted Maximum of Offering Range (In Thousands)
Employee stock ownership plan	All employees	3.92%	$10,183
Stock awards	Directors, officers and employees	1.96	5,092
Stock options	Directors, officers and employees	4.90	3,717	(1)
Total		10.78%	$18,992

(1)	The fair value of stock options has been estimated at $2.92 per option using the Black-Scholes option pricing model with the following assumptions: a grant-date share price and option exercise price of $10.00; no dividend yield; expected option life of 10 years; risk free interest rate of 2.69%; and a volatility rate of 13.20% based on an index of publicly traded thrift institutions.

The actual value of the shares of restricted common stock awarded under stock-based benefit plans will be based on the price of Pioneer Bancorp, Inc.’s common stock at the time the shares are awarded. The following table presents the total value of all shares of restricted common stock to be available for award and issuance under the stock-based benefit plans, assuming receipt of stockholder approval and the shares are awarded when market prices range from $8.00 per share to $14.00 per share.

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Share Price	327,250 Shares Awarded at Minimum of Offering Range	385,000 Shares Awarded at Midpoint of Offering Range	442,750 Shares Awarded at Maximum of Offering Range	509,163 Shares Awarded at Adjusted Maximum of Offering Range

$8.00	$2,618,000	$3,080,000	$3,542,000	$4,073,304
$10.00	$3,272,500	$3,850,000	$4,427,500	$5,091,630
$12.00	$3,927,000	$4,620,000	$5,313,000	$6,109,956
$14.00	$4,581,500	$5,390,000	$6,198,500	$7,128,282

The grant-date fair value of the options granted under the stock-based benefit plans would be based in part on the trading price of Pioneer Bancorp, Inc. common stock at the time the options are granted. The value will also depend on the various assumptions used in the option pricing model ultimately adopted. The following table presents the total estimated value of the options to be available for grant under the stock-based benefit plans, assuming receipt of stockholder approval, using a Black-Scholes option pricing model, and assuming the market price and exercise price for the stock options are equal and the range of market prices for the shares is $8.00 per share to $14.00 per share. The Black-Scholes option pricing model provides an estimate only of the fair value of the options, and the actual value of the options may differ significantly from the value set forth in this table.

Market/Exercise Price	Grant Date Fair Value Per Option	818,125 Options at Minimum of Offering Range	962,500 Options at Midpoint of Offering Range	1,106,875 Options at Maximum of Offering Range	1,272,906 Options at Adjusted Maximum of Offering Range

$8.00	$2.34	$1,914,413	$2,252,250	$2,590,088	$2,978,601
$10.00	$2.92	$2,388,925	$2,810,500	$3,232,075	$3,716,886
$12.00	$3.50	$2,863,438	$3,368,750	$3,874,063	$4,455,172
$14.00	$4.09	$3,346,131	$3,936,625	$4,527,119	$5,206,187

Restrictions on the Acquisition of Pioneer Bancorp, Inc. and Pioneer Bank

Federal and state regulations, as well as provisions contained in the governing documents or Pioneer Bank and Pioneer Bancorp, Inc., restrict the ability of any person, firm or entity to acquire Pioneer Bancorp, Inc., Pioneer Bank, or their respective capital stock. These restrictions include the requirement that a potential acquirer of common stock obtain prior regulatory approval before acquiring in excess of 10% of the voting stock of Pioneer Bancorp, Inc. or Pioneer Bank, as well as a provision in Pioneer Bancorp, Inc.’s articles of incorporation that generally provides that, no person, other than Pioneer Bancorp, MHC, may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of equity security of Pioneer Bancorp, Inc. and that any shares acquired in excess of this limit would not be entitled to be voted and would not be counted as voting stock in connection with any matters submitted to the stockholders for a vote.

Because a majority of the shares of outstanding common stock of Pioneer Bancorp, Inc. must be owned by Pioneer Bancorp, MHC, any acquisition of Pioneer Bancorp, Inc. must be approved by Pioneer Bancorp, MHC. Furthermore, Pioneer Bancorp, MHC would not be required to pursue or approve a sale of Pioneer Bancorp, Inc. even if such sale were favored by a majority of Pioneer Bancorp, Inc.’s public stockholders. Finally, although a mutual holding company with a subsidiary stock holding company with public stockholders may be acquired by a mutual institution or another mutual holding company in what is known as a “remutualization” transaction, current regulatory policy may make such transactions unlikely because of the heightened regulatory scrutiny given to the structure and pricing of such transactions. Specifically, current regulatory policy views remutualization transactions as raising significant issues concerning disparate treatment of minority stockholders and mutual members of the target entity, and raising issues concerning the effect on the mutual members of the acquiring entity. As a result, a remutualization transaction for Pioneer Bancorp, Inc. would be unlikely unless the applicant can clearly demonstrate that the regulatory concerns are not warranted in the particular case.

Possible Conversion of Pioneer Bancorp, MHC to Stock Form

In the future, Pioneer Bancorp, MHC may convert from the mutual to capital stock form of ownership, in a transaction commonly referred to as a “second-step conversion.” In a second-step conversion, depositors of Pioneer Bank would have subscription rights to purchase common stock of Pioneer Bancorp, Inc. and the public stockholders of Pioneer Bancorp, Inc. would be entitled to exchange their shares of common stock for an equal percentage of shares of the fully-converted Pioneer Bancorp, Inc. This percentage may be adjusted to reflect any assets owned by Pioneer Bancorp, MHC.

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Our board of trustees has no current plans to undertake a second-step conversion transaction. Any second-step conversion transaction would require the approval of holders of a majority of the outstanding shares of Pioneer Bancorp, Inc. common stock (excluding shares held by Pioneer Bancorp, MHC) and the approval of depositors of Pioneer Bank. Stockholders who purchase our common stock in the offering will not be able to force a second-step conversion without the consent of Pioneer Bancorp, MHC since a second-step conversion also requires the approval of a majority of all of the outstanding common stock of Pioneer Bancorp, Inc., which can only be achieved if Pioneer Bancorp, MHC votes to approve the second-step conversion.

Tax Consequences

Pioneer Bancorp, Inc. and Pioneer Bank have received an opinion of counsel, Luse Gorman, PC, regarding the material federal income tax consequences, and have received the opinion of Bonadio & Co., LLP regarding the material New York State income tax consequences, of the reorganization and offering. As a general matter, the reorganization and offering will not be a taxable transaction for purposes of federal or state income taxes to Pioneer Bancorp, Inc., Pioneer Bank or persons eligible to subscribe for shares of stock in the subscription offering.

Emerging Growth Company Status

We qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012. For as long as we so qualify we are exempt from various reporting requirements applicable to other public companies but not to emerging growth companies. See “Risk Factors—We are an emerging growth company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors” and “Supervision and Regulation—Federal Securities Laws—Emerging Growth Company Status.”

An emerging growth company may elect to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies, but must make such election when the company is first required to file a registration statement. Such an election is irrevocable during the period a company is an emerging growth company. We have elected to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

How You Can Obtain Additional Information—Stock Information Center

Our banking personnel may not, by law, assist with investment-related questions about the offering. If you have any questions regarding the reorganization and offering, call our Stock Information Center at (518) 730-3025. The Stock Information Center is open Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on weekends and bank holidays.

Delivery of Prospectus

To ensure that each purchaser in the offering receives a prospectus at least 48 hours prior to the expiration of the offering, in accordance with federal laws and regulations, we may not mail a prospectus later than five days prior to the expiration date or hand deliver a prospectus any later than two days prior to that date.

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RISK FACTORS

You should consider carefully the following risk factors in evaluating an investment in the shares of our common stock.

Risks Related to Our Business

Our loan portfolio consists of a high percentage of loans secured by commercial real estate. These loans carry a greater credit risk than loans secured by one- to four-family properties.

Our loan portfolio includes commercial real estate loans, primarily loans secured by office buildings, industrial facilities, retail facilities, multi-family properties and other commercial properties. At December 31, 2018, our commercial real estate loans totaled $379.5 million, or 36.5%, of our total loan portfolio. Our commercial real estate loans expose us to greater risk of nonpayment and loss than one- to four-family residential mortgage loans because repayment of the loans often depends on the successful operation and income stream of the borrowers. If we foreclose on these loans, our holding period for the collateral typically is longer than for a one- to four-family residential property because there are fewer potential purchasers of the collateral. In addition, commercial real estate loans typically involve larger loan balances to single borrowers or groups of related borrowers compared to one- to four-family residential loans. Accordingly, charge-offs on commercial real estate loans may be larger on a per loan basis than those incurred with our residential or consumer loan portfolios. An unexpected adverse development on one or more of these types of loans can expose us to a significantly greater risk of loss compared to an adverse development with respect to a one- to four-family residential mortgage loan. In addition, the physical condition of non-owner occupied properties may be below that of owner-occupied properties due to lax property maintenance standards, which have a negative impact on the value of the collateral properties. As our commercial real estate loans increase, the corresponding risks and potential for losses from these loans may also increase.

A large portion of our loan portfolio is comprised of commercial and industrial loans secured by accounts receivable, inventory, equipment or other business assets, the deterioration in value of which could increase the potential for future losses.

At December 31, 2018, $183.3 million, or 17.6% of our total loan portfolio, was comprised of commercial and industrial loans and variable lines of credit to a variety of small and medium-sized businesses in our market area collateralized by general business assets including, among other things, accounts receivable and inventory, and we may augment this collateral with additional liens on real property. These commercial and industrial loans are typically larger in amount than loans to individuals and, therefore, have the potential for larger losses on a per loan basis. Additionally, the repayment of commercial and industrial loans is subject to the ongoing business operations of the borrower. The collateral securing such loans generally includes moveable property such as inventory, which may decline in value more rapidly than we anticipate, or may be difficult to market and sell, exposing us to increased credit risk. Significant adverse changes in the economy or local market conditions in which our commercial lending customers operate could cause rapid declines in loan collectability and the values associated with general business assets, resulting in inadequate collateral coverage that may expose us to credit losses and could adversely affect our business, financial condition and results of operations.

We make and hold in our portfolio commercial construction loans, which are considered to have greater credit risk than residential loans made by financial institutions.

We originate and purchase commercial construction loans primarily to local developers to finance the construction of commercial and multi-family properties or to acquire land for development of commercial and multi-family properties and to finance infrastructure improvements. We also provide commercial construction loans to local developers for the construction of one- to four-family residential developments, and originate rehabilitation loans, enabling the borrower to partially or totally refurbish an existing structure. At December 31, 2018, commercial construction loans were $95.8 million, or 9.2% of our total loan portfolio. We also had undrawn amounts on the commercial construction loans totaling $84.0 million at December 31, 2018. Commercial construction loans are considered more risky than residential mortgage loans. The primary credit risks associated with construction lending are underwriting risks, project risks and market risks. Project risks include cost overruns, borrower credit risk, project completion risk, general contractor credit risk, and environmental and other hazard risks. Market risks are risks associated with the sale of the completed project. They include affordability risk, which means the risk of affordability of financing by borrowers, product design risk, and risks posed by competing projects.

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We have a significant number of loans secured by real estate, and a downturn in the local real estate market could negatively impact our profitability.

At December 31, 2018, approximately $834.7 million, or 80.2%, of our total loan portfolio was secured by real estate, most of which is located in our primary lending market. Future declines in the real estate values in the Capital Region of New York and surrounding markets could significantly impair the value of the particular collateral securing our loans and our ability to sell the collateral upon foreclosure for an amount necessary to satisfy the borrower’s obligations to us. This could require increasing our allowance for loan losses to address the decrease in the value of the real estate securing our loans, which could have a material adverse effect on our business, financial condition, results of operations and growth prospects.

Unlike larger financial institutions that are more geographically diversified, our profitability depends primarily on the general economic conditions in our primary market area. Local economic conditions have a significant impact on our residential real estate, commercial real estate, construction, commercial and industrial and consumer lending, including, the ability of borrowers to repay these loans and the value of the collateral securing these loans.

While economic conditions in our primary market remain strong, deterioration in economic conditions could result in the following consequences, any of which could have a material adverse effect on our business, financial condition, liquidity and results of operations:

•	demand for our products and services may decrease;

•	loan delinquencies, problem assets and foreclosures may increase;

•	collateral for loans, especially real estate, may decline in value, thereby reducing customers’ future borrowing power, and reducing the value of assets and collateral associated with existing loans;

•	the value of our securities portfolio may decrease; and

•	the net worth and liquidity of loan guarantors may decrease, thereby impairing their ability to honor commitments made to us.

Moreover, a significant decline in general economic conditions, caused by inflation, recession, acts of terrorism, an outbreak of hostilities or other international or domestic calamities, unemployment or other factors beyond our control could further impact these local economic conditions and could further negatively affect our financial performance. In addition, deflationary pressures, while possibly lowering our operating costs, could have a significant negative effect on our borrowers, especially our business borrowers, and the values of underlying collateral securing loans, which could negatively affect our financial performance.

Our allowance for loan losses may not be sufficient to cover actual loan losses.

We maintain an allowance for loan losses, which is established through a provision for loan losses that represents management’s best estimate of probable incurred losses within the existing portfolio of loans. We make various assumptions and judgments about the collectability of loans in our portfolio, including the creditworthiness of borrowers and the value of the real estate and other assets serving as collateral for the repayment of loans. In determining the adequacy of the allowance for loan losses, we rely on our experience and our evaluation of economic conditions. If our assumptions prove to be incorrect, our allowance for loan losses may not be sufficient to cover losses inherent in our loan portfolio, and adjustments may be necessary to address different economic conditions or adverse developments in the loan portfolio. Consequently, a problem with one or more loans could require us to significantly increase our provision for loan losses. In addition, federal and state regulators periodically review our allowance for loan losses and may require us to increase our provision for loan losses or recognize additional loan charge-offs. Material additions to the allowance would materially decrease our net income.

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The Financial Accounting Standards Board has adopted a new accounting standard that will be effective for Pioneer Bancorp, Inc. and Pioneer Bank for our first fiscal year beginning after December 15, 2021. This standard, referred to as Current Expected Credit Loss, or CECL, will require financial institutions to determine periodic estimates of lifetime expected credit losses on loans, and recognize the expected credit losses as allowances for loan losses. This will change the current method of establishing allowances for loan losses that are probable, which may require us to increase our allowance for loan losses, and increase the data we would need to collect and review to determine the appropriate level of our allowance for loan losses.

Changes in interest rates may reduce our profits.

Our profitability, like that of most financial institutions, depends to a large extent upon our net interest income, which is the difference between our interest income on interest-earning assets, such as loans and securities, and our interest expense on interest-bearing liabilities, such as deposits and borrowed funds. Accordingly, our results of operations depend largely on movements in market interest rates and our ability to manage our interest-rate-sensitive assets and liabilities in response to these movements. Factors such as inflation, recession and instability in financial markets, among other factors beyond our control, may affect interest rates.

If interest rates rise, and the interest rates on our deposits increase faster than the interest rates we receive on our loans and investments, our interest rate spread would decrease, which would have a negative effect on our net interest income and profitability. Furthermore, increases in interest rates may adversely affect the ability of borrowers to make loan repayments on adjustable-rate loans, as the interest owed on such loans would increase as interest rates increase. Conversely, decreases in interest rates can result in increased prepayments of loans and mortgage-related securities, as borrowers refinance to reduce their borrowing costs. Under these circumstances, we are subject to reinvestment risk as we may have to reinvest such loan or securities prepayments into lower-yielding assets, which may also negatively impact our income.

If interest rates rise, we expect that our net portfolio value of equity would decrease. Net portfolio value of equity represents the present value of the expected cash flows from our assets less the present value of the expected cash flows arising from our liabilities, adjusted for the value of off-balance sheet contracts. At December 31, 2018, and assuming a 200 basis points increase in market interest rates, we estimate that our net portfolio value would decrease by $12.8 million, or 6.8%. Conversely, at December 31, 2018 and assuming a 200 basis points decrease in market interest rates, we estimate that our net portfolio value would increase by $9.6 million, or 5.0%. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Management of Market Risk—Net Portfolio Value Simulation.”

Any substantial, unexpected or prolonged change in market interest rates could have a material adverse effect on our financial condition, liquidity and results of operations. While we pursue an asset/liability strategy designed to mitigate our risk from changes in interest rates, changes in interest rates can still have a material adverse effect on our financial condition and results of operations. Changes in interest rates also may negatively affect our ability to originate real estate loans, the value of our assets and our ability to realize gains from the sale of our assets, all of which ultimately affect our earnings. Also, our interest rate risk modeling techniques and assumptions cannot fully predict or capture the impact of actual interest rate changes on our balance sheet or projected operating results. For further discussion of how changes in interest rates could impact us, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Management of Market Risk.”

Municipal deposits are price sensitive and could result in an increase in interest expense or funding fluctuations.

Municipal deposits are a significant source of funds for our lending and investment activities. At December 31, 2018, $216.5 million, or 19.4% of our total deposits, consisted of municipal deposits from local government entities such as towns, cities, school districts and other municipalities, which are collateralized by letters of credit from the Federal Home Loan Bank of New York and investment securities. Given our dependence on high-average balance municipal funds deposits as a source of funds, our inability to retain such funds could significantly and adversely affect our liquidity. Further, our municipal deposits are primarily demand deposit accounts and are therefore more sensitive to interest rate risks. If we are forced to pay higher rates on our municipal accounts to retain those funds, or if we are unable to retain such funds and we are forced to resort to other sources of funds for our lending and investment activities, such as borrowings from the Federal Home Loan Bank of New York, the interest expense associated with these other funding sources may be higher than the rates we are currently paying on our municipal deposits, which would adversely affect our net income.

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The level of our commercial real estate loan portfolio subjects us to additional regulatory scrutiny.

The Federal Deposit Insurance Corporation and the other federal bank regulatory agencies have promulgated joint guidance on sound risk management practices for financial institutions with concentrations in commercial real estate lending. Under the guidance, a financial institution that, like us, is actively involved in commercial real estate lending should perform a risk assessment to identify concentrations. A financial institution may have a concentration in commercial real estate lending if, among other factors, (i) total reported loans for construction, land acquisition and development, and other land represent 100% or more of total capital, or (ii) total reported loans secured by multi-family and non-owner occupied, non-farm, non-residential properties, loans for construction, land acquisition and development and other land, and loans otherwise sensitive to the general commercial real estate market, including loans to commercial real estate related entities, represent 300% or more of total capital. Based on these factors, we have a concentration in loans of the type described in (ii), above, or 276.1% of our total capital at December 31, 2018. The purpose of the guidance is to assist banks in developing risk management practices and capital levels commensurate with the level and nature of real estate concentrations. The guidance states that management should employ heightened risk management practices including board and management oversight and strategic planning, development of underwriting standards, risk assessment and monitoring through market analysis and stress testing. Our bank regulators could require us to implement additional policies and procedures consistent with their interpretation of the guidance that may result in additional costs to us or that may result in a curtailment of our commercial real estate and multi-family lending and/or the requirement that we maintain higher levels of regulatory capital, either of which would adversely affect our loan originations and profitability.

We use a third party to originate one- to four-family residential mortgage loans.

We have used a third-party mortgage banking company, Homestead Funding Corp., to underwrite, process and close our residential mortgage loans since January 2016. We use this company in order to offer our customers this loan product without the expense of maintaining and operating an in-house residential mortgage loan department. At December 31, 2018, one- to four-family residential real estate loans acquired from Homestead Funding Corp. totaled $134.1 million, or 13.0%, of our total loans receivable. Should we discontinue this relationship or otherwise be unable to use this company in the future, our ability to purchase residential mortgage loans may be disrupted unless we are able to find a suitable replacement or have or re-develop the capability to originate residential mortgage loans through our lending staff. Should we add more staff in such an event, our compensation expense would increase. Our income may be negatively affected if our residential mortgage lending program is disrupted.

Our business strategy involves moderate growth, and our financial condition and results of operations may be adversely affected if we fail to grow or fail to manage our growth effectively.

Our assets increased $462.3 million, or 56.1%, from $824.6 million at June 30, 2014 to $1.3 billion at December 31, 2018, primarily due to increases in loans receivable.  Over the next several years, we expect to experience moderate growth in our total assets and deposits, and the scale of our operations.  Achieving our growth targets requires us to attract customers that currently bank at other financial institutions in our market.  Our ability to grow successfully will depend on a variety of factors, including our ability to attract and retain experienced bankers, the availability of attractive business opportunities, competition from other financial institutions in our market area and our ability to manage our growth.  While we believe we have the management resources and internal systems in place to successfully manage our future growth, there can be no assurance growth opportunities will be available or that we will successfully manage our growth.  If we do not manage our growth effectively, we may not be able to achieve our business plan, which would have an adverse effect on our financial condition and results of operations.

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Changes in the valuation of our securities portfolio may reduce our profits and our capital levels.

Our securities portfolio may be affected by fluctuations in market value, potentially reducing accumulated other comprehensive income or earnings. Fluctuations in market value may be caused by changes in market interest rates, lower market prices for securities and limited investor demand. Management evaluates securities for other-than-temporary impairment on a quarterly basis, with more frequent evaluation for selected issues. In analyzing a debt issuer’s financial condition, management considers whether the securities are issued by the federal government or its agencies, whether downgrades by bond rating agencies have occurred, industry analysts’ reports and spread differentials between the effective rates on instruments in the portfolio compared to risk-free rates. If this evaluation shows impairment to the actual or projected cash flows associated with one or more securities, we may take a charge to earnings to reflect such impairment. Changes in interest rates may also have an adverse effect on our financial condition, as our available-for-sale securities are reported at their estimated fair value, and therefore are affected by fluctuations in interest rates. We increase or decrease our stockholders’ equity by the amount of change in the estimated fair value of the available-for-sale securities, net of taxes. Declines in market value may result in other-than-temporary impairments of these assets, which may lead to accounting charges that could have a material adverse effect on our net income and stockholders’ equity.

A portion of our loan portfolio consists of loan participations secured by properties outside our market area. Loan participations may have a higher risk of loss than loans we originate because we are not the lead lender and we have limited control over credit monitoring.

We occasionally purchase commercial real estate, commercial and industrial and commercial construction loan participations secured by properties outside our market area in which we are not the lead lender. We have purchased loan participations secured by various types of collateral such as real estate, equipment and other business assets located in New York, Connecticut and Vermont. Loan participations may have a higher risk of loss than loans we originate because we rely on the lead lender to monitor the performance of the loan. Moreover, our decision regarding the classification of a loan participation and loan loss provisions associated with a loan participation are made in part based upon information provided by the lead lender. A lead lender also may not monitor a participation loan in the same manner as we would for loans that we originate. At December 31, 2018, our loan participations where we are not the lead lender totaled $64.7 million, or 6.2% of our loan portfolio. At December 31, 2018, commercial and industrial loan participations outside our market area totaled $18.0 million, or 9.8% of the commercial and industrial loan portfolio, commercial construction loan participations outside our market area totaled $8.6 million, or 8.9% of the commercial construction loan portfolio and commercial real estate loan participations outside our market area totaled $2.0 million, or 0.5% of the commercial real estate loan portfolio. At December 31, 2018, no loan participations were delinquent 60 days or more. If our underwriting of these participation loans is not sufficient, our non-performing loans may increase and our earnings may decrease.

We may, in the future, participate in structured financing transactions involving businesses inside and outside our market area that require alternative financing arrangements. While these types of arrangements may generate more income than our traditional commercial loans that we originate and hold in portfolio, they generally have greater credit risk because they involve lending to borrowers with higher risk profiles, the issuance of more complex financial instruments and the valuation of more complex underlying collateral.

We may be adversely affected by recent changes in U.S. tax laws.

The Tax Cuts and Jobs Act, which was enacted in December 2017, is likely to have both positive and negative effects on our financial performance. Although the legislation’s reduction in our federal corporate tax rate has had a favorable impact on our earnings and capital generation abilities, the legislation also enacted limitations on certain deductions that will have an impact on the banking industry, borrowers and the market for single-family residential real estate. These limitations include (i) a lower limit on the deductibility of mortgage interest on single-family residential mortgage and home equity loans, (ii) a limitation on the deductibility of business interest expense and (iii) a limitation on the deductibility of property taxes and state and local income taxes.

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The recent changes in the tax laws may have an adverse effect on the market for, and valuation of, residential properties, and on the demand for such loans in the future and could make it harder for borrowers to make their loan payments. In addition, these recent changes may also have a disproportionate effect on taxpayers in states with high residential home prices and high state and local taxes, like New York. If home ownership becomes less attractive, demand for mortgage loans could decrease. The value of the properties securing loans in our loan portfolio may be adversely impacted as a result of the changing economics of home ownership, which could require an increase in our provision for loan losses, which would reduce our profitability and could materially adversely affect our business, financial condition and results of operations.

Conditions in insurance markets could adversely affect our earnings.

As we have diversified our sources of income, we have become increasingly reliant on non-interest income, particularly insurance fees and commissions. Revenue from these sources could be negatively affected by fluctuating premiums in the insurance markets or other factors beyond our control. Other factors that affect our insurance revenue are the profitability and growth of our clients, continued development of new products and services, as well as our access to new markets. Our insurance revenues and profitability may also be adversely affected by regulatory developments impacting healthcare and insurance markets, possibly including recent legislative proposals and discussions relating to national health insurance and the elimination of the private health insurance market.

Involvement in wealth management creates risks associated with the industry.

Our wealth management operations with Pioneer Financial Services, Inc. present special risks not borne by institutions that focus exclusively on other traditional retail and commercial banking products. For example, the investment advisory industry is subject to fluctuations in the stock market that may have a significant adverse effect on transaction fees, client activity and client investment portfolio gains and losses. Also, additional or modified regulations may adversely affect our wealth management operations. In addition, our wealth management operations, are dependent on a small number of established financial advisors, whose departure could result in the loss of a significant number of client accounts. A significant decline in fees and commissions or trading losses suffered in the investment portfolio could adversely affect our income and potentially require the contribution of additional capital to support our operations.

Changes in market conditions, changes in discount rates, changes in mortality assumptions or lower returns on assets may increase required contributions to, and costs associated with, our tax-qualified defined benefit plan in future periods.

        The funded status and benefit obligations of our tax-qualified defined benefit plan (“pension plan”) is dependent upon may factors, including returns on invested assets, certain market interest rates, the discount rates and mortality assumptions used to determine pension obligations. The pension plan liability is calculated based on various actuarial assumptions, including mortality expectations, discount rates and expected long-term rates of return on plan assets. Unfavorable returns on plan assets could materially change the amount of required plan funding, which would reduce the cash available for our operations. In addition, a decrease in the discount rate and/or changes in the mortality assumptions used to determine pension obligations could increase the estimated value of our pension obligations, which would require us to increase the amounts of future contributions to the plan, thereby reducing our equity and our costs associated with the plan may substantially increase in future periods.

Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and/or increase our costs of operations.

We are subject to extensive regulation, supervision and examination by our banking regulators. Such regulation and supervision govern the activities in which a financial institution and its holding company may engage and are intended primarily for the protection of insurance funds and the depositors and borrowers of Pioneer Bank rather than for the protection of our stockholders. Regulatory authorities have extensive discretion in their supervisory and enforcement activities, including the ability to impose restrictions on our operations, classify our assets and determine the level of our allowance for loan losses. These regulations, along with the currently existing tax, accounting, securities, deposit insurance and monetary laws, rules, standards, policies, and interpretations, control the ways financial institutions conduct business, implement strategic initiatives, and prepare financial reporting and disclosures. Any change in such regulation and oversight, whether in the form of regulatory policy, new regulations, legislation or supervisory action, may have a material impact on our operations. Further, changes in accounting standards can be both difficult to predict and may involve judgment and discretion in their interpretation by us and our independent accounting firms. These changes could materially impact, potentially retroactively, how we report our financial condition and results of operations.

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Strong competition within our market area may reduce our profits and slow growth.

We face strong competition in making loans and attracting deposits. Price competition for loans and deposits sometimes requires us to charge lower interest rates on our loans and pay higher interest rates on our deposits, and may reduce our net interest income. Competition also makes it more difficult and costly to attract and retain qualified employees. Many of the institutions with which we compete have substantially greater resources and lending limits than we have and may offer services that we do not provide. Our competitors often aggressively price loan and deposit products when they enter into new lines of business or new market areas. If we are unable to effectively compete in our market area, our profitability would be negatively affected. The greater resources and broader offering of deposit and loan products of some of our competitors may also limit our ability to increase our interest-earning assets. For more information about our market area and the competition we face, see “Business of Pioneer Bank—Market Area” and “—Competition.”

We are subject to stringent capital requirements, which may adversely impact our return on equity, require us to raise additional capital, or restrict us from paying dividends or repurchasing shares.

Federal regulations establish minimum capital requirements for insured depository institutions, including minimum risk-based capital and leverage ratios, which were effective for us on January 1, 2015, and define what constitutes “capital” for calculating these ratios. The new minimum capital requirements are: (1) a new common equity Tier 1 capital ratio of 4.5%; (2) a Tier 1 to risk-based assets capital ratio of 6%; (3) a total capital ratio of 8%; and (4) a Tier 1 leverage ratio of 4%. The regulations also require unrealized gains and losses on certain “available-for-sale” securities holdings to be included for calculating regulatory capital requirements unless a one-time opt-out is exercised. We elected to exercise our one-time option to opt-out of the requirement under the final rule to include certain “available-for-sale” securities holdings for calculating our regulatory capital requirements. The regulations also establish a “capital conservation buffer” of 2.5%, resulting in the following minimum ratios: (1) a common equity Tier 1 capital ratio of 7.0%, (2) a Tier 1 to risk-based assets capital ratio of 8.5%, and (3) a total capital ratio of 10.5%. The capital conservation buffer requirement began being phased in January 2016 at 0.625% of risk-weighted assets and increased each year until it was fully implemented in January 2019. An institution will be subject to limitations on paying dividends, engaging in share repurchases, and paying discretionary bonuses if its capital level falls below the buffer amount. These limitations will establish a maximum percentage of eligible retained income that can be utilized for such actions.

The recently enacted Economic Growth, Regulatory Relief, and Consumer Protection Act (the “Regulatory Relief Act”) simplifies capital calculations by requiring the federal regulators to establish for institutions under $10 billion in assets a community bank leverage ratio (tangible equity to average consolidated assets) at a percentage not less than 8% and not greater than 10% that eligible institutions may choose to elect to replace the risk-based capital requirements under the Basel III capital rules for such institutions. Institutions that meet the community bank leverage ratio will automatically be deemed to be well-capitalized under the federal regulator’s prompt corrective action framework, although the regulators retain the flexibility to determine that an institution may not qualify for the community bank leverage ratio test based on the institution’s risk profile. The federal regulators jointly issued a proposed rule on November 21, 2018, whereby a qualifying community bank organization may elect to use the community bank leverage ratio capital framework, in which case it will be considered well-capitalized so long as its community bank leverage ratio is greater than 9%.

Until the federal regulators issue their final rule, the Basel III risk-based and leverage ratios apply. The effective date of the final rule and the specific community bank leverage ratio have not been determined at this time.

The application of more stringent Basel III capital requirements could, among other things, result in lower returns on equity, require the raising of additional capital, and result in regulatory actions if we were to be unable to comply with such requirements. Implementation of changes to asset risk weightings for risk-based capital calculations, items included or deducted in calculating Basel III regulatory capital and/or additional Basel III capital conservation buffers could result in management modifying its business strategy, and could limit our ability to make distributions, including paying dividends or buying back shares.

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Non-compliance with the USA PATRIOT Act, Bank Secrecy Act, or other laws and regulations could result in fines or sanctions.

The USA PATRIOT and Bank Secrecy Acts require financial institutions to develop programs to prevent financial institutions from being used for money laundering and terrorist activities. If such activities are detected, financial institutions are obligated to file suspicious activity reports with the U.S. Treasury’s Office of Financial Crimes Enforcement Network. These rules require financial institutions to establish procedures for identifying and verifying the identity of customers that open new financial accounts. Failure to comply with these regulations could result in fines or sanctions, including restrictions on conducting acquisitions or establishing new branches. Several banking institutions have received large fines for non-compliance with these laws and regulations. While we have developed policies and procedures designed to assist in compliance with these laws and regulations, these policies and procedures may not be effective in preventing violations of these laws and regulations.

Our success depends on retaining certain key personnel.

Our performance largely depends on the talents and efforts of highly skilled individuals who comprise our senior management team. We rely on key personnel to manage and operate our business, including major revenue generating functions such as loan and deposit generation, wealth management and insurance businesses. The loss of key staff may adversely affect our ability to maintain and manage these functions effectively, which could negatively affect our income. In addition, loss of key personnel could result in increased recruiting and hiring expenses, which would reduce our net income. Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employees.

Systems failures or breaches of our network security could subject us to increased operating costs as well as litigation and other liabilities.

Our operations depend upon our ability to protect our computer systems and network infrastructure against damage from physical theft, fire, power loss, telecommunications failure or a similar catastrophic event, as well as from security breaches, denial of service attacks, viruses, worms and other disruptive problems caused by hackers. Any damage or failure that causes an interruption in our operations could have a material adverse effect on our financial condition and results of operations. Computer break-ins, phishing and other disruptions could also jeopardize the security of information stored in and transmitted through our computer systems and network infrastructure, which may result in significant liability to us and may cause existing and potential customers to refrain from doing business with us. Although we, with the help of third-party service providers, intend to continue to implement security technology and establish operational procedures designed to prevent such damage, our security measures may not be successful. In addition, advances in computer capabilities, new discoveries in the field of cryptography or other developments could result in a compromise or breach of the algorithms we and our third-party service providers use to encrypt and protect customer transaction data. A failure of such security measures could have a material adverse effect on our financial condition and results of operations.

It is possible that we could incur significant costs associated with a breach of our computer systems. While we have cyber liability insurance, there are limitations on coverage. Furthermore, cyber incidents carry a greater risk of injury to our reputation. Finally, depending on the type of incident, banking regulators can impose restrictions on our business and consumer laws may require reimbursement of customer losses.

Changes in accounting standards could affect reported earnings.

The bodies responsible for establishing accounting standards, including the Financial Accounting Standards Board, the Securities and Exchange Commission and bank regulators, periodically change the financial accounting and reporting guidance that governs the preparation of our financial statements. These changes can be hard to predict and can materially impact how we record and report our financial condition and results of operations. In some cases, we could be required to apply new or revised guidance retroactively.

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Changes in management’s estimates and assumptions may have a material impact on our consolidated financial statements and our financial condition or operating results.

In preparing this prospectus as well as periodic reports we will be required to file under the Securities Exchange Act of 1934, including our consolidated financial statements, our management is and will be required under applicable rules and regulations to make estimates and assumptions as of specified dates. These estimates and assumptions are based on management’s best estimates and experience at such times and are subject to substantial risk and uncertainty. Materially different results may occur as circumstances change and additional information becomes known. Areas requiring significant estimates and assumptions by management include our evaluation of the adequacy of our allowance for loan losses, the determination of our deferred income taxes, our fair value measurements, our determination of goodwill impairment, and our evaluation of our defined benefit pension plan obligations.

The cost of additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements will increase our expenses.

As a result of the completion of this offering, we will become a public reporting company. We expect that the obligations of being a public company, including the substantial public reporting obligations, will require significant expenditures and place additional demands on our management team. We have made, and will continue to make, changes to our internal controls and procedures for financial reporting and accounting systems to meet our reporting obligations as a stand-alone public company. However, the measures we take may not be sufficient to satisfy our obligations as a public company. Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes Oxley Act”) requires annual management assessments of the effectiveness of our internal control over financial reporting, starting with the second annual report that we would expect to file with the Securities and Exchange Commission. Any failure to achieve and maintain an effective internal control environment could have a material adverse effect on our business and stock price. In addition, we may need to hire additional compliance, accounting and financial staff with appropriate public company experience and technical knowledge, and we may not be able to do so in a timely fashion. As a result, we may need to rely on outside consultants to provide these services for us until qualified personnel are hired. These obligations will increase our operating expenses and could divert our management’s attention from our operations.

Our risk management framework may not be effective in mitigating risk and reducing the potential for significant losses.

Our risk management framework is designed to minimize risk and loss to us. We try to identify, measure, monitor, report and control our exposure to risk, including strategic, market, liquidity, compliance and operational risks. While we use broad and diversified risk monitoring and mitigation techniques, these techniques are inherently limited because they cannot anticipate the existence or future development of currently unanticipated or unknown risks. Recent economic conditions and heightened legislative and regulatory scrutiny of the financial services industry, among other developments, have increased our level of risk. Accordingly, we could suffer losses if we fail to properly anticipate and manage these risks.

We are subject to environmental liability risk associated with lending activities.

A significant portion of our loan portfolio is secured by real estate, and we could become subject to environmental liabilities with respect to one or more of these properties. During the ordinary course of business, we may foreclose on and take title to properties securing defaulted loans. In doing so, there is a risk that hazardous or toxic substances could be found on these properties. If hazardous conditions or toxic substances are found on these properties, we may be liable for remediation costs, as well as for personal injury and property damage, civil fines and criminal penalties regardless of when the hazardous conditions or toxic substances first affected any particular property. Environmental laws may require us to incur substantial expenses to address unknown liabilities and may materially reduce the affected property’s value or limit our ability to use or sell the affected property. In addition, future laws or more stringent interpretations or enforcement policies with respect to existing laws may increase our exposure to environmental liability. Although we have policies and procedures to perform an environmental review before initiating any foreclosure on nonresidential real property, these reviews may not be sufficient to detect all potential environmental hazards. The remediation costs and any other financial liabilities associated with an environmental hazard could have a material adverse effect on us.

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We are a community bank and our ability to maintain our reputation is critical to the success of our business and the failure to do so may materially adversely affect our performance.

We are a community bank, and our reputation is one of the most valuable components of our business. A key component of our business strategy is to rely on our reputation for customer service and knowledge of local markets to expand our presence by capturing new business opportunities from existing and prospective customers in our market area and contiguous areas. As such, we strive to conduct our business in a manner that enhances our reputation. This is done, in part, by recruiting, hiring and retaining employees who share our core values of being an integral part of the communities we serve, delivering superior service to our customers and caring about our customers and associates. If our reputation is negatively affected by the actions of our employees, by our inability to conduct our operations in a manner that is appealing to current or prospective customers, or otherwise, our business and, therefore, our operating results may be materially adversely affected.

Risks Related to the Offering

The future price of our shares of common stock may be less than the $10.00 offering price per share.

If you purchase shares of common stock in the offering, you may not be able to sell them later at or above the $10.00 offering price. In many cases, shares of common stock issued by newly converted savings institutions have traded below the initial offering price. The aggregate purchase price of the shares of common stock sold in the offering will be based on an independent appraisal. The independent appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock. The independent appraisal is based on certain estimates, assumptions and projections, all of which are subject to change from time to time. After the shares begin trading, the trading price of our common stock will be determined by the marketplace, and may be influenced by many factors, including our performance, prevailing interest rates, the overall performance of the economy, changes in federal tax laws, new regulations, investor perceptions of Pioneer Bancorp, Inc. and the outlook for the financial services industry in general. Price fluctuations in our common stock may be unrelated to our operating performance.

Pioneer Bancorp, MHC’s majority control of our common stock will enable it to exercise voting control over most matters put to a vote of stockholders and will prevent stockholders from forcing a sale or a second-step conversion transaction you may find advantageous.

Pioneer Bancorp, MHC will own a majority of Pioneer Bancorp, Inc.’s common stock after the offering and, through its board of trustees, will be able to exercise voting control over most matters put to a vote of stockholders. Most of the directors and officers who will manage Pioneer Bancorp, Inc. and Pioneer Bank will also manage Pioneer Bancorp, MHC. As a New York-chartered mutual holding company, the board of trustees of Pioneer Bancorp, MHC must ensure that the interests of depositors of Pioneer Bank are represented and considered in matters put to a vote of stockholders of Pioneer Bancorp, Inc. Therefore, the votes cast by Pioneer Bancorp, MHC may not be in your personal best interests as a stockholder. For example, Pioneer Bancorp, MHC may exercise its voting control to defeat a stockholder nominee for election to the board of directors of Pioneer Bancorp, Inc. and will be able to elect all of the directors of Pioneer Bancorp, Inc. Some stockholders may desire a sale or merger transaction, since stockholders typically receive a premium for their shares, or a second-step conversion transaction, since, on a fully converted basis most fully stock institutions tend to trade at higher multiples of book value than mutual holding companies. However, stockholders will not be able to force a merger or a second-step conversion transaction without the consent of Pioneer Bancorp, MHC since such transactions also require, under New York and federal law, the approval of a majority of all of the outstanding voting stock, which can only be achieved if Pioneer Bancorp, MHC votes to approve such transactions.

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Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance.

We intend to invest between $34.8 million and $47.4 million of the net proceeds of the offering (or $54.6 million at the adjusted maximum of the offering range) in Pioneer Bank. We may use the remaining net proceeds to invest in securities and for general corporate purposes, including, subject to regulatory limitations, repurchasing shares of common stock. We also expect to use a portion of the net proceeds we retain to fund a loan to Pioneer Bank’s employee stock ownership plan to purchase shares of common stock in the offering and to fund the charitable foundation. Pioneer Bank may use the net proceeds it receives to fund new loans, expand its retail banking franchise by establishing or acquiring new branches or by acquiring other financial institutions or other financial services companies, or for other general corporate purposes. However, except for funding the loan to the employee stock ownership plan and funding the charitable foundation, we have not allocated specific amounts of the net proceeds for any of these purposes. Therefore, we will have significant flexibility in determining the amount of the net proceeds we apply to different uses and when we apply or reinvest such proceeds. Also, certain of these uses, such as opening new branches or acquiring other financial institutions, may require prior regulatory approval. We have not established a timetable for reinvesting the net proceeds, and we cannot predict how long it will take to reinvest the net proceeds. Our failure to utilize these funds effectively and timely would reduce our profitability and may adversely affect the value of our common stock.

Our return on equity may be low following the offering and this could negatively affect the trading price of our shares of common stock.

Net income divided by average stockholders’ equity, known as “return on equity,” is a ratio many investors use to compare the performance of financial institutions. Our return on equity may be low until we are able to leverage the additional capital we receive from the offering. Our return on equity will be negatively affected by added expenses associated with our employee stock ownership plan and the stock-based benefit plans we intend to implement. Until we can increase our net interest income and non-interest income and deploy the capital raised in the offering, we expect our return on equity to be lower, which may reduce the market price of our shares of common stock. At the midpoint of the offering range, Pioneer Bancorp, Inc.’s pro forma consolidated return on equity for the six months ended December 31, 2018 would have equaled 9.31% (annualized), compared to Pioneer Bank’s return on equity for the six months ended December 31, 2018 of 15.48% (annualized).

We are an emerging growth company, and if we elect to comply only with the reduced reporting and disclosure requirements applicable to emerging growth companies, our common stock may be less attractive to investors.

We are an emerging growth company, and, for as long as we continue to be an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Investors may find our common stock less attractive if we choose to rely on these exemptions.

As an emerging growth company, we also will not be subject to Section 404(b) of the Sarbanes-Oxley Act, which would require that our independent auditors review and attest to the effectiveness of our internal control over financial reporting. We could be an emerging growth company for up to five years following the completion of this offering. We will cease to be an emerging growth company upon the earliest of: (1) the end of the fiscal year following the fifth anniversary of this offering; (2) the first fiscal year after our annual gross revenues are $1.07 billion or more; (3) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or (4) the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million at the end of the second quarter of that fiscal year.

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Our stock-based benefit plans, if implemented, will increase our expenses and reduce our income.

We intend to implement one or more stock-based benefit plans after the offering, subject to stockholder approval, which would increase our annual compensation and benefit expenses related to stock options and stock awards granted to participants under the stock-based benefit plans. The amount of these stock-related compensation and benefit expenses would depend on the number of options and stock awards granted, the fair value of the options and our stock on the date of grant, the vesting period, and other factors that we cannot predict at this time. If we implement stock-based benefit plans within 12 months following the offering, the total shares of common stock reserved for issuance pursuant to awards of restricted stock and grants of options under such plans would be limited to 1.96% and 4.90%, respectively, of the outstanding shares of common stock of Pioneer Bancorp, Inc. at the completion of the offering. If we award restricted shares of common stock or grant options in excess of these amounts under stock-based benefit plans implemented more than 12 months after the completion of the offering, our costs would increase further.

We anticipate that our employee stock ownership plan will purchase 3.92% of our outstanding shares. The cost of acquiring the shares of common stock for the employee stock ownership plan is estimated to be between $6.5 million at the minimum of the offering range and $10.2 million at the adjusted maximum of the offering range (assuming we are able to purchase all of such shares in the offering). We will record annual employee stock ownership plan expenses in an amount equal to the fair value of shares of common stock committed to be released to employees. If shares of common stock appreciate in value over time, compensation expense relating to the employee stock ownership plan will increase.

The estimated expense in the first year following the offering for shares purchased in the offering (or in the after-market if the offering is oversubscribed by the eligible account holders) by our employee stock ownership plan and for stock-based benefit plans implemented within one year after the offering, subject to receipt of stockholder approval, is approximately $2.3 million ($1.8 million after tax) at the adjusted maximum of the offering range as set forth in the pro forma financial information under “Pro Forma Data,” assuming the $10.00 per share offering price as fair market value. Actual expense may be higher if the price of our common stock at the time the shares are allocated or awarded is greater than $10.00 per share. For further discussion of our proposed stock-based plans, see “Management—Benefits to be Considered Following Completion of the Offering.”

Implementing stock-based benefit plans may dilute your ownership interest. Historically, stockholders have approved these stock-based benefit plans.

We intend to adopt one or more new stock-based benefit plans following the offering, subject to stockholder approval. These plans may be funded either through open market purchases or by issuing additional authorized but unissued shares of common stock. Our ability to repurchase shares of common stock to fund these plans will be subject to many factors, including applicable regulatory restrictions on common stock repurchases, the availability of stock in the market, the trading price of our stock, our capital levels, alternative uses for our capital and our financial performance. While we intend to fund the new stock-based benefit plans through open market purchases, stockholders would experience a 6.4% dilution in ownership interest if newly issued shares of our common stock are used to fund stock options and shares of restricted common stock in amounts equal to 4.90% and 1.96%, respectively, of the outstanding shares of common stock of Pioneer Bancorp, Inc. at the completion of offering. If we implement the plans more than 12 months following the offering, new stock-based benefit plans would not be subject to these limitations and stockholders could experience greater dilution.

Although our stockholders must approve the implementation of any stock-based benefit plans follow the offering, the overwhelming majority of stock-based benefit plans implemented by converting institutions and their holding companies have been approved by stockholders.

Federal Reserve Board regulations and policy effectively prohibit Pioneer Bancorp, MHC from waiving the receipt of dividends, which will likely preclude us from paying any dividends on our common stock.

Pioneer Bancorp, Inc.’s board of directors will have the authority to declare dividends on our common stock subject to statutory and regulatory requirements. We currently intend to retain all our future earnings, if any, for use in our business and do not expect to pay any cash dividends on our common stock in the foreseeable future. Any future determination to pay cash dividends will be made by our board of directors and will depend upon our financial condition, results of operations, capital requirements, restrictions under Federal Reserve Board regulations and policy, our business strategy and other factors that our board of directors deems relevant.

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Under Federal Reserve Board regulations and policy, if Pioneer Bancorp, Inc. pays dividends to its public stockholders, it also would be required to pay dividends to Pioneer Bancorp, MHC, unless Pioneer Bancorp, MHC waives the receipt of such dividends. Current Federal Reserve Board policy has been to prohibit mutual holding companies that are regulated as bank holding companies, such as Pioneer Bancorp, MHC, from waiving the receipt of dividends and the Federal Reserve Board ’s regulations implemented after the enactment of the Dodd-Frank Act effectively prohibit federally-chartered mutual holding companies from waiving dividends declared by their subsidiaries. See “Subscription and Regulation—Holding Company Regulation—Waivers of Dividends by Pioneer Bancorp, MHC” for a further discussion of the applicable requirements related to the potential waiver of dividends by a mutual holding company. Moreover, since Pioneer Bancorp, Inc. will sell only a minority of its shares to the public and will contribute the remaining shares to Pioneer Bancorp, MHC, Pioneer Bancorp, Inc. will raise significantly less capital than would have been the case if it sold all its shares to the public. As a result, paying dividends to Pioneer Bancorp, MHC — an entity that will not be paying for the shares of Pioneer Bancorp, Inc. common stock it receives in connection with the offering, may be inequitable to public stockholders and not in their best financial interests. Therefore, unless Federal Reserve Board regulations and policy change by allowing Pioneer Bancorp, MHC to waive the receipt of dividends declared by Pioneer Bancorp, Inc. without diluting minority stockholders, it is unlikely that Pioneer Bancorp, Inc. will pay any dividends.

Various factors may make takeover attempts more difficult to achieve.

Stock banks and savings banks or holding companies, as well as individuals, may not acquire control of a mutual holding company, such as Pioneer Bancorp, Inc. As result, the only persons that may acquire control of a mutual holding company are other mutual savings institutions or mutual holding companies. Accordingly, it is very unlikely, that Pioneer Bancorp, Inc. would be subject to any takeover attempt by activist stockholders or other financial institutions. In addition, certain provisions of our articles of incorporation and bylaws and state and federal banking laws, including regulatory approval requirements, could make it more difficult for a third party to acquire control of Pioneer Bancorp, Inc. without our board of directors’ prior approval.

Under Federal Reserve Board regulations, for a period of three years following completion of the offering, no person may directly or indirectly acquire or offer to acquire beneficial ownership of more than 10% of our common stock without prior approval of the Federal Reserve Board. Under federal law, subject to certain exemptions, a person, entity or group must notify the Federal Reserve Board before acquiring control of a bank holding company. Acquisition of 10% or more of any class of voting stock of a bank holding company creates a rebuttable presumption that the acquirer “controls” the bank holding company. Also, a bank holding company must obtain the prior approval of the Federal Reserve Board and the NYSDFS before, among other things, acquiring direct or indirect ownership or control of more than 5% of any class of voting shares of any bank, including Pioneer Bank.

There also are provisions in our articles of organization that may be used to delay or block a takeover attempt, including a provision that prohibits any person, other than Pioneer Bancorp, MHC, from voting more than 10% of the shares of common stock outstanding. Taken as a whole, these statutory provisions and provisions in our articles of incorporation could result in our being less attractive to a potential acquirer and thus could adversely affect the market price of our common stock.

For additional information, see “Restrictions on Acquisition of Pioneer Bancorp, Inc.,” “Management—Employment Agreements” and “—Benefits to be Considered Following Completion of the Offering.”

Our stock value may be negatively affected by applicable regulations that restrict stock repurchases.

Applicable regulations restrict us from repurchasing any of our shares of common stock during the first year following the offering and limit us from repurchasing our shares of common stock during each of the second and third years following the offering to 5% of our outstanding shares, unless we obtain prior approval from the NYSDFS. Stock repurchases are a capital management tool that can enhance the value of a company’s stock, and our inability to repurchase any of our shares of common stock during the first year following the offering and limitations on our ability to repurchase our shares of common stock during the second and third years following the offering may negatively affect our stock price.

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We have never issued common stock to the public, and there is no guarantee that a liquid market will develop.

We have never issued common stock to the public and there is no established market for our common stock. We expect that our common stock will be listed for trading on the Nasdaq Capital Market under the symbol “PBFS,” subject to completion of the offering and compliance with certain conditions, including the presence of at least three registered and active market makers. Sandler O’Neill & Partners, L.P. has advised us that it intends to make a market in shares of our common stock following the offering, but it is not obligated to do so or to continue to do so once it begins. While we will attempt before completion of the offering to obtain commitments from at least two other broker-dealers to make a market in shares of our common stock, we may not be able to obtain such commitments. This would result in our common stock not being listed for trading on the Nasdaq Capital Market, which could reduce the liquidity of our common stock. The development of an active trading market depends on the existence of willing buyers and sellers, the presence of which is not within our control, or that of any market maker. The number of active buyers and sellers of the shares of common stock at any particular time may be limited. Under such circumstances, you could have difficulty selling your shares of common stock on short notice, and, therefore, you should not view the shares of common stock as a short-term investment. In addition, our public “float,” which is the total number of our outstanding shares less the shares held by Pioneer Bancorp, MHC and our directors and executive officers, is likely to be limited. As a result, an active trading market for the common stock may not develop or, if it does develop, it may not continue. Additionally, if you purchase shares of common stock, you may not be able to sell them at or above $10.00 per share. Purchasers of common stock in this offering should have long-term investment intent and should recognize that there will be a limited trading market in the common stock. This may make it difficult to sell the common stock after the completion of the offering and may have an adverse impact on the price at which the common stock can be sold.

You may not revoke your order to purchase common stock in the subscription or community offerings after you send us your order form.

Funds submitted or automatic withdrawals authorized in connection with the purchase of shares of common stock in the subscription and community offerings will be held by us until the completion or termination of the offering, including any extension of the expiration date and consummation of a syndicated community offering. Because completion of the offering will be subject to regulatory approvals and an update of the independent appraisal prepared by RP Financial, among other factors, there may be one or more delays in completing the offering. Orders submitted in the subscription and community offerings are irrevocable, and purchasers will have no access to their funds unless the offering is terminated, or extended beyond August 2, 2019, or the number of shares to be sold in the offering is increased to more than 11,170,402 shares or decreased to fewer than 7,179,465 shares.

You may not be able to sell your shares of common stock until you have received a statement reflecting ownership of shares, which will affect your ability to take advantage of changes in the stock price immediately following the offering.

A statement reflecting ownership of shares of common stock purchased in the offering may not be delivered for several days after the completion of the offering and the commencement of trading in the common stock. Your ability to sell the shares of common stock before receiving your ownership statement will depend on arrangements you may make with a brokerage firm, and you may not be able to sell your shares of common stock until you have received your ownership statement. As a result, you may not be able to take advantage of fluctuations in the price of the common stock immediately following the offering.

The distribution of subscription rights could have adverse income tax consequences.

If the subscription rights granted to eligible current or former depositors of Pioneer Bank are deemed to have an ascertainable value, receipt of the rights may be taxable in an amount equal to the ascertained value. Whether subscription rights are considered to have ascertainable value is an inherently factual determination. We have received an opinion of counsel, Luse Gorman, PC, that it is more likely than not that subscription rights have no ascertainable value; however, the opinion is not binding on the Internal Revenue Service.

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Risks Related to the Charitable Foundation

The contribution to the charitable foundation will dilute your ownership interest and adversely affect net income in 2019.

We intend to fund our charitable foundation in connection with the offering. We intend to contribute shares of our common stock equal to 2.0% of the outstanding shares of common stock of Pioneer Bancorp, Inc. at the completion of the offering and $250,000 in cash. At the minimum, midpoint, maximum and adjusted maximum of the offering range, we will contribute to the charitable foundation 333,928, 392,857, 451,786 and 519,554 shares of common stock, respectively. The contribution will have an adverse effect on our net income for the quarter and year in which we complete the offering and make the contribution to the charitable foundation. The after-tax expense of the contribution is expected to reduce net income for the year ended June 30, 2019 by approximately $3.1 million, assuming the offering closes at the midpoint of the offering range. Our net income for the six months ended December 31, 2018 and for the year ended June 30, 2018 was $9.2 million and $11.5 million, respectively. In addition, persons purchasing shares in the offering will have their ownership and voting interests in Pioneer Bancorp, Inc. diluted by up to 2.0% due to the contribution of shares of common stock to the charitable foundation.

Our contribution to the charitable foundation may not be tax deductible, which could reduce our profits.

We may not have sufficient profits to be able to fully use the tax deduction from our contribution to the charitable foundation. Under the Internal Revenue Code, an entity is permitted to deduct up to 10% of its taxable income (generally income before federal income taxes and charitable contributions expense) in any one year for charitable contributions. Any contribution in excess of the 10% limit may be deducted for federal income tax purposes over each of the five years following the year in which the charitable contribution is made. Accordingly, a charitable contribution could, if necessary, be deducted over a six-year period and expires thereafter.

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SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

The following tables set forth selected consolidated historical financial and other data for Pioneer Bank, on a consolidated basis, at the dates and for the periods indicated. It is only a summary and it should be read in conjunction with the business and financial information contained elsewhere in this prospectus, including the consolidated financial statements that appear starting on page F-1 of this prospectus. The information at December 31, 2018 and for the six months ended December 31, 2018 and 2017 is not audited but, in the opinion of management, includes all adjustments necessary for a fair presentation. All adjustments are normal and recurring. The results of operations for the six months ended December 31, 2018 are not necessarily indicative of the results that may be expected for the year ending June 30, 2019 or any other period. The information at June 30, 2018 and 2017 and for the years ended June 30, 2018 and 2017 is derived in part from the audited consolidated financial statements appearing in this prospectus. The information at June 30, 2016, 2015 and 2014 and for the years ended June 30, 2016, 2015 and 2014 is derived in part from audited consolidated financial statements not appearing in this prospectus.

	At December	At June 30,
	31, 2018	2018	2017	2016	2015	2014
	(In thousands)
Selected Financial Condition Data:
Total assets	$1,286,967	$1,284,128	$1,134,139	$995,918	$881,285	$824,620
Cash and cash equivalents	56,456	120,280	40,261	34,518	35,141	58,809
Securities available for sale	107,144	88,063	81,975	100,951	108,750	82,253
Securities held to maturity	4,275	5,297	2,213	3,811	3,389	7,539
Loans, net of allowance for loan losses	1,028,920	985,902	932,762	789,010	678,796	629,134
Bank-owned life insurance	17,779	17,715	17,601	17,527	17,423	17,279
Premises and equipment, net	42,010	42,902	37,384	30,703	20,629	14,605
Federal Home Loan Bank stock	2,233	883	1,149	1,584	986	958
Deposits	1,114,959	1,150,262	1,010,026	864,188	769,124	716,486
Borrowings	30,000	—	5,000	17,000	6,758	1,750
Net worth	126,394	118,063	104,012	93,610	93,620	93,158

	For the Six Months Ended December 31,		For the Years Ended June 30,
	2018	2017	2018	2017	2016	2015	2014
	(In thousands)
Selected Operating Data:
Interest and dividend income	$26,332	$22,282	$46,486	$37,621	$32,161	$28,805	$28,237
Interest expense	2,053	1,481	3,186	2,411	1,648	1,314	1,478
Net interest income	24,279	20,801	43,300	35,210	30,513	27,491	26,759
Provision for loan losses	1,210	950	1,970	2,395	1,180	962	890
Net interest income after provision for loan losses	23,069	19,851	41,330	32,815	29,333	26,529	25,869
Non-interest income	6,569	5,983	12,804	10,897	8,226	7,398	7,253
Non-interest expense	18,507	17,926	36,325	35,366	30,272	27,327	27,017
Income before income taxes	11,131	7,908	17,809	8,346	7,287	6,600	6,105
Income tax expense	1,888	3,963	6,310	2,715	2,289	2,220	1,745
Net income	$9,243	$3,945	$11,499	$5,631	$4,998	$4,380	$4,360

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	At or For the Six Months Ended December 31, (1)		At or For the Years Ended June 30,
	2018	2017	2018	2017	2016	2015	2014

Performance Ratios:
Return on average assets	1.41%	0.64%	0.92%	0.52%	0.53%	0.52%	0.54%
Return on average equity	15.48%	7.45%	10.51%	5.83%	5.18%	4.59%	4.87%
Interest rate spread (2)	3.93%	3.64%	3.67%	3.47%	3.43%	3.40%	3.52%
Net interest margin (3)	4.07%	3.74%	3.78%	3.57%	3.51%	3.46%	3.59%
Non-interest expenses to average assets	2.81%	2.92%	2.91%	3.27%	3.19%	3.23%	3.32%
Efficiency ratio (4)	60.00%	66.33%	64.75%	76.70%	78.14%	78.33%	79.43%
Average interest-earning assets to average interest-bearing liabilities	145.54%	140.35%	141.31%	139.29%	139.05%	136.82%	133.33%

Capital Ratios:
Average equity to average assets	9.41%	8.79%	8.77%	8.93%	10.17%	11.26%	11.01%
Total capital to risk weighted assets	13.29%	12.60%	12.86%	12.41%	14.10%	15.65%	16.11%
Tier 1 capital to risk weighted assets	12.04%	11.33%	11.59%	11.18%	12.91%	14.38%	14.72%
Common equity tier 1 capital to risk weighted assets	12.04%	11.33%	11.59%	11.18%	12.91%	14.38%	14.72%
Tier 1 capital to average assets	9.70%	9.13%	9.17%	9.60%	10.87%	11.79%	12.04%

Asset Quality Ratios:
Allowance for loan losses as a percentage of total loans	1.31%	1.28%	1.35%	1.25%	1.23%	1.31%	1.43%
Allowance for loan losses as a percentage of non-performing loans	115.83%	160.05%	142.05%	149.68%	155.44%	143.85%	152.68%
Net charge-offs to average outstanding loans during the period	0.22%	0.05%	0.03%	0.04%	0.05%	0.16%	0.06%
Non-performing loans as a percentage of total loans	1.13%	0.80%	0.95%	0.84%	0.79%	0.91%	0.94%
Non-performing loans as a percentage of total assets	0.91%	0.63%	0.74%	0.70%	0.63%	0.71%	0.72%
Total non-performing assets as a percentage of total assets	0.92%	0.63%	0.75%	0.70%	0.63%	0.78%	0.77%

Other:
Number of offices	22	22	22	22	18	17	17
Number of full-time equivalent employees	256	255	259	251	215	230	228

(1)	Annualized.
(2)	Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3)	Represents net interest income as a percentage of average interest-earning assets.
(4)	Represents non-interest expenses divided by the sum of net interest income and non-interest income.

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RECENT DEVELOPMENTS

The following tables set forth selected consolidated historical financial and other data for Pioneer Bank and its subsidiaries for the periods and at the dates indicated. The following is only a summary and you should read it in conjunction with the business and financial information regarding Pioneer Bank contained elsewhere in this prospectus, including the consolidated financial statements beginning on page F-1 of this prospectus. The information at June 30, 2018 is derived in part from the audited consolidated financial statements that appear in this prospectus. The information at March 31, 2019 and for the three and nine months ended March 31, 2019 and 2018, is unaudited and reflects only normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented. The results of operations for the three and nine months ended March 31, 2019, are not necessarily indicative of the results for all fiscal 2019 or any other period.

	At March 31,	At June 30,
	2019	2018
	(In thousands)
Selected Financial Condition Data:
Total assets	$1,385,542	$1,284,128
Cash and cash equivalents	156,786	120,280
Securities available for sale	94,163	88,063
Securities held to maturity	4,123	5,297
Loans, net of allowance for loan losses	1,040,647	985,902
Bank-owned life insurance	17,810	17,715
Premises and equipment, net	41,835	42,902
Federal Home Loan Bank stock	883	883
Deposits	1,243,841	1,150,262
Borrowings	—	—
Net worth	131,763	118,063

	For the Three Months Ended March 31,		For the Nine Months Ended March 31,
	2019	2018	2019	2018
	(In thousands)
Selected Operating Data:
Interest and dividend income	$13,599	$11,843	$39,932	$34,126
Interest expense	1,139	794	3,193	2,275
Net interest income	12,460	11,049	36,739	31,851
Provision for loan losses	570	450	1,780	1,400
Net interest income after provision for loan losses	11,890	10,599	34,959	30,451
Non-interest income	3,972	3,090	10,542	9,073
Non-interest expense	9,646	9,223	28,153	27,150
Income before income taxes	6,216	4,466	17,348	12,374
Income tax expense	1,437	1,050	3,326	5,013
Net income	$4,779	$3,416	$14,022	$7,361

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	At or For the Three Months Ended March 31, (1)		At or For the Nine Months Ended March 31, (1)
	2019	2018	2019	2018

Performance Ratios:
Return on average assets	1.46%	1.09%	1.42%	0.79%
Return on average equity	15.88%	13.20%	15.22%	9.18%
Interest rate spread (2)	4.07%	3.76%	3.94%	3.65%
Net interest margin (3)	4.23%	3.87%	4.10%	3.76%
Non-interest expenses to average assets	2.93%	2.92%	2.85%	2.93%
Efficiency ratio (4)	58.70%	65.23%	59.54%	66.34%
Average interest-earning assets to average interest-bearing liabilities	146.44%	142.83%	145.86%	141.18%

Capital Ratios:
Average equity to average assets	9.68%	8.60%	9.50%	8.73%
Total capital to risk-weighted assets	13.79%	12.84%	13.78%	12.84%
Tier 1 capital to risk-weighted assets	12.51%	11.57%	12.50%	11.57%
Common equity tier 1 capital to risk- weighted assets	12.51%	11.57%	12.50%	11.57%
Tier 1 capital to average assets	9.94%	9.10%	10.10%	9.43%

Asset Quality Ratios:
Allowance for loan losses as a percentage of total loans	1.34%	1.30%	1.34%	1.30%
Allowance for loan losses as a percentage of non-performing loans	108.41%	144.46%	108.41%	144.46%
Net charge-offs to average outstanding loans during the period	0.04%	0.02%	0.16%	0.04%
Non-performing loans as a percentage of total loans	1.23%	0.90%	1.23%	0.90%
Non-performing loans as a percentage of total assets	0.94%	0.68%	0.94%	0.68%
Total non-performing assets as a percentage of total assets	0.94%	0.69%	0.94%	0.69%

Other:
Number of offices	22	22	22	22
Number of full-time equivalent employees	257	255	257	255

(1)	Annualized for the three and nine month periods ended March 31, 2019 and 2018.
(2)	Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of interest-bearing liabilities for the period.
(3)	Represents net interest income as a percentage of average interest-earning assets for the period.
(4)	Represents non-interest expense divided by the sum of net interest income and non-interest income.

Comparison of Financial Condition at March 31, 2019 and June 30, 2018

Total Assets. Total assets increased $101.4 million, or 7.9%, to $1.39 billion at March 31, 2019 from $1.28 billion at June 30, 2018. The increase was due primarily to increases of $54.7 million, or 5.6%, in net loans, $36.5 million, or 30.4%, in cash and cash equivalents, and $6.1 million, or 6.9%, in available for sale securities.

Cash and Cash Equivalents. Total cash and cash equivalents increased $36.5 million, or 30.4%, to $156.8 million at March 31, 2019 from $120.3 million at June 30, 2018. This increase resulted primarily from growth of our deposits.

Securities Available for Sale. Total securities available for sale increased $6.1 million, or 6.9%, to $94.2 million at March 31, 2019 from $88.1 million at June 30, 2018. The increase was primarily due to an $11.1 million increase in U.S. government and agency obligations, partially offset by a decrease of $4.4 million in municipal obligations.

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Securities Held to Maturity. Total securities held to maturity decreased $1.2 million, or 22.2%, to $4.1 million at March 31, 2019 from $5.3 million at June 30, 2018. The decrease was primarily due to maturities and paydowns of municipal obligations.

Net Loans. Net loans increased $54.7 million, or 5.6%, to $1.04 billion at March 31, 2019 from $985.9 million at June 30, 2018. The increase was primarily due to an increase in one- to four-family residential mortgage loans of $31.5 million, or 12.6%, to $281.1 million at March 31, 2019 from $249.6 million at June 30, 2018 and an increase in commercial real estate loans of $27.8 million, or 7.4%, to $403.7 million at March 31, 2019 from $375.9 million at June 30, 2018. In addition, consumer loans increased $7.2 million, or 48.1%, to $22.2 million at March 31, 2019 from $15.0 million at June 30, 2018. These increases were partially offset by a decrease in commercial and industrial loans of $8.5 million, or 4.4%, to $185.7 million at March 31, 2019 from $194.2 million at June 30, 2018, and a decrease in commercial construction loans of $3.8 million, or 4.4%, to $80.8 million at March 31, 2019 from $84.6 million at June 30, 2018. The increase in one- to four-family residential mortgage loans resulted primarily from purchases from Homestead Funding Corp., an unaffiliated mortgage banking company, and reflected management’s desire to maintain an appropriate balance in the overall loan portfolio between commercial and non-commercial lending. The increase in commercial real estate loans resulted from new relationships as well as certain commercial construction loans that converted to permanent financing upon completion of construction, which also accounted for the decrease in commercial construction loans. The increase in consumer loans reflected an increase in personal loans to the owners of certain commercial businesses. The decrease in commercial and industrial loans reflected principal reductions in the portfolio based on the time of the year.

Deposits. Total deposits increased $93.6 million, or 8.1%, to $1.24 billion at March 31, 2019 from $1.15 billion at June 30, 2018. The increase in deposits reflected an increase in non-interest-bearing demand accounts of $35.2 million, or 10.2%, to $380.2 million at March 31, 2019 from $345.0 million at June 30, 2018, an increase in interest-bearing demand accounts of $25.1 million, or 25.8%, to $122.3 million at March 31, 2019 from $97.2 million at June 30, 2018, an increase in money market accounts of $20.6 million, or 6.2%, to $355.5 million at March 31, 2019 from $334.9 million at June 30, 2018 and an increase in savings accounts of $12.7 million, or 5.2%, to $256.8 million at March 31, 2019 from $244.1 million at June 30, 2018. The increase in deposits was primarily due to seasonality and growth in municipal deposits with March being one of the seasonal high points during each year for the deposit balances of many municipal customers.

Borrowings. There were no borrowings outstanding at either March 31, 2019 or June 30, 2018.

Total Net Worth. Total net worth increased $13.7 million, or 11.6%, to $131.8 million at March 31, 2019 from $118.1 million at June 30, 2018. The increase was due to net income of $14.0 million for the nine months ended March 31, 2019, offset in part by an increase of $322,000 in accumulated other comprehensive loss on our available for sale securities.

Comparison of Operating Results for the Three Months Ended March 31, 2019 and 2018

General. Net income increased by $1.4 million, or 39.9%, to $4.8 million for the three months ended March 31, 2019 from $3.4 million for the three months ended March 31, 2018. The increase was primarily due to a $1.4 million increase in net interest income combined with an $882,000 increase in non-interest income, partially offset by a $423,000 increase in non-interest expense, a $387,000 increase in income tax expense and a $120,000 increase in provision for loan losses.

Interest and Dividend Income. Interest and dividend income increased $1.8 million, or 14.8%, to $13.6 million for the three months ended March 31, 2019, from $11.8 million for the three months ended March 31, 2018 due to increases in interest income on loans and securities. The increase primarily reflected a 47 basis points increase in the average yield on interest-earning assets to 4.62% for the three months ended March 31, 2019, from 4.15% for the three months ended March 31, 2018, and to a lesser degree a $38.7 million increase in the average balance of interest-earning assets for the three months ended March 31, 2019 as compared to the prior year period.

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Interest income on loans increased $1.4 million, or 12.6%, to $12.4 million for the three months ended March 31, 2019 from $11.0 million for the three months ended March 31, 2018. The increase in interest income on loans was due primarily to a 31 basis points increase in the average yield on loans to 4.96% for the three months ended March 31, 2019 from 4.65% for the three months ended March 31, 2018, combined with a $56.0 million increase in the average balance of loans to $1.04 billion for the three months ended March 31, 2019 from $979.8 million for the three months ended March 31, 2018. The increase in the average yield was due to our originating and purchasing new loans at higher market rates of interest and the upward adjustment of the interest rates on our existing adjustable-rate loans as a result of the rising interest rate environment, while the increase in the average balance of loans was due to our continued efforts to increase our loan portfolio.

Interest income on securities increased $297,000 to $649,000 for the three months ended March 31, 2019 from $352,000 for the three months ended March 31, 2018. The increase in interest income on securities was due to a 74 basis points increase in the average yield to 2.49% for the three months ended March 31, 2019 from 1.75% for the three months ended March 31, 2018, and a $24.9 million increase in the average balance of securities to $106.9 million for the three months ended March 31, 2019 from $82.0 million for the three months ended March 31, 2018. The increase in both the average yield and average balance of securities was primarily due to both increased market rates of interest and investing excess cash in interest-earning assets having higher yields.

Interest Expense. Interest expense increased $345,000, or 43.5%, to $1.1 million for the three months ended March 31, 2019 from $794,000 for the three months ended March 31, 2018 due to increases in interest expense on deposits and borrowings. The increase primarily reflected a 17 basis points increase in the average cost of interest-bearing liabilities to 0.56% for the three months ended March 31, 2019 from 0.39% for the three months ended March 31, 2018, and a $6.1 million increase in the average balance of interest-bearing liabilities.

Interest expense on interest-bearing deposits increased $302,000, or 38.1%, to $1.1 million for the three months ended March 31, 2019 from $793,000 for the three months ended March 31, 2018. The increase in interest expense on interest-bearing deposits was due primarily to a 15 basis points increase in the average cost of interest-bearing deposits to 0.54% for the three months ended March 31, 2019 from 0.39% for the same period in the prior year, partially offset by a $328,000 decrease in the average balance of deposits to $818.9 million for the three months ended March 31, 2019 from $819.2 million for the three months ended March 31, 2018. The increase in the average cost of deposits reflected a rising interest rate environment as well as competition from other financial service providers operating in our market.

Interest expense on Federal Home Loan Bank borrowings increased $37,000 to $38,000 for the three months ended March 31, 2019 compared to the prior year period. The increase was due primarily to a $5.6 million increase in the average balance of Federal Home Loan Bank of New York advances to $5.8 million for the three months ended March 31, 2019 from $222,000 for the three months ended March 31, 2018, and an 85 basis points increase in the average cost of Federal Home Loan Bank of New York advances to 2.69% for the three months ended March 31, 2019 from 1.84% for the three months ended March 31, 2018. Early in the three-month period ended March 31, 2019, we increased the amount of our Federal Home Loan Bank of New York borrowings in order to increase our short-term liquidity due to a loss of seasonal municipal deposits.

Net Interest Income. Net interest income increased $1.4 million, or 12.8%, to $12.5 million for the three months ended March 31, 2019 compared to $11.1 million for the three months ended March 31, 2018. The increase reflected a 31 basis points increase in the net interest rate spread to 4.07% for the three months ended March 31, 2019 from 3.76% for the three months ended March 31, 2018, combined with a $32.6 million increase in the average balance of net interest-earning assets to $384.7 million for the three months ended March 31, 2019 from $352.1 million for the three months ended March 31, 2018. The net interest margin increased 36 basis points to 4.23% for the three months ended March 31, 2019 from 3.87% for the three months ended March 31, 2018, reflecting the growth of our net interest-earning assets.

Provision for Loan Losses. We recorded a provision for loan losses of $570,000 for the three months ended March 31, 2019 compared to $450,000 for the three months ended March 31, 2018. The increase in the provision reflected management’s assessment of the loss inherent in our loan portfolio, the growth of the commercial real estate, one- to four-family residential mortgages, and consumer loan portfolios, and increased levels of charge-offs and non-performing assets. Non-performing assets increased to $13.1 million, or 0.94% of total assets, at March 31, 2019, compared to $9.0 million, or 0.69% of total assets, at March 31, 2018. Net charge-offs increased to $100,000 for the three months ended March 31, 2019, compared to $39,000 for the three months ended March 31, 2018. The allowance for loan losses was $14.1 million, or 1.34% of loans outstanding, at March 31, 2019 and $12.9 million, or 1.30% of loans outstanding, at March 31, 2018.

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Non-Interest Income. Non-interest income increased $882,000, or 28.5%, to $4.0 million for the three months ended March 31, 2019 from $3.1 million for the three months ended March 31, 2018. The increase was due primarily to a $716,000 increase in bank fees and service charges and a $94,000 increase in income attributable to our insurance and wealth management services. Bank fees and service charges increased primarily due to commercial loan fees. The increase in income attributable to our insurance and wealth management services during the three months ended March 31, 2019 reflected the acquisition in May 2018 of the assets of Ward Financial Management, LTD. Our assets under management increased to $522.7 million at March 31, 2019 from $221.2 million at March 31, 2018.

Non-Interest Expense. Non-interest expense increased $423,000, or 4.6%, to $9.6 million for the three months ended March 31, 2019 from $9.2 million for the three months ended March 31, 2018. The $423,000 increase was caused primarily by an $182,000 increase in salaries and employee benefits expense, a $153,000 increase in occupancy and equipment costs, and an $82,000 increase in data processing costs. Salaries and employee benefits expense and occupancy and equipment costs increased during the three months ended March 31, 2019 as compared to the same prior year period due to annual salary increases, additional personnel acquired in the Ward Financial Management, LTD acquisition, and regular maintenance expenses for our branches. Data processing costs increased during the three months ended March 31, 2019 compared to the same prior year period due to an increase in transaction volumes.

Income Tax Expense. Income tax expense increased $387,000, or 36.9%, to $1.4 million for the three months ended March 31, 2019 from $1.1 million for the three months ended March 31, 2018. The increase was due primarily to an increase in our pre-tax income to $6.2 million for the three months ended March 31, 2019 compared to $4.5 million for the three months ended March 31, 2018. Our effective tax rate was 23.1% for the three months ended March 31, 2019 compared to 23.5% for the three months ended March 31, 2018.

Comparison of Operating Results for the Nine Months Ended March 31, 2019 and 2018

General. Net income increased by $6.7 million, or 90.5%, to $14.0 million for the nine months ended March 31, 2019 from $7.4 million for the nine months ended March 31, 2018. The increase was primarily due to a $4.9 million increase in net interest income, a $1.5 million increase in non-interest income, and a $1.7 million decrease in income tax expense, partially offset by a $1.0 million increase in non-interest expense, and a $380,000 increase in the provision for loan losses.

Interest and Dividend Income. Interest and dividend income increased $5.8 million, or 17.0%, to $39.9 million for the nine months ended March 31, 2019, from $34.1 million for the nine months ended March 31, 2018 due to increases in interest income on loans and securities. The increase primarily reflected a 43 basis points increase in the average yield on interest-earning assets to 4.46% for the nine months ended March 31, 2019, from 4.03% for the nine months ended March 31, 2018 combined with a $66.6 million increase in the average balance of interest-earning assets for the nine months ended March 31, 2019 compared to the prior year period.

Interest income on loans increased $4.7 million, or 14.6%, to $36.9 million for the nine months ended March 31, 2019 from $32.2 million for the nine months ended March 31, 2018. The increase in interest income on loans was primarily due to a 35 basis points increase in the average yield on loans to 4.82% for the nine months ended March 31, 2019 from 4.47% for the nine months ended March 31, 2018, combined with a $62.7 million increase in the average balance of loans to $1.03 billion for the nine months ended March 31, 2019 from $964.1 million for the nine months ended March 31, 2018. The increase in the average yield was due to our originating and purchasing new loans at higher market rates of interest and the upward adjustment of the interest rates on our existing adjustable-rate loans as a result of the rising interest rate environment, while the increase in the average balance of loans was due to our continued efforts to increase our loan portfolio.

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Interest income on securities increased $992,000 to $1.9 million for the nine months ended March 31, 2019 from $926,000 for the nine months ended March 31, 2018. The increase in interest income on securities was due to a 76 basis points increase in the average yield to 2.32% for the nine months ended March 31, 2019 from 1.56% for the nine months ended March 31, 2018, and a $31.1 million increase in the average balance of securities to $110.4 million for the nine months ended March 31, 2019 from $79.3 million for the nine months ended March 31, 2018. The increase in both the average yield and average balance of securities was primarily due to both increased market rates of interest and investing excess cash in interest-earning assets with higher yields.

Interest Expense. Interest expense increased $918,000, or 40.4%, to $3.2 million for the nine months ended March 31, 2019 from $2.3 million for the nine months ended March 31, 2018 due to increases in interest expense on deposits and borrowings. The increase primarily reflected a 14 basis points increase in the average cost of interest-bearing liabilities to 0.52% for the nine months ended March 31, 2019 from 0.38% for the nine months ended March 31, 2018, and a $19.9 million increase in the average balance of interest-bearing liabilities.

Interest expense on interest-bearing deposits increased $769,000, or 33.8%, to $3.0 million for the nine months ended March 31, 2019 from $2.3 million for the nine months ended March 31, 2018. The increase in interest expense on interest-bearing deposits was primarily due to a 12 basis points increase in the average cost of interest-bearing deposits to 0.49% for the nine months ended March 31, 2019 from 0.37% for the same period in the prior year, along with a $11.7 million increase in the average balance of deposits to $810.9 million for the nine months ended March 31, 2019 from $799.2 million for the nine months ended March 31, 2018. The increase in the average balance of deposits was due to our focus on increasing core deposits obtained from our business and municipal customers. The increase in the average cost of deposits reflected a rising interest rate environment as well as competition from other financial service providers operating in our market.

Interest expense on Federal Home Loan Bank borrowings increased $105,000, to $107,000 for the nine months ended March 31, 2019 compared to the prior year period. The increase was due primarily to a $5.2 million increase in the average balance of Federal Home Loan Bank of New York advances to $5.4 million for the nine months ended March 31, 2019 from $201,000 for the nine months ended March 31, 2018, and a 134 basis points increase in the average cost of Federal Home Loan Bank of New York advances to 2.67% for the nine months ended March 31, 2019 from 1.33% for the nine months ended March 31, 2018. From November 2018 through January 2019, we increased the amount of Federal Home Loan Bank of New York borrowings in order to increase our short-term liquidity due to a loss of seasonal municipal deposits.

Net Interest Income. Net interest income increased $4.8 million, or 15.3%, to $36.7 million for the nine months ended March 31, 2019 compared to $31.9 million for the nine months ended March 31, 2018. The increase reflected a 29 basis points increase in the net interest rate spread to 3.94% for the nine months ended March 31, 2019 from 3.65% for nine months ended March 31, 2018, combined with a $46.7 million increase in the average balance of net interest-earning assets to $377.3 million for the nine months ended March 31, 2019 from $330.6 million for the nine months ended March 31, 2018. The net interest margin increased 34 basis points to 4.10% for the nine months ended March 31, 2019 from 3.76% for the nine months ended March 31, 2018, reflecting the growth of our net interest-earning assets.

Provision for Loan Losses. We recorded a provision for loan losses of $1.8 million for the nine months ended March 31, 2019 compared to $1.4 million for the nine months ended March 31, 2018. The increase in the provision reflected management’s assessment of the loss inherent in our loan portfolio, the growth of the commercial real estate, one- to four-family residential mortgages, and consumer loan portfolios, and increased levels of charge-offs and non-performing assets. Net charge-offs increased to $1.2 million for the nine months ended March 31, 2019, compared to $272,000 for the nine months ended March 31, 2018. Net charge-offs for the nine months ended March 31, 2019, included partial charge-offs totaling $1.0 million related to two borrower relationships consisting of commercial and industrial loans. Non-performing assets increased to $13.1 million, or 0.94% of total assets at March 31, 2019, compared to $9.0 million, or 0.69% of total assets at March 31, 2018. The allowance for loan losses was $14.1 million, or 1.34% of loans outstanding at March 31, 2019, and $12.9 million, or 1.30% of loans outstanding at March 31, 2018.

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Non-Interest Income. Non-interest income increased $1.4 million, or 16.2%, to $10.5 million for the nine months ended March 31, 2019 from $9.1 million for the nine months ended March 31, 2018. The increase was primarily due to a $1.1 million increase in bank fees and service charges and a $990,000 increase in income attributable to our insurance and wealth management services, partially offset by a $457,000 increase in the loss on the disposal of assets and a decrease of $135,000 in net gain on securities transactions. Bank fees and service charges increased primarily due to commercial loan fees. The increase in income attributable to our insurance and wealth management services reflected the acquisition in May 2018 of the assets of Ward Financial Management, LTD during the nine months ended March 31, 2019. Our assets under management increased to $522.7 million at March 31, 2019 from $221.2 million at March 31, 2018. The increase in the loss on the disposal of assets was primarily the result of the sale of a branch location during the nine months ended March 31, 2019. Net gain on securities sales decreased during the nine months ended March 31, 2019 as we had no sales during such period.

Non-Interest Expense. Non-interest expense increased $1.0 million, or 3.7%, to $28.2 million for the nine months ended March 31, 2019 from $27.2 million for the nine months ended March 31, 2018. The $1.0 million increase was caused primarily by a $634,000 increase in salaries and employee benefits expense, a $302,000 increase in occupancy and equipment costs, and a $196,000 increase in advertising and marketing expenses. Salaries and employee benefits expense and occupancy and equipment costs increased during the nine months ended March 31, 2019 compared to the same prior year period due to annual salary increases, additional personnel acquired in the Ward Financial Management, LTD acquisition, and regular maintenance expenses for our branches. Advertising and marketing expenses increased due to sponsorships with community organizations during the nine months ended March 31, 2019.

Income Tax Expense. Income tax expense decreased $1.7 million, or 33.7%, to $3.3 million for the nine months ended March 31, 2019 from $5.0 million for the nine months ended March 31, 2018. The decrease resulted from the lower effective federal corporate tax rate under the Tax Cuts and Jobs Act, which became effective on January 1, 2018. The Tax Cuts and Jobs Act reduced the federal corporate income tax rate from 35% to 21%. Our effective tax rate was 19.2% for the nine months ended March 31, 2019 compared to 40.5% for the nine months ended March 31, 2018. Income tax expense for the nine months ended March 31, 2019 also reflected a $580,000 tax benefit related to the final evaluation of our net deferred tax assets in connection with the federal income tax rate reduction resulting from the Tax Cuts and Jobs Act. The income tax expense decrease was partially offset by an increase in our pre-tax income to $17.3 million for the nine months ended March 31, 2019 from $12.4 million for the nine months ended March 31, 2018. In addition, income tax expense for the nine months ended March 31, 2018 included a $1.2 million charge related to the revaluation of our net deferred tax assets following the enactment of the Tax Cuts and Jobs Act.

Stock Purchase Agreement with Jaeger & Flynn Associates, Inc.

On April 24, 2019, Pioneer Bank entered into a stock purchase agreement with Jaeger & Flynn Associates, Inc., a New York insurance agency, referred to herein as JFA, which provides employee benefits products and services, commercial and personal insurance products, and human resources consulting services. Pursuant to the stock purchase agreement, Pioneer Bank will acquire 100% of the outstanding shares of capital stock of JFA. JFA will become a wholly-owned subsidiary of Pioneer Bank.

Pursuant to the terms of the stock purchase agreement, Pioneer Bank will pay an aggregate purchase price of $12.75 million. The purchase price may be adjusted upward or downward as described below and will be payable in four installments with $3.75 million being paid at closing (the “closing payment”) and $3.0 million paid following the first, second and third anniversaries of the closing (each an “installment payment”).

The $3.75 million closing payment will be adjusted downward if there is (i) any indebtedness outstanding at the closing date or (ii) a shortfall from the target working capital of JFA, determined as of closing. Full payment of each installment payment is contingent upon JFA achieving its target Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), as adjusted to reflect the difference, if any, between Anchor Agency, Inc.’s EBITDA and pro-forma EBITDA, for each of the three 12-month periods immediately following the closing date (each the “performance period”). Each installment payment will be adjusted downward if either: (i) there is a negative difference between JFA’s EBITDA and target EBITDA during the performance period or (ii) JFA experiences a decline in organic revenue by 5% or more for the performance period compared to the prior 12-month period. Each installment payment, however, is subject to an earn-out adjustment (with no maximum amount) equal to 50% of the positive difference between JFA’s EBITDA and target EBITDA for each performance period so long as JFA has at least 10% organic revenue growth for the applicable performance period.

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The transaction is subject to closing conditions, including final board approval and that the two principals of JFA entering into three-year employment agreements with Pioneer Bank, which contain customary non-solicitation, non-piracy and non-acceptance covenants that will continue while the principals are employed with Pioneer Bank and for 48 months thereafter. Pioneer Bank currently anticipates that the transaction will be completed sometime late in the third calendar quarter of 2019.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect” and words of similar meaning. These forward-looking statements include, but are not limited to:

•	statements of our goals, intentions and expectations;

•	statements regarding our business plans, prospects, growth and operating strategies;

•	statements regarding the quality of our loan and investment portfolios; and

•	estimates of our risks and future costs and benefits.

These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	general economic conditions, either nationally or in our market area, that are worse than expected;

•	changes in the level and direction of loan delinquencies and charge-offs and changes in estimates of the adequacy of the allowance for loan losses;

•	our ability to access cost-effective funding;

•	fluctuations in real estate values and both residential and commercial real estate market conditions;

•	demand for loans and deposits in our market area;

•	our ability to continue to implement our business strategies;

•	competition among depository and other financial institutions;

•	inflation and changes in market interest rates that reduce our margins and yields, reduce the fair value of financial instruments or reduce our volume of loan originations, or increase the level of defaults, losses and prepayments on loans we have made and make whether held in portfolio or sold in the secondary market;

•	adverse changes in the securities markets;

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•	changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements;

•	our ability to manage market risk, credit risk and operational risk;

•	our ability to enter new markets successfully and capitalize on growth opportunities;

•	the imposition of tariffs or other domestic or international governmental polices impacting the value of the agricultural or other products of our borrowers;

•	our ability to successfully integrate into our operations any assets, liabilities or systems we may acquire, as well as new management personnel or customers, and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto;

•	changes in consumer spending, borrowing and savings habits;

•	changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission or the Public Company Accounting Oversight Board;

•	our ability to retain key employees;

•	our compensation expense associated with equity allocated or awarded to our employees; and

•	changes in the financial condition, results of operations or future prospects of issuers of securities that we own.

Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. See “Risk Factors” beginning on page 18.

HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING

Although we cannot determine what the actual net offering proceeds will be until the offering is completed, we estimate that the net proceeds will be between $69.7 million and $94.8 million, or $109.2 million if the offering range is increased by 15%.

We intend to distribute the net proceeds as follows:

	Based Upon the Sale at $10.00 Per Share of
	7,179,465 Shares		8,446,429 Shares		9,713,393 Shares		11,170,402 Shares (1)
	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds
	(Dollars in thousands)

Gross offering proceeds	$71,795		$84,464		$97,134		$111,704
Less: offering expenses	(2,108)		(2,223)		(2,338)		(2,471)
Net offering proceeds	69,687	100.0%	82,241	100.0%	94,796	100.0%	109,233	100.0%

Distribution of net proceeds:
Proceeds contributed to Pioneer Bank	34,844	50.0%	41,121	50.0%	47,398	50.0%	54,617	50.0%
Cash contribution to the charitable foundation	250	0.4%	250	0.3%	250	0.3%	250	0.2%
Loan to employee stock ownership plan	6,545	9.4%	7,700	9.4%	8,855	9.3%	10,183	9.3%
Proceeds retained by Pioneer Bancorp, Inc.	$28,048	40.2%	$33,172	40.4%	$38,293	40.4%	$44,183	40.5%

(1)	As adjusted to give effect to an increase in the number of shares, which increase could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.

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Payments for shares of common stock made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment but will reduce Pioneer Bank’s deposits. The net proceeds may vary because total expenses relating to the offering may be more or less than our estimates. For example, our expenses would increase if fewer shares were sold in the subscription and community offerings and more in the syndicated offering than we have assumed.

Pioneer Bancorp, Inc. may use the proceeds it retains from the offering:

•	to invest in securities;

•	to finance the potential acquisition of financial institutions or insurance, wealth management and other financial services companies;

•	to repurchase shares of our common stock, including repurchases to fund stock-based benefit plans; and

•	for other general corporate purposes.

See “Our Dividend Policy” for a discussion of our expected dividend policy following the completion of the offering. Under NYSDFS regulations, we may not repurchase shares of our common stock during the first year following the completion of the offering and, in the second and third years, we may not repurchase more than 5% of our then-outstanding shares of common stock in each of those years without the prior approval of the NYSDFS.

Pioneer Bank may use the net proceeds it receives from the offering:

•	to fund new loans;

•	to invest in securities;

•	to expand its retail banking franchise by establishing or acquiring new branches or by acquiring other financial institutions or other financial services companies as opportunities arise, although we do not currently have any agreements to acquire a financial institution; and

•	for other general corporate purposes.

Initially, a substantial portion of the net proceeds retained by Pioneer Bancorp, Inc. will be invested in an interest-bearing deposit account in Pioneer Bank and in short-term investment securities of the type currently held by Pioneer Bank. We have not determined specific amounts of the net proceeds that would be used for the purposes described above. The use of proceeds outlined above may change based on many factors, including changes in interest rates, equity markets, laws and regulations affecting the financial services industry, the attractiveness of potential acquisitions to expand our operations, and overall market conditions.

We expect our return on equity to be low until we are able to effectively deploy the additional capital raised in the offering. See “Risk Factors—Risks Related to the Offering—Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance.”

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OUR DIVIDEND POLICY

Following completion of the offering, our board of directors will have the authority to declare dividends on our shares of common stock, subject to statutory and regulatory requirements. However, we currently do not intend to pay cash dividends. The decision to pay a dividend in the future would depend upon a number of factors, including: regulatory capital requirements; our financial condition and results of operations; our other uses of funds for the long-term value of stockholders; tax considerations; statutory and regulatory limitations, including the Federal Reserve Board’s dividend waiver regulations and policy, which effectively prohibit us from paying any dividends to our public stockholders without also paying the same dividends per share to Pioneer Bancorp, MHC; and general economic conditions. We cannot assure you that any dividends will be paid on our common stock as long as we operate in the mutual holding company form, unless there is a change in Federal Reserve Board regulations or policy that would allow mutual holding companies to waive the receipt of dividends. Moreover, even if we pay dividends on our common stock in the future, we cannot assure you that dividends will not be reduced or eliminated. Special cash dividends, stock dividends or returns of capital, to the extent permitted by applicable law, regulations and policy, may be paid in addition to, or in lieu of, regular cash dividends. See “Risk Factors—Risks Related to the Offering—You may not receive dividends on our common stock, and if we were to declare dividends on our common stock, Pioneer Bancorp, MHC would be restricted from waiving the receipt of dividends.”

We will file a consolidated federal tax return with Pioneer Bank. Accordingly, it is anticipated that any cash distributions that we make to our stockholders would be treated as cash dividends and not as a non-taxable return of capital for federal and state tax purposes. Additionally, pursuant to applicable regulations, during the three-year period following the offering, we will not take any action to declare an extraordinary dividend to stockholders that would be treated by recipients as a tax-free return of capital for federal income tax purposes.

Pursuant to our articles of incorporation, we are authorized to issue preferred stock. If we issue preferred stock, the holders thereof may have a priority over the holders of our shares of common stock with respect to the payment of dividends. For a further discussion concerning the payment of dividends on our shares of common stock, see “Description of Capital Stock of Pioneer Bancorp, Inc.—Common Stock.” Dividends we can declare and pay also will depend, in part, upon receipt of dividends from Pioneer Bank, because initially we will have no source of income other than dividend income from Pioneer Bank and earnings from the investment of the net proceeds from the sale of shares of common stock retained by us and interest payments received in connection with the loan to the employee stock ownership plan. New York banking law imposes limitations on capital distributions (including dividends) by Pioneer Bank. See “Supervision and Regulation—New York Banking Laws and Supervision—Dividends.”

Any payment of dividends by Pioneer Bank to us that would be deemed to be drawn out of Pioneer Bank’s tax bad debt reserves, if any, would require a payment of taxes at the then-current tax rate by Pioneer Bank on the amount of earnings deemed to be removed from the reserves for such distribution. Pioneer Bank does not intend to make any distribution to Pioneer Bancorp, Inc. that would create such a federal tax liability.

MARKET FOR THE COMMON STOCK

We have never issued capital stock and there is no established market for our shares of common stock. We expect that our shares of common stock will be listed for trading on the Nasdaq Capital Market under the symbol “PBFS,” subject to completion of the offering and compliance with certain listing conditions, including the presence of at least three registered and active market makers. Sandler O’Neill & Partners, L.P. has advised us that it intends to make a market in shares of our common stock following the offering, but it is not obligated to do so or to continue to do so once it begins. While we will attempt before completion of the offering to obtain commitments from at least two other broker-dealers to make a market in shares of our common stock, there can be no assurance that we will be successful in obtaining such commitments.

The development and maintenance of a public market, having the desirable characteristics of depth, liquidity and orderliness, depends on the existence of willing buyers and sellers, the presence of which is not within our control or that of any market maker. The number of active buyers and sellers of shares of our common stock at any particular time may be limited, which may have an adverse effect on the price at which shares of our common stock can be sold. There can be no assurance that persons purchasing the shares of common stock will be able to sell their shares at or above the $10.00 offering purchase price per share.

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HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

At December 31, 2018, Pioneer Bank exceeded all applicable regulatory capital requirements and was considered “well capitalized.” The table below sets forth, at December 31, 2018, the historical equity capital and regulatory capital and the pro forma equity capital and regulatory capital of Pioneer Bank after giving effect to the sale of shares of common stock at $10.00 per share. The tabular data assumes the receipt by Pioneer Bank of 50% of the net offering proceeds. See “How We Intend to Use the Proceeds from the Offering.”

	Pioneer Bank Historical at		Pro Forma at December 31, 2018 Based Upon the Sale in the Offering of:
	December 31, 2018		7,179,465 Shares		8,446,429 Shares		9,713,393 Shares		11,170,402 Shares (1)
	Amount	Percent of Assets (2)	Amount	Percent of Assets (2)	Amount	Percent of Assets (2)	Amount	Percent of Assets (2)	Amount	Percent of Assets (2)
	(unaudited)		(Dollars in thousands)

Equity capital	$126,394	9.82%	$151,420	11.46%	$155,965	11.74%	$160,509	12.03%	$165,737	12.35%

Tier 1 leverage capital	$126,257	9.69%	$151,283	11.31%	$155,828	11.60%	$160,372	11.88%	$165,600	12.20%
Tier 1 leverage requirement	65,115	5.00%	66,857	5.00%	67,171	5.00%	67,484	5.00%	67,845	5.00%
Excess	$61,143	4.69%	$84,426	6.31%	$88,657	6.60%	$92,888	6.88%	$97,755	7.20%

Tier 1 risk-based capital (3)	$126,257	12.04%	$151,283	14.33%	$155,828	14.74%	$160,372	15.15%	$165,600	15.63%
Tier 1 risk-based requirement	83,908	8.00%	84,466	8.00%	84,566	8.00%	84,667	8.00%	84,782	8.00%
Excess	$42,349	4.04%	$66,817	6.33%	$71,262	6.74%	$75,705	7.15%	$80,818	7.63%

Total risk-based capital (3)	$139,353	13.29%	$164,379	15.57%	$168,924	15.98%	$173,468	16.39%	$178,696	16.86%
Total risk-based requirement	104,885	10.00%	105,582	10.00%	105,708	10.00%	105,833	10.00%	105,978	10.00%
Excess	$34,468	3.29%	$58,797	5.57%	$63,216	5.98%	$67,635	6.39%	$72,718	6.86%

Common equity tier 1 capital	$126,257	12.04%	$151,283	14.33%	$155,828	14.74%	$160,372	15.15%	$165,600	15.63%
Common equity tier 1 requirement	68,176	6.50%	68,628	6.50%	68,710	6.50%	68,792	6.50%	68,886	6.50%
Excess	$58,081	5.54%	$82,655	7.83%	$87,118	8.24%	$91,580	8.65%	$96,714	9.13%

Reconciliation:
Net proceeds infused into Pioneer Bank			$34,844		$41,121		$47,398		$54,617
Less: Common stock acquired by employee stock ownership plan			(6,545)		(7,700)		(8,855)		(10,183)
Less: Common stock acquired by stock-based benefit plan			(3,273)		(3,850)		(4,428)		(5,092)
Pro forma increase in tier 1 and risk-based capital			$25,026		$29,571		$34,115		$39,342

(1)	As adjusted to give effect to an increase in the number of shares, which increase could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.
(2)	Equity and Tier 1 leverage capital levels are shown as a percentage of total average assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.
(3)	Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk weighting.

46

CAPITALIZATION

The following table presents, at December 31, 2018, the historical consolidated capitalization of Pioneer Bank and the pro forma consolidated capitalization of Pioneer Bancorp, Inc. after giving effect to the offering based upon the assumptions set forth under “Pro Forma Data.”

	Pioneer Bank Historical at	Pioneer Bancorp, Inc. Pro Forma at December 31, 2018 Based upon the Sale in the Offering at $10.00 per Share of:
	December 31, 2018	7,179,465 Shares	8,446,429 Shares	9,713,393 Shares	11,170,402 Shares (1)
	(unaudited)	(Dollars in thousands)

Deposits (2)	$1,114,959	$1,114,959	$1,114,959	$1,114,959	$1,114,959
Borrowings	30,000	30,000	30,000	30,000	30,000
Total deposits and borrowed funds	$1,144,959	$1,144,959	$1,144,959	$1,144,959	$1,144,959

Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized; none issued	—	—	—	—	—
Common stock, $0.01 par value, 75,000,000 shares authorized; shares to be issued as reflected (3)	—	167	196	226	260
Additional paid-in capital	10,658	83,517	96,633	109,746	124,827
Tax benefit of contribution to the charitable foundation	—	933	1,086	1,240	1,416
Retained earnings (4)	125,637	125,637	125,637	125,637	125,637
Accumulated other comprehensive loss	(9,901)	(9,901)	(9,901)	(9,901)	(9,901)
Less:
Expense of stock contribution to the charitable foundation	—	(3,339)	(3,929)	(4,518)	(5,196)
Expense of cash contribution to the charitable foundation	—	(250)	(250)	(250)	(250)
Capital retained by Pioneer Bancorp, MHC	—	(100)	(100)	(100)	(100)
Common stock to be acquired by employee stock ownership plan (5)	—	(6,545)	(7,700)	(8,855)	(10,183)
Common stock to be acquired by stock-based benefit plans (6)	—	(3,273)	(3,850)	(4,428)	(5,092)
Total stockholders’ equity	$126,394	$186,846	$197,822	$208,797	$221,418

Pro Forma Shares Outstanding
Total shares issued	—	16,696,428	19,642,857	22,589,286	25,977,679
Shares contributed to charitable foundation	—	333,928	392,857	451,786	519,554
Shares issued to Pioneer Bancorp, MHC	—	9,183,035	10,803,571	12,424,107	14,287,723
Shares sold in the offering	—	7,179,465	8,446,429	9,713,393	11,170,402

Total stockholders’ equity as a percentage of total assets	9.82%	13.87%	14.56%	15.25%	16.02%

(1)	As adjusted to give effect to an increase in the number of shares, which increase could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.
(2)	Does not reflect withdrawals from deposit accounts at Pioneer Bank for the purchase of shares of common stock. These withdrawals would reduce pro forma deposits and assets by the amount of the withdrawals.
(3)	No effect has been given to the issuance of additional shares of common stock pursuant to the exercise of options under one or more stock-based benefit plans. If the plans are implemented within the first year after the closing of the offering, an amount up to 4.90% of the outstanding shares of common stock of Pioneer Bancorp, Inc. at the completion of the offering will be reserved for issuance upon the exercise of options under the plans. See “Management.”
(4)	The retained earnings of Pioneer Bank will be substantially restricted after the offering. See “Supervision and Regulation—New York Banking Laws and Supervision—Dividends.”
(5)	Assumes that 3.92% of the outstanding shares of common stock of Pioneer Bancorp, Inc. at the completion of the offering will be acquired by the employee stock ownership plan financed by a loan from Pioneer Bancorp, Inc. The loan will be repaid principally from Pioneer Bank’s contributions to the employee stock ownership plan. Since Pioneer Bancorp, Inc. will finance the employee stock ownership plan debt, this debt will be eliminated through consolidation and no liability will be reflected on Pioneer Bancorp, Inc.’s consolidated balance sheet. Accordingly, the number of shares of common stock acquired by the employee stock ownership plan is shown in this table as a reduction of total stockholders’ equity.
(6)	Assumes a number of shares of common stock equal to 1.96% of the outstanding shares of common stock of Pioneer Bancorp, Inc. at the completion of the offering will be purchased for grant by one or more stock-based benefit plans. The funds to be used by such plans to purchase shares will be provided by Pioneer Bancorp, Inc. The dollar amount of common stock to be purchased is based on the $10.00 per share offering price and represents unearned compensation. This amount does not reflect possible increases or decreases in the value of common stock relative to the offering price. Pioneer Bancorp, Inc. will accrue compensation expense to reflect the vesting of shares pursuant to such stock-based benefit plans and will credit capital in an amount equal to the charge to operations. Implementation of such plans will require stockholder approval.

47

PRO FORMA DATA

The following tables summarize historical and pro forma data of Pioneer Bancorp, Inc. at and for the six months ended December 31, 2018 and at and for the year ended June 30, 2018. This information is based on assumptions set forth below and, in the tables, and should not be used as a basis for projections of market value of the shares of common stock following the offering.

The net proceeds in the table are based upon the following assumptions:

1.	all shares of common stock will be sold in the subscription and community offerings;

2.	our trustees, executive officers, and their associates will purchase 240,000 shares of common stock;

3.	our employee stock ownership plan will purchase 3.92% of the outstanding shares of common stock of Pioneer Bancorp, Inc. at the completion of the offering with the proceeds of a loan from Pioneer Bancorp, Inc. The loan will be repaid in substantially equal payments of principal and interest (at the prime rate of interest, calculated at the date of the loan origination) over a 20-year period. Interest income that we earn on the loan will offset the interest paid by Pioneer Bank;

4.	Pioneer Bancorp, Inc. will contribute $250,000 in cash to the charitable foundation;

5.	we will pay Sandler O’Neill & Partners, L.P. a fee equal to 1.0% of the aggregate amount of common stock sold in the subscription and community offerings;

6.	no fee will be paid to Sandler O’Neill & Partners, L.P. with respect to shares of common stock purchased by our tax-qualified and non-qualified employee stock benefit plans or contributed to our charitable foundation, or stock purchased by our officers, trustees, directors and employees, and their immediate families; and

7.	total expenses of the offering, other than the fees and commissions to be paid to Sandler O’Neill & Partners, L.P. and other broker-dealers, will be $1.5 million.

We calculated pro forma consolidated net income for the six months ended December 31, 2018 and the year ended June 30, 2018 as if the estimated net proceeds had been invested at the beginning of the period at an assumed interest rate of 2.51% (1.86% after-tax). This rate represents the yield on the five-year U.S. Treasury Note at December 31, 2018, which, in light of current market interest rates, we consider to more accurately reflect the pro forma reinvestment rate than the arithmetic average of the weighted average yield earned on our interest-earning assets and the weighted average rate paid on our deposits, which is the reinvestment rate generally required by applicable regulations.

We further believe that the reinvestment rate is factually supportable because:

•	the yield on the U.S Treasury Note can be determined or estimated from third-party sources; and

•	we believe that U.S. Treasury securities are not subject to credit losses due to a U.S. Government guarantee of payment of principal and interest.

We calculated historical and pro forma per share amounts by dividing historical and pro forma amounts of consolidated net income and stockholders’ equity by the indicated number of shares of common stock. For purposes of pro forma earnings per share calculations, we adjusted these figures to give effect to the shares of common stock purchased by the employee stock ownership plan. We computed per share amounts as if the shares of common stock were outstanding at the beginning of the period, but we did not adjust per share historical or pro forma stockholders’ equity to reflect the earnings on the estimated net proceeds.

The pro forma tables give effect to the implementation of one or more stock-based benefit plans. Subject to the receipt of stockholder approval, we have assumed that stock-based benefit plans will acquire to fund restricted stock awards a number of shares of common stock equal to 1.96% of the outstanding shares of common stock of Pioneer Bancorp, Inc. at the completion of the offering at the same price for which they were sold in the offering. We assume that awards of common stock granted under such plans vest over a five-year period.

48

We have also assumed that options will be granted under stock-based benefit plans to acquire a number of shares of common stock equal to 4.90% of the outstanding shares of common stock of Pioneer Bancorp, Inc. at the completion of the offering. In preparing the tables below, we assumed that stockholder approval was obtained, that the exercise price of the stock options and the market price of the stock at the date of grant were $10.00 per share and that the stock options had a term of ten years and vested over five years. We applied the Black-Scholes option pricing model to estimate a grant-date fair value of $2.92 for each option. In addition to the terms of the options described above, the Black-Scholes option pricing model assumed an estimated volatility rate of 13.20% for the shares of common stock, no dividend yield, an expected option term of 10 years and a risk-free rate of return of 2.69%.

We may grant options and award shares of common stock under one or more stock-based benefit plans in excess of 4.90% and 1.96%, respectively, of the outstanding shares of common stock of Pioneer Bancorp, Inc. at the completion of the offering and that vest sooner than over a five-year period if the stock-based benefit plans are implemented more than one year following the completion of the offering.

As discussed under “How We Intend to Use the Proceeds from the Offering,” we intend to contribute 50% of the net offering proceeds to Pioneer Bank, and we will retain the remainder of the net offering proceeds. We will use a portion of the proceeds we retain to fund a loan to the employee stock ownership plan and retain the rest for future use.

The pro forma tables do not give effect to:

•	withdrawals from deposit accounts at Pioneer Bank to purchase shares of common stock in the offering;

•	our results of operations after the offering;

•	increased fees that we would pay Sandler O’Neill & Partners, L.P. and other broker-dealers if we would have to conduct a syndicated community offering; or

•	changes in the market price of the shares of common stock after the offering.

The following pro forma information may not be representative of the financial effects of the offering at the dates on which the offering actually occurs, and should not be taken as indicative of future results of operations. Pro forma consolidated stockholders’ equity represents the difference between the stated amounts of our assets and liabilities. The pro forma stockholders’ equity is not intended to represent the fair market value of the shares of common stock and may be different than the amounts that would be available for distribution to stockholders if we liquidated. Moreover, pro forma stockholders’ equity per share does not give effect to the liquidation account to be established by Pioneer Bank or, in the unlikely event of a liquidation of Pioneer Bank, to the tax effect of the recapture of the bad debt reserve.

49

At or for the Six Months Ended December 31, 2018 Based Upon the Sale at $10.00 Per Share of:
7,179,465 Shares	8,446,429 Shares	9,713,393 Shares	11,170,402 Shares (1)
(Dollars in thousands, except per share amounts)

Gross proceeds of stock offering	$71,795	$84,464	$97,134	$111,704
Plus: market value of shares issued to Pioneer Bancorp, MHC	—	—	—	—
Plus: market value of shares contributed to charitable foundation	3,339	3,929	4,518	5,196
Pro forma market capitalization	$75,134	$88,393	$101,652	$116,900

Gross proceeds of stock offering	$71,795	$84,464	$97,134	$111,704
Less: expenses	2,108	2,223	2,338	2,471
Estimated net proceeds	69,687	82,241	94,796	109,233
Less: Cash contribution to charitable foundation	(250)	(250)	(250)	(250)
Less: Common stock purchased by employee stock ownership plan	(6,545)	(7,700)	(8,855)	(10,183)
Less: Common stock purchased by stock-based benefit plans	(3,273)	(3,850)	(4,428)	(5,092)
Estimated net proceeds, as adjusted	$59,619	$70,441	$81,263	$93,708

For the Six Months Ended December 31, 2018
Consolidated net earnings:
Historical	$9,243	$9,243	$9,243	$9,243
Pro forma income on net proceeds	554	654	755	871
Pro forma capitalization of Pioneer Bancorp, MHC	(1)	(1)	(1)	(1)
Pro forma employee stock ownership plan adjustment (2)	(121)	(143)	(164)	(189)
Pro forma stock award adjustment (3)	(242)	(285)	(328)	(377)
Pro forma stock option plan adjustment (4)	(224)	(263)	(302)	(348)
Pro forma net income (5)(6)	$9,209	$9,205	$9,203	$9,199

Per share net income:
Historical	$0.58	$0.49	$0.43	$0.37
Pro forma income on net proceeds	0.03	0.03	0.03	0.03
Pro forma capitalization of Pioneer Bancorp, MHC	--	--	--	--
Pro forma employee stock ownership plan adjustment (2)	(0.01)	(0.01)	(0.01)	(0.01)
Pro forma stock award adjustment (3)	(0.02)	(0.02)	(0.02)	(0.02)
Pro forma stock option plan adjustment (4)	(0.01)	(0.01)	(0.01)	(0.01)
Pro forma earnings per share (5)(6)	$0.57	$0.48	$0.42	$0.36

Stock price as a multiple of pro forma earnings per share	8.77	x	10.42	x	11.90	x	13.89	x
Shares used for calculating pro forma earnings per share	16,058,290	18,892,107	21,725,923	24,984,812

At December 31, 2018
Stockholders’ equity:
Historical	$126,394	$126,394	$126,394	$126,394
Estimated net proceeds	69,687	82,241	94,796	109,233
Less: Capitalization of MHC	(100)	(100)	(100)	(100)
Plus: market value of shares contributed to charitable foundation	3,339	3,929	4,518	5,196
Less: expense of contribution to charitable foundation	(3,339)	(3,929)	(4,518)	(5,196)
Plus: tax benefit of contribution to charitable foundation	933	1,086	1,240	1,416
Less: cash contribution to charitable foundation	(250)	(250)	(250)	(250)
Less: common stock acquired by employee stock ownership plan (2)	(6,545)	(7,700)	(8,855)	(10,183)
Less: common stock acquired by stock-based benefit plans (3)	(3,273)	(3,850)	(4,428)	(5,092)
Pro forma stockholders’ equity (7)	$186,846	$197,822	$208,797	$221,418

Intangible assets	(10,005)	(10,005)	(10,005)	(10,005)
Pro forma tangible stockholders’ equity	176,841	187,817	198,792	211,413

Stockholders’ equity per share:
Historical	$7.57	$6.43	$5.59	$4.87
Estimated net proceeds	4.17	4.19	4.20	4.20
Less: capitalization of MHC	(0.01)	(0.01)	--	--
Plus: market value of shares contributed to charitable foundation	0.20	0.20	0.20	0.20
Less: market value of shares contributed to charitable foundation	(0.20)	(0.20)	(0.20)	(0.20)
Less: cash contribution to charitable foundation	(0.01)	(0.01)	(0.01)	(0.01)
Plus: tax benefit of contribution to charitable foundation	0.06	0.06	0.05	0.05
Less: common stock acquired by employee stock ownership plan (2)	(0.39)	(0.39)	(0.39)	(0.39)
Less: common stock acquired by stock-based benefit plans (3)	(0.20)	(0.20)	(0.20)	(0.20)
Pro forma stockholders’ equity per share (7)	$11.19	$10.07	$9.24	$8.52

Intangible assets per share	(0.60)	(0.51)	(0.44)	(0.39)
Pro forma tangible stockholders’ equity per share	$10.59	$9.56	$8.80	$8.13

Offering price as percentage of pro forma equity per share	89.37%	99.30%	108.23%	117.37%
Offering price as percentage of pro forma tangible stockholders’ equity per share	94.43%	104.60%	113.64%	123.00%
Number of shares outstanding for pro forma book value per share calculations	16,696,428	19,642,857	22,589,286	25,977,679

(footnotes begin on following page)

50

(1)	As adjusted to give effect to an increase in the number of shares, which increase could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.
(2)	Assumes that 3.92% of the outstanding shares of common stock of Pioneer Bancorp, Inc. at the completion of the offering will be purchased by the employee stock ownership plan. For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from Pioneer Bancorp, Inc. Pioneer Bank intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt. Pioneer Bank’s total annual payments on the employee stock ownership plan debt are based upon 20 equal annual installments of principal and interest. Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 718-40, “Compensation—Stock Compensation—Employee Stock Ownership Plans” (“ASC 718-40”) requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees. The pro forma adjustments assume that the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by Pioneer Bank, the fair value of the common stock remains equal to the subscription price and the employee stock ownership plan expense reflects an effective combined federal and state tax rate of 26.0%. The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders’ equity. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. The pro forma net income further assumes that 16,363, 19,250, 22,130 and 25,458 shares were committed to be released during the period at the minimum, midpoint, maximum, and adjusted maximum of the offering range, respectively, and according to ASC 718-40, only the employee stock ownership plan shares committed to be released during the period were considered outstanding for purposes of net income per share calculations.
(3)	Assumes that one or more stock-based benefit plans purchase an aggregate number of shares of common stock equal to 1.96% of the outstanding shares of common stock of Pioneer Bancorp, Inc. at the completion of the offering. Stockholder approval of the plans and purchases by the plans may not occur earlier than six months after the completion of the offering. The shares may be acquired directly from Pioneer Bancorp, Inc. or through open market purchases. Shares in the stock-based benefit plans are assumed to vest over a period of five years. The funds to be used to purchase the shares will be provided by Pioneer Bancorp, Inc. The table assumes that (i) the stock-based benefit plans acquire the shares through open market purchases at $10.00 per share, (ii) 10.0% of the amount contributed to the plans is amortized as an expense during the six months ended December 31, 2018, and (iii) the plans’ expense reflects an effective combined federal and state tax rate of 26.0%. The issuance of authorized but unissued shares of common stock to fund these awards would dilute stockholders’ ownership and voting interests by approximately 1.9%.
(4)	Assumes that options are granted under one or more stock-based benefit plans to acquire an aggregate number of shares of common stock equal to 4.90% of the outstanding shares of common stock of Pioneer Bancorp, Inc. at the completion of the offering. Stockholder approval of the plans may not occur earlier than six months after the completion of the offering. In calculating the pro forma effect of the stock-based benefit plans, it is assumed that the exercise price of the stock options and the trading price of the common stock at the date of grant were $10.00 per share, the estimated grant-date fair value determined using the Black-Scholes option pricing model was $2.92 for each option, the aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period of the options, and that 25% of the amortization expense (or the assumed portion relating to options granted to directors) resulted in a tax benefit using an assumed tax rate of 26.0%. The actual expense will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used and the option pricing model ultimately adopted. Under the above assumptions, the implementation of the stock-based benefit plans will result in no additional shares under the treasury stock method for purposes of calculating earnings per share. There can be no assurance that the actual exercise price of the stock options will be equal to the $10.00 price per share. If a portion of the shares used to satisfy the exercise of options comes from authorized but unissued shares, our net income per share and stockholders’ equity per share would decrease. The issuance of authorized but unissued shares of common stock pursuant to the exercise of options under such plan would dilute stockholders’ ownership and voting interests by approximately 4.7%.
(5)	Net income per share computations are determined by taking the number of shares assumed to be sold in the offering and contributed to the charitable foundation and, according to ASC 718-40, subtracting the employee stock ownership plan shares which have not been committed for release during the period. See footnote 1 above. The number of shares of common stock actually sold and the corresponding number of outstanding shares may be more or less than the assumed amounts.
(6)	Does not give effect to the non-recurring expense that will be recognized during fiscal 2019 as a result of the contribution to the charitable foundation. The following table shows the estimated after-tax expense associated with the contribution to the charitable foundation, as well as pro forma net income and pro forma net income per share assuming the contribution to the charitable foundation had been expensed during the six months ended December 31, 2018.

	For the Six Months Ended December 31, 2018 Based upon the Sale at $10.00 Per Share of:
	7,179,465 Shares	8,446,429 Shares	9,713,393 Shares	11,170,402 Shares
	(In thousands, except per share amounts)
After-tax expense of stock and cash contribution to charitable foundation	$(2,656)	$(3,092)	$(3,528)	$(4,030)
Pro forma net income, adjusted for foundation contribution	6,553	6,113	5,675	5,169
Pro forma net income per share	0.41	0.32	0.26	0.21

The pro forma data assume that we will realize 100% of the income tax benefit as a result of the contribution to the charitable foundation based on a 26.0% combined federal and state tax rate. The realization of the tax benefit is generally limited annually to 10% of our annual taxable income. However, for federal and state tax purposes, we can carry forward any unused portion of the deduction for five years following the year in which the contribution is made.

(7)	The retained earnings of Pioneer Bank will be substantially restricted after the offering. See “Our Dividend Policy,” and “Supervision and Regulation—New York Banking Laws and Supervision—Dividends.”

51

At or for the Year Ended June 30, 2018 Based upon the Sale at $10.00 Per Share of:
7,179,465 Shares	8,446,429 Shares	9,713,393 Shares	11,170,402 Shares (1)
(Dollars in thousands, except per share amounts)

Gross proceeds of stock offering	$71,795	$84,464	$97,134	$111,704
Plus: market value of shares issued to Pioneer Bancorp, MHC	—	—	—	—
Plus: market value of shares contributed to charitable foundation	3,339	3,929	4,518	5,196
Pro forma market capitalization	$75,134	$88,393	$101,652	$116,900

Gross proceeds of stock offering	$71,795	$84,464	$97,134	$111,704
Less: expenses	2,108	2,223	2,338	2,471
Estimated net proceeds	69,687	82,241	94,796	109,233
Less: cash contribution to charitable foundation	(250)	(250)	(250)	(250)
Less: common stock purchased by employee stock ownership plan	(6,545)	(7,700)	(8,855)	(10,183)
Less: common stock purchased by stock-based benefit plans	(3,273)	(3,850)	(4,428)	(5,092)
Estimated net proceeds, as adjusted	59,619	70,441	81,263	93,708

For the Year Ended June 30, 2018
Consolidated net earnings:
Historical	$11,499	$11,499	$11,499	$11,499
Pro forma income on net proceeds	1,107	1,308	1,509	1,741
Pro forma capitalization of Pioneer Bancorp, MHC	(2)	(2)	(2)	(2)
Pro forma employee stock ownership plan adjustment (2)	(242)	(285)	(328)	(377)
Pro forma stock award adjustment (3)	(484)	(570)	(655)	(754)
Pro forma stock option plan adjustment (4)	(447)	(526)	(604)	(695)
Pro forma net income (5)(6)	$11,431	$11,424	$11,419	$11,412

Per share net income:
Historical	$0.72	$0.61	$0.53	$0.46
Pro forma income on net proceeds	0.07	0.07	0.07	0.07
Pro forma capitalization of Pioneer Bancorp, MHC	—	—	—	—
Pro forma employee stock ownership plan adjustment (2)	(0.02)	(0.02)	(0.02)	(0.02)
Pro forma stock award adjustment (3)	(0.03)	(0.03)	(0.03)	(0.03)
Pro forma stock option plan adjustment (4)	(0.03)	(0.03)	(0.03)	(0.03)
Pro forma net income per share (5)(6)	$0.71	$0.60	$0.52	$0.45

Stock price as a multiple of pro forma earnings per share	14.08	x	16.67	x	19.23	x	22.22	x
Shares used for calculating pro forma earnings per share	16,074,653	18,911,357	21,748,061	25,010,270

At June 30, 2018
Stockholders’ equity:
Historical	$118,063	$118,063	$118,063	$118,063
Estimated net proceeds	69,687	82,241	94,796	109,233
Less: capitalization of Pioneer Bancorp, MHC	(100)	(100)	(100)	(100)
Plus: market value of shares contributed to charitable foundation	3,339	3,929	4,518	5,196
Less: expense of contribution to charitable foundation	(3,339)	(3,929)	(4,518)	(5,196)
Less: cash contribution to charitable foundation	(250)	(250)	(250)	(250)
Plus: tax benefit of contribution to charitable foundation	933	1,087	1,240	1,416
Less: common stock acquired by employee stock ownership plan (2)	(6,545)	(7,700)	(8,855)	(10,183)
Less: common stock acquired by stock-based benefit plans (3)	(3,273)	(3,850)	(4,428)	(5,092)
Pro forma stockholders’ equity (7)	$178,515	$189,491	$200,466	$213,087

Intangible assets	(10,167)	(10,167)	(10,167)	(10,167)
Pro forma tangible stockholders’ equity	168,348	179,324	190,299	202,920

Stockholders’ equity per share:
Historical	$7.07	$6.01	$5.23	$4.55
Estimated net proceeds	4.17	4.19	4.20	4.20
Less: capitalization of Pioneer Bancorp, MHC	(0.01)	(0.01)	—	—
Plus: market value of shares contributed to charitable foundation	0.20	0.20	0.20	0.20
Less: expense of contribution to charitable foundation	(0.20)	(0.20)	(0.20)	(0.20)
Less: cash contribution to charitable foundation	(0.01)	(0.01)	(0.01)	(0.01)
Plus: tax benefit of contribution to charitable foundation	0.06	0.06	0.05	0.05
Less: common stock acquired by employee stock ownership plan (2)	(0.39)	(0.39)	(0.39)	(0.39)
Less: common stock acquired by stock-based benefit plans (3)	(0.20)	(0.20)	(0.20)	(0.20)
Pro forma stockholders’ equity per share (7)	$10.69	$9.65	$8.88	$8.20

Intangible assets	(0.61)	(0.52)	(0.45)	(0.39)
Pro forma tangible stockholders’ equity per share	$10.08	$9.13	$8.43	$7.81

Offering price as percentage of pro forma stockholders’ equity per share	93.55%	103.63%	112.61%	121.95%
Offering price as percentage of pro forma tangible stockholders’ equity per share	99.21%	109.53%	118.62%	128.04%
Number of shares outstanding for pro forma book value per share calculations	16,696,428	19,642,857	22,589,286	25,977,679

(footnotes begin on following page)

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(1)	As adjusted to give effect to an increase in the number of shares, which increase could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.
(2)	Assumes that 3.92% of the outstanding shares of common stock of Pioneer Bancorp, Inc. at the completion of the offering will be purchased by the employee stock ownership plan. For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from Pioneer Bancorp, Inc. Pioneer Bank intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt. Pioneer Bank’s total annual payments on the employee stock ownership plan debt are based upon 20 equal annual installments of principal and interest. ASC 718-40requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees. The pro forma adjustments assume that the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by Pioneer Bank, the fair value of the common stock remains equal to the offering price and the employee stock ownership plan expense reflects an effective combined federal and state tax rate of 26.0%. The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders’ equity. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. The pro forma net income further assumes that 32,275, 38,500, 44,275 and 50,916 shares were committed to be released during the year at the minimum, midpoint, maximum, and adjusted maximum of the offering range, respectively, and according to ASC 718-40, only the employee stock ownership plan shares committed to be released during the period were considered outstanding for purposes of net income per share calculations.
(3)	Assumes that one or more stock-based benefit plans purchase an aggregate number of shares of common stock equal to 1.96% of the outstanding shares of common stock of Pioneer Bancorp, Inc. at the completion of the offering. Stockholder approval of the plans and purchases by the plans may not occur earlier than six months after the completion of the offering. The shares may be acquired directly from Pioneer Bancorp, Inc. or through open market purchases. Shares in the stock-based benefit plans are assumed to vest over a period of five years. The funds to be used to purchase the shares will be provided by Pioneer Bancorp, Inc. The table assumes that (i) the stock-based benefit plans acquire the shares through open market purchases at $10.00 per share, (ii) 20% of the amount contributed to the plan is amortized as an expense during the year ended June 30, 2018, and (iii) the plans’ expense reflects an effective combined federal and state tax rate of 26.0%. The issuance of authorized but unissued shares of common stock to fund these awards would dilute stockholders’ ownership and voting interests by approximately 1.9%.
(4)	Assumes that options are granted under one or more stock-based benefit plans to acquire an aggregate number of shares of common stock equal to 4.90% of the outstanding shares of common stock of Pioneer Bancorp, Inc. at the completion of the offering. Stockholder approval of the plans may not occur earlier than six months after the completion of the offering. In calculating the pro forma effect of the stock-based benefit plans, it is assumed that the exercise price of the stock options and the trading price of the common stock at the date of grant were $10.00 per share, the estimated grant-date fair value determined using the Black-Scholes option pricing model was $2.92 for each option, the aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period of the options, and that 25% of the amortization expense (or the assumed portion relating to options granted to directors) resulted in a tax benefit using an assumed combined federal and state tax rate of 26.0%. The actual expense will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used and the option pricing model ultimately adopted. Under the above assumptions, the implementation of the stock-based benefit plans will result in no additional shares under the treasury stock method for purposes of calculating earnings per share. There can be no assurance that the actual exercise price of the stock options will be equal to the $10.00 price per share. If a portion of the shares used to satisfy the exercise of options comes from authorized but unissued shares, our net income per share and stockholders’ equity per share would decrease. The issuance of authorized but unissued shares of common stock pursuant to the exercise of options under such plan would dilute stockholders’ ownership and voting interests by approximately 4.7%.
(5)	Net income per share computations are determined by taking the number of shares assumed to be sold in the offering and contributed to the charitable foundation and, according to ASC 718-40, subtracting the employee stock ownership plan shares which have not been committed for release during the year. See footnote 1 above. The number of shares of common stock actually sold and the corresponding number of outstanding shares may be more or less than the assumed amounts.
(6)	Does not give effect to the non-recurring expense that would be recognized during fiscal 2019 as a result of the contribution to the charitable foundation. The following table shows the estimated after-tax expense associated with the contribution to the charitable foundation, as well as pro forma net income and pro forma net income per share assuming the contribution to the charitable foundation had been expensed during the year ended June 30, 2018.

	For the Year Ended June 30, 2018 Based upon the Sale at $10.00 Per Share of:
	7,179,465 Shares	8,446,429 Shares	9,713,393 Shares	11,170,402 Shares
	(In thousands, except per share amounts)
After-tax expense of stock and cash contribution to charitable foundation	$(2,656)	$(3,092)	$(3,528)	$(4,030)
Pro forma net income, adjusted for foundation contribution	8,775	8,332	7,891	7,382
Pro forma net income per share	0.54	0.44	0.36	0.30

The pro forma data assume that we will realize 100% of the income tax benefit as a result of the contribution to the charitable foundation based on a combined federal and state tax rate of 26.0%. The realization of the tax benefit is generally limited annually to 10% of our annual taxable income. However, for federal and state tax purposes, we can carry forward any unused portion of the deduction for five years following the year in which the contribution is made.

(7)	The retained earnings of Pioneer Bank will be substantially restricted after the offering. See “Our Dividend Policy,” and “Supervision and Regulation—New York Banking Laws and Supervision—Dividends.”

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COMPARISON OF VALUATION AND PRO FORMA INFORMATION
WITH AND WITHOUT THE CHARITABLE FOUNDATION

As reflected in the table below, if the charitable foundation is not funded in connection with the reorganization and offering, RP Financial estimates that our pro forma valuation would be greater and, as a result, a greater number of shares of common stock would be issued in the offering. At the minimum, midpoint, maximum, and adjusted maximum of the valuation range, our pro forma valuation is $167.0 million, $196.4 million, $225.9 million and $259.8 million, respectively, with the charitable foundation, as compared to $172.1 million, $202.5 million, $232.9 million and $267.8 million, respectively, without the charitable foundation. There is no assurance that if the charitable foundation were not formed, the appraisal prepared at that time would conclude that our pro forma market value would be the same as that estimated in the table below. Any appraisal prepared at that time would be based on the facts and circumstances existing at that time, including, among other things, market and economic conditions.

For comparative purposes only, set forth below are certain pricing ratios, financial data and ratios at and for the six months ended December 31, 2018 at the minimum, midpoint, maximum, and adjusted maximum of the offering range, assuming the offering was completed at the beginning of the period, with and without the charitable foundation.

	Minimum of Offering Range				Midpoint of Offering Range				Maximum of Offering Range				Adjusted Maximum of Offering Range
	With Foundation		Without Foundation		With Foundation		Without Foundation		With Foundation		Without Foundation		With Foundation		Without Foundation
	(Dollars in thousands, except per share amounts)

Estimated offering amount	$71,795		$77,456		$84,464		$91,125		$97,134		$104,794		$111,704		$120,513
Pro forma market capitalization	75,134		77,456		88,393		91,125		101,652		104,794		116,900		120,513
Estimated full value	166,964		172,125		196,429		202,500		225,893		232,875		259,777		267,806
Total assets	1,347,419		1,352,039		1,358,395		1,363,798		1,369,370		1,375,556		1,381,991		1,389,077
Total liabilities	1,160,573		1,160,573		1,160,573		1,160,573		1,160,573		1,160,573		1,160,573		1,160,573
Pro forma stockholders’ equity	186,846		191,466		197,822		203,225		208,797		214,983		221,418		228,504
Pro forma net income (1)	9,209		9,243		9,206		9,245		9,203		9,247		9,200		9,250
Pro forma stockholders’ equity per share	11.19		11.11		10.07		10.04		9.24		9.23		8.52		8.53
Pro forma net income per share	0.57		0.56		0.48		0.47		0.42		0.41		0.36		0.36

Pro forma pricing ratios:
Offering price as a percentage of pro forma stockholders’ equity per share	89.37%		90.01%		99.30%		99.60%		108.23%		108.34%		117.37%		117.23%
Offering price to pro forma net income per share	8.77	x	8.93	x	10.42	x	10.64	x	11.90	x	12.20	x	13.89	x	13.89	x

Pro forma financial ratios:
Return on assets (annualized)	1.37%		1.37%		1.36%		1.36%		1.34%		1.34%		1.33%		1.33%
Return on equity (annualized)	9.86%		9.66%		9.31%		9.10%		8.82%		8.60%		8.31%		8.10%
Equity to assets	13.87%		14.16%		14.56%		14.90%		15.25%		15.63%		16.02%		16.45%

Total shares issued	16,696,428		17,212,500		19,642,857		20,250,000		22,589,286		23,287,500		25,977,679		26,780,625

(footnotes on following page)

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(1)	The following table shows the estimated after-tax expense associated with the contribution to the charitable foundation, as well as pro forma net income, pro forma net income per share, pro forma return on assets and pro forma return on stockholders’ equity assuming the contribution to the charitable foundation was expensed during the six months ended December 31, 2018.

	Minimum of Offering Range	Midpoint of Offering Range	Maximum of Offering Range	Adjusted Maximum of Offering Range
	(Dollars in thousands, except per share amounts)

Before-tax expense of stock and cash contribution to foundation	$(3,589)	$(4,179)	$(4,768)	$(5,446)
After-tax expense of stock and cash contribution to foundation	$(2,656)	$(3,092)	$(3,528)	$(4,030)
Pro forma net income	$6,553	$6,113	$5,675	$5,169
Pro forma net income per share	$0.41	$0.32	$0.26	$0.21
Pro forma tax benefit	$933	$1,087	$1,240	$1,416
Offering price to pro forma net income per share	6.10	7.81	9.62	11.90
Pro forma return on assets (annualized)	0.97%	0.90%	0.83%	0.75%
Pro forma return on equity (annualized)	7.02%	6.18%	5.44%	4.67%

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

This discussion and analysis reflects our consolidated financial statements and other relevant statistical data, and is intended to enhance your understanding of our financial condition and results of operations. The information in this section has been derived in part from the consolidated financial statements that appear beginning on page F-1 of this prospectus and other consolidated financial statements that are not included herein. Please read the information in this section in conjunction with the business and financial information regarding Pioneer Bank and the consolidated financial statements that appear starting on page F-1 of this prospectus.

Overview

Net Interest Income. Our primary source of income is net interest income. Net interest income is the difference between interest income, which is the income we earn on our loans and investments, and interest expense, which is the interest we pay on our deposits and borrowings.

Provision for Loan Losses. The allowance for loan losses is a valuation allowance for probable incurred credit losses. The allowance for loan losses is increased through charges to the provision for loan losses. Loans are charged against the allowance when management believes that the collectability of the principal loan amount is not probable. Recoveries on loans previously charged-off, if any, are credited to the allowance for loan losses when realized.

Non-interest Income. Our primary sources of non-interest income are banking fees and service charges, insurance, employee benefits and wealth management services income. Our non-interest income also includes net gain or losses on sales and calls of securities, net gains in cash surrender value of bank owned life insurance, net gain or loss on disposal of assets, other gains and losses, and miscellaneous income.

Non-Interest Expenses. Our non-interest expenses consist of salaries and employee benefits, net occupancy and equipment, data processing, federal deposit insurance premiums and other general and administrative expenses.

Salaries and employee benefits consist primarily of salaries and wages paid to our employees, payroll taxes, and expenses for worker’s compensation and disability insurance, health insurance, retirement plans and other employee benefits, as well as commissions and other incentives.

Occupancy and equipment expenses, which are the fixed and variable costs of buildings and equipment, consist primarily of depreciation charges, rental expenses, furniture and equipment expenses, maintenance, real estate taxes and costs of utilities. Depreciation of premises and equipment is computed using a straight-line method based on the estimated useful lives of the related assets or the expected lease terms, if shorter.

Data processing expenses are fees we pay to third parties for use of their software and for processing customer information, deposits and loans.

Advertising includes most marketing expenses including multi-media advertising (public and in-store), promotional events and materials, civic and sales focused memberships, and community support.

Federal deposit insurance premiums are payments we make to the Federal Deposit Insurance Corporation for insurance of our deposit accounts.

Other expenses include expenses for professional services, office supplies, postage, telephone, insurance and other miscellaneous operating expenses.

Income Tax Expense. Our income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between the carrying amounts and the tax basis of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amounts expected to be realized.

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Business Strategy

Our business strategy is to operate as a well-capitalized and profitable community bank dedicated to providing personal service to our individual and business customers. We believe that we have a competitive advantage in the markets we serve because of our 130-year history in the community, our knowledge of the local marketplace and our long-standing reputation for providing superior, relationship-based customer service. We believe we can distinguish ourselves by maintaining the culture of a local community bank, but offering the products of a comprehensive financial services provider by promoting and continuing to expand our insurance, consulting and wealth management businesses. The following are the key elements of our business strategy:

Continue our emphasis on commercial lending. Over the last five and a half years, we have increased our commercial loan portfolio, which consists of commercial real estate, commercial and industrial and commercial construction loans, consistent with safe and sound underwriting practices. This has had the benefits of increasing the yield on our loan portfolio while reducing the average term to repricing of our loans. However, we have sought to maintain an appropriate balance in the overall loan portfolio between our commercial and non-commercial loans in order to diversify our credit risk. At December 31, 2018, our commercial loan portfolio totaled $658.5 million, or 63.3% of total loans, compared with $389.1 million, or 61.0% of total loans, at June 30, 2014. We view the growth of commercial lending as a means of increasing our interest income and establishing relationships with local businesses, which offer a recurring and potentially broader source of fee income through commercial deposits, commercial insurance, and our employee benefits products and consulting. We also generally require that commercial and industrial loan borrowers establish a commercial deposit account with us, which assists our efforts to grow core deposits and cross-sell our other products and services. The additional capital raised in the offering will enable us to increase our originations of commercial real estate, commercial and industrial and commercial construction loans in our primary market area, and originate loans with larger balances that we intend to retain in our portfolio.

Diversify our products and services in order to increase non-interest income. We continue to seek ways of increasing our non-interest income by growing our financial services businesses. We initially entered into the wealth management services business by establishing Pioneer Financial Services, Inc. as a wholly-owned subsidiary of Pioneer Bank (which operates under the name Pioneer Wealth Management). We substantially grew this business with the acquisition of substantially all of the operating assets of Ward Financial Management, LTD in 2018. At December 31, 2018, Pioneer Financial Services, Inc. had $481.5 million of assets under management. We also sell commercial and personal insurance products and provide employee benefits products and services through our wholly-owned subsidiary, Anchor Agency, Inc., which we acquired in 2016. We expanded our employee benefits products and services business through our acquisition in 2017 of substantially all of the operating assets of Capital Region Strategic Employee Benefits Services, LLC, an employee benefits and consulting firm. The growth of our financial services businesses has contributed to the increase in non-interest income to $3.3 million for the six months ended December 31, 2018 compared to $2.4 million for the six months ended December 31, 2017 and to $5.1 million for fiscal 2018 compared to $3.7 million for fiscal 2017. We believe that there will be opportunities to cross-sell these products to our deposit and borrower customers which may further increase our non-interest income, and also to cross-sell our banking services and products to customers and clients of Pioneer Financial Services, Inc. and Anchor Agency, Inc. We intend to consider future acquisition opportunities to expand our wealth management activities, including the amount of the assets that we have under management, insurance or other complementary financial services businesses. On April 24, 2019, Pioneer Bank entered into a stock purchase agreement with Jaeger & Flynn Associates, Inc., a New York insurance agency. For information regarding this proposed acquisition, please see “Recent Developments.”

Increase our Share of Lower-Cost Core Deposits. We continue to emphasize offering core deposits (demand deposit accounts, savings accounts and money market accounts) to businesses, municipalities and individuals located in our market area. Core deposits represent our best opportunity to develop customer relationships that enable us to cross-sell the products and services of our complementary subsidiaries. We attract and retain transaction accounts by offering competitive products and rates and providing quality customer service. Our core deposits increased $403.7 million to $990.9 million at December 31, 2018 from $587.1 million at June 30, 2014. At December 31, 2018, core deposits comprised 88.9% of our total deposits. Core deposits are our least costly source of funds which improves our interest rate spread and also contributes non-interest income from account related services.

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Strategically Grow our Balance Sheet. We believe there is a large customer base in our market that prefers doing business with local institutions and may be dissatisfied with the service they receive from the larger regional banks. By offering personalized customer service, along with our extensive knowledge of our local markets and employees who have strong relationships with our customers which leads to referrals and repeat business, we believe we can leverage these strengths to attract and retain customers. We have recently undergone a significant rebranding effort and updated our branch layout, website and other technology infrastructure that prioritizes the customer experience and moves away from the traditional single branch channel. We also believe we can capitalize on commercial deposit and personal banking relationships derived from an increase in commercial real estate and commercial business lending. Based on the foregoing, our attractive market area and strategic investment in technology to enhance the customer experience, we believe we are well-positioned to increase our balance sheet, particularly loans and deposits.

Continue to Emphasize Operating Efficiencies and Cost Controls. Despite significant growth of our loan portfolio, product offerings and financial services businesses in recent years, we have remained focused on expense control while increasing our net income. We remain disciplined in our approach to non-interest expenses by identifying cost savings opportunities such as renegotiating key third-party contracts and reducing other operating expenses. Our efficiency ratio was 60.0% (annualized) during the six months ended December 31, 2018, compared to 79.4% during the year ended June 30, 2014. While we expect that our non-interest expenses will increase when we become a public company, we intend to continue to diligently monitor and control expenses as we focus our efforts on continued growth. In order to support our growth in a cost-effective way, we plan to continue to invest prudently in technology to help improve our operational infrastructure.

Maintain Disciplined Underwriting. We emphasize a disciplined credit culture based on intimate knowledge of the market, close ties to our customers, sound underwriting standards and experienced loan officers. We are committed to actively monitoring and managing all segments of our loan portfolio in an effort to proactively identify and mitigate credit risks within the portfolio. At December 31, 2018, non-performing assets totaled $11.8 million, which represented 0.92% of total assets. At December 31, 2018, there were $5.5 million of non-performing commercial real estate loans and $137,000 of non-performing commercial and industrial loans.

Anticipated Increase in Non-interest Expense

Following the completion of the reorganization and stock offering, our non-interest expense is expected to increase because of the increased costs associated with operating as a public company, and the increased compensation expenses associated with the purchase of shares of common stock by our employee stock ownership plan and the possible implementation of one or more stock-based benefit plans, if approved by our stockholders, no earlier than six months after the completion of the reorganization and stock offering. For further information, see “Summary—Our Officers, Trustees and Employees Will Receive Additional Benefits and Compensation After the Reorganization and Offering;” “Risk Factors—Risks Related to the Offering—Our stock-based benefit plans will increase our costs, which will reduce our income;” and “Management—Benefits to be Considered Following Completion of the Stock Offering.”

Summary of Critical Accounting Policies

The discussion and analysis of the financial condition and results of operations are based on our financial statements, which are prepared in conformity with U.S. GAAP. The preparation of these financial statements requires management to make estimates and assumptions affecting the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and the reported amounts of income and expenses. We consider the accounting policies discussed below to be critical accounting policies, which are presented in the Notes to the consolidated financial statements. The estimates and assumptions that we use are based on historical experience and various other factors and are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions, resulting in a change that could have a material impact on the carrying value of our assets and liabilities and our results of operations.

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The JOBS Act which was enacted in 2012, contains provisions that, among other things, reduce certain reporting requirements for qualifying public companies. As an “emerging growth company” we may delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. We intend to take advantage of the benefits of this extended transition period. Accordingly, our financial statements may not be comparable to companies that comply with such new or revised accounting standards.

The following represent our critical accounting policies:

Allowance for Loan Losses.  The allowance for loan losses is the amount estimated by management as necessary to absorb credit losses incurred in the loan portfolio that are both probable and reasonably estimable at the relevant balance sheet date. The amount of the allowance is based on significant estimates, and the ultimate losses may vary from such estimates as more information becomes available or conditions change. The methodology for determining the allowance for loan losses is considered a critical accounting policy by management due to the high degree of judgment involved, the subjectivity of the assumptions used and the potential for changes in the economic environment that could result in changes to the amount of the recorded allowance for loan losses.

As a substantial percentage of our loan portfolio is collateralized by real estate, appraisals of the underlying value of property securing loans are critical in determining the amount of the allowance required for specific loans. Assumptions are instrumental in determining the value of properties. Overly optimistic assumptions or negative changes to assumptions could significantly affect the valuation of a property securing a loan and the related allowance determined. Management carefully reviews the assumptions supporting such appraisals to determine that the resulting values reasonably reflect amounts realizable on the related loans.

Management performs an evaluation of the adequacy of the allowance for loan losses at least quarterly. We consider a variety of factors in establishing this estimate including, but not limited to, current economic conditions, delinquency statistics, geographic concentrations, the adequacy of the underlying collateral, the financial strength of the borrower, results of internal loan reviews and other relevant factors. This evaluation is inherently subjective as it requires material estimates by management that may be susceptible to significant change based on changes in economic and real estate market conditions.

The evaluation has specific and general components. The specific component relates to loans that are deemed to be impaired and classified as special mention, substandard, doubtful, or loss. For such loans that are also classified as impaired, an allowance is generally established when the collateral value of the impaired loan is lower than the carrying value of that loan. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors.

Actual loan losses may be significantly more than the allowance we have established which could have a material negative effect on our financial results. See Note 1 to the Notes to the consolidated financial statements for a complete discussion of the allowance for loan losses.

Income Taxes. Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for temporary differences between carrying amounts and the tax basis of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized. We recognize interest and/or penalties related to income tax matters in other expense. A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is more than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Management determines the need for a deferred tax valuation allowance based upon the realizability of tax benefits from the reversal of temporary differences creating the deferred tax assets, as well as the amounts of available open tax carrybacks, if any. At December 31, 2018, no valuation allowance was required.

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We exercise significant judgment in evaluating the amount and timing of recognition of the resulting tax assets and liabilities. These judgments require us to make projections of future taxable income. The judgments and estimates we make in determining our deferred tax assets are inherently subjective and are reviewed on a regular basis as regulatory or business factors change. Any reduction in estimated future taxable income may require us to record a valuation allowance against our deferred tax assets. A valuation allowance that results in additional income tax expense in the period in which it is recognized would negatively affect earnings. See Note 12 to the Notes to our consolidated financial statements for a complete discussion of income taxes.

Fair Value Measurements. The fair value of a financial instrument is the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the particular asset or liability in an orderly transaction between market participants on the measurement date. We estimate the fair value of a financial instrument and any related asset impairment using a variety of valuation methods. Where financial instruments are actively traded and have quoted market prices, quoted market prices as of the measurement date are used for fair value. When the financial instruments are not actively traded, other observable market inputs, such as quoted prices of securities with similar characteristics, quoted prices in markets that are not active or other inputs that are observable or can be corroborated by observable market data, may be used, if available, to determine fair value. When observable market prices do not exist, we estimate fair value. These estimates are subjective in nature and imprecision in estimating these factors can impact the amount of revenue or loss recorded. A more detailed description of the fair values measured at each level of the fair value hierarchy and the methodology we utilize can be found in Note 14 to the Notes to the consolidated financial statements.

Investment Securities. Available-for-sale and held-to-maturity securities are reviewed by management on a quarterly basis, and more frequently when economic or market conditions warrant, for possible other-than-temporary impairment. In determining other-than-temporary impairment, management considers many factors, including the length of time and the extent to which the fair value has been less than cost, the financial condition and near-term prospectus of the issuer, whether the market decline was affected by macroeconomic conditions and whether the bank has the intent to sell the debt security or more likely than not will be required to sell the debt security before its anticipated recovery. A decline in value that is considered to be other-than-temporary is recorded as a loss within non-interest income in the statement of income. The assessment of whether other-than-temporary impairment exists involves a high degree of subjectivity and judgment and is based on the information available to management at a point in time. In order to determine other-than-temporary impairment for mortgage-backed securities, asset-backed securities and collateralized mortgage obligations, we compare the present value of the remaining cash flows as estimated at the preceding evaluation date to the current expected remaining cash flows. Other-than-temporary impairment is deemed to have occurred if there has been an adverse change in the remaining expected future cash flows.

Pension Obligations.   We maintain a non-contributory defined benefit pension plan covering substantially all of our full-time employees. The plan provides for defined benefits based on years of service and final average salary. For further detail on our pension obligations, including the significant assumptions used by management, see Note 11 to the Notes to the consolidated financial statements.

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Average Balances and Yields. The following tables set forth average balances, average yields and costs, and certain other information for the periods indicated. No tax-equivalent yield adjustments have been made, as the effects would be immaterial. All average balances are daily average balances. Non-accrual loans were included in the computation of average balances. The yields set forth below include the effect of deferred fees, discounts, and premiums that are amortized or accreted to interest income or interest expense, as applicable.

	For the Six Months Ended December 31,
	2018			2017
	Average Outstanding Balance	Interest	Average Yield/Cost (4)	Average Outstanding Balance	Interest	Average Yield/Cost (4)
	(Dollars in thousands)
Interest-earning assets:
Loans	$1,022,324	$24,461	4.80%	$956,389	$21,150	4.43%
Securities	112,174	1,269	2.26%	78,028	574	1.46%
Interest-earning deposits	58,104	572	1.96%	78,298	522	1.33%
Other	1,116	30	5.40%	804	36	9.08%
Total interest-earning assets	1,193,718	26,332	4.42%	1,113,519	22,282	4.01%
Non-interest-earning assets	112,071			102,815
Total assets	$1,305,789			$1,216,334

Interest-bearing liabilities:
Demand deposits	$104,775	$165	0.31%	$96,524	$98	0.20%
Savings deposits	244,304	63	0.05%	240,869	62	0.05%
Money market deposits	331,041	780	0.47%	322,645	568	0.35%
Certificates of deposit	127,002	895	1.40%	129,460	714	1.10%
Total interest-bearing deposits	807,122	1,903	0.47%	789,498	1,442	0.36%
Borrowings	5,163	69	2.67%	190	1	1.05%
Other	7,904	81	2.04%	3,837	38	1.97%
Total interest-bearing liabilities	820,189	2,053	0.49%	793,525	1,481	0.37%
Non-interest-bearing liabilities	362,746			315,885
Total liabilities	1,182,935			1,109,410
Total net worth	122,852			106,924
Total liabilities and net worth	$1,305,787			$1,216,334
Net interest income		$24,279			$20,801
Net interest rate spread (1)			3.93%			3.64%
Net interest-earning assets (2)	$373,529			$319,994
Net interest margin (3)			4.07%			3.74%
Average interest-earning assets to interest-bearing liabilities	145.54%			140.33%

(1)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(2)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(3)	Net interest margin represents net interest income divided by average total interest-earning assets.
(4)	Annualized.

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	For the Years Ended June 30,
	2018			2017			2016
	Average Outstanding Balance	Interest	Average Yield/Cost	Average Outstanding Balance	Interest	Average Yield/Cost	Average Outstanding Balance	Interest	Average Yield/Cost
	(Dollars in thousands)
Interest-earning assets:
Loans	$969,624	$43,649	4.50%	$869,816	$36,174	4.16%	$740,794	$30,782	4.16%
Securities	82,514	1,367	1.66%	100,455	1,225	1.22%	110,667	1,234	1.11%
Interest-earning deposits	91,941	1,408	1.53%	14,230	117	0.82%	16,913	69	0.41%
Other	816	62	7.60%	1,953	105	5.38%	1,944	76	3.91%
Total interest-earning assets	1,144,895	46,486	4.06%	986,454	37,621	3.81%	870,328	32,161	3.69%
Non-interest-earning assets	102,942			95,973			78,089
Total assets	$1,247,837			$1,082,427			$948,417

Interest-bearing liabilities:
Demand deposits	$106,309	249	0.23%	$56,208	79	0.14%	$43,626	31	0.07%
Savings deposits	241,357	124	0.05%	233,843	120	0.05%	219,157	112	0.05%
Money market deposits	328,242	1,231	0.38%	262,754	800	0.30%	214,301	470	0.22%
Certificates of deposit	129,495	1,491	1.15%	126,988	1,156	0.91%	117,513	821	0.70%
Total interest-bearing deposits	805,403	3,095	0.38%	679,793	2,155	0.32%	594,597	1,434	0.24%
Borrowings	151	2	1.32%	24,666	189	0.77%	27,872	148	0.53%
Other	4,623	89	1.93%	3,722	67	1.80%	3,425	66	1.93%
Total interest-bearing liabilities	810,177	3,186	0.39%	708,181	2,411	0.34%	625,894	1,648	0.26%
Non-interest-bearing liabilities	328,261			277,600			226,077
Total liabilities	1,138,438			985,781			851,971
Total net worth	109,399			96,646			96,446
Total liabilities and net worth	$1,247,837			$1,082,427			$948,417
Net interest income		$43,300			$35,120			$30,513
Net interest rate spread (1)			3.67%			3.47%			3.43%
Net interest-earning assets (2)	$334,718			$278,273			$244,434
Net interest margin (3)			3.78%			3.57%			3.51%
Average interest-earning assets to interest-bearing liabilities	141.31%			139.29%			139.05%

(1)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(2)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(3)	Net interest margin represents net interest income divided by average total interest-earning assets.

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Rate/Volume Analysis

The following table presents the effects of changing rates and volumes on our net interest income for the periods indicated. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The total column represents the sum of the prior two columns. For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately based on the changes due to rate and the changes due to volume.

	Six Months Ended December 31, 2018 vs. 2017			Year Ended June 30, 2018 vs. 2017			Year Ended June 30, 2017 vs. 2016
	Increase (Decrease) Due to		Total	Increase (Decrease) Due to		Total	Increase (Decrease) Due to		Total
	Volume	Rate	Increase (Decrease)	Volume	Rate	Increase (Decrease)	Volume	Rate	Increase (Decrease)
				(In thousands)
Interest-earning assets:
Loans	$1,503	$1,808	$3,311	$4,350	$3,125	$7,475	$5,366	$26	$5,392
Securities	311	384	695	(245)	387	142	(119)	110	(9)
Interest-earning deposits	(157)	207	50	1,115	176	1,291	(12)	60	48
Other	12	(18)	(6)	(76)	33	(43)	—	29	29
Total interest-earning assets	1,669	2,381	4,050	5,144	3,721	8,865	5,235	225	5,460

Interest-bearing liabilities:
Demand deposits	9	58	67	97	73	170	11	37	48
Savings deposits	1	—	1	4	—	4	8	—	8
Money market deposits	15	197	212	223	208	431	121	209	330
Certificates of deposit	(14)	195	181	23	312	335	70	265	335
Total interest-bearing deposits	11	450	461	347	593	940	210	511	721
Borrowings	64	4	68	(267)	80	(187)	(19)	60	41
Other	40	3	43	17	5	22	6	(5)	1
Total interest-bearing liabilities	115	457	572	97	678	775	197	566	763

Change in net interest income	$1,554	$1,924	$3,478	$5,047	$3,043	$8,090	$5,038	$(341)	$4,697

63

Comparison of Financial Condition at December 31, 2018 and June 30, 2018

Total Assets. Total assets increased $2.8 million, or 0.2%, to $1.29 billion at December 31, 2018 from $1.28 billion at June 30, 2018. The increase was primarily due to increases of $43.0 million, or 4.4%, in net loans and $19.1 million, or 21.7%, in available-for-sale securities, offset by a $63.8 million, or 53.1%, decrease in cash and cash equivalents.

Cash and Cash Equivalents. Total cash and cash equivalents decreased $63.8 million, or 53.1%, to $56.5 million at December 31, 2018 from $120.3 million at June 30, 2018. This decrease primarily reflected the use of excess cash to fund loan commitments and the purchase of new investment securities.

Securities Available for Sale. Total securities available for sale increased $19.1 million, or 21.7%, to $107.1 million at December 31, 2018 from $88.1 million at June 30, 2018. The increase was primarily due to an increase of $24.9 million in U.S. government and agency obligations, partially offset by a decrease of $4.6 million in municipal obligations.

Securities Held to Maturity. Total securities held to maturity decreased $1.0 million, or 19.3%, to $4.3 million at December 31, 2018 from $5.3 million at June 30, 2018. The decrease was primarily due to maturities and paydowns of municipal obligations.

Net Loans. Net loans increased $43.0 million, or 4.4%, to $1.0 billion at December 31, 2018 from $985.9 million at June 30, 2018. The increase was primarily due to an increase in one- to four-family residential mortgage loans of $30.1 million, or 12.1%, to $279.8 million at December 31, 2018 from $249.6 million at June 30, 2018 resulting primarily from purchases from Homestead Funding Corp., and an increase in commercial construction loans of $11.2 million, or 13.2%, to $95.8 million at December 31, 2018 from $84.6 million at June 30, 2018. In addition, consumer loans increased $7.2 million, or 48.2%, to $22.2 million at December 31, 2018 from $15.0 million at June 30, 2018. These increases were partially offset by a decrease in commercial and industrial loans of $10.9 million, or 5.6%, to $183.3 million at December 31, 2018 from $194.2 million at June 30, 2018. The increase in one- to four- family residential mortgage loans reflected management’s desire to better balance the overall loan portfolio between commercial and non-commercial lending. Commercial construction loans increased reflecting the timing of funding certain projects. The increase in consumer loans reflected an increase in personal loans to the owners of certain commercial businesses. The decrease in commercial and industrial loans was due to the receipt of principal reductions in the portfolio based on the time of the year.

Deposits. Total deposits decreased $35.3 million, or 3.1%, to $1.11 billion at December 31, 2018 from $1.15 billion at June 30, 2018. The decrease in deposits reflected a decrease in money market accounts of $38.0 million, or 11.4%, to $296.9 million at December 31, 2018 from $334.9 million at June 30, 2018, a decrease in certificates of deposit of $5.0 million, or 3.9%, to $124.1 million at December 31, 2018 from $129.1 million at June 30, 2018 and a decrease in interest-bearing demand accounts of $3.5 million, or 3.6%, to $93.7 million at December 31, 2018 from $97.2 million at June 30, 2018. These decreases were offset by an increase in non-interest-bearing demand accounts of $11.2 million, or 3.3%, to $356.3 million at December 31, 2018 from $345.1 million at June 30, 2018. The decrease in deposits was primarily due to the expected end of a shorter term large money market deposit relationship and seasonality. The increase in non-interest-bearing deposits reflected the results of our business strategy of requiring a commercial deposit relationship from borrowers in connection with the origination of commercial and industrial loans.

Borrowings. Federal Home Loan Bank of New York borrowings increased to $30.0 million at December 31, 2018 from none at June 30, 2018. The increase was due to new short-term borrowings taken to offset the expected seasonal decrease in municipal deposits.

Total Net Worth. Total net worth increased $8.3 million, or 7.1%, to $126.4 million at December 31, 2018 from $118.1 million at June 30, 2018. The increase was due to net income of $9.2 million for the six months ended December 31, 2018, offset in part by an increase of $912,000 in accumulated other comprehensive loss on our available-for-sale securities.

64

Comparison of Operating Results for the Six Months Ended December 31, 2018 and December 31, 2017

General. Net income increased by $5.3 million, or 134.3%, to $9.2 million for the six months ended December 31, 2018 from $3.9 million for the six months ended December 31, 2017. The increase was primarily due to a $3.5 million increase in net interest income, a $587,000 increase in non-interest income and a $2.1 million decrease in income tax expense, partially offset by a $581,000 increase in non-interest expense and a $260,000 increase in the provision for loan losses.

Interest and Dividend Income. Interest and dividend income increased $4.1 million, or 18.2%, to $26.3 million for the six months ended December 31, 2018, from $22.3 million for the six months ended December 31, 2017 due to increases in interest income on loans and securities. The increase primarily reflected a 41 basis points increase in the average yield to 4.42% on interest-earning assets for the six months ended December 31, 2018, from 4.01% for the six months ended December 31, 2017, and to a lesser degree an $80.2 million increase in the average balance of interest-earning assets for the six months ended December 31, 2018 as compared to the prior year period.

Interest income on loans increased $3.3 million, or 15.7%, to $24.5 million for the six months ended December 31, 2018 from $21.2 million for the six months ended December 31, 2017. The increase in interest income on loans was primarily due to a 37 basis points increase in the average yield on loans to 4.80% for the six months ended December 31, 2018 from 4.43% for the six months ended December 31, 2017, combined with a $65.9 million increase in the average balance of loans to $1.0 billion for the six months ended December 31, 2018 from $956.4 million for the six months ended December 31, 2017. The increase in the average yield was due to our originating and purchasing new loans at higher market rates of interest and the upward adjustment of the interest rates on our existing adjustable-rate loans as a result of the rising interest rate environment, while the increase in the average balance of loans was due to our continued efforts to increase our loan portfolio.

Interest income on securities increased $695,000 to $1.3 million for the six months ended December 31, 2018 from $574,000 for the six months ended December 31, 2017. The increase in interest income on securities was due to a 80 basis points increase in the average yield to 2.26% for the six months ended December 31, 2018 from 1.46% for the six months ended December 31, 2017, and a $34.2 million increase in the average balance of securities to $112.2 million for the six months ended December 31, 2018 from $78.0 million for the six months ended December 31, 2017. The increase in both the average yield and average balance of securities was primarily due to increased market rates of interest and investing excess cash in interest-earning assets with higher yields.

Interest Expense. Interest expense increased $572,000, or 38.6%, to $2.1 million for the six months ended December 31, 2018 from $1.5 million for the six months ended December 31, 2017 due to increases in interest expense on deposits and borrowings. The increase primarily reflected a 12 basis points increase in the average cost of interest-bearing liabilities to 0.49% for the six months ended December 31, 2018 from 0.37% for the six months ended December 31, 2017, and a $26.7 million increase in the average balance of interest-bearing liabilities.

Interest expense on interest-bearing deposits increased $461,000, or 32.0%, to $1.9 million for the six months ended December 31, 2018 from $1.4 million for the six months ended December 31, 2017. The increase in interest expense on interest-bearing deposits was primarily due to an 11 basis points increase in the average cost on interest-bearing deposits to 0.47% for the six months ended December 31, 2018 from 0.36% for the same period in the prior year, along with a $17.6 million increase in the average balance of deposits to $807.1 million for the six months ended December 31, 2018 from $789.5 million for the six months ended December 31, 2017. The increase in the average balance of deposits was due to our focus on increasing core deposits obtained from our business and municipal customers. The increase in the average cost of deposits was due to the increased level of competition from other financial service providers operating in our market.

Interest expense on Federal Home Loan Bank borrowings increased $68,000, to $69,000 for the six months ended December 31, 2018 compared to the prior year period primarily due to a $5.0 million increase in the average balance of Federal Home Loan Bank of New York advances to $5.2 million for the six months ended December 31, 2018 from $190,000 for the six months ended December 31, 2017, and a 162 basis points increase in the average cost of Federal Home Loan Bank of New York advances to 2.67% for the six months ended December 31, 2018 from 1.05% for the six months ended December 31, 2017. Toward the end of the 2018 period, we increased the amount of Federal Home Loan Bank of New York borrowings in order to increase our short-term liquidity due to a loss of seasonal municipal deposits.

65

Net Interest Income. Net interest income increased $3.5 million, or 16.7%, to $24.3 million for the six months ended December 31, 2018 compared to $20.8 million for the six months ended December 31, 2017. The increase reflected a 29 basis points increase in the net interest rate spread to 3.93% for the six months ended December 31, 2018 from 3.64% for six months ended December 31, 2017, combined with a $53.5 million increase in the average balance of net interest-earning assets to $373.5 million for the six months ended December 31, 2018 from $320.0 million for the six months ended December 31, 2017. The net interest margin increased 33 basis points to 4.07% for the six months ended December 31, 2018 from 3.74% for the six months ended December 31, 2017.

Provision for Loan Losses. We recorded a provision for loan losses of $1.2 million for the six months ended December 31, 2018 compared to $950,000 for the six months ended December 31, 2017. The increase in the provision reflected management’s assessment of the loss inherent in our loan portfolio, the growth of the commercial construction and consumer loan portfolios, and increases in charge-offs and non-performing assets. Net charge-offs increased to $1.1 million for the six months ended December 31, 2018, compared to $233,000 for the six months ended December 31, 2017. Net charge-offs for the six months ended December 31, 2018, included partial charge-offs of two borrower relationships totaling $1.0 million consisting of commercial and industrial loans. Non-performing assets increased to $11.8 million, or 0.92% of total assets, at December 31, 2018, compared to $9.6 million, or 0.75% of total assets, at June 30, 2018. The allowance for loan losses was $13.6 million, or 1.31% of loans outstanding, at December 31, 2018 and $12.5 million, or 1.28% of loans outstanding, at December 31, 2017.

Non-Interest Income. Non-interest income increased $587,000, or 9.8%, to $6.6 million for the six months ended December 31, 2018 from $6.0 million for the six months ended December 31, 2017. The increase was primarily due to the $897,000 increase in income attributable to our insurance and wealth management services and a $409,000 increase in bank fees and service charges, partially offset by a $430,000 increase in the loss on the disposal of assets and a decrease of $125,000 in net gain on securities transactions. The increase in income attributable to our insurance and wealth management reflected the acquisition in May 2018 of the assets of Ward Financial Management, LTD during the six months ended December 31, 2018. Our assets under management increased to $481.5 million at December 31, 2018 from $227.0 million at December 31, 2017. Bank fees and service charges increased primarily due to commercial loan fees. The increase in the loss on the disposal of assets was primarily the result of the sale of a branch location during the six months ended December 31, 2018. Net gain on securities sales decreased during the six months ended December 31, 2018 as we had no sales during such period.

Non-Interest Expense. Non-interest expense increased $581,000, or 3.2%, to $18.5 million for the six months ended December 31, 2018 from $17.9 million for the six months ended December 31, 2017. The $581,000 increase was caused primarily by a $454,000 increase in salaries and employee benefits expense, a $136,000 increase in occupancy and equipment costs, and a $136,000 increase in advertising and marketing expenses, partially offset by a $140,000 decrease in data processing costs. Salaries and employee benefits expense and occupancy and equipment costs increased during the six months ended December 31, 2018 as compared to the same prior year period due to annual salary increases, additional personnel acquired in the Ward Financial Management, LTD acquisition, and regular maintenance expenses for our branches. Advertising and marketing expenses increased due to sponsorships with community organizations during the six months ended December 31, 2018. Data processing costs decreased during the six months ended December 31, 2018 as compared to the same period in the prior year due to a reduction in costs associated with a new data processing contract.

Income Tax Expense. Income tax expense decreased $2.1 million, or 52.3%, to $1.9 million for the six months ended December 31, 2018 from $4.0 million for the six months ended December 31, 2017. The decrease resulted from the lower effective federal corporate tax rate under the Tax Cuts and Jobs Act, which was enacted on December 22, 2017, and reduced the federal corporate income tax rate from 35% to 21%, effective January 1, 2018. Our effective tax rate was 17.0% for the six months ended December 31, 2018 compared to 50.2% for the six months ended December 31, 2017. Income tax expense for the six months ended December 31, 2018 also reflected a $580,000 tax benefit related to the final evaluation of our net deferred tax asset in connection with the rate reduction resulting from the Tax Cuts and Jobs Act. The income tax expense decrease was partially offset by an increase in our pre-tax income to $11.1 million for the six months ended December 31, 2018 compared to $7.9 million for the six months ended December 31, 2017. In addition, income tax expense for the six months ended December 31, 2017 included a $1.2 million charge related to the revaluation of our net deferred tax asset following the enactment of the Tax Cuts and Jobs Act.

66

Comparison of Financial Condition at June 30, 2018 and June 30, 2017

Total Assets. Total assets increased $150.0 million, or 13.2%, to $1.3 billion at June 30, 2018 from $1.1 billion at June 30, 2017. The increase was primarily due to increases of $80.0 million, or 198.8%, in cash and cash equivalents, $53.1 million, or 5.7%, in net loans and $6.1 million, or 7.4%, in available-for-sale securities.

Cash and Cash Equivalents. Total cash and cash equivalents increased $80.0 million, or 198.8%, to $120.3 million at June 30, 2018 from $40.3 million at June 30, 2017. This increase resulted from an increased growth in deposits, which exceeded our funding needs for new lending.

Securities Available for Sale. Total securities available for sale increased $6.1 million, or 7.4%, to $88.1 million at June 30, 2018 from $82.0 million at June 30, 2017. The increase was primarily due to an increase of $15.6 million in U.S. government and agency obligations, partially offset by a decrease of $9.1 million in municipal obligations.

Securities Held to Maturity. Total securities held to maturity increased $3.1 million to $5.3 million at June 30, 2018 from $2.2 million at June 30, 2017. The increase was primarily due to purchases of municipal obligations.

Net Loans. Net loans increased $53.1 million, or 5.7%, to $985.9 million at June 30, 2018 from $932.8 million at June 30, 2017. The increase was due to a $46.9 million, or 23.1%, increase in one- to four-family residential mortgage loans to $249.6 million at June 30, 2018 from $202.7 million at June 30, 2017 resulting primarily from loans purchased from Homestead Funding Corp., an increase in commercial construction loans of $16.6 million, or 24.5%, to $84.6 million at June 30, 2018 from $67.9 million at June 30, 2017 and an increase in commercial and industrial loans of $14.3 million, or 7.9%, to $194.2 million at June 30, 2018 from $179.9 million at June 30, 2017. These increases were partially offset by a decrease in commercial real estate loans of $23.2 million, or 5.8%, to $375.9 million at June 30, 2018 from $399.1 million at June 30, 2017. The increase in one- to four- family residential mortgage loans reflected management’s desire to better balance the overall loan portfolio between commercial and non-commercial lending. Commercial construction loans increased due to the timing of funding certain projects. Commercial and industrial loans increased due to the establishment of new relationships. The decrease in commercial real estate loans was due to large principal reductions in the portfolio which were greater than new originations.

Deposits. Total deposits increased $140.2 million, or 13.9%, to $1.2 billion at June 30, 2018 from $1.0 billion at June 30, 2017. The increase in deposits reflected an increase in non-interest-bearing demand accounts of $69.7 million, or 25.3%, to $345.0 million at June 30, 2018 from $275.4 million at June 30, 2017, an increase in money market accounts of $35.9 million, or 12.0%, to $334.9 million at June 30, 2018 from $298.9 million at June 30, 2017 and an increase in interest-bearing demand accounts of $32.8 million, or 50.9%, to $97.2 million at June 30, 2018 from $64.4 million at June 30, 2017. The increase in deposits reflected strong overall business growth due to the onboarding of new municipal customers and our business strategy of requiring a commercial deposit relationship from borrowers in connection with the origination of commercial and industrial loans.

Borrowings. Federal Home Loan Bank of New York borrowings decreased to zero at June 30, 2018 from $5.0 million at June 30, 2017, as we repaid shorter term borrowings with funds generated from deposits.

Total Net Worth. Total net worth increased $14.1 million, or 13.5%, to $118.1 million at June 30, 2018 from $104.0 million at June 30, 2017. The increase was due to the combined effect of net income of $11.5 million for the year ended June 30, 2018 and a decrease in accumulated other comprehensive loss of $2.6 million for the year ended June 30, 2018. Included in changes in net worth for the year ended June 30, 2018 was a $1.9 million reclassification from accumulated other comprehensive loss to undivided profits for stranded tax effects resulting from the Tax Cuts and Jobs Act.

67

Comparison of Operating Results for the Years Ended June 30, 2018 and June 30, 2017

General. Net income increased by $5.9 million, or 104.2%, to $11.5 million for the year ended June 30, 2018 from $5.6 million for the year ended June 30, 2017. The increase was primarily due to an $8.1 million increase in net interest income, a $1.9 million increase in non-interest income and a $425,000 decrease in the provision for loan losses, partially offset by a $3.6 million increase in income tax expense and a $958,000 increase in non-interest expense.

Interest and Dividend Income. Interest and dividend income increased $8.9 million, or 23.6%, to $46.5 million for the year ended June 30, 2018, from $37.6 million for the year ended June 30, 2017 primarily due to increases in interest income on loans and securities. The increase reflected a $158.4 million increase in the average balance of interest-earning assets and a 25 basis points increase in the average yield on interest-earning assets to 4.06% for the year ended June 30, 2018, from 3.81% for the year ended June 30, 2017.

Interest income on loans increased $7.5 million, or 20.7%, to $43.6 million for the year ended June 30, 2018 from $36.2 million for the year ended June 30, 2017. Interest income on loans increased primarily due to a $99.8 million increase in the average balance of loans to $969.6 million for the year ended June 30, 2018 from $869.8 million for the year ended June 30, 2017, and to a lesser degree due to a 34 basis points increase in the average yield on loans to 4.50% for the year ended June 30, 2018 from 4.16% for the year ended June 30, 2017. The increase in average balance of loans was due to our continued effort to increase our loan portfolio, while the increase in the average yield on loans was due to both our originating new loans combined with the upward adjustment of interest rates on our existing adjustable-rate loans in a rising interest rate environment.

Interest income on securities increased $142,000, or 11.6%, to $1.4 million for the year ended June 30, 2018 from $1.2 million for the year ended June 30, 2017. Interest income on securities increased due to a 44 basis points increase in the average yield on securities to 1.66% for the year ended June 30, 2018 from 1.22% for the year ended June 30, 2017, which was partially offset by a $17.9 million decrease in the average balance of securities to $82.5 million for the year ended June 30, 2018 from $100.5 million for the year ended June 30, 2017. The average yield on securities increased due to the increase in market interest rates during the year ended June 30, 2018 compared to the prior year. The decrease in the average balance of securities was primarily due to securities paydowns and maturities.

Interest Expense. Interest expense increased $775,000, or 32.1%, to $3.2 million for the year ended June 30, 2018 from $2.4 million for the year ended June 30, 2017 as a result of an increase in interest expense on deposits. The increase primarily reflected a five basis points increase in the average cost of interest-bearing liabilities to 0.39% for the year ended June 30, 2018 from 0.34% for the year ended June 30, 2017, as well as a $102.0 million increase in the average balance of interest-bearing liabilities.

Interest expense on interest-bearing deposits increased $940,000, or 43.6%, to $3.1 million for the year ended June 30, 2018 from $2.2 million for the year ended June 30, 2017. Interest expense on interest-bearing deposits increased primarily due to a $125.6 million increase in the average balance of deposits to $805.4 million for the year ended June 30, 2018 from $679.8 million for the year ended June 30, 2017, as well as a six basis points increase in the average cost on interest-bearing deposits to 0.38% for the year ended June 30, 2018 from 0.32% for the prior year. The increase in the average balance of deposits reflected the results of our focus on growing core deposits with our business and municipal customers. The increase in the average cost of deposits was due to the increased level of competition from other financial service providers operating in our market.

Interest expense on Federal Home Loan Bank of New York borrowings decreased $187,000 to $2,000 for the year ended June 30, 2018 compared to the prior year primarily due to a $24.5 million decrease in the average balance of Federal Home Loan Bank of New York borrowings to $151,000 for the year ended June 30, 2018 from $24.7 million for the year ended June 30, 2017, which was partially offset by a 55 basis points increase in the average cost of Federal Home Loan Bank of New York borrowings to 1.32% for the year ended June 30, 2018 from 0.77% for the year ended June 30, 2017. We repaid our short-term borrowings due to the substantial growth in deposits.

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Net Interest Income. Net interest income increased $8.1 million, or 23.0%, to $43.3 million for the year ended June 30, 2018 compared to $35.2 million for the year ended June 30, 2017. The increase reflected a $56.4 million increase in the average balance of net interest-earning assets to $334.7 million for the year ended June 30, 2018 from $278.3 million for the year ended June 30, 2017, combined with a 20 basis points increase in the net interest rate spread to 3.67% for the year ended June 30, 2018 from 3.47% for the year ended June 30, 2017. The net interest margin increased 21 basis points to 3.78% for the year ended June 30, 2018 from 3.57% for the year ended June 30, 2017.

Provision for Loan Losses. We recorded a provision for loan losses of $2.0 million for the year ended June 30, 2018 compared to $2.4 million for the year ended June 30, 2017. The decrease in the provision reflected management’s assessment of the losses inherent in the loan portfolio, and the slowing of loan growth in fiscal 2018 as compared to fiscal 2017, offset in part by an increase in non-performing assets. Non-performing assets increased to $9.6 million, or 0.75% of total assets, at June 30, 2018, compared to $7.9 million, or 0.70% of total assets, at June 30, 2017. The decrease also reflected a decrease in the level of net charge offs to $280,000 during fiscal 2018 compared to $369,000 during fiscal 2017. The allowance for loan losses was $13.5 million, or 1.35% of net loans outstanding, at June 30, 2018 and $11.8 million, or 1.25% of net loans outstanding, at June 30, 2017.

Non-Interest Income. Non-interest income increased $1.9 million, or 17.5%, to $12.8 million for the year ended June 30, 2018 from $10.9 million for the year ended June 30, 2017. The increase was primarily due to the $1.4 million increase in income attributable to our insurance and wealth management services, a $661,000 decrease in the loss on the disposal of assets and a $293,000 increase in the net gain on securities sales, which was partially offset by a decrease of $542,000 in bank fees and service charges. The increase in income attributable to our insurance and wealth management reflected the acquisition of the assets of Capital Region Strategic Employee Benefits Services, LLC in July 2017. The decrease in the loss on the disposal of assets was primarily the result of the relocation of our corporate headquarters, and the closing and relocation of two branch locations in fiscal 2017. The increase in the net gain on securities sales during fiscal 2018 was the result of the sale of certain securities received as consideration in repayment of a loan. Bank fees and service charges decreased in fiscal 2018 as compared to fiscal 2017 due to a decrease in commercial loan fees.

Non-Interest Expense. Non-interest expense increased $958,000, or 2.7%, to $36.3 million for the year ended June 30, 2018 from $35.4 million for the year ended June 30, 2017. The $958,000 increase was primarily the result of a $390,000 increase in occupancy and equipment costs, a $219,000 increase in salaries and employee benefits expense and a $209,000 increase in deposit insurance premiums as a result of our deposit growth, partially offset by a $286,000 decrease in data processing costs. Occupancy and equipment costs increased during fiscal 2018 as compared to fiscal 2017 due to regular maintenance expenses of our branches. Salaries and employee benefit expense increased during fiscal 2018 as compared to fiscal 2017 due to annual salary increases, partially offset by a decrease in pension expense. Data processing costs decreased during fiscal 2018 as compared to fiscal 2017 due to a reduction in costs associated with a new data processing contract.

Income Tax Expense. Income tax expense increased $3.6 million, or 132.4% to $6.3 million for the year ended June 30, 2018 from $2.7 million for the year ended June 30, 2017. The increase was due primarily to a $9.5 million increase in pre-tax income and a $1.2 million charge related to the revaluation of our net deferred tax asset following the enactment of the Tax Cuts and Jobs Act, partially offset by a reduction of the top corporate federal income tax rate from 35% to 21%, effective January 1, 2018. During the year ended June 30, 2018, we revised our estimated annual effective tax rate to reflect the change in the federal statutory rate effective January 1, 2018 using a blended rate for the annual period.  As a result, the blended federal statutory rate for the 2018 fiscal year was 28.0% compared to 34.0% for the 2017 fiscal year.

Management of Market Risk

General. Our most significant form of market risk is interest rate risk because, as a financial institution, the majority of our assets and liabilities are sensitive to changes in interest rates. Therefore, a principal part of our operations is to manage interest rate risk and limit the exposure of our financial condition and results of operations to changes in market interest rates. Our asset/liability management committee is responsible for evaluating the interest rate risk inherent in our assets and liabilities, for determining the level of risk that is appropriate, given our business strategy, operating environment, capital, liquidity and performance objectives, and for managing this risk consistent with the policy and guidelines approved by our board of trustees. We currently use a third-party modeling program, prepared on a quarterly basis, and consult with a third-party to evaluate our sensitivity to changing interest rates, given our business strategy, operating environment, capital, liquidity and performance objectives, and for managing this risk consistent with the guidelines approved by our board of trustees.

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We manage our interest rate risk in order to minimize the exposure of our earnings and capital to changes in interest rates. We have implemented the following strategies to manage our interest rate risk:

•	increase our commercial loan portfolio with shorter term, higher yielding loan products;

•	invest in shorter term repricing and/or maturing securities whenever market conditions allow;

•	extend the terms of our lower costing Federal Home Loan Bank of New York borrowings; and

•	increase our total transaction deposit accounts.

We look at two types of simulations impacted by changes in interest rates, which are (1) net interest income and (2) changes in the economic value of equity.

Net Interest Income. We analyze our sensitivity to changes in interest rates through a net interest income model. Net interest income is the difference between the interest income we earn on our interest-earning assets, such as loans and securities, and the interest we pay on our interest-bearing liabilities, such as deposits and borrowings. We estimate what our net interest income would be for a 12-month period. We then calculate what the net interest income would be for the same period under the assumptions that the United States Treasury yield curve increases or decreases instantaneously by +200, +400 and -200 basis point increments, with changes in interest rates representing immediate and permanent, parallel shifts in the yield curve. A basis point equals one-hundredth of one percent, and 100 basis points equals one percent. An increase in interest rates from 3% to 4% would mean, for example, a 100 basis point increase in the “Change in Interest Rates” column below.

The table below sets forth, as of December 31, 2018, the calculation of the estimated changes in our net interest income that would result from the designated immediate changes in the United States Treasury yield curve.

Change in Interest Rates (basis points) (1)	Net Interest Income Year 1 Forecast	Year 1 Change from Level
	(Dollars in thousands)

+400	$63,020	21.8%
+200	57,927	12.0%
Level	51,732	—
-200	42,751	(17.4)%

(1)	Assumes an immediate uniform change in interest rates at all maturities.

The table above indicates that at December 31, 2018, in the event of an instantaneous parallel 200 basis points increase in interest rates, we would experience a 12.0% increase in net interest income, and in the event of an instantaneous 200 basis points decrease in interest rates, we would experience a 17.4% decrease in net interest income.

Economic Value of Equity Analysis. We also analyze the sensitivity of our financial condition to changes in interest rates through our economic value of equity model. This analysis measures the difference between predicted changes in the fair value of our assets and predicted changes in the present value of our liabilities assuming various changes in current interest rates. The table below represents an analysis of our interest rate risk (excluding the effect of our pension plan) as measured by the estimated changes in our economic value of equity (“EVE”), resulting from an instantaneous and sustained parallel shift in the yield curve (+200 and +400 basis points and -200 basis points) at December 31, 2018.

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		Estimated Increase (Decrease) in EVE		EVE as a Percentage of Present Value of Assets (3)
Change in Interest Rates (basis points) (1)	Estimated EVE (2)	Amount	Percent	EVE Ratio (4)	Increase (Decrease) (basis points)
		(Dollars in thousands)
+400	$166,131	$(23,306)	(12.3)%	13.79%	(72)
+200	176,626	(12,811)	(6.8)%	14.12%	(40)
—	189,437	—	—%	14.52%	—
-200	198,997	9,560	5.0%	14.70%	18

(1)	Assumes an immediate uniform change in interest rates at all maturities.
(2)	EVE is the discounted present value of expected cash flows from assets, liabilities and off-balance sheet contracts.
(3)	Present value of assets represents the discounted present value of incoming cash flows on interest-earning assets.
(4)	EVE Ratio represents EVE divided by the present value of assets.

The table above indicates that at December 31, 2018, in the event of a 200 basis points decrease in interest rates, we would experience a 5.0% increase in our economic value of equity. In the event of a 200 basis points increase in interest rates, we would experience a decrease of 6.8% in economic value of equity.

The preceding simulation analyses do not represent a forecast of actual results and should not be relied upon as being indicative of expected operating results. These hypothetical estimates are based upon numerous assumptions, which are subject to change, including: the nature and timing of interest rate levels including the yield curve shape, prepayments on loans and securities, deposit decay rates, pricing decisions on loans and deposits, reinvestment/replacement of asset and liability cash flows, and others. Also, as market conditions vary, prepayment/refinancing levels, the varying impact of interest rate changes on caps and floors embedded in adjustable-rate loans, early withdrawal of deposits, changes in product preferences, and other internal/external variables will likely deviate from those assumed.

Liquidity and Capital Resources

Liquidity. Liquidity describes our ability to meet the financial obligations that arise in the ordinary course of business. Liquidity is primarily needed to meet the borrowing and deposit withdrawal requirements of our customers and to fund current and planned expenditures. Our primary sources of funds are deposits, principal and interest payments on loans and securities, and proceeds from calls, maturities and sales of securities. We also have the ability to borrow from the Federal Home Loan Bank of New York. At December 31, 2018, we had the ability to borrow up to $394.5 million, of which $30.0 million was outstanding and $173.0 million was utilized as collateral for letters of credit issued to secure municipal deposits. At December 31, 2018, we had a $20.0 million unsecured line of credit with a correspondent bank with no outstanding balance.

The board of trustees is responsible for establishing and monitoring our liquidity targets and strategies in order to ensure that sufficient liquidity exists for meeting the borrowing needs and deposit withdrawals of our customers as well as unanticipated contingencies. We believe that we had enough sources of liquidity to satisfy our short and long-term liquidity needs as of December 31, 2018.

While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows and loan prepayments are greatly influenced by general interest rates, economic conditions, and competition. Our most liquid assets are cash and cash equivalents. The levels of these assets are dependent on our operating, financing, lending and investing activities during any period. At December 31, 2018, cash and cash equivalents totaled $56.5 million. Securities classified as available-for-sale, which provide additional sources of liquidity, totaled $107.1 million at December 31, 2018.

We are committed to maintaining a strong liquidity position. We monitor our liquidity position on a daily basis. We anticipate that we will have sufficient funds to meet our current funding commitments. Certificates of deposit due within one year of December 31, 2018 totaled $62.3 million, or 5.6%, of total deposits. If these deposits do not remain with us, we will be required to seek other sources of funds, including other deposits and Federal Home Loan Bank of New York advances. Depending on market conditions, we may be required to pay higher rates on such deposits or borrowings than we currently pay. We believe, however, based on past experience that a significant portion of such deposits will remain with us. We have the ability to attract and retain deposits by adjusting the interest rates offered.

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Capital Resources. We are subject to various regulatory capital requirements administered by NYSDFS and the Federal Deposit Insurance Corporation. At December 31, 2018, we exceeded all applicable regulatory capital requirements, and were considered “well capitalized” under regulatory guidelines. See “Historical and Pro Forma Regulatory Capital Compliance” and Note 15 in the Notes to the consolidated financial statements.

The net offering proceeds will significantly increase our liquidity and capital resources. Over time, the initial level of liquidity will be reduced as net offering proceeds are used for general corporate purposes, including funding loans. Our financial condition and results of operations will be enhanced by the net offering proceeds, resulting in increased net interest-earning assets and net interest income. However, due to the increase in equity resulting from the net offering proceeds, as well as other factors associated with the offering, our return on equity will be lower immediately following the offering. See “Risk Factors—Our return on equity may be low following the offering and this could negatively affect the trading price of our shares of common stock.”

Off-Balance Sheet Arrangements and Aggregate Contractual Obligations

Off-Balance Sheet Arrangements. We are a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of our customers. The financial instruments include commitments to originate loans, unused lines of credit and standby letters of credit, which involve elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets. Our exposure to credit loss is represented by the contractual amount of the instruments. We use the same credit policies in making commitments as we do for on-balance sheet instruments.

At December 31, 2018, we had $284.9 million of commitments to originate loans, comprised of $232.8 million of commitments under commercial loans and lines of credit (including $84.0 million of unadvanced portions of commercial construction loans), $43.1 million of commitments under home equity loans and lines of credit and $9.0 million of unfunded commitments under consumer lines of credit. In addition, at December 31, 2018, we had $31.8 million in standby letters of credit outstanding. See Note 13 in the Notes to the consolidated financial statements for further information.

Contractual Obligations. In the ordinary course of our operations, we enter into certain contractual obligations. Such obligations include data processing services, operating leases for premises and equipment, agreements with respect to borrowed funds and deposit liabilities.

Recent Accounting Pronouncements

Please refer to Note 1 in the Notes to the consolidated financial statements that appear starting on page F-1 of this prospectus for a description of recent accounting pronouncements that may affect our financial condition and results of operations.

Impact of Inflation and Changing Prices

The financial statements and related data presented herein have been prepared in accordance with U.S. GAAP, which requires the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation. The primary impact of inflation on our operations is reflected in increased operating costs. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on a financial institution’s performance than inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

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BUSINESS OF PIONEER BANCORP, MHC

Pioneer Bancorp, MHC will be formed as a New York-chartered mutual holding company in connection with the reorganization of Pioneer Bank into the “two-tier” mutual holding company form of organization. As a mutual holding company, Pioneer Bancorp, MHC will be a non-stock company. Pioneer Bancorp, MHC’s principal assets will be the common stock of Pioneer Bancorp, Inc. it receives in the reorganization and offering and $100,000 in cash for its initial capitalization. Presently, it is expected that the only business activity of Pioneer Bancorp, MHC will be to own a majority of Pioneer Bancorp, Inc.’s common stock. Pioneer Bancorp, MHC will be authorized, however, to engage in any other business activities that are permissible for mutual holding companies under New York law, including investing in loans and securities. Pioneer Bancorp, MHC will be subject to comprehensive regulation and examination by the NYSDFS and the Federal Reserve Board.

BUSINESS OF PIONEER BANCORP, INC.

Pioneer Bancorp, Inc. is a Maryland corporation that was formed in March 2019 and has not engaged in any business to date, other than organizational activities. Upon completion of the reorganization and offering, Pioneer Bancorp, Inc. will own all of the issued and outstanding capital stock of Pioneer Bank. Pioneer Bancorp, Inc. intends to contribute at least 50% of the net offering proceeds to Pioneer Bank and retain the remainder of the net offering proceeds. Pioneer Bancorp, Inc. intends to use and invest those retained proceeds as discussed under “How We Intend to Use the Proceeds from the Offering.” Pioneer Bancorp, Inc.’s executive offices are located at 652 Albany-Shaker Road, Albany, New York 12211, and its telephone number is (518) 730-3999.

After the reorganization and the offering are completed, Pioneer Bancorp, Inc., as the holding company of Pioneer Bank, will be authorized to pursue other business activities permitted by applicable laws and regulations, which may include the acquisition of banking and financial services companies. We currently have no agreements to acquire other financial institutions or financial services companies, although we may determine to do so in the future.

Following the reorganization and offering, our cash flow will depend on earnings from the investment of the net offering proceeds and from any dividends we receive from Pioneer Bank. Pioneer Bank is subject to regulatory limitations on the amount of dividends that it may pay. Initially, Pioneer Bancorp, Inc. will not own or lease any property, but instead will pay a fee to Pioneer Bank for the use of its premises, furniture and equipment. Presently, we intend to employ as officers of Pioneer Bancorp, Inc. only persons who are officers of Pioneer Bank. We will use, however, the support staff of Pioneer Bank from time to time. We will pay a fee to Pioneer Bank for the time devoted to Pioneer Bancorp, Inc. by employees of Pioneer Bank; however, these individuals will not be separately compensated by Pioneer Bancorp, Inc. Pioneer Bancorp, Inc. may hire additional employees, as appropriate, to the extent it expands its business in the future.

BUSINESS OF PIONEER BANK

General

Founded in 1889, Pioneer Bank is a New York-chartered savings bank that operates 22 retail banking offices in Albany, Rensselaer, Saratoga, Greene, Schenectady and Warren Counties in New York. We consider these six counties, Schoharie County and the surrounding areas, as our primary market area for our business operations. We attract deposits from the general public and municipalities and use those funds along with advances from the Federal Home Loan Bank of New York and funds generated from operations to originate commercial real estate loans, commercial and industrial loans, commercial construction loans and home equity loans and lines of credit and, to a lesser extent, consumer loans. Since January 2016, all of our one- to four-family residential real estate loans have been purchases through our relationship with Homestead Funding Corp., an unaffiliated mortgage banking company. We also invest in securities, which have historically consisted primarily of U.S. Government and agency obligations, municipal obligations and Federal Home Loan Bank of New York stock. We offer a variety of deposit accounts, including demand accounts, savings accounts, money market accounts and certificate of deposit accounts. Municipal deposit banking services are provided through a limited purpose commercial bank subsidiary, Pioneer Commercial Bank. Pioneer Bank also sells commercial and consumer insurance products and employee benefit products and services through Anchor Agency, Inc., its insurance agency subsidiary, and provides wealth management services through its subsidiary, Pioneer Financial Services, Inc.

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At December 31, 2018, we had consolidated total assets of $1.3 billion, total deposits of $1.1 billion and net worth of $126.4 million. Pioneer Bank is subject to comprehensive regulation and examination by the NYSDFS and the Federal Deposit Insurance Corporation. Our website address is www.pioneerbanking.com. Information on this website is not and should not be considered a part of this prospectus.

Market Area

Our primary market area encompasses Albany, Greene, Rensselaer, Saratoga, Schenectady, Schoharie and Warren Counties, which are located in the Capital Region of New York and include the cities of Albany, the capital of New York, Schenectady and Troy. Our offices are located in these counties and surrounding areas, with the exception of Schoharie County. The Capital Region has a diversified economy and representative industries include educational services, technology and health care, along with a strong state government workforce. Large employers in the Capital Region include General Electric, GlobalFoundries, the Golub Corporation, St. Peter’s Health Partners, Albany Medical Center, the Colleges of Nanoscale Science and Engineering and the Rensselaer Polytechnic Institute.

The total population in our primary market area in 2019 is approximately 1.0 million, as estimated by Claritas Pop-Facts Advanced, which provides demographic data based on U.S. Census and other data sources. Of the seven counties in our market area, Saratoga County has the highest level of median household income, estimated at $83,671 in 2019 and projected to grow nearly 9.8% through 2024, and Schoharie County has the lowest median household income, estimated at $54,853 in 2019 and projected to grow 4.1% through 2024, compared to the 2019 estimated median household income of $64,894 and $60,336 for New York and the United States as a whole, respectively.

We believe that we have developed products and services that will meet the financial needs of our current and future customer base; however, we plan, and believe it is necessary, to expand the range of products and services that we offer to be more competitive in our market area. Our marketing strategies focus on the strength of our knowledge of local consumer and small business markets, as well as expanding relationships with current customers and reaching out to develop new, profitable business relationships.

Competition

We face significant competition for deposits and loans. Our most direct competition for deposits has historically come from the numerous financial institutions operating in our market area (including other community banks and credit unions), many of which are significantly larger than we are and have greater resources. We also face competition for investors’ funds from other sources such as brokerage firms, money market funds and mutual funds, as well as securities, such as Treasury bills, offered by the Federal Government. Based on FDIC and National Credit Union Administration (“NCUA”) data, at June 30, 2018 (the latest date for which information is available), we had 1.80% of the FDIC and NCUA-insured deposit market share in Albany County among the 34 institutions with offices in the county, 16.40% of the FDIC and NCUA-insured deposit market share in Rensselaer County among the 21 institutions with offices in the county, 3.15% of the FDIC and NCUA-insured deposit market share in Saratoga County among the 25 institutions with offices in the county, 1.85% of the FDIC and NCUA-insured deposit market share in Greene County among the eight institutions with offices in the county, 4.70% of the FDIC and NCUA-insured deposit market share in Schenectady County among the 21 institutions with offices in the county and 0.77% of the FDIC and NCUA-insured deposit market share in Warren County among the 15 institutions with offices in the county. In all six counties, either New York City money center banks (e.g. JP Morgan Chase and Bank of America) or large regional banks (e.g., Key Bank, Citizens Bank, M&T Bank and TD Bank) have a large presence.

Our competition for loans comes primarily from the competitors referenced above and from other financial service providers, such as mortgage companies and mortgage brokers. Competition for loans also comes from the increasing number of non-depository financial service companies participating in the mortgage market, such as insurance companies, securities companies, financial technology companies, specialty finance firms and technology companies.

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We expect competition to remain intense in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. Technological advances, for example, have lowered barriers to entry, allowed banks to expand their geographic reach by providing services over the internet and made it possible for non-depository institutions, including financial technology companies, to offer products and services that traditionally have been provided by banks. Competition for deposits and the origination of loans could limit our growth in the future.

Lending Activities

General. Our principal lending activity has been originating commercial real estate loans (including multi-family real estate loans), commercial and industrial loans, commercial construction loans and home equity loans and lines of credit. Beginning in January 2016, we entered into a strategic partnership with Homestead Funding Corp., a mortgage banking company to outsource our residential mortgage loan originations, underwriting and closing processes. Through this partnership, we refer our customers to the mortgage banking company and then we decide whether we want to purchase the one- to four-family residential real estate loans originated by the mortgage banking company for our portfolio.

Our commercial lending efforts focus on the small-to-medium sized business market, targeting borrowers with outstanding loan balances of between $2.5 million to $8.0 million. We will focus primarily on commercial real estate loans, commercial and industrial loans and commercial construction loans in our market area. As part of the commercial lending strategy, we will continue to use our commercial relationships to increase our commercial transactional deposit accounts.

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Loan Portfolio Composition. The following table sets forth the composition of our loan portfolio by type of loan at the dates indicated.

			At June 30,
	At December 31, 2018		2018		2017		2016		2015		2014
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)

Commercial:
Commercial real estate	$379,458	36.5%	$375,852	37.7%	$399,074	42.3%	$293,445	36.8%	$268,369	39.1%	$260,022	40.8%
Commercial and industrial	183,318	17.6%	194,183	19.5%	179,908	19.1%	123,470	15.5%	102,588	14.9%	88,654	13.9%
Commercial construction(1)	95,769	9.2%	84,569	8.5%	67,928	7.2%	96,223	12.1%	55,912	8.1%	40,423	6.3%
One- to four-family residential real estate	279,784	26.9%	249,635	25.0%	202,733	21.5%	197,670	24.8%	173,421	25.2%	163,334	25.6%
Home equity loans and lines of credit	79,693	7.7%	78,286	7.8%	76,132	8.1%	69,423	8.7%	69,215	10.1%	66,801	10.5%
Consumer	22,190	2.1%	14,977	1.5%	18,042	1.9%	17,878	2.2%	17,562	2.6%	18,409	2.9%
Total loans receivable	1,040,212	100.0%	997,502	100.0%	943,817	100.0%	798,109	100.00%	687,067	100.0%	637,643	100.0%
Less:
Net deferred loan costs	2,308		1,910		765		695		740		594
Allowance for losses	(13,600)		(13,510)		(11,820)		(9,794)		(9,011)		(9,103)
Total loans receivable, net	$1,028,920		$985,902		$932,762		$789,010		$678,796		$629,134

(1)	Represents amounts disbursed at December 31, 2018 and June 30, 2018, 2017, 2016, 2015 and 2014. The undrawn amounts of the commercial construction loans totaled $84.0 million, $68.3 million, $76.8 million, $49.1 million, $21.5 million and $28.7 million at December 31, 2018 and June 30, 2018, 2017, 2016, 2015 and 2014, respectively.

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Contractual Maturities. The following tables set forth the contractual maturities of our total loan portfolio at June 30, 2018. Demand loans, loans having no stated repayment schedule or maturity, and overdraft loans are reported as being due in one year or less. The table presents contractual maturities and does not reflect repricing or the effect of prepayments. Actual maturities may differ.

June 30, 2018	Commercial Real Estate	Commercial and Industrial	Commercial Construction (1)	One- to Four Family Residential
	(In thousands)

Amounts due in:
One year or less	$33,001	$109,554	$7,996	$330
More than one to five years	115,694	58,546	40,887	2,657
More than five years	227,157	26,083	35,686	246,648
Total	$375,852	$194,183	$84,569	$249,635

(1)	Includes commercial construction loans that convert to commercial real estate loans upon completion of the construction phase.

June 30, 2018	Home Equity Loans and Lines of Credit	Consumer	Total
	(In thousands)

Amounts due in:
One year or less	$122	$12,505	$163,508
More than one to five years	2,447	1,964	222,196
More than five years	75,717	508	611,798
Total	$78,286	$14,977	$997,502

The following table sets forth our fixed and adjustable-rate loans at June 30, 2018 that are contractually due after June 30, 2019.

	Due After June 30, 2019
	Fixed	Adjustable	Total
	(In thousands)
Commercial:
Commercial real estate	$78,694	$264,157	$342,851
Commercial and industrial	50,864	33,765	84,629
Commercial construction	4,636	71,937	76,573
One- to four-family residential real estate	224,241	25,064	249,305
Home equity loans and lines of credit	46,302	31,862	78,164
Consumer	1,738	734	2,472
Total loans	$406,475	$427,519	$833,994

Commercial Real Estate Loans. At December 31, 2018, we had $379.5 million in commercial real estate loans, representing 36.5% of our total loan portfolio. Our commercial real estate loans are secured primarily by office buildings, industrial facilities, retail facilities, multi-family properties and other commercial properties, substantially all of which are located in our primary market area. At December 31, 2018, multi-family residential real estate loans, which are described below, totaled $62.9 million. Excluding multi-family loans, $96.3 million of our commercial real estate portfolio was owner-occupied real estate and $220.2 million was secured by income producing, or non-owner-occupied real estate.

We generally originate commercial real estate loans with maximum terms of 10 years based on a 20-year amortization schedule, and loan-to-value ratios of up to 80% (or 75% for non-owner occupied) of the appraised value of the property. Our typical commercial real estate loan has an adjustable rate which generally adjusts every five years that is indexed to the five-year Federal Home Loan Bank of New York amortizing advance indications, plus a margin, subject to an interest rate floor. All of our commercial real estate loans are subject to our underwriting procedures and guidelines, including requiring borrowers to generally have cash infusions of at least 10% of the loan amount or project cost and that properties with a loan in excess of $500,000 are subject to biennial inspections to verify if appropriate maintenance is being performed. At December 31, 2018, our largest commercial real estate loan totaled $9.5 million and was secured by an office building located in our primary market area. At December 31, 2018, this loan was performing in accordance with its original terms.

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We consider a number of factors in originating commercial real estate loans. We evaluate the qualifications and financial condition of the borrower (including credit history), profitability and expertise, as well as the value and condition of the mortgaged property securing the loan. When evaluating the qualifications of the borrower, we consider the financial resources of the borrower, the borrower’s experience in owning or managing similar property and the borrower’s payment history with us and other financial institutions. In evaluating the property securing the loan, the factors we consider include the net operating income of the mortgaged property before debt service and depreciation, the debt service coverage ratio (the ratio of net operating income to debt service) to ensure that it is at least 120% of the monthly debt service and the ratio of the loan amount to the appraised value of the mortgaged property. Our commercial real estate loans are generally appraised by outside independent appraisers approved by the board of trustees. Personal guarantees are often obtained from commercial real estate borrowers. The borrower’s financial information on such loans is monitored on an ongoing basis by requiring periodic financial statement updates.

Loans secured by commercial real estate generally are larger than one- to four-family residential loans and involve greater credit risk. Commercial real estate loans often involve large loan balances to a single borrower or a group of related borrowers. Repayment of these loans depends to a large degree on the results of operations and management of the properties securing the loans or the businesses conducted on such property and may be affected to a greater extent by adverse conditions in the real estate market or the economy in general. As a result, the nature of these loans makes them more difficult for management to monitor and evaluate.

At December 31, 2018, multi-family real estate loans, which we consider a sub-category of commercial real estate loans, totaled $62.9 million, or 16.6% of our commercial real estate loan portfolio. Our multi-family real estate loans are generally secured by properties consisting of five to 100 rental units within our market area. We originate a variety of adjustable-rate multi-family residential real estate loans with terms and amortization periods generally of up to 25 years (or 30 years if the age of the collateral is less than 10 years old), which may include balloon payments. Interest rates and payments on our adjustable-rate loans adjust generally every five years and generally are indexed to the comparable Federal Home Loan Bank of New York amortizing advance indications, plus a margin. At December 31, 2018, our largest multi-family residential real estate loan had an outstanding balance of $7.6 million and is secured by an apartment complex located in our primary market area. At December 31, 2018, this loan was performing according to its original terms.

In underwriting multi-family residential real estate loans, we consider several factors, which include a debt service coverage ratio of at least 120%, the age and condition of the collateral, the financial resources and income level of the borrower and the borrower’s experience in owning or managing similar properties. Multi-family residential real estate loans have loan-to-value ratios of up to 80% of the appraised value of the property securing the loans. The borrower’s financial information on such loans is monitored on an ongoing basis by requiring periodic financial statement updates.

If we foreclose on a multi-family real estate loan, the marketing and liquidation period to convert the real estate to cash can be a lengthy process with substantial holding costs. In addition, vacancies, deferred maintenance, repairs and market stigma can result in prospective buyers expecting sale price concessions to offset their real or perceived economic losses for the time it takes them to return the property to profitability.

Commercial and Industrial Loans. We originate commercial loans and variable lines of credit to a variety of small and medium sized businesses in our market area. These loans are generally secured by accounts receivable, inventory or other business assets, and we may support this collateral with liens on real property. At December 31, 2018, commercial and industrial loans totaled $183.3 million, or 17.6% of our total loan portfolio. Customers for these loans include professional businesses, family-owned businesses and not for profit businesses. As part of our relationship-driven focus, we generally require our commercial borrowers to maintain a deposit account with us, which improves our interest rate spread, margin and overall profitability.

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Commercial lending products include revolving lines of credit and term loans. Our commercial lines of credit are typically made with adjustable interest rates, indexed to either LIBOR or The Wall Street Journal Prime Rate, plus a margin, and we can demand repayment of the borrowed amount due at any time. Term loans are generally made with fixed interest rates, indexed to the comparable Federal Home Loan Bank of New York amortizing advance indications, plus a margin, and are for terms up to 10 years. We focus our efforts on experienced, growing small- to medium-sized, privately-held companies with solid operating history and projected cash flow that operate in our market area. At December 31, 2018, our largest commercial and industrial loan had an outstanding balance of $15.7 million secured by receivables and other business assets. At December 31, 2018, this loan was performing according to its original terms.

When making commercial and industrial loans, we consider the financial statements of the borrower, our lending history with the borrower, the debt service capabilities of the borrower, the projected cash flows of the business and the value of the collateral, accounts receivable, inventory and equipment. Depending on the collateral used to secure the loans, commercial and industrial loans are made in amounts of up to 75% of the value of the collateral securing the loan. We generally do not make unsecured commercial and industrial loans. Personal guarantees are often obtained from commercial and industrial borrowers.

Commercial and industrial loans generally have greater credit risk than residential real estate loans. Unlike residential real estate loans, which generally are made on the basis of the borrower’s ability to make repayment from his or her employment or other income, and which are secured by real property whose value tends to be more easily ascertainable, commercial and industrial loans generally are made on the basis of the borrower’s ability to repay the loan from the cash flow of the borrower’s business. As a result, the availability of funds for the repayment of commercial and industrial loans may depend substantially on the success of the business itself. Further, any collateral securing the loans may depreciate over time, may be difficult to appraise and may fluctuate in value. We try to minimize these risks through our underwriting standards.

Commercial Construction Loans. We originate loans primarily to established local developers to finance the construction of commercial and multi-family properties or to acquire land for development of commercial and multi-family properties and to fund infrastructure improvements. We also provide construction loans primarily to local developers for the construction of one- to four-family residential developments. We also originate rehabilitation loans, enabling a borrower to partially or totally refurbish an existing structure, which are structured as construction loans and monitored in the same manner. At December 31, 2018, commercial construction loans totaled $95.8 million, or 9.2% of our total loan portfolio. Most of these loans are secured by properties located in our primary market area. We also had undrawn amounts on the commercial construction loans totaling $84.0 million at December 31, 2018.

Our commercial construction loans are generally interest-only loans that provide for the payment of interest during the construction phase, which is usually up to 12 to 24 months. The interest rate is generally a variable rate based on an index rate, typically The Wall Street Journal Prime Rate or LIBOR, plus a margin. At the end of the construction phase, the loan generally converts to a permanent commercial real estate mortgage loan, but in some cases it may be payable in full. However, our construction loans for the construction of one- to four-family residential developments do not convert to permanent residential real estate loans. Loans can be made with a maximum loan-to-value ratio of 75% of the appraised market value upon completion of the project.

Before making a commitment to fund a commercial construction loan, we require an appraisal of the property by an independent licensed appraiser. The construction phase is carefully monitored to minimize our risk. All construction projects must be completed in accordance with approved plans and approved by the municipality in which they are located. Loan proceeds are disbursed periodically in increments as construction progresses and as inspections by our approved inspectors warrant.

At December 31, 2018, our largest construction loan was a multi-family construction project located in our primary market area and had an outstanding balance of $7.2 million. At December 31, 2018, this loan was performing according to its original terms.

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One- to Four-Family Residential Real Estate Lending. At December 31, 2018, $279.8 million, or 26.9%, of our total loan portfolio consisted of one- to four-family residential real estate loans. In January 2016, we entered into a strategic partnership with Homestead Funding Corp., an unaffiliated mortgage banking company, to outsource our residential mortgage loan originations, underwriting and closing processes. As a result, we no longer process this type of loan in-house; and instead residential mortgage loans are processed through Homestead Funding Corp. Pioneer Bank has no ownership interest in this company or any common employees or directors. Homestead Funding Corp.’s staff receives the loan referral from us and then handles the underwriting, processing and closing of the loan. One- to four-family residential real estate loans are funded by Homestead Funding Corp. with an option for Pioneer Bank to purchase the loan upon funding. Through our relationship with Homestead Funding Corp., we can assist applicants in obtaining financing from the mortgage banking company, but we are not required to commit to purchase or portfolio any loan originated by Homestead Funding Corp. The decision whether to acquire each loan is made at the time the borrower’s application is submitted to Homestead Funding Corp. and must generally comply with underwriting guidelines that we have approved. However Pioneer Bank normally purchases such loans so long as they meet our underwriting standards. We may also purchase one- to four-family residential real estate loans from Homestead Funding Corp. to customers who were not referred to the mortgage banking company by Pioneer Bank.

For each purchased loan, we generally pay a fixed aggregate fee to Homestead Funding Corp. of 1.75% of the loan balance. This fixed aggregate fee is paid by us regardless of whether the loan was originated by the mortgage banking company directly or was due to our customer referral. We receive no fee for referring a customer to Homestead Funding Corp. For the six months ended December 31, 2018 and for the year ended June 30, 2018, we purchased for our portfolio $44.0 million and $71.9 million, respectively, of loans originated through Homestead Funding Corp. As part of purchasing the loans, we typically acquire the servicing rights to the loans in order to best assist the customer relationship. The purchased loans are acquired from Homestead Funding Corp. without recourse or any right against the mortgage banking company to require the loans to be repurchased from us. The fixed aggregate fee we pay to acquire the loan and servicing rights are deferred as part of the loan balance and amortized over the contractual life of the loan under the interest method.

We purchase for our portfolio both fixed-rate single-family mortgage loans, as well as adjustable-rate single-family loans, with maturities up to 30 years. At December 31, 2018, our one- to four-family residential real estate loans consisted of $232.4 million of fixed-rate loans and $47.4 million of adjustable-rate loans. Most of these one- to four-family residential properties are located in our primary market area and many are underwritten according to Fannie Mae guidelines. We refer to loans that conform to the Fannie Mae guidelines as “conforming loans.” We also purchase for our portfolio loans above the maximum conforming loan limits as established by the Office of Federal Housing Enterprise Oversight, which at December 31, 2018 was $484,350 for single-family homes in our market area. Loans that exceed that limit are considered “jumbo loans.” At December 31, 2018, we had $51.1 million in jumbo loans.

Our purchased loans generally adhere to the following guidelines: (1) the loan is an owner-occupied one- to four- family residential real estate loan; (2) the loan does not provide for negative amortization of principal, such as “Option Arm” loans, where the borrower can pay less than the interest owed on the loan, resulting in an increased principal balance during the life of the loan; (3) the loan is not an “interest only” mortgage loan; (4) the maximum loan term is 30 years; (5) the loan has a loan-to-value ratio up to a maximum of 90%, provided, however, that the loan-to-value ratio may exceed 90% as long as the borrower obtains private mortgage insurance; and (6) the borrower has a maximum debt-to-income ratio of 45%. We may, at our discretion, decide not to purchase a loan based on the income level of the borrower, the appraisal or any other information that is obtained in originating the loan. We do not purchase any “subprime loans” (loans that are made with low down-payments to borrowers with weakened credit histories typically characterized by payment delinquencies, previous charge-offs, judgments, bankruptcies, or borrowers with questionable repayment capacity as evidenced by low credit scores or high debt-burden ratios) or Alt-A loans (defined as loans having less than full documentation).

Our purchased adjustable-rate residential real estate loans have interest rates that are fixed for an initial period ranging from one to 10 years. After the initial fixed period, the interest rate on adjustable-rate residential real estate loans is generally reset every year based upon a contractual spread or margin above the average yield on U.S. Treasury securities or LIBOR, adjusted to a constant maturity of one year, as published weekly by the Federal Reserve Board, subject to periodic and lifetime limitations on interest rate changes. All of our adjustable-rate residential real estate loans with initial fixed-rate periods of one, five, seven or 10 years have initial and periodic caps of 2% on interest rate changes, with a current cap of 5% over the life of the loan.

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Home Equity Loans and Lines of Credit. We offer home equity loans and home equity lines of credit, both of which are secured by either first mortgages or second mortgages on owner occupied, one- to four-family residences. At December 31, 2018, outstanding home equity loans and equity lines of credit totaled $79.7 million, or 7.7% of total loans outstanding.  At December 31, 2018, the unadvanced portion of home equity lines of credit totaled $37.9 million.

The underwriting standards used for home equity loans and home equity lines of credit include a title review, the recordation of a lien, a determination of the applicant’s ability to satisfy existing debt obligations and payments on the proposed loan, and the value of the collateral securing the loan. The loan-to-value ratio for our home equity loans and our lines of credit is generally limited to 80% when combined with the first security lien, if applicable. Home equity loans are offered with fixed rates of interest and with terms of up to 20 years. Our home equity lines of credit generally have 25-year terms and adjustable rates of interest, subject to a contractual floor, which are indexed to The Wall Street Journal Prime Rate.

Home equity loans and lines of credit secured by junior mortgages have greater risk than one- to four-family residential mortgage loans secured by first mortgages. At December 31, 2018, $29.2 million of our home equity loans and lines of credit were in a junior lien position, nearly all of which were second mortgages. We face the risk that the collateral will be insufficient to compensate us for loan losses and costs of foreclosure, after repayment of the senior mortgages, if applicable. When customers default on their loans, we attempt to foreclose on the property and resell the property as soon as possible to minimize foreclosure and carrying costs. However, the value of the collateral may not be sufficient to compensate us for the amount of the unpaid loan and we may be unsuccessful in recovering the remaining balance from those customers.

Consumer Loans. We offer a limited range of consumer loans, principally to customers residing in our primary market area with other relationships with us and with acceptable credit ratings. Our consumer loans primarily consist of personal loans to the owners of certain commercial businesses who have commercial loans with us, and to a lesser extent, loans on automobiles and overdraft accounts. At December 31, 2018, consumer loans were $22.2 million, or 2.1% of our total loan portfolio.

Consumer loans may entail greater risk than residential real estate loans, particularly in the case of consumer loans that are unsecured or secured by assets that depreciate rapidly, such as motor vehicles. Repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment for the outstanding loan and a small remaining deficiency often does not warrant further substantial collection efforts against the borrower. Consumer loan collections depend on the borrower’s continuing financial stability, and therefore are likely to be adversely affected by various factors, including job loss, divorce, illness or personal bankruptcy. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount that can be recovered on such loans.

Originations, Purchases, Participations and Sales of Loans

Lending activities are conducted by our loan personnel operating at our main and branch office locations. We also obtain referrals from existing or past customers and from accountants, real estate brokers, builders and attorneys. All loans that we originate or purchase are underwritten pursuant to our policies and procedures, which incorporate Fannie Mae underwriting guidelines to the extent applicable for residential loans. We originate both adjustable-rate and fixed-rate loans. Our ability to originate fixed or adjustable-rate loans depends upon the relative customer demand for such loans, which is affected by current market interest rates as well as anticipated future market interest rates. Our loan origination and purchase activity may be adversely affected by a rising interest rate environment, which typically results in decreased loan demand.

We generally do not purchase whole loans from third parties other than the one- to four-family residential real estate loans described above. However, we sell participations in loans to other financial institutions in which we generally act as the lead lender. Through our loan participations, we and the other participating lenders generally share ratably in cash flows and any gains or losses that may result from a borrower’s noncompliance with the contractual terms of the loan. We primarily participate in commercial real estate loans (including multi-family real estate loans), commercial and industrial loans and commercial construction loans. From time to time, we may purchase participation interests in loans where we are not the lead lender. We underwrite our participation interest in the loans that we purchase according to our own underwriting criteria and procedures. At December 31, 2018, the outstanding balances of our loan participations where we are not the lead lender totaled $64.7 million, of which $26.5 million were commercial or multi-family real estate loans, $23.0 million were commercial and industrial loans and $15.2 million were commercial construction loans.

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Loan Approval Procedures and Authority

Pursuant to New York law, the aggregate amount of loans that Pioneer Bank is permitted to make to any one borrower or a group of related borrowers is generally limited to 15% of Pioneer Bank’s capital, surplus fund and undivided profits (25% if the amount in excess of 15% is secured by “readily marketable collateral”). At December 31, 2018, based on the 15% limitation, Pioneer Bank’s loans-to-one-borrower limit was approximately $20.4 million. On the same date, Pioneer Bank had no borrowers with outstanding balances in excess of this amount. Our regulatory limit will increase following completion of the offering. At December 31, 2018, our largest loan relationship with one borrower was for $16.4 million, which was secured by various real estate properties in our primary market area, and the underlying loan was performing in accordance with its terms on that date.

Our lending is subject to written underwriting standards and origination procedures. Decisions on residential loan applications are made on the basis of detailed applications submitted by the prospective borrower, credit histories that we obtain, and property valuations (consistent with our appraisal policy) prepared by outside independent licensed appraisers approved by our board of trustees as well as internal evaluations, where permitted by regulations. The loan applications are designed primarily to determine the borrower’s ability to repay the requested loan, and the more significant items on the application are verified through use of credit reports, bank statements and tax returns.

Purchases of residential real estate loans up to $750,000 from Homestead Funding Corp. must be approved by one of the following officers: the President and Chief Executive Officer, Chief Lending Officer, Chief Financial Officer, Chief Administrative Officer, Retail Lending Officer or the Retail Loan Servicing Officer. Purchases of residential real estate loans greater than $750,000 must be approved by our board loan committee, which is comprised of all of the members of the board of trustees.

For commercial loans, loans in excess of the commercial officers’ lending limits require approval from our staff loan committee, which is comprised of the President and Chief Executive Officer, Chief Financial Officer, Chief Lending Officer, Chief Risk Officer, Commercial Senior Vice Presidents, Commercial Vice Presidents and Commercial Loan Officers. The staff loan committee can approve individual loans of up to prescribed limits, depending on the type of the loan. Loans in excess of the Staff Loan Committee’s loan approval authority require the approval of our board of trustees. Specifically, commercial real estate loans in excess of $6.0 million, commercial lines of credit in excess of $2.0 million and commercial loans with a new customer relationship in excess of $1.0 million must be approved by our board of trustees.

Certain loans that involve policy exceptions must be approved by our board of trustees.

We require title insurance on our mortgage loans as well as fire and extended coverage casualty insurance in amounts at least equal to the principal amount of the loan or the value of improvements on the property, depending on the type of loan.

Delinquencies and Asset Quality

Delinquency Procedures. System-generated late notices are mailed to a borrower after the late payment “grace period,” which is 15 days in the case of all loans secured by residential or commercial real estate and 15 days in the case of commercial and industrial and most consumer loans. A second notice will be mailed to a borrower if the loan remains past due after 30 days, and we attempt to contact the borrower and develop a plan of repayment. By the 90th day of delinquency, we will issue a pre-foreclosure notice that will require the borrower to bring the loan current within 30 days in order to avoid the beginning of foreclosure proceedings for loans secured by residential real estate. Commercial real estate, commercial and industrial, commercial construction and consumer loans are managed on a loan by loan basis. Decisions to send a demand notice are based on conversations with the borrower to address the delinquency issues. A report of all loans 30 days or more past due is provided to the board of trustees monthly.

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Loans Past Due and Non-Performing Assets. Loans are reviewed on a regular basis.  Management determines that a loan is impaired or non-performing when it is probable that at least a portion of the loan will not be collected in accordance with the original terms due to a deterioration in the financial condition of the borrower or the value of the underlying collateral if the loan is collateral dependent.  When a loan is determined to be impaired, the measurement of the loan in the allowance for loan losses is based on the present value of expected future cash flows, except that all collateral-dependent loans are measured for impairment based on the fair value of the collateral. Non-accrual loans are loans for which collectability is questionable and, therefore, interest on such loans will no longer be recognized on an accrual basis. All loans that become 90 days or more delinquent are placed on non-accrual status unless the loan is well secured and in the process of collection. When loans are placed on non-accrual status, unpaid accrued interest is fully reversed, and further income is recognized only to the extent received on a cash basis or cost recovery method.

When we acquire real estate as a result of foreclosure, the real estate is classified as real estate owned.  The real estate owned is recorded at the lower of carrying amount or fair market value, less estimated costs to sell. Any excess of the recorded value of the loan over the fair market value of the property is charged against the allowance for loan losses, or, if the existing allowance is inadequate, charged to expense in the current period. After acquisition, all costs incurred in maintaining the property are expensed.  Costs relating to the development and improvement of the property, however, are capitalized to the extent of estimated fair value less estimated costs to sell.

A loan is classified as a troubled debt restructuring if, for economic or legal reasons related to the borrower’s financial difficulties, we grant a concession to the borrower that we would not otherwise consider. This usually includes a modification of loan terms, such as a reduction of the interest rate to below market terms, capitalizing past due interest or extending the maturity date and possibly a partial forgiveness of the principal amount due. Interest income on restructured loans is accrued after the borrower demonstrates the ability to pay under the restructured terms through a sustained period of repayment performance, which is generally six consecutive months.

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Delinquent Loans. The following tables set forth our loan delinquencies, including non-accrual loans, by type and amount at the dates indicated.

				At June 30,
	At December 31, 2018			2018			2017
	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due
	(In thousands)

Commercial:
Commercial real estate	$5	$—	$5,487	$634	$21	$2,416	$476	$2,135	$2,599
Commercial and industrial	—	—	136	1,346	—	705	61	—	7
Commercial construction	—	—	—	205	—	—	—	—	—
One- to four-family residential real estate	824	56	4,645	715	685	5,066	1,080	399	3,908
Home equity loans and lines of credit	379	235	1,446	205	305	1,300	462	58	1,028
Consumer	9	—	27	7	1	24	101	100	354
Total	$1,217	$291	$11,741	$3,112	$1,012	$9,511	$2,180	$2,692	$7,896

	At June 30,
	2016			2015			2014
	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due
	(In thousands)

Commercial:
Commercial real estate	$256	$535	$1,480	$—	$—	$1,593	$130	$108	$993
Commercial and industrial	—	5	59	—	62	25	—	—	1,057
Commercial construction	—	—	—	—	—	—	—	—	44
One- to four-family residential real estate	1,188	7	3,270	1,233	41	3,188	353	557	2,869
Home equity loans and lines of credit	205	212	1,192	191	184	1,016	508	80	531
Consumer	314	144	300	127	139	441	224	186	468
Total	$1,963	$903	$6,301	$1,551	$426	$6,263	$1,215	$931	$5,962

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Non-Performing Assets. The table below sets forth the amounts and categories of our non-performing assets at the dates indicated. Non-accrual loans include non-accruing troubled debt restructurings of $210,000, $235,000, $2.1 million, $768,000, $836,000 and $1.6 million as of December 31, 2018 and as of June 30, 2018, 2017, 2016, 2015 and 2014, respectively.

	At December 31,	At June 30,
	2018	2018	2017	2016	2015	2014
	(Dollars in thousands)

Non-accrual loans:
Commercial real estate	$2,233	$2,236	$2,375	$1,386	$1,304	$932
Commercial and industrial	96	705	3	59	25	1,057
Commercial construction	—	—	—	—	—	44
One- to four-family residential real estate	4,645	3,834	3,325	2,874	2,912	2,621
Home equity loans and lines of credit	1,433	970	899	955	678	479
Consumer	—	—	—	—	—	—
Total non-accrual loans	8,407	7,745	6,602	5,274	4,919	5,133

Accruing loans past due 90 days or more:
Commercial real estate	3,254	180	225	95	289	61
Commercial and industrial	40	—	4	—	—	—
Commercial construction	—	—	—	—	—	—
One- to four-family residential real estate	—	1,232	583	395	276	248
Home equity loans and lines of credit	13	330	129	237	339	52
Consumer	27	24	354	300	441	468
Total accruing loans past due 90 days or more	3,334	1,766	1,295	1,027	1,345	829

Real estate owned:
Commercial real estate	—	—	—	—	391	347
Commercial and industrial	—	—	—	—	—	—
Commercial construction	—	—	—	—	—	—
One- to four-family residential real estate	—	—	—	—	177	—
Home equity loans and lines of credit	55	72	—	—	—	—
Consumer	—	—	—	—	—	—
Total real estate owned	55	72	—	—	568	347

Total non-performing assets	$11,796	$9,583	$7,897	$6,301	$6,832	$6,309

Total accruing troubled debt restructured loans	$—	$—	$—	$1,418	$1,518	$1,588

Total non-performing loans to total loans	1.13%	0.95%	0.84%	0.79%	0.91%	0.94%
Total non-performing assets to total assets	0.92%	0.75%	0.70%	0.63%	0.78%	0.77%

For the six months ended December 31, 2018, gross interest income that would have been recorded had our non-accruing loans been current in accordance with their original terms was $231,000. Interest income recognized on such loans for the six months ended December 31, 2018 was 2,000.

For the year ended June 30, 2018, gross interest income that would have been recorded had our non-accruing loans been current in accordance with their original terms was $332,000. Interest income recognized on such loans for the year ended June 30, 2018 was 23,000.

During the six months ended December 31, 2018, accruing loans past due 90 days or more increased primarily with respect to one commercial real estate loan totaling $3.2 million. The $3.2 million commercial real estate loan became non-accruing subsequent to December 31, 2018.

Classified Assets. Federal regulations provide for the classification of loans and other assets, such as debt and equity securities considered to be of lesser quality, as “substandard,” “doubtful” or “loss.” An asset is considered “substandard” if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. “Substandard” assets include those characterized by the “distinct possibility” that the insured institution will sustain “some loss” if the deficiencies are not corrected. Assets classified as “doubtful” have all of the weaknesses inherent in those classified “substandard,” with the added characteristic that the weaknesses present make “collection or liquidation in full,” on the basis of currently existing facts, conditions, and values, “highly questionable and improbable.” Assets classified as “loss” are those considered “uncollectible” and of such little value that their continuance as assets without the establishment of a specific loss allowance is not warranted. Assets which do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are designated as “special mention.”

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When an insured institution classifies problem assets as either substandard or doubtful, it may establish general allowances in an amount deemed prudent by management to cover probable accrued losses. General allowances represent loss allowances which have been established to cover probable accrued losses associated with lending activities, but which, unlike specific allowances, have not been allocated to particular problem assets. When an insured institution classifies problem assets as “loss,” it is required either to establish a specific allowance for losses equal to 100% of that portion of the asset so classified or to charge-off such amount. An institution’s determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the regulatory authorities, which may require the establishment of additional general or specific loss allowances.

The following table sets forth our amounts of classified loans and loans designated as special mention as of December 31, 2018 and as of June 30, 2018, 2017 and 2016. The classified loans total at December 31, 2018 includes $8.4 million of non-performing loans.

	At December 31,	At June 30,
	2018	2018	2017	2016
	(In thousands)

Classification of Loans:
Substandard	$9,720	$10,016	$8,764	$10,077
Doubtful	—	659	412	488
Loss	—	—	—	—
Total Classified Loans	$9,720	$10,675	$9,176	$10,565
Special Mention	$8,617	$3,330	$7,320	$2,551

At December 31, 2018, we had one borrower relationship identified as special mention with an aggregate principal balance totaling $4.7 million consisting of four commercial and industrial loans and one commercial real estate loan and another borrower relationship identified as special mention with an aggregate principal balance of $1.6 million consisting of one commercial construction loan and one commercial real estate loan.

Allowance for Loan Losses

The allowance for loan losses is maintained at a level which, in management’s judgment, is adequate to absorb probable credit losses inherent in the loan portfolio. The amount of the allowance is based on management’s evaluation of the collectability of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans, and economic conditions. Allowances for loans that are individually classified as impaired are generally determined based on collateral values or the present value of estimated cash flows. Because of uncertainties associated with national and regional economic conditions, collateral values, and future cash flows on impaired loans, it is reasonably possible that management’s estimate of probable credit losses inherent in the loan portfolio and the related allowance may change materially in the near-term. The allowance is increased by a provision for loan losses, which is charged to expense and reduced by full and partial charge-offs, net of recoveries. Changes in the allowance relating to impaired loans are charged or credited to the provision for loan losses. Management’s periodic evaluation of the adequacy of the allowance is based on various factors, including, but not limited to, historical loss experience, current economic conditions, delinquency statistics, geographic and industry concentrations, the adequacy of the underlying collateral, the financial strength of the borrower, results of internal loan reviews and other qualitative and quantitative factors which could affect potential credit losses.

In addition, the NYSDFS and the Federal Deposit Insurance Corporation periodically review our allowance for loan losses and as a result of such reviews, we may have to adjust our allowance for loan losses or recognize further loan charge-offs.

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The following table sets forth activity in our allowance for loan losses for the periods indicated.

	At or for the Six Months Ended December 31,				At or for the Years Ended June 30,
	2018		2017		2018	2017	2016	2015	2014
	(Dollars in thousands)

Allowance at beginning of period	$13,510		$11,820		$11,820	$9,794	$9,011	$9,103	$8,588
Provision for loan losses	1,210		950		1,970	2,395	1,180	962	890

Charge offs:
Commercial real estate	—		121		121	—	—	—	4
Commercial and industrial	1,046		53		53	38	169	757	153
Commercial construction	—		—		—	—	—	—	—
One- to four-family residential real estate	—		1		—	148	118	169	84
Home equity loans and lines of credit	—		—		17	104	57	70	46
Consumer	90		87		152	165	160	139	194
Total charge-offs	1,136		262		343	455	504	1,135	481

Recoveries:
Commercial real estate	—		—		—	—	10	7	13
Commercial and industrial	—		—		—	5	5	—	7
Commercial construction	—		—		—	—	—	—	—
One- to four-family residential real estate	—		—		—	—	—	—	2
Home equity loans and lines of credit	—		2		3	15	14	2	3
Consumer	16		27		60	66	78	72	81
Total recoveries	16		29		63	86	107	81	106

Net charge-offs	1,120		233		280	369	397	1,054	375

Allowance at end of period	$13,600		$12,537		$13,510	$11,820	$9,974	$9,011	$9,103

Allowance to non-performing loans	115.83%		160.05%		142.05%	149.68%	155.44%	143.85%	152.68%
Allowance to total loans outstanding at the end of the period	1.31%		1.28%		1.35%	1.25%	1.23%	1.31%	1.43%
Net charge-offs to average loans outstanding during the period	0.22	%(1)	0.05	%(1)	0.03%	0.04%	0.05%	0.16%	0.06%

 (1)       Annualized.

During the six months ended December 31, 2018, our total charge-offs of $1.1 million were primarily related to partial charge-offs of two commercial and industrial loan relationships totaling $1.0 million secured by accounts receivable and business assets. At June 30, 2018, the allowance for loan losses included specific reserves totaling $1.0 million for these two impaired commercial and industrial loan relationships.

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Allocation of Allowance for Loan Losses. The following tables set forth the allowance for loan losses allocated by loan category and the percent of the allowance in each category to the total allocated allowance at the dates indicated. The allowance for loan losses allocated to each category is not necessarily indicative of future losses in any particular category and does not restrict the use of the allowance to absorb losses in other categories.

				At June 30,
	At December 31, 2018			2018			2017
	Allowance for Loan Losses	Percent of Allowance in Category to Total Allocated Allowance	Percent of Loans in Each Category to Total Loans	Allowance for Loan Losses	Percent of Allowance in Category to Total Allocated Allowance	Percent of Loans in Each Category to Total Loans	Allowance for Loan Losses	Percent of Allowance in Category to Total Allocated Allowance	Percent of Loans in Each Category to Total Loans
	(Dollars in thousands)

Commercial:
Commercial real estate	$5,574	41.0%	36.5%	$5,254	38.9%	37.7%	$5,978	50.6%	42.3%
Commercial and industrial	3,192	23.5%	17.6%	3,977	29.5%	19.5%	2,565	21.7%	19.1%
Commercial construction	1,296	9.5%	9.2%	1,183	8.8%	8.5%	963	8.1%	7.2%
One- to four-family residential real estate	2,459	18.1%	26.9%	2,166	16.0%	25.0%	1,427	12.1%	21.5%
Home equity loans and lines of credit	800	5.9%	7.7%	770	5.7%	7.8%	740	6.3%	8.1%
Consumer	279	2.1%	2.1%	160	1.2%	1.5%	147	1.2%	1.9%
Total	$13,600	100.0%	100.0%	$13,510	100.0%	100.0%	$11,820	100.0%	100.0%

	At June 30,
	2016			2015			2014
	Allowance for Loan Losses	Percent of Allowance in Category to Total Allocated Allowance	Percent of Loans in Category to Total Loans	Allowance for Loan Losses	Percent of Allowance in Category to Total Allocated Allowance	Percent of Loans in Category to Total Loans	Allowance for Loan Losses	Percent of Allowance in Category to Total Allocated Allowance	Percent of Loans in Category to Total Loans
	(Dollars in thousands)

Commercial:
Commercial real estate	$4,468	45.6%	36.8%	$4,379	48.6%	39.1%	$4,397	48.3%	40.8%
Commercial and industrial	1,795	18.3%	15.5%	1,601	17.8%	14.9%	2,106	23.1%	13.9%
Commercial construction	1,374	14.0%	12.1%	856	9.5%	8.1%	657	7.2%	6.3%
One- to four-family residential real estate	1,390	14.2%	24.8%	1,445	16.0%	25.2%	1,258	13.8%	25.6%
Home equity loans and lines of credit	625	6.4%	8.7%	608	6.7%	10.1%	554	6.1%	10.5%
Consumer	142	1.5%	2.2%	122	1.4%	2.6%	131	1.4%	2.9%
Total	$9,794	100.0%	100.0%	$9,011	100.0%	100.0%	$9,103	100.0%	100.0%

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Investment Activities

General. Our board of trustees is responsible for approving and overseeing our investment policy. The investment policy is reviewed at least annually by the board of trustees. This policy dictates that investment decisions be made based on the safety of the investment, liquidity requirements, potential returns and consistency with our interest rate risk management strategy. Authorized officers, as selected by the board of trustees, oversee our investing activities and strategies. The authorized officers include our President and Chief Executive Officer, Chief Financial Officer/Treasurer and Vice President, Controller.

Our current investment policy authorizes us to invest in various types of investment securities and liquid assets, including U.S. Treasury obligations, securities of various government-sponsored enterprises, residential mortgage-backed securities and collateralized mortgage obligations, municipal securities, deposits at the Federal Home Loan Bank of New York, corporate debt securities (limited to no more than 5% of total assets and no more than 15% of our capital in any single issuer), common or preferred stock of a company trading on the Standard & Poor’s 500 Composite Index or if the company has $5.0 billion or greater in capitalization (limited to no more than 15% of our capital) and common stock of a company with over $2.0 billion, but less than $5.0 billion, in capitalization (limited to less than 10% of our investment portfolio). We do not engage in any investment hedging activities or trading activities, nor do we purchase any high-risk mortgage derivative products, corporate junk bonds, and certain types of structured notes.

Debt and equity securities investment accounting guidance requires that, at the time of purchase, we designate a security as held to maturity, available for sale, or trading, depending on our ability and intent.

U.S. Governmental Securities. We maintain these investments, to the extent appropriate, for liquidity purposes, at zero risk weighting for capital purposes and as collateral for borrowings. At December 31, 2018, U.S. Government securities consisted primarily of U.S. Treasury securities.

Collateralized Mortgage Obligations. We invest in fixed rate collateralized mortgage obligations (“CMOs”) issued by Ginnie Mae, Freddie Mac or Fannie Mae. A CMO is a type of mortgage-backed security that creates separate pools of pass-through rates for different classes of bondholders with varying maturities, called tranches. The repayments from the pool of pass-through securities are used to retire the bonds in the order specified by the bonds’ prospectus.

Ginnie Mae is a government agency within the Department of Housing and Urban Development and is intended to help finance government-assisted housing programs. Ginnie Mae securities are backed by loans insured by the Federal Housing Administration, or guaranteed by the Veterans Administration. The timely payment of principal and interest on Ginnie Mae securities is guaranteed by Ginnie Mae and backed by the full faith and credit of the U.S. Government. Freddie Mac is a private corporation chartered by the U.S. Government. Freddie Mac issues participation certificates backed principally by conventional mortgage loans. Freddie Mac guarantees the timely payment of interest and the ultimate return of principal on participation certificates. Fannie Mae is a private corporation chartered by the U.S. government with a mandate to establish a secondary market for mortgage loans. Fannie Mae guarantees the timely payment of principal and interest on Fannie Mae securities.

Mortgage-Backed Securities. We invest in mortgage-backed securities insured or guaranteed by Ginnie Mae, Freddie Mac or Fannie Mae. We have not purchased privately-issued mortgage-backed securities. We invest in mortgage-backed securities to achieve positive interest rate spreads with minimal administrative expense, and to lower our credit risk as a result of the guarantees provided by Ginnie Mae, Freddie Mac or Fannie Mae.

Investments in mortgage-backed securities involve a risk that actual payments will be greater or less than the prepayment rate estimated at the time of purchase, which may require adjustments to the amortization of any premium or acceleration of any discount relating to such interests, thereby affecting the net yield on our securities. We periodically review current prepayment speeds to determine whether prepayment estimates require modification that could cause amortization or accretion adjustments. There is also reinvestment risk associated with the cash flows from such securities or in the event such securities are redeemed by the issuer. In addition, the market value of such securities may be adversely affected by changes in interest rates.

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Municipal Securities. We invest in fixed-rate investment grade bonds issued primarily by municipalities in the State of New York.

Equity Securities. Equity securities are comprised of both common and preferred stock of companies in the financial, energy, health care, information technology, consumer cyclicals, industrials, materials and utility sectors.

The following tables set forth the amortized cost and estimated fair value of our securities portfolio (excluding Federal Home Loan Bank of New York common stock) at the dates indicated.

	At December 31,		At June 30,
	2018		2018		2017		2016
	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value
	(In thousands)

Securities available for sale:
U.S. Government and agency obligations	$83,538	$83,420	$58,743	$58,558	$42,967	$42,919	$61,915	$62,172
Mortgage-backed securities	126	129	146	150	194	200	249	258
Asset-backed securities	102	144	115	162	140	261	172	292
Collateralized mortgage obligations	599	962	692	1,079	934	1,469	1,229	1,662
Municipal obligations	14,644	14,668	19,264	19,263	28,350	28,366	27,119	27,147
Preferred stocks	6,007	4,640	6,007	5,749	6,019	5,963	6,840	7,002
Common stocks	2,809	3,181	2,541	3,102	2,762	2,797	2,478	2,418
Total	$107,825	$107,144	$87,508	$88,063	$81,366	$81,975	$100,002	$100,951

	At December 31,		At June 30,
	2018		2018		2017		2016
	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value
	(In thousands)

Securities held to maturity:
Municipal obligations	$4,275	$4,292	$5,297	$5,326	$2,213	$2,259	$3,811	$3,811
Total	$4,275	$4,292	$5,297	$5,326	$2,213	$2,259	$3,811	$3,811

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Portfolio Maturities and Yields. The composition and maturities of the investment securities portfolio at December 31, 2018 are summarized in the following table. Maturities are based on the final contractual payment dates, and do not reflect the effect of scheduled principal repayments, prepayments, or early redemptions that may occur. Equity securities are included in the one year or less category because they have no stated maturity.

	One Year or Less		More than One Year through Five Years		More than Five Years through Ten Years		More than Ten Years		Total
	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Fair Value	Weighted Average Yield
	(Dollars in thousands)

Securities available for sale:
U.S. Government and agency obligations	$57,759	2.11%	$25,779	2.58%	$—	—	$—	—	$83,538	$83,420	2.26%
Mortgage-backed securities	—	—	1	2.60%	52	2.90%	73	2.99%	126	129	2.95%
Asset-backed securities	—	—	—	—	—	—	102	2.90%	102	144	2.90%
Collateralized mortgage obligations	—	—	—	—	8	2.64%	591	4.03%	599	962	4.05%
Municipal obligations	14,644	2.47%	—	—	—	—	—	—	14,644	14,668	2.47%
Preferred stocks	6,007	5.32%	—	—	—	—	—	—	6,007	4,640	5.32%
Common stocks	2,809	3.13%	—	—	—	—	—	—	2,809	3,181	3.13%
Total	$81,219		$25,780		$60		$766		$107,825	$107,144

	One Year or Less		More than One Year through Five Years		More than Five Years through Ten Years		More than Ten Years		Total
	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Fair Value	Weighted Average Yield
	(Dollars in thousands)

Securities held to maturity:
Municipal obligations	$4,100	3.28%	$50	2.54%	$125	5.49%	$—	—	$4,275	$4,275	3.34%
Total	$4,100	3.28%	$50	2.54%	$125	5.49%	$—	—	$4,275	$4,275	3.34%

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Sources of Funds

General. Deposits have traditionally been our primary source of funds for our lending and investment activities. We also use borrowings, primarily Federal Home Loan Bank of New York advances, to supplement cash flows, as needed. In addition, funds are derived from scheduled loan payments, investment maturities, loan sales, loan prepayments, retained earnings and income on earning assets. While scheduled loan payments and income on earning assets are relatively stable sources of funds, deposit inflows and outflows can vary widely and are influenced by prevailing interest rates, market conditions and levels of competition.

Deposit Accounts. The substantial majority of our deposits are from depositors who reside in our primary market area. We access deposit customers by offering a broad selection of deposit instruments for individuals businesses and municipalities. We generally request commercial business borrowers to maintain their primary deposit accounts with us. At December 31, 2018, we had no brokered deposits, but our policy permits us to access such funds if additional liquidity is necessary.

We also offer deposit accounts to municipalities. Through our limited purpose subsidiary, Pioneer Commercial Bank, we held $216.5 million in municipal deposits, which represented 19.4% of our deposits at December 31, 2018. We have developed a program for the retention and management of municipal deposits. These deposits are from local government entities such as towns, cities, school districts and other municipalities. We generally solicit their operating and savings accounts and not time-based deposits. Municipal deposit accounts are collateralized by Federal Home Loan Bank of New York letters of credit and by eligible government and government agency securities and municipal obligations. We believe that municipal deposits provide a low cost and stable source of funds and we intend to continue to solicit these types of funds.

Deposit account terms vary according to the minimum balance required, the time period that funds must remain on deposit, and the interest rate, among other factors. In determining the terms of our deposit accounts, we consider the rates offered by our competition, our liquidity needs, profitability, and customer preferences and concerns. We generally review our deposit pricing on a monthly basis and continually review our deposit mix. Our deposit pricing strategy has generally been to offer competitive rates, but generally not the highest rates offered in the market, and to periodically offer special rates to attract deposits of a specific type or with a specific term.

The flow of deposits is influenced significantly by general economic conditions, changes in money market and other prevailing interest rates and competition. The variety of deposit accounts offered allows us to be competitive in obtaining funds and responding to changes in consumer demand. Based on experience, we believe that our deposits are relatively stable. However, the ability to attract and maintain deposits and the rates paid on these deposits, has been and will continue to be significantly affected by market conditions.

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The following table sets forth the distribution of total deposits by account type at the dates indicated.

				At June 30,
	At December 31, 2018			2018			2017
	Amount	Percent	Average Rate	Amount	Percent	Average Rate	Amount	Percent	Average Rate
	(Dollars in thousands)

Non-interest-bearing demand accounts	$356,291	32.0%	—	$345,048	30.0%	—	$275,374	27.3%	—
Demand accounts	93,735	8.4%	0.37%	97,191	8.4%	0.31%	64,422	6.4%	0.15%
Savings accounts	243,970	21.9%	0.05%	244,050	21.2%	0.05%	243,621	24.1%	0.05%
Money market accounts	296,873	26.6%	0.49%	334,884	29.1%	0.43%	298,945	29.6%	0.33%
Certificates of deposit	124,090	11.1%	1.53%	129,089	11.2%	1.29%	127,664	12.6%	1.04%
Total	$1,114,959	100.0%	0.34%	$1,150,262	100.0%	0.31%	$1,010,026	100.0%	0.25%

	At June 30,
	2016
	Amount	Percent	Average Rate
	(Dollars in thousands)

Non-interest-bearing demand accounts	$241,243	27.9%	—
Demand accounts	47,024	5.4%	0.14%
Savings accounts	228,354	26.4%	0.05%
Money market accounts	224,927	26.0%	0.25%
Certificates of deposit	122,640	14.2%	0.82%
Total	$864,188	100.00%	0.20%

As of December 31, 2018, the aggregate amount of all our certificates of deposit in amounts greater than or equal to $100,000 was approximately $53.9 million. The following table sets forth the maturity of these certificates as of December 31, 2018.

At
December 31, 2018
(In thousands)

Maturity Period:
Three months or less	$7,303
Over three through six months	5,605
Over six through twelve months	10,155
Over twelve months	30,833
Total	$53,896

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Borrowings. Our borrowings consist of advances from the Federal Home Loan Bank of New York. At December 31, 2018, we had the ability to borrow approximately $394.5 million under our credit facilities with the Federal Home Loan Bank of New York, of which $30.0 million was advanced. Borrowings from the Federal Home Loan Bank of New York are secured by our investment in the common stock of the Federal Home Loan Bank of New York as well as by a blanket pledge of our mortgage portfolio not otherwise pledged.

The following table sets forth information concerning balances and interest rates on our borrowings at and for the periods shown:

	At or For the Six Months Ended December 31,		At or For the Year Ended June 30,
	2018	2017	2018	2017	2016
	(Dollars in thousands)

Balance outstanding at end of period	$30,000	$5,000	$—	$5,000	$17,000
Weighted average interest rate at the end of period	2.64%	1.53%	—	1.13%	0.59%
Maximum amount of borrowings outstanding at any month end during the period	$30,000	$5,000	$5,000	$57,000	$41,771
Average balance outstanding during the period	$5,163	$190	$151	$24,666	$27,872
Weighted average interest rate during the period	2.67%	1.05%	1.32%	0.77%	0.53%

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Properties

As of December 31, 2018, the net book value of our office properties was $35.0 million. The following table sets forth information regarding our offices.

Location	Leased or Owned	Year Acquired or Leased	Net Book Value of Real Property
			(In thousands)
Main Office:
652 Albany Shaker Road, Albany, NY 12211	Owned (1)	2016	$16,271

Other Properties:
21 Second Street, Troy, NY 12180	Leased	2016	68
531 Troy-Schenectady Road, Latham, NY 12110	Owned	2008	1,989
2000 Second Avenue, Watervliet, NY 12189	Leased	2017	149
1828 Altamont Avenue, Schenectady, NY 12305	Owned	2012	1,953
1208 Route 146, Clifton Park, NY 12065	Leased	1995	15
10 Kendall Way, Malta, NY 12020	Owned	2016	1,424
78 Main Avenue, Wynantskill, NY 12198	Owned	2014	1,908
712 Hoosick Street, Brunswick, NY 12180	Owned	2015	1,734
329 Glenmont Road, Glenmont, NY 12077	Leased	2014	240
142 Saratoga Avenue, Waterford, NY 12188	Owned	2015	1,277
1761 Central Avenue, Albany, NY 12205	Leased	2018	—
602 North Greenbush Road, Rensselaer, NY 12144	Leased	2017	300
90 State Street, Albany, NY 12207	Leased	2013	254
1881-1883 Western Avenue, Albany, NY 12203	Owned	2018	4,953
184 Delaware Avenue, Delmar, NY 12054	Owned	2010	965
843 Route 146, Clifton Park, NY 12065	Leased	2012	221
426 State Street, Schenectady, NY 12305	Leased	2014	255
440 Main Street, Cairo, NY 12413	Owned	2016	365
11565 NY-32, Greenville, NY 12083	Leased	2016	42
739 Upper Glen Street, Queensbury, NY 12804	Leased	2017	79
100 Mohawk Street, Cohoes, NY 12047	Owned	2017	556

____________________________

(1)	The property is subject to a ground lease.

We believe that the current facilities are adequate to meet our present and foreseeable needs, subject to possible future expansion.

Subsidiaries

Pioneer Commercial Bank. Pioneer Commercial Bank is a New York-chartered limited-purpose commercial bank wholly owned by Pioneer Bank. Pioneer Bank incorporated Pioneer Commercial Bank in October 2004 in order to be able to accept municipal deposits. New York State prohibits a savings bank from soliciting and servicing public funds (deposits of counties, cities, towns, school districts, etc.). The limited-purpose commercial bank subsidiary has enabled us to establish banking relationships with municipalities and other public entities throughout our market area. At December 31, 2018, Pioneer Commercial Bank had $239.2 million in assets, consisting primarily of cash and municipal obligations. Pioneer Commercial Bank is subject to comprehensive regulation by the NYSDFS, as its chartering authority, and by the Federal Deposit Insurance Corporation. All disclosures in this prospectus relating to Pioneer Bank’s consolidated investments and deposits include the investments and deposits that are held by Pioneer Commercial Bank.

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Anchor Agency, Inc. In 2016, Pioneer Bank acquired Anchor Agency, Inc., a New York corporation and wholly-owned subsidiary of Pioneer Bank, which is a full-service insurance agency offering personal and commercial insurance, including homeowners, automobile and comprehensive business insurance. Anchor Agency, Inc. works with major national insurance companies as well as specialty markets. Anchor Agency, Inc. also offers employee benefits products and consulting services under the name Pioneer Benefits Consulting, including group health, dental, disability and life insurance products and defined contribution and defined benefit administration and human resource management services. Anchor Agency, Inc. operates from Pioneer Bank’s headquarters in Albany, New York. Expansion into the insurance and employee benefit services business has enabled Pioneer Bank to evolve from a traditional depository institution into a full-service financial services organization. All disclosures in this prospectus relating to Pioneer Bank are consolidated to include the activities of Anchor Agency, Inc.

Pioneer Financial Services, Inc. Pioneer Financial Services, Inc., a New York corporation and wholly owned subsidiary of Pioneer Bank, provides wealth management services to Pioneer Bank’s customers in partnership with LPL Financial, a registered broker dealer. It had $481.5 million of assets under management at December 31, 2018. Pioneer Financial Services, Inc. operates from Pioneer Bank’s headquarters in Albany, New York under the name Pioneer Wealth Management, and has licensed representatives available in our branch offices. Wealth management services provided by Pioneer Financial Services, Inc. to customers include investment advice, retirement income planning, estate planning, business succession and employer retirement planning. All disclosures in this prospectus relating to Pioneer Bank are consolidated to include the activities of Pioneer Financial Services, Inc.

Legal Proceedings

We are not involved in any pending legal proceedings as a defendant other than routine legal proceedings in the ordinary course of business. At December 31, 2018, we were not involved in any legal proceedings the outcome of which would be material to our financial condition or results of operations.

Expense and Tax Allocation

Pioneer Bank will enter into an agreement with Pioneer Bancorp, Inc. and Pioneer Bancorp, MHC to provide them with certain administrative support services for compensation at not less than the fair market value of the services provided. In addition, Pioneer Bank and Pioneer Bancorp, Inc. will enter into an agreement for allocating and reimbursing the payment of their consolidated tax liability.

Personnel

As of December 31, 2018, we had 250 full-time employees and 17 part-time employees. Our employees are not represented by any collective bargaining group. Management believes that we have good working relations with our employees.

SUPERVISION AND REGULATION

General

As a New York-chartered savings bank, Pioneer Bank is subject to comprehensive regulation by the NYSDFS, as its chartering authority, and by the Federal Deposit Insurance Corporation. Pioneer Bank is a member of the Federal Home Loan Bank of New York and its deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation. Pioneer Bank is required to file reports with, and is periodically examined by, the Federal Deposit Insurance Corporation and the NYSDFS concerning its activities and financial condition and must obtain regulatory approvals before entering into certain transactions, including mergers with or acquisitions of other financial institutions. This regulatory structure is intended primarily for the protection of the insurance fund and depositors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies regarding classifying assets and establishing an adequate allowance for loan losses for regulatory purposes.

As a New York-chartered mutual holding company, Pioneer Bancorp, MHC will be regulated and subject to examination by the NYSDFS and the Federal Reserve Board. As a bank holding company, Pioneer Bancorp, Inc. also will be required to comply with the rules and regulations of the Federal Reserve Board and the NYSDFS. It will be required to file certain reports with the Federal Reserve Board and will be subject to examination by and the enforcement authority of the Federal Reserve Board and the NYSDFS. Pioneer Bancorp, Inc. also will be subject to the rules and regulations of the Securities and Exchange Commission under the federal securities laws.

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Set forth below is a brief description of material regulatory requirements that are or will be applicable to Pioneer Bank, Pioneer Bancorp, Inc. and Pioneer Bancorp, MHC. The description is limited to certain material aspects of certain statutes and regulations that are addressed, and is not intended to be a complete list or description of such statutes and regulations and their effects on Pioneer Bank, Pioneer Bancorp, Inc. and Pioneer Bancorp, MHC.

New York Banking Laws and Supervision

Supervision and Enforcement Authority. Pioneer Bank, as a New York savings bank, is regulated and supervised by the NYSDFS. The NYSDFS is required to regularly examine each state-chartered bank. The approval of the NYSDFS is required to establish or close branches, to merge with another bank, to issue stock and to undertake many other activities. Any New York savings bank that does not operate according to the regulations, policies and directives of the NYSDFS may be subject to sanctions for non-compliance, including seizure of the property and business of the savings bank and suspension or revocation of its charter. The NYSDFS may, under certain circumstances, suspend or remove officers or trustees who have violated the law, conducted the savings bank’s business in an unsafe or unsound manner or contrary to the depositors’ interests, or have been negligent in the performance of their duties. In addition, upon finding that a savings bank has engaged in an unfair or deceptive act or practice, the NYSDFS may issue an order to cease and desist and impose a fine on the savings bank. The NYSDFS also has the authority to appoint a receiver or conservator if it determines that the savings bank is conducting its business in an unsafe or unauthorized manner, and under certain other circumstances. New York consumer protection and civil rights statutes applicable to Pioneer Bank permit private individual and class action law suits, and provide for the rescission of consumer transactions, including loans, and the recovery of statutory and punitive damage and attorney’s fees in the case of certain violations of those statutes.

The powers that New York-chartered savings banks can exercise under these laws include the following:

Lending Activities. A New York-chartered savings bank may make a wide variety of mortgage loans including fixed-rate loans, adjustable-rate loans, participation loans, construction and development loans, condominium and co-operative loans, second mortgage loans and other types of loans that may be made according to applicable regulations. Commercial loans may be made to corporations and other commercial enterprises with or without security. Consumer and personal loans may also be made with or without security.

Investment Activities. In general, Pioneer Bank may invest in certain types of debt securities (including certain corporate debt securities, and obligations of federal, state, and local governments and agencies thereof), certain types of corporate equity securities, and certain other assets. However, this investment authority is subject to restrictions under federal law. See “—Federal Bank Regulation—Investment Activities” for such federal restrictions.

Dividends. Under New York banking law, Pioneer Bank may declare and pay dividends from its net profits, unless there is an impairment of capital. Additionally, the approval of the NYSDFS is required if the total of all dividends declared in a calendar year would exceed the total of its net profits for that year combined with its retained net profits of the preceding two years, subject to certain adjustments provided for under applicable law.

Loans to Trustees and Executive Officers. Under applicable New York Banking Law, Pioneer Bank may not make a loan or other extension of credit directly or indirectly to any of its trustees or executive officers, except that Pioneer Bank may make a loan to an executive officer to become an owner of real property so long as the loan is secured by either (1) a first mortgage or cooperative apartment unit loan, which the property or apartment is to be occupied by the executive officer’s primary residence and is specifically approved in writing by the board of trustees; or (2) a deposit maintained by the executive officer with Pioneer Bank. Following the conversion of Pioneer Bank from mutual to stock form as part of the reorganization, the aforementioned lending restrictions would not apply to executive officers and directors of Pioneer Bank, as a stock savings bank, so long as the Superintendent of the NYSDFS deems the restrictions inapplicable.

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NYSDFS cybersecurity rule. Effective March 1, 2017, the NYSDFS requires New York chartered banks to establish and maintain a cybersecurity program designed to protect consumers and ensure the safety and soundness of the bank. Specifically, NYSDFS requires regulated financial institutions to establish a cybersecurity program; adopt a written cybersecurity policy; designate a Chief Information Security Officer responsible for implementing, overseeing and enforcing its new program and policy; and have policies and procedures designed to ensure the security of information systems and nonpublic information accessible to, or held by, third-parties, along with a variety of other requirements to protect the confidentiality, integrity and availability of information systems.

Federal Bank Regulation

Recent Regulatory Reform. On May 24, 2018, The Economic Growth, Regulatory Relief and Consumer Protection Act of 2018 (the “Regulatory Relief Act”) was enacted, which repeals or modifies certain provisions of the Dodd-Frank Act and eases regulations on all but the largest banks. The Regulatory Relief Act’s provisions include, among other things: (i) exempting banks with less than $10 billion in assets from the ability-to-repay requirements for certain qualified residential mortgage loans held in portfolio; (ii) not requiring appraisals for certain transactions valued at less than $400,000 in rural areas; (iii) exempting banks that originate fewer than 500 open-end and 500 closed-end mortgages from HMDA’s expanded data disclosures; (iv) clarifying that, subject to various conditions, reciprocal deposits of another depository institution obtained using a deposit broker through a deposit placement network for purposes of obtaining maximum deposit insurance would not be considered brokered deposits subject to the Federal Deposit Insurance Corporation’s brokered-deposit regulations; (v) raising eligibility for the 18-month exam cycle from $1 billion to banks with $3 billion in assets; (vi) allowing qualifying federal savings banks to elect to operate with the same powers available to a national bank; and (vii) simplifying capital calculations by requiring regulators to establish for institutions under $10 billion in assets a community bank leverage ratio (tangible equity to average consolidated assets) at a percentage not less than 8% and not greater than 10% that such institutions may elect to replace the generally applicable leverage and risk-based capital requirements and the capital ratio for determining well-capitalized status.

Supervision and Enforcement Authority. Pioneer Bank is subject to extensive regulation, examination and supervision by the Federal Deposit Insurance Corporation as the insurer of its deposits. This regulatory structure is intended primarily for the protection of the insurance fund and depositors.

Pioneer Bank must file reports with the Federal Deposit Insurance Corporation concerning its activities and financial condition in addition to obtaining regulatory approvals before entering into certain transactions such as mergers with, or acquisitions of, other financial institutions. There are periodic examinations by the Federal Deposit Insurance Corporation to evaluate Pioneer Bank’s safety and soundness and compliance with various regulatory requirements.

The regulatory structure also gives the Federal Deposit Insurance Corporation extensive discretion in connection with its supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of an adequate allowance for loan losses for regulatory purposes. The enforcement authority includes, among other things, the ability to assess civil money penalties, issue cease and desist orders and remove trustees and officers. In general, these enforcement actions may be initiated in response to violations of laws and regulations, breaches of fiduciary duty and unsafe or unsound practices. The Federal Deposit Insurance Corporation may also appoint itself as conservator or receiver for an insured bank under specified circumstances, including: (i) insolvency; (ii) substantial dissipation of assets or earnings through violations of law or unsafe or unsound practices; (iii) existence of an unsafe or unsound condition to transact business; (iv) insufficient capital; or (v) the incurrence of losses that will deplete substantially all of the institution’s capital with no reasonable prospect of replenishment without federal assistance.

Capital Requirements. Under Federal Deposit Insurance Corporation regulations, Pioneer Bank is subject to a comprehensive capital framework for U.S. banking organizations that was established in July 2013 (the Basel III capital rules), subject to phase-in periods for certain components and other provisions.

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The capital standards require the maintenance of common equity Tier 1 capital, Tier 1 capital and total capital to risk-weighted assets of at least 4.5%, 6% and 8%, respectively, and a leverage ratio of at least 4% Tier 1 capital. Common equity Tier 1 capital is generally defined as common stockholders’ equity and retained earnings. Tier 1 capital is generally defined as common equity Tier 1 and Additional Tier 1 capital. Additional Tier 1 capital generally includes certain noncumulative perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries. Total capital includes Tier 1 capital (common equity Tier 1 capital plus Additional Tier 1 capital) and Tier 2 capital. Tier 2 capital is comprised of capital instruments and related surplus meeting specified requirements, and may include cumulative preferred stock and long-term perpetual preferred stock, mandatory convertible securities, intermediate preferred stock and subordinated debt. Also included in Tier 2 capital is the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets and, for institutions that have exercised an opt-out election regarding the treatment of Accumulated Other Comprehensive Income (“AOCI”), up to 45% of net unrealized gains on available-for-sale equity securities with readily determinable fair market values. Institutions that have not exercised the AOCI opt-out have AOCI incorporated into common equity Tier 1 capital (including unrealized gains and losses on available-for-sale-securities). Pioneer Bank exercised the opt-out election regarding the treatment of AOCI. Calculation of all types of regulatory capital is subject to deductions and adjustments specified in the regulations.

In determining the amount of risk-weighted assets for purposes of calculating risk-based capital ratios, a bank’s assets, including certain off-balance sheet assets (e.g., recourse obligations, direct credit substitutes, residual interests), are multiplied by a risk weight factor assigned by the regulations based on perceived risks inherent in the type of asset. Higher levels of capital are required for asset categories believed to present greater risk. For example, a risk weight of 0% is assigned to cash and U.S. government securities, a risk weight of 50% is generally assigned to prudently underwritten first lien one- to four-family residential mortgages, a risk weight of 100% is assigned to commercial and consumer loans, a risk weight of 150% is assigned to certain past due loans and a risk weight of between 0% to 600% is assigned to permissible equity interests, depending on certain specified factors.

In addition to establishing the minimum regulatory capital requirements, the regulations limit capital distributions and certain discretionary bonus payments to management if the institution does not hold a “capital conservation buffer” consisting of 2.5% of common equity Tier 1 capital to risk-weighted assets above the amount necessary to meet its minimum risk-based capital requirements. The capital conservation buffer requirement began being phased in as of January 1, 2016 and was fully implemented at 2.5% on January 1, 2019.

The federal banking agencies, including the Federal Deposit Insurance Corporation, have proposed a rule pursuant to the Regulatory Relief Act to establish for institutions with assets of less than $10 billion a “community bank leverage ratio” (the ratio of a bank’s tangible equity capital to average total consolidated assets) of 9% that such institutions may elect to utilize in lieu of the generally applicable leverage and risk-based capital requirements under Basel III. A “qualifying community bank” with capital exceeding 9% will be considered compliant with all applicable regulatory capital and leverage requirements, including the requirement to be “well capitalized.” The new community bank leverage ratio is subject to notice and comment by the public and has not been finalized. Until the proposed rule is finalized, the Basel III risk-based and leverage ratios remain in effect.

The Federal Deposit Insurance Corporation also has authority to establish individual minimum capital requirements in appropriate cases upon determination that an institution’s capital level is, or is likely to become, inadequate in light of the particular circumstances. At December 31, 2018, Pioneer Bank exceeded each of its capital requirements.

Standards for Safety and Soundness. As required by statute, the federal banking agencies have adopted final regulations and Interagency Guidelines Establishing Standards for Safety and Soundness. The guidelines set forth the safety and soundness standards the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The guidelines address internal controls and information systems, internal audit systems, credit underwriting, loan documentation, interest rate exposure, asset growth, asset quality, earnings and compensation, fees and benefits. The agencies have also established standards for safeguarding customer information. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard.

Investment Activities. All state-chartered savings banks insured by the Federal Deposit Insurance Corporation are generally limited in their investment activities to principal and equity investments of the type and in the amount authorized for national banks, notwithstanding state law, subject to certain exceptions. For example, state-chartered banks may, with Federal Deposit Insurance Corporation approval, continue to exercise state authority to invest in common or preferred stocks listed on a national securities exchange or the Nasdaq Market and to invest in the shares of an investment company registered under the Investment Company Act of 1940. The maximum permissible investment is 100% of Tier 1 Capital, as specified by the Federal Deposit Insurance Corporation’s regulations, or the maximum amount permitted by New York law, whichever is less.

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In addition, the Federal Deposit Insurance Corporation is authorized to permit state-chartered banks and savings banks to engage in state-authorized activities or investments not permissible for national banks (other than non-subsidiary equity investments) if they meet all applicable capital requirements and it is determined that such activities or investments do not pose a significant risk to the Deposit Insurance Fund. The Federal Deposit Insurance Corporation has adopted procedures for institutions seeking approval to engage in such activities or investments. In addition, a nonmember bank may control a subsidiary that engages in activities as principal that would only be permitted for a national bank to conduct in a “financial subsidiary” if a bank meets specified conditions and deducts its investment in the subsidiary for regulatory capital purposes.

Interstate Banking and Branching. Federal law permits well capitalized and well managed bank holding companies to acquire banks in any state, subject to Federal Reserve Board approval, certain concentration limits and other specified conditions. Interstate mergers of banks are also authorized, subject to regulatory approval and other specified conditions. In addition, banks may establish de novo branches on an interstate basis provided that interstate branching is authorized by the law of the host state for the banks chartered by that state.

Prompt Corrective Regulatory Action. Federal law requires, among other things, that federal bank regulatory authorities take “prompt corrective action” with respect to banks that do not meet minimum capital requirements. For these purposes, the law establishes five capital categories: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized.

The Federal Deposit Insurance Corporation has adopted regulations to implement the prompt corrective action legislation. An institution is considered “well capitalized” if it has a total risk-based capital ratio of 10.0% or greater, a Tier 1 risk-based capital ratio of 8.0% or greater, a leverage ratio of 5.0% or greater and a common equity Tier 1 ratio of 6.5% or greater. An institution is “adequately capitalized” if it has a total risk-based capital ratio of 8.0% or greater, a Tier 1 risk-based capital ratio of 6.0% or greater, a leverage ratio of 4.0% or greater and a common equity Tier 1 ratio of 4.5% or greater. An institution is “undercapitalized” if it has a total risk-based capital ratio of less than 8.0%, a Tier 1 risk-based capital ratio of less than 6.0%, a leverage ratio of less than 4.0% or a common equity Tier 1 ratio of less than 4.5%. An institution is “significantly undercapitalized” if it has a total risk-based capital ratio of less than 6.0%, a Tier 1 risk-based capital ratio of less than 4.0%, a leverage ratio of less than 3.0% or a common equity Tier 1 ratio of less than 3.0%. An institution is “critically undercapitalized” if it has a ratio of tangible equity (as defined in the regulations) to total assets equal to or less than 2.0%. At December 31, 2018, Pioneer Bank was classified as a “well capitalized” institution.

At each successive lower capital category, an insured depository institution is subject to more restrictions and prohibitions, including restrictions on growth, interest rates paid on deposits, payment of dividends, and acceptance of brokered deposits. Furthermore, if an insured depository institution is classified in one of the undercapitalized categories, it is required to submit a capital restoration plan to the appropriate federal banking agency, and the holding company must guarantee the performance of that plan. Based upon its capital levels, a bank that is classified as well-capitalized, adequately capitalized, or undercapitalized may be treated as though it were in the next lower capital category if the appropriate federal banking agency, after notice and opportunity for hearing, determines that an unsafe or unsound condition, or an unsafe or unsound practice, warrants such treatment. An undercapitalized bank’s compliance with a capital restoration plan is required to be guaranteed by any company that controls the undercapitalized institution in an amount equal to the lesser of 5.0% of the institution’s total assets when deemed undercapitalized or the amount necessary to achieve the status of adequately capitalized. If an “undercapitalized” bank fails to submit an acceptable plan, it is treated as if it is “significantly undercapitalized.” “Significantly undercapitalized” banks must comply with one or more of a number of additional restrictions, including an order by the Federal Deposit Insurance Corporation to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets, cease receipt of deposits from correspondent banks or dismiss directors or officers, and restrictions on interest rates paid on deposits, compensation of executive officers and capital distributions by the parent holding company. “Critically undercapitalized” institutions are subject to additional measures including, subject to a narrow exception, the appointment of a receiver or conservator within 270 days after it is determined to be critically undercapitalized.

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As noted above, the Regulatory Relief Act has eliminated the Basel III requirements for banks with less than $10.0 billion in assets who elect to follow the community bank leverage ratio once the rule is finalized. The Federal Deposit Insurance Corporation’s proposed rule provides that a bank will be well-capitalized with a community bank leverage ratio of 9% or greater, adequately capitalized with a community bank leverage ratio of 7.5% or greater, undercapitalized if a bank’s community bank leverage ratio is less than 7.5% and greater than or equal to 6% and significantly undercapitalized if a bank’s community bank leverage ratio is less than 6%. The definition of critically undercapitalized is unchanged from the current regulations.

Transaction with Affiliates and Regulation W of the Federal Reserve Regulations. Transactions between banks and their affiliates are governed by federal law. Generally, Section 23A of the Federal Reserve Act and the Federal Reserve Board’s Regulation W limit the extent to which a bank or its subsidiaries may engage in “covered transactions” with any one affiliate to an amount equal to 10.0% of the bank’s capital stock and surplus, and with all transactions with all affiliates to an amount equal to 20.0% of the bank’s capital stock and surplus. Section 23B applies to “covered transactions” as well as to certain other transactions and requires that all such transactions be on terms substantially the same, or at least as favorable, to the institution or subsidiary as those provided to a non-affiliate. The term “covered transaction” includes making loans to, purchasing assets from, and issuing guarantees to, an affiliate, and other similar transactions. Section 23B transactions also include the bank’s providing services and selling assets to an affiliate. In addition, loans or other extensions of credit by a bank to an affiliate are required to be collateralized according to the requirements set forth in Section 23A of the Federal Reserve Act.

Sections 22(g) and (h) of the Federal Reserve Act place restrictions on loans to a bank’s insiders, i.e., executive officers, directors and principal stockholders. Under Section 22(h) of the Federal Reserve Act, loans to a director, an executive officer and to a greater than 10.0% stockholder of a financial institution, and certain affiliated interests of these persons, together with all other outstanding loans to such persons and affiliated interests, may not exceed specified limits. Section 22(h) of the Federal Reserve Act also requires that loans to directors, executive officers and principal stockholders be made on terms substantially the same as offered in comparable transactions to other persons and also requires prior board approval for certain loans. In addition, the aggregate amount of extensions of credit by a financial institution to insiders cannot exceed the institution’s unimpaired capital and surplus. Section 22(g) of the Federal Reserve Act places additional restrictions on loans to executive officers.

Federal Insurance of Deposit Accounts. Pioneer Bank is a member of the Deposit Insurance Fund, which is administered by the Federal Deposit Insurance Corporation. Deposit accounts in Pioneer Bank are insured up to a maximum of $250,000 for each separately insured depositor. Insurance of deposits may be terminated by the Federal Deposit Insurance Corporation upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule order or regulatory condition imposed in writing. We do not know of any practice, condition or violation that might lead to termination of Pioneer Bank’s deposit insurance.

Privacy Regulations. Federal Deposit Insurance Corporation regulations generally require that Pioneer Bank disclose its privacy policy, including identifying with whom it shares a customer’s “non-public personal information,” to customers at the time of establishing the customer relationship and annually thereafter. In addition, Pioneer Bank is required to provide its customers with the ability to “opt-out” of having their personal information shared with unaffiliated third parties and to not disclose account numbers or access codes to non-affiliated third parties for marketing purposes.

Community Reinvestment Act. Under the Community Reinvestment Act, or CRA, as implemented by Federal Deposit Insurance Corporation, a state non-member bank has a continuing and affirmative obligation, consistent with its safe and sound operation, to help meet the credit needs of its entire community, including low- and moderate-income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution’s discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA requires the Federal Deposit Insurance Corporation, in connection with its examination of each state non-member bank, to assess the institution’s record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by such institution, including applications to acquire branches and other financial institutions. The CRA requires the Federal Deposit Insurance Corporation to provide a written evaluation of an institution’s CRA performance utilizing a four-tiered descriptive rating system. Pioneer Bank’s latest Federal Deposit Insurance Corporation CRA rating in October 2017 was “Satisfactory.”

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New York has its own statutory counterpart to the CRA, which is applicable to Pioneer Bank. New York law requires the NYSDFS to consider a bank’s record of performance under New York law in considering any application by the bank to establish a branch or other deposit-taking facility, to relocate an office or to merge or consolidate with or acquire the assets and assume the liabilities of any other banking institution. Pioneer Bank’s most recent rating under New York law was “Outstanding.”

Consumer Protection and Fair Lending Regulations. Pioneer Bank is subject to a variety of federal and New York statutes and regulations that are intended to protect consumers and prohibit discrimination in the granting of credit. These statutes and regulations provide for a range of sanctions for non-compliance with their terms, including imposition of administrative fines and remedial orders, and referral to the Attorney General for prosecution of a civil action for actual and punitive damages and injunctive relief. Certain of these statutes, including Section 5 of the Federal Trade Commission Act, which prohibits unfair and deceptive acts and practices against consumers, authorize private individual and class action lawsuits and the award of actual, statutory and punitive damages and attorneys’ fees for certain types of violations. New York’s Attorney General has vigorously enforced fair lending and other consumer protection laws. Federal laws also prohibit unfair, deceptive or abusive acts or practices against consumers, which can be enforced by the Consumer Financial Protection Bureau, the Federal Deposit Insurance Corporation and state Attorneys General.

Federal Reserve System

Federal Reserve Board regulations require depository institutions to maintain non-interest-earning reserves against their transaction accounts (primarily NOW and regular checking accounts). The regulations generally require that reserves be maintained against aggregate transaction accounts as follows: for that portion of transaction accounts aggregating $124.2 million or less (which may be adjusted by the Federal Reserve Board) the reserve requirement is 3.0% and the amounts greater than $124.2 million require a 10.0% reserve (which may be adjusted annually by the Federal Reserve Board to between 8.0% and 14.0%). The first $16.3 million of otherwise reservable balances (which may be adjusted by the Federal Reserve Board) are exempted from the reserve requirements. Pioneer Bank is in compliance with these requirements.

Federal Home Loan Bank System

Pioneer Bank is a member of the Federal Home Loan Bank System, which consists of 11 regional Federal Home Loan Banks. The Federal Home Loan Banks provide a central credit facility primarily for member institutions. Pioneer Bank, as a member of the Federal Home Loan Bank of New York, is required to acquire and hold shares of capital stock in the Federal Home Loan Bank of New York. Pioneer Bank was in compliance with this requirement at December 31, 2018.

Holding Company Regulation

Federal Holding Company Regulation. Upon completion of the reorganization, Pioneer Bancorp, MHC and Pioneer Bancorp, Inc. will be bank holding companies and will be registered with the Federal Reserve Board and be subject to regulations, examination, supervision and reporting requirements applicable to bank holding companies. In addition, the Federal Reserve Board will have enforcement authority over Pioneer Bancorp, MHC and Pioneer Bancorp, Inc. and their non-savings bank subsidiaries. Among other things, this authority permits the Federal Reserve Board to restrict or prohibit activities that are determined to be a serious risk to the subsidiary savings bank.

A bank holding company is generally prohibited from engaging in non-banking activities, or acquiring direct or indirect control of more than 5% of the voting securities of any company engaged in non-banking activities. One of the principal exceptions to this prohibition is for activities the Federal Reserve Board determines to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. Some of the principal activities that the Federal Reserve Board has determined by regulation to be so closely related to banking are: (1) making or servicing loans; (2) performing certain data processing services; (3) providing discount brokerage services; (4) acting as fiduciary, investment or financial advisor; (5) leasing personal or real property; (6) making investments in corporations or projects designed primarily to promote community welfare; and (7) acquiring a savings and loan association whose direct and indirect activities are limited to those permitted for bank holding companies.

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The Gramm-Leach-Bliley Act of 1999 authorizes a bank holding company that meets specified conditions, including that its depository institution subsidiaries are “well capitalized” and “well managed,” to opt to become a “financial holding company.” A “financial holding company” may engage in a broader array of financial activities than permitted a typical bank holding company. Such activities can include insurance underwriting and investment banking. Pioneer Bancorp, Inc. will elect “financial holding company” status in connection with the reorganization.

Capital. The Federal Reserve Board must establish for all bank and savings and loan holding companies minimum consolidated capital requirements that are as stringent as those required for their insured depository subsidiaries. Pursuant to the Regulatory Relief Act, bank holding companies with less than $3.0 billion in consolidated assets generally are not subject to the capital requirements unless otherwise advised by the Federal Reserve Board.

Dividends and Stock Repurchases. A bank holding company is generally required to give the Federal Reserve Board prior written notice of any purchase or redemption of then outstanding equity securities if the gross consideration for the purchase or redemption, when combined with the net consideration paid for all such purchases or redemptions during the preceding 12 months, is equal to 10% or more of the company’s consolidated net worth. The Federal Reserve Board may disapprove such a purchase or redemption if it determines that the proposal would constitute an unsafe and unsound practice, or would violate any law, regulation, Federal Reserve Board order or directive, or any condition imposed by, or written agreement with, the Federal Reserve Board. There is an exception to this approval requirement for well-capitalized bank holding companies that meet certain other conditions.

The Federal Reserve Board has issued a policy statement regarding capital distributions, including dividends, by bank holding companies. In general, the policy provides that dividends should be paid only from current earnings and only if the prospective rate of earnings retention by the bank holding company appears consistent with the organization’s capital needs, asset quality and overall financial condition. The policy also requires that a bank holding company serve as a source of financial strength to its subsidiary banks by standing ready to use available resources to provide adequate capital funds to those banks during periods of financial stress or adversity, and by maintaining the financial flexibility and capital-raising capacity to obtain additional resources for assisting its subsidiary banks where necessary. Additionally, under the prompt corrective action laws, the ability of a bank holding company to pay dividends may be restricted if a subsidiary bank becomes undercapitalized. These regulatory policies could affect the ability of Pioneer Bancorp, Inc. to pay dividends or otherwise engage in capital distributions.

Waivers of Dividends by Pioneer Bancorp, MHC. Pioneer Bancorp, Inc. may pay dividends on its common stock to public stockholders. If it does, it is also required to pay the same dividends per share to Pioneer Bancorp, MHC, unless Pioneer Bancorp, MHC elects to waive the receipt of dividends. Pioneer Bancorp, MHC must receive the prior approval of the Federal Reserve Board before it may waive the receipt of any dividends from Pioneer Bancorp, Inc., and current Federal Reserve Board policy prohibits any mutual holding company that is regulated as a bank holding company, such as Pioneer Bancorp, MHC, from waiving the receipt of dividends paid by its subsidiary holding company. Moreover, the Federal Reserve Board has issued an interim final rule applicable to federally-chartered mutual holding companies, stating that it will not object to dividend waivers under certain circumstances, provided (1) the mutual holding company’s members have approved the dividend waivers by a majority of eligible votes, (2) each officer or trustee of the mutual holding company and mid-tier stock holding company, and any tax-qualified or non-tax qualified stock benefit plan in which such individual participates that holds any shares of stock to which the waiver would apply waives the right to receive any dividends declared, or the dividend waivers are approved by a majority of the entire board of trustees of the mutual holding company with any officer or trustee of the mutual holding company having any direct or indirect ownership interest in the common stock of the subsidiary mid-tier holding company abstaining from the board vote, and (3) any dividends waived by the mutual holding company are considered in determining an appropriate exchange ratio in the event of a conversion of the mutual holding company to stock form.

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Because of the foregoing Federal Reserve Board restrictions on the ability of a mutual holding company, such as Pioneer Bancorp, MHC, to waive the receipt of dividends declared by its subsidiary mid-tier stock holding company, it is unlikely that Pioneer Bancorp, MHC will waive the receipt of any dividends declared by Pioneer Bancorp, Inc. Moreover, since Pioneer Bancorp, Inc. will sell only a minority of its shares to the public and will contribute the remaining shares to Pioneer Bancorp, MHC, Pioneer Bancorp, Inc. will raise significantly less capital than would have been the case if it sold all its shares to the public. As a result, paying dividends to Pioneer Bancorp, MHC — an entity that will not be paying for the shares of Pioneer Bancorp, Inc. common stock it receives in connection with the offering, may be inequitable to public stockholders and not in their best financial interests. Therefore, unless Federal Reserve Board regulations and policy change by allowing Pioneer Bancorp, MHC to waive the receipt of dividends declared by Pioneer Bancorp, Inc. without diluting minority stockholders, it is unlikely that Pioneer Bancorp, Inc. will pay any dividends.

Possible Conversion of Pioneer Bancorp, MHC to Stock Form. In the future, Pioneer Bancorp, MHC may convert from the mutual to capital stock form of ownership, in a transaction commonly referred to as a “second-step conversion.” Any second-step conversion of Pioneer Bancorp, MHC would require the approval of the NYSDFS and the Federal Reserve Board. See “Summary—Possible Conversion of Pioneer Bancorp, MHC to Stock Form.”

Acquisition. Federal laws and regulations provide that no company may acquire control of a bank holding company, such as Pioneer Bancorp, Inc., without the prior non-objection or approval of the Federal Reserve Board. Control, as defined under the applicable regulations, means the power, directly or indirectly, to direct the management or policies of the company or to vote 25% or more of any class of voting securities of the company. Acquisition of 10% or more of any class of a bank holding company’s voting securities constitutes a rebuttable presumption of control under certain circumstances, including where, as will be the case with Pioneer Bancorp, Inc., the issuer has registered securities under Section 12 of the Securities Exchange Act of 1934. Any company that acquires such control becomes a “bank holding company” subject to registration, examination and regulation by the Federal Reserve Board.

New York Holding Company Regulation. Upon completion of the reorganization, Pioneer Bancorp, MHC and Pioneer Bancorp, Inc. will be subject to regulation under New York banking law. Among other requirements, Pioneer Bancorp, MHC and Pioneer Bancorp, Inc. must receive the approval of the NYSDFS before acquiring 10% or more of the voting stock of another banking institution, or to otherwise acquire a banking institution by merger or purchase.

Federal Securities Laws

Pioneer Bancorp, Inc.’s common stock will be registered with the Securities and Exchange Commission after the offering. Pioneer Bancorp, Inc. will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

The registration under the Securities Act of 1933 of shares of common stock issued in the offering does not cover the resale of those shares. Shares of common stock purchased by persons who are not affiliates of Pioneer Bancorp, Inc. may be resold without registration. Shares purchased by an affiliate of Pioneer Bancorp, Inc. will be subject to the resale restrictions of Rule 144 under the Securities Act of 1933. If Pioneer Bancorp, Inc. meets the current public information requirements of Rule 144 under the Securities Act of 1933, each affiliate that complies with the other conditions of Rule 144, including those that require the affiliate’s sale to be aggregated with those of other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of Pioneer Bancorp, Inc., or the average weekly volume of trading in the shares during the preceding four calendar weeks.

Emerging Growth Company Status. Under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), a company with total annual gross revenues of less than $1.07 billion during its most recently completed fiscal year qualifies as an “emerging growth company.” Pioneer Bancorp, Inc. qualifies as an emerging growth company under the JOBS Act.

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An “emerging growth company” may choose not to hold stockholder votes to approve annual executive compensation (more frequently referred to as “say-on-pay” votes) or executive compensation payable in connection with a merger (more frequently referred to as “say-on-golden parachute” votes). An emerging growth company also is not subject to the requirement that its auditors attest to the effectiveness of the company’s internal control over financial reporting, and can provide scaled disclosure regarding executive compensation. Finally, an emerging growth company may elect to comply with new or amended accounting pronouncements in the same manner as a private company, but must make such election when the company is first required to file a registration statement. Such an election is irrevocable during the period a company is an emerging growth company. Pioneer Bancorp, Inc. has elected to comply with new or amended accounting pronouncements in the same manner as a private company.

A company loses emerging growth company status on the earlier of: (1) the last day of the fiscal year of the company during which it had total annual gross revenues of $1.07 billion or more; (2) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the company pursuant to an effective registration statement under the Securities Act of 1933; (3) the date on which such company has, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; or (4) the date on which such company is deemed to be a “large accelerated filer” under Securities and Exchange Commission regulations (generally, a “large accelerated filer” is defined as a corporation with at least $700 million of voting and non-voting equity held by non-affiliates).

Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act of 2002 is intended to improve corporate responsibility, provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies and protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. Upon completion of the reorganization, Pioneer Bancorp, Inc. will have in place policies, procedures and systems designed to comply with these regulations, and Pioneer Bancorp, Inc. will review and document such policies, procedures and systems to ensure continued compliance with these regulations.

TAXATION

Federal Taxation

General. Pioneer Bancorp, Inc. and Pioneer Bank are subject to federal income taxation in the same general manner as other corporations, with some exceptions discussed below. The following discussion of federal taxation is intended only to summarize material federal income tax matters and is not a comprehensive description of the tax rules applicable to Pioneer Bancorp, Inc. and Pioneer Bank.

Method of Accounting. For federal income tax purposes, Pioneer Bank currently reports its income and expenses on the accrual method of accounting and uses a tax year ending December 31 for filing its federal income tax returns.

Net Operating Loss Carryovers. Effective with the passage of the Tax Cuts and Jobs Act, net operating loss carrybacks are no longer permitted, and net operating losses are allowed to be carried forward indefinitely. Net operating loss carryforwards arising from tax years beginning after January 1, 2018 are limited to offset a maximum of 80% of a future year’s taxable income. See Note 10 in the Notes to consolidated financial statements that appear starting on page F-1 of this prospectus for additional information.

Capital Loss Carryovers. Generally, a financial institution may carry back capital losses to the preceding three taxable years and forward to the succeeding five taxable years. Any capital loss carryback or carryover is treated as a short-term capital loss for the year to which it is carried. As such, it is grouped with any other capital losses for the year to which carried and is used to offset any capital gains. Any loss remaining after the five year carryover period that has not been deducted is no longer deductible. At December 31, 2018, Pioneer Bank had no capital loss carryovers.

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Corporate Dividends. We may generally exclude from our income 100% of dividends received from Pioneer Bank as a member of the same affiliated group of corporations.

Audit of Tax Returns. Pioneer Bank’s federal income tax returns and New York State income tax returns have not been audited in the last three years.

State Taxation

In March 2014, tax legislation was enacted that changed the manner in which financial institutions and their affiliates are taxed in New York State. Taxable income is apportioned to New York State based on the location of the taxpayer’s customers, with special rules for income from certain financial transactions. The location of the taxpayer’s offices and branches are not relevant to the determination of income apportioned to New York State. The statutory tax rate is currently 6.5%. An alternative tax on apportioned capital, capped at $5.0 million for a tax year, is imposed to the extent that it exceeds the tax on apportioned income. The New York State alternative tax rate is 0.05% for 2019, 0.025% for 2020 and completely phased out as of January 1, 2021. Qualified community banks and thrift institutions that maintain a qualified loan portfolio are entitled to a specially computed modification that reduces the income taxable to New York State.

MANAGEMENT

Our Directors

The board of directors of Pioneer Bancorp, Inc. initially consists of seven members. Director Mahoney will not be appointed as a trustee of Pioneer Bancorp, MHC to ensure that he is considered an “unaffiliated director” under New York Banking Law. Directors will serve three-year staggered terms so that approximately one-third of the directors will be elected at each annual meeting of stockholders. Because Pioneer Bancorp, MHC will own a majority of our outstanding common stock, we will be a “controlled company” within the meaning of the Nasdaq corporate governance guidelines. As a “controlled company,” we will be exempt from certain requirements, including that a majority of our board of directors be independent under those standards, and that executive compensation and director nominations be overseen by independent directors. However, at the present time, each of our directors, other than Mr. Amell, our President and Chief Executive Officer, would be considered independent under the Nasdaq Stock Market corporate governance listing standards. See “—Board Independence.”

Name (1)	Position(s)	Age (2)	Director Since	Current Term Expires
Thomas L. Amell	Director and President and Chief Executive Officer	51	2012	2021
Eileen C. Bagnoli	Director	69	2010	2019
Donald E. Fane	Director	58	2006	2021
Shaun Mahoney	Director	54	2019	2021
Dr. James K. Reed	Director	69	2017	2020
Edward Reinfurt	Director	65	2006	2020
Madeline Taylor	Chairman of the Board	72	2003	2019

(1)	The mailing address for each individual is 652 Albany-Shaker Road, Albany, NY 12211.
(2)	As of December 31, 2018.

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The business experience for the past five years of each or our directors is set forth below. Each individual’s biography also contains information regarding his experience, qualifications, attributes or skills that caused the board of directors to determine that he should serve as a director. Unless otherwise indicated, each individual has held his position for the past five years.

Thomas L. Amell has served as President and Chief Executive Officer of Pioneer Bank since June 2013. Mr. Amell’s banking career spans 30 years working in different areas of banking, including retail and commercial sales management and executive leadership. Before joining Pioneer Bank, Mr. Amell served as President – Commercial Services of State Employees Federal Credit Union. Mr. Amell is actively involved in various organizations, currently serving as Chairman of the Independent Bankers Association of New York State, a member of the board of the New York Bankers Association, a member of the 50 Group, the Chairman of the CEG and a member of the Siena College Board of Trustees. He has also received many awards during his career, including Albany Business Review’s “40 Under 40,” the AMA of New York Capital Region Chapter’s “Marketer of Excellence,” Hudson Valley Community College’s “Otto V. Guenther Career Achievement Award,” the Big Brothers’/Big Sisters’ “Spirits of September Honoree” and 2015 Champion for Children Award from Northern Rivers. Mr. Amell’s extensive knowledge of the banking industry and strong leadership skills provides the board with invaluable insight and guidance into the business and regulatory requirements of today’s banking environment.

Eileen C. Bagnoli has served in various capacities with Pioneer Bank since 1972 until her retirement with Pioneer Bank in June 2013 after a 41-year career. During her tenure, Ms. Bagnoli held positions at Pioneer Bank in retail branch management, marketing, human resources and operations, and served as Chief Executive Officer from June 2010 until June 2013 and as Executive Vice President and Chief Operating Officer from 2003 until June 2010. Ms. Bagnoli was actively involved in the New York Bankers Association as well as the Independent Bankers Association of New York State. She served as a director and past board chair of the Commission on Economic Opportunity and the New York State Higher Education Services Corporation Board and additionally served for over 22 years on the board of the Helping Hands School. In 2008, she was honored for her distinguished career with the "Women of Excellence" award by the Albany-Colonie Regional Chamber of Commerce and in 2010 was the recipient of the Capital District Business Review's Women in Business Outstanding Executive award. Ms. Bagnoli currently serves on the board of WMHT Educational Telecommunications. Ms. Bagnoli’s extensive experience in the local banking industry and involvement in business and civic organizations in the communities in which we serve affords the board valuable insight regarding our business and operations.

Donald E. Fane is the President of Callanan Industries, Inc., a leading supplier of asphaltic concrete, aggregates, ready mix concrete and construction services in New York State. Prior to being named President in 2014, Mr. Fane held the position of Executive Vice President at Callanan. He also serves as President of Clemente Latham Concrete. Mr. Fane is involved in and serves on various local boards including Hudson Valley Community College and the Lansingburgh Boys & Girls Club. He formerly served on the board of Seton Health Foundation, the Historic Troy 20/20 Group and the Troy Savings Bank Music Hall. He is the former Commissioner of the Spiegleltown Fire Company. In 1999, Mr. Fane was bestowed with the "Uncle Sam Citizen of the Year" Award, in 2003 the Troy Police Benevolent Association's "Gold Shield Award" and in 2006 the Rensselaer County Boy Scout's “Good Scout Award.” Mr. Fane’s career as a business executive provides the board with knowledge of the challenges facing business in our market area. Further, Mr. Fane, both through his business and as an active member of the community, is knowledgeable of our local customer environment.

Shaun Mahoney is the Founder and Chief Executive Officer of the Mahoney Performance Institute, which he began in 2009. As founder of the Mahoney Performance Institute, Mr. Mahoney has developed a continuum of leadership development programs from personal leadership for employees to rising managers through senior management. There are over 450 alumni of his leadership programs in the Capital Region. He has also served in a number of management and executive roles at private and public companies such as The Chase Manhattan Bank, Equifax, and Housecall Medical Resources. Mr. Mahoney is a board member for the Center of Economic Growth, Chairman of NextRidge Inc., a member of the Albany 50 Group and the former Chairman of the Dean’s Advisory Council for the Siena College School of Business. Mr. Mahoney’s skills in leadership development and knowledge of the local community will assist Pioneer Bancorp, Inc. as we transition to a public company.

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Dr. James K. Reed is President and Chief Executive Officer of St. Peter’s Health Partners. Dr. Reed became President and Chief Executive Officer upon the merger of Northeast Health, Seton Health and St. Peter’s Health Care Services. As President and Chief Executive Officer, Dr. Reed oversees the management and growth of the region’s largest and most comprehensive not-for-profit network of high-quality, advanced medical care, primary care, rehabilitation and senior services. Dr. Reed has also held a number of high level finance positions, including Director of Corporate Finance at International Paper Company, and Director of Acquisitions and Divestitures at Union Pacific Corporation. He then went on to become the Chief Medical Officer of Northeast Health, before becoming President and Chief Executive Officer of St. Peter’s Health Partners. Dr. Reed is also a board officer of the Medical Liability Mutual Insurance Company (MLMIC), board and Executive Committee member of the CEG, and board member of HealthNow New York Inc., and Capital Region Chamber of Commerce. Dr. Reed has a proven record of success in managing large and complex organizations and has a special understanding of the health care and technology sectors.

Edward Reinfurt was the Director of the Empire State Development Division of Science, Technology and Innovation (NYSTAR), retiring from this position in February 2014. Prior to his appointment at NYSTAR, Mr. Reinfurt was Vice President of The Business Council of New York State for 27 years. He also served in the capacity of Director of Government Affairs for both the Carrier Corporation and Associated Industries of New York State. During his career, Mr. Reinfurt has spent considerable time on a wide variety of public policy issues. He was a member of the New York State Department of Health's Committee on Public Health Priorities, the Governor's Task Force to Restructure Employment, Health and Social Services, and the Accountability Team of the Labor and Education Department's joint committee reviewing the New York State's Workforce Development System. Mr. Reinfurt also served as past chair and board member of Northeast Health, Inc. and currently serves as Vice Chairman of "Kids Count" in Watervliet. Mr. Reinfurt’s strong government affairs experience and leadership skills are an invaluable asset to the board of directors.

Madeline Taylor is a consultant to the Association Management Division of Capital Hill Management Services where she is involved in Business Development and Client Relations. Prior to this, Ms. Taylor spent 17 years with the Albany-Colonie Regional Chamber of Commerce where she served in various executive level positions, the last seven years of which were as President and Chief Executive Officer of the Chamber. During her tenure as Chamber President, Ms. Taylor was credited with spearheading the "Tech Valley" initiative of the Capital Region and became a founding member of the Tech Valley Chamber Coalition. Ms. Taylor has served on the boards of the New York State Economic Development Council, the Empire State Certified Development Corporation, the Albany Academy for Girls, Albany Memorial and Samaritan Hospitals and as a member of the President's Council of Russell Sage College. Ms. Taylor was also appointed by former New York Governor George Pataki to serve on the Board of the Harriman Campus Development Corp. Ms. Taylor has been the recipient of several awards, including being named one of the "100 Women of Excellence" by the Women's Business Council of the Albany-Colonie Chamber, the Marketer of the Year by the American Marketing Association, Distinguished Leadership Award by the National Association for Community Leadership and was featured as a "Woman in the News" by the Women's Press Club of New York State. Ms. Taylor’s business and public policy experience, community service and strong knowledge of the business climate of the New York Capital Region brings extensive insight into the customers who live in our market area and economic developments affecting our market area.

Executive Officers Who Are Not Directors

The following sets forth information regarding our executive officers who are not directors. Age information is as of December 31, 2018. The executive officers of Pioneer Bancorp, Inc. and Pioneer Bank are elected annually.

Joseph A. Fleming, age 55, has served as our Executive Vice President and Chief Lending Officer since December 2004. Prior to the appointment, Mr. Fleming served in various banking positions at Pioneer Bank since 2002.

Susan M. Hollister, age 53, has served as our Executive Vice President and Chief Human Resources Officer since August 5, 2016. Prior to joining Pioneer Bank, Ms. Hollister served as Senior Human Resources Manager for First Niagara Bank in the Eastern New York region from 1993 until August 2016.

Patrick J. Hughes, age 46, has served as our Executive Vice President and Chief Financial Officer since November 2016. Prior to joining Pioneer Bank, Mr. Hughes spent 20 years with UHY Advisors/UHY LLP, a professional services firm, and from 2006 until November 2016 he served at the firm as a Managing Director and Partner.

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Laura A. Mazzara, age 56, has served as our Executive Vice President and Chief Risk Officer since December 2008 after having previously served in various positions at Pioneer Bank since 1987.

Jesse Tomczak, age 46, has served as our Executive Vice President and Chief Customer Experience Officer since October 2013. Mr. Tomczak previously served as Director of Business Development at State Employees Federal Credit Union.

Frank C. Sarratori, age 54, has served as our Executive Vice President and Chief Administrative Officer, General Counsel and Corporate Secretary since 2013. Prior to 2013, Mr. Sarratori served as Chief Compliance Officer, Corporate Secretary and General Counsel since his date of hire in 2004. Mr. Sarratori currently serves as a trustee of Pioneer Bank.

Board Independence

The board of directors has determined that each of our directors, except Mr. Amell, is “independent” as defined in, and for purposes of satisfying the listing standards of, the Nasdaq Stock Market. Mr. Amell is not considered independent because he is an executive officer of Pioneer Bancorp, Inc. and Pioneer Bank.

In determining the independence of our directors, there were no relationships between Pioneer Bank and our directors and officers which are not required to be reported under “Transactions With Certain Related Persons” below.

Transactions With Certain Related Persons

Federal law generally prohibits publicly traded companies from making loans to their executive officers and directors, but it contains a specific exemption from the prohibition for loans made by federally insured financial institutions, such as Pioneer Bank, to their executive officers and directors in compliance with federal banking regulations. At December 31, 2018, all of our loans to directors and executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Pioneer Bank, and did not involve more than the normal risk of collectability or present other unfavorable features. These loans were performing according to their original terms at December 31, 2018, and were made in compliance with federal banking regulations.

Committees of the Board of Directors

We conduct business through meetings of our board of directors and its committees. The board of directors of Pioneer Bancorp, Inc. has established standing committees, including a Compensation Committee, an Audit Committee and a Governance and Nominating Committee. Each of these committees operates under a written charter, which governs its composition, responsibilities and operations. Pioneer Bank also has standing committees of its board of directors.

The table below sets forth the directors of each of the listed standing committees. Each member of each committee meets the Nasdaq and the Securities and Exchange Commission independence requirements for such committee. The board of directors has determined that Director Reed will qualify as an “audit committee financial expert” as such term is defined by the rules and regulations of the Securities and Exchange Commission.

Audit Committee	Compensation Committee	Governance and Nominating Committee
Eileen C. Bagnoli	Eileen C. Bagnoli	Donald E. Fane
Dr. James K. Reed	Edward Reinfurt	Dr. James K. Reed
Edward Reinfurt	Madeline Taylor	Edward Reinfurt
Madeline Taylor

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Executive Compensation – Summary Compensation Table

The table below summarizes the total compensation paid to or earned by our President and Chief Executive Officer and our two other most highly compensated executive officers for the year ended June 30, 2018. Each individual listed in the table below is referred to as a “Named Executive Officer.”

	Year Ended June 30, 2018
Name and principal position	Salary	Non-equity incentive plan compensation (1)	All other compensation (2)	Total
Thomas L. Amell	$460,746	$167,000	$41,827	$669,573
President and Chief Executive Officer

Frank C. Sarratori	238,833	57,846	10,383	307,062
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Jesse Tomczak	201,543	40,196	7,053	248,792
Executive Vice President and Chief Customer Experiences Officer

(1)	Payments were payable pursuant to the Pioneer Bank Targeted Incentive Plan.
(2)	Consists of the following payments:

Officer	Perquisites		401(k) Plan	Total
Thomas L. Amell	$34,462	(a)	$7,365	$41,827
Frank C. Sarratori	—(b)		10,383	10,383
Jesse Tomczak	—(b)		7,053	7,053

(a)	Includes the value of the executive’s use of a bank-owned automobile and club membership dues.
(b)	Did not exceed $10,000.

Agreements and Benefit Plans

Employment Agreement with Thomas L. Amell. Pioneer Bank intends to enter into a new employment agreement with Mr. Amell in connection with the reorganization and stock offering that will have a term that initially ends on December 31, 2021. The initial term of the agreement will extend automatically for one additional year on January 1 of each year beginning January 1, 2020 unless either Pioneer Bank or Mr. Amell give notice no later than 30 days before the anniversary date that the term will not be renewed. At least 30 days prior to each anniversary date of the employment agreement, disinterested members of the board of directors of Pioneer Bank will conduct a comprehensive performance evaluation and review of Mr. Amell’s performance for purposes of determining whether to take action to not renew the employment agreement.

The employment agreement specifies Mr. Amell’s base salary, which initially will be $651,182. The Compensation Committee may increase, but not decrease, Mr. Amell’s base salary. In addition to the base salary, the agreement provides that Mr. Amell will be eligible to participate in any bonus plan or arrangement of Pioneer Bank in which senior management is eligible to participate and/or may receive a bonus on a discretionary basis, as determined by the Compensation Committee. Mr. Amell is also entitled to participate in all employee benefit plans, arrangements and perquisites offered to employees and officers of Pioneer Bank and the reimbursement of reasonable travel and other business expenses incurred in the performance of his duties with Pioneer Bank, including memberships in organizations as the executives and the board mutually agree are necessary and appropriate.

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Pioneer Bank may terminate the executive’s employment, and Mr. Amell may resign, at any time with or without good reason. In the event of Mr. Amell’s termination without cause other than due to death or disability or voluntary resignation for good reason (a “qualifying termination event”), Pioneer Bank would pay Mr. Amell a cash lump sum payment equal to the base salary he would have earned had he remained employed for the greater of: (1) the remaining term of the employment agreement; or (2) 12 months (the “benefits period”). In addition, Mr. Amell would receive non-taxable medical and dental insurance coverage under Pioneer Bank’s group health plan at the same cost-sharing arrangement in effect as of the date of determination during the benefits period or, if earlier, until Mr. Amell receives substantially comparable coverage from another employer. A “good reason” condition for purposes of the employment agreement would include a material reduction in base salary, a material reduction in authority, duties or responsibilities associated with Mr. Amell’s position with Pioneer Bank, a relocation of Mr. Amell’s principal place of employment by more than 35 miles from Pioneer Bank’s main office or a material breach of the employment agreement by Pioneer Bank.

In the event of Mr. Amell’s qualifying termination event during the term occurring on or after a change in control of Pioneer Bancorp, Inc. or Pioneer Bank, Mr. Amell would be entitled to (in lieu of the payments and benefits described in the previous paragraph) a severance payment equal to three times the sum of his: (1) base salary in effect as of the date of his termination or immediately prior to the change in control, whichever is higher; and (2) the highest annual cash bonus earned for the three most recently completed performance periods prior to the change in control. Such payment is payable in a lump sum within 30 days following the Mr. Amell’s date of termination. In addition, Pioneer Bank (or its successor) will continue to provide Mr. Amell with life insurance and non-taxable medical and dental insurance coverage substantially comparable to the coverage provided to him immediately before his date of termination at no cost to Mr. Amell. Such continued coverage will cease upon the earlier of:(1) 36 months after the date of termination; or (2) the date on which Mr. Amell becomes a full-time employee of another employer and receives comparable health and welfare benefits.

The reorganization of Pioneer Bank into the “two-tier” mutual holding company structure or the conversion of Pioneer Bancorp, MHC from mutual to stock form and a contemporaneous stock offering of a newly-formed stock holding company are not considered change in control events for purposes of the employment agreement.

The employment agreement would immediately terminate upon the earlier of Mr. Amell’s voluntary resignation without good reason, death or disability, and Pioneer Bank would have no obligation to pay any additional severance benefits to Mr. Amell under the employment agreement.

Upon termination of employment (other than a termination in connection with a change in control), Mr. Amell will be required to adhere to one-year non-competition and non-solicitation restrictions set forth in his employment agreement.

Change in Control Agreements. Pioneer Bank intends to enter into individual change in control agreements with its six other executive officers, including Messrs. Sarratori and Tomczak. The change in control agreements have terms that initially end on December 31, 2020. Each agreement will extend automatically for one additional year on January 1 of each year beginning January 1, 2020 so that the remaining term is two years unless either Pioneer Bank or the executive gives notice no later than 30 days before such anniversary date that an agreement will not be renewed. At least 30 days prior to each anniversary date of the change in control agreements, disinterested members of the board of directors of Pioneer Bank will conduct a comprehensive performance evaluation and review of each executive’s performance for purposes of determining whether to not renew his or her change in control agreement. Notwithstanding the foregoing, in the event that Pioneer Bancorp, Inc. or Pioneer Bank enters into a transaction that would be considered a change in control as defined under the agreements, the term of the agreements would extend automatically so that they would expire no less than two years beyond the effective date of the change in control.

In the event of the executive’s involuntary termination of employment other than for cause, disability or death, or voluntary resignation for “good reason” on or after the effective date of a change in control of Pioneer Bancorp, Inc. or Pioneer Bank, each executive would be entitled to a severance payment equal to two times the sum of the executive’s: (1) base salary in effect as of the date of his termination or immediately prior to the change in control, whichever is higher; and (2) the highest annual cash bonus earned for the three most recently completed performance periods prior to the change in control. Such payment is payable in a lump sum within 30 days following the executive’s date of termination. In addition, Pioneer Bank (or its successor) will continue to provide each executive with life insurance and non-taxable medical and dental insurance coverage substantially comparable to the coverage provided to him or her immediately before the date of termination at no cost to the executive. Such continued coverage will cease upon the earlier of: (1) 24 months after the date of termination; or (2) the date on which the executive becomes a full-time employee of another employer and receives comparable health and welfare benefits.

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A “good reason” condition for purposes of each change in control agreement would include a material reduction in base salary, a material reduction in authority, duties or responsibilities associated with the executive’s position with Pioneer Bank, a relocation of the executive’s principal place of employment by more than 35 miles from Pioneer Bank’s main office or a material breach of the change in control agreement by Pioneer Bank.

The reorganization of Pioneer Bank into the “two-tier” mutual holding company structure or the conversion of Pioneer Bancorp, MHC from mutual to stock form and a contemporaneous stock offering of a newly-formed stock holding are not considered change in control events for purposes of the change in control agreements.

Targeted Incentive Plan (TIP). Pioneer Bank adopted the TIP for its executive officers who are approved annually by the board of trustees. The named executive officers are participants in the TIP. The TIP is designed to provide participants with incentives and motivation to increase Pioneer Bank’s profitability and growth while maintaining its safety and soundness. The TIP provides annual incentive awards to participants based on overall bank-wide, department and/or individual performance goals established annually, which is determined by using performance history, peer data, market data and the compensation committee’s judgment based on previous experience and projected market conditions.

Each participant can achieve annual incentive awards based on a percentage of base salary, depending on performance goals at certain percentages of achievement, ranging from 90% to 115% for the Chief Executive Officer and 90% to 110% for the other executive officers. Each performance goal established is weighted. The annual performance period under the TIP is a 12-month period ending on December 31 (the “plan year”). For the 2018 plan year, the performance goals established were based on: (1) current year return on assets; (2) three-year return on assets; (3) core deposit growth; and (4) three-year return on assets compared to a peer group of all federally insured savings banks having assets from $300 million to $1.0 billion. The performance goals were equally weighted for each participant, except for the CEO, whose performance goals were weighted 15%, 40%, 15% and 30%, respectively, to be more focused on the long-term performance of Pioneer Bank. Furthermore, any annual incentive award payable under the TIP was contingent upon Pioneer Bank obtaining minimum performance goals related to net income and safety soundness and the participant having satisfactory job performance during the plan year. Each named officer’s annual incentive award opportunities for the 2018 plan year, as a percentage of base salary, was 40%.

Each participant’s annual incentive award is payable in a cash lump sum as soon as practicable following the completion of the plan year, provided, however, that such payment will be made no later than two and one-half months following the end of the plan year. A participant must be actively employed on the last day of the plan year in order to receive the annual incentive award. Based on the foregoing, Messrs. Amell, Sarratori and Tomczak earned $167,000, $57,846 and $40,196, respectively, under the TIP for the 2018 plan year.

Board of Trustees and Executive Employees Deferred Compensation Plan. Pioneer Bank maintains the Pioneer Bank Board of Trustees and Executive Employees Deferred Compensation Plan for trustees and certain executives of the Bank who are designated to participate in the plan by the board. Mr. Sarratori is the only named executive officer participating in the plan. Participants may make an election on a deferral election form (the “election form”) to defer a portion the participants’ compensation up to 100%. Amounts deferred are credited to a bookkeeping account established in the name of each participant. The participant’s account balance accrues earnings, as if the balance was invested in one or more investment funds as selected by the employer, in multiples of 1%. Participants are always 100% vested in their deferral accounts. Participants must elect on the participation agreements the form and timing of distribution at the time the participant makes the deferral election. If the participant fails to properly elect the time and form of distribution, the participant’s account will be designated as a separate account and will be paid in a lump sum. Unless the participant has elected for his or her account balance to be payable while employed with Pioneer Bank, the participant’s account balance is generally distributed upon the earlier of death, disability or termination of employment.

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Tax-Qualified Retirement Plans

Pension Plan. Pioneer Bank maintains The Retirement Plan of Pioneer Savings Bank, a tax-qualified non-contributory defined benefit plan (the “pension plan”) for employees of Pioneer Bank excluding union employees and leased employees. Employees of Pioneer Bank enter the plan on the next January 1 or July 1 after having both completed one year of service and attained age 21. Contributions to the pension plan are made to satisfy the actuarially determined minimum funding requirements according to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). A participant becomes 100% vested in his or her accrued benefit under the pension plan after five years of service with Pioneer Bank.

Upon attainment of normal retirement date (age 65 for participants who entered the plan before October 1, 1988, or the later of age 65 or the fifth anniversary of participation in the plan for participants who entered the plan on or after October 1, 1988), the participant is entitled to a normal retirement benefit, which is an monthly benefit equal to 1/12 of the product of 2% of the participant’s average annual earnings, multiplied by the participant’s full and factional years of service (up to a maximum of 30 years) earned before January 1, 2010, plus the product of 1.5% of the participant’s average annual earnings multiplied by the participant’s full and fractional years of service earned after December 31, 2009 (up to a maximum of 30 years reduced by years of service earned prior to January 1, 2010) payable for the life of the participant. Alternative forms of payments include the actuarial equivalent of the normal retirement benefit paid in the form of a lifetime benefit, with a guaranteed minimum of 10 or 15 years, a 50%, 75% or 100% survivor lifetime benefit for the participant and his or her joint annuitant, and an annuity with the option to elect the form of survivor benefit which meets the requirements of Internal Revenue Code Section 401(a)(9).

If the participant has attained his or her early retirement date (the date on which the participant has completed 30 years of service or attainment of age 60 with 20 years of service) and elects the normal retirement benefit to commence prior to the normal retirement date, the participant would receive an early retirement benefit equal to the participant’s accrued pension benefit, reduced by 0.4166% for each of the first 60 months before the normal retirement date and 0.2083% for each additional month before the normal retirement date.

If a participant terminates employment prior to the normal retirement date and early retirement date, the participant would be entitled to the participant’s vested accrued benefit, determined as of the date of termination of employment, payable as of the participant’s normal retirement date; provided, however, that if the participant has completed 20 years of service for the normal retirement benefit, the participant may elect to begin benefit payments as of the first day of any month following the month in which the participant would have been eligible for early retirement if the participant had continued employment adjusted by the same factors as the early retirement benefit.

401(k) Plan. Pioneer Bank maintains the Pioneer Bank 401(k) Plan, which is a qualified, tax-exempt profit-sharing plan with a salary deferral feature under Section 401(k) of the Internal Revenue Code (the “401(k) Plan”). All employees except for union employees, leased employees, and employees who are not classified as salaried or commission-paid employees, are eligible to participate in the plan upon reaching age 21 and working for at least three months with respect to making elective salary deferrals and receiving all other employer contributions. Employees are permitted to make elective salary deferrals in an amount up to $19,000 (as indexed annually). Eligible employees who have not made a salary deferral election automatically have withheld 6% of their salary deferred as a pre-tax contribution which will be invested in accordance with the plan’s investment policies. Eligible employees may designate their salary deferrals as either pre-tax or after-tax Roth deferrals.

An employee may also contribute rollover contributions to the plan from another eligible retirement plan. Employees who have attained age 50 before the end of a plan year are also eligible to make catch-up contributions during the year in an amount not to exceed $6,000 (as indexed annually). All employee elective salary deferrals, catch-up contributions and “rollover” contributions are fully and immediately vested.

In addition, Pioneer Bank currently makes an employer matching contribution for the amount a participant contributes as salary deferrals up to 100% of the amount contributed for the first 1% of the participant’s plan compensation plus 50% of the amount contributed between 1% and 6% of the participant’s plan compensation. Pioneer Back may also make discretionary qualified non-elective contributions. Pioneer Bank may also make a discretionary pro-rata employer contribution each plan year.

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Employer matching contributions and employer discretionary pro-rata contributions are subject to a six-year vesting schedule, such that the participant vests in the first 20% of his or her account attributable to employer matching and profit-sharing contributions after two years of service and an additional 20% each year thereafter until fully vested after six years. The qualified non-elective contributions are fully and immediately vested. Generally, a participant is not entitled to an in-service distribution of his or her account balance until the participant attains age 59-1/2. In addition, the 401(k) Plan permits loans to participants within the limits set forth in the Internal Revenue Code and according to loan procedures established by Pioneer Bank. Participants are entitled to benefit payments upon termination of employment, disability or death. Participants may elect that benefits be distributed in the form of a lump sum or in equal annual installments paid over a set of number of years. Pioneer Bank has established an employer stock fund in the 401(k) Plan so that participants can acquire an interest in the common stock of Pioneer Bancorp, Inc. through their accounts in the 401(k) Plan.

Employee Stock Ownership Plan. Pioneer Bank expects to adopt an employee stock ownership plan for eligible employees, effective as of January 1, 2019, in connection with the stock offering. Eligible employees, which include the named executive officers, who have attained age 21 and have completed one year of service on or before the closing date of the offering, will begin participation in the employee stock ownership plan, retroactively, as of January 1, 2019, the plan’s effective date. All employees except for union employees, leased employees, nonresident aliens and employees compensated on an hourly basis or commission basis are eligible to participate in the employee stock ownership plan. Employees who do not satisfy the eligibility requirements on the closing date of the offering will become eligible to enter the plan on the first entry date commencing on or after both reaching age 21 and completing one year of service.

The employee stock ownership plan trustee is expected to purchase, on behalf of the employee stock ownership plan, 3.92% of the outstanding shares of common stock of Pioneer Bancorp, Inc. at the completion of the offering. We expect that the employee stock ownership plan will fund its stock purchase with a loan from Pioneer Bancorp, Inc. equal to the aggregate purchase price of the common stock. The loan will be repaid principally through Pioneer Bank’s contributions to the employee stock ownership plan and dividends payable on common stock held by the employee stock ownership plan over the anticipated 20-year term of the loan. The interest rate on the employee stock ownership plan loan is expected to be an adjustable-rate equal to the prime rate, as published in The Wall Street Journal, on the closing date of the offering. Thereafter the interest rate will adjust annually and will be based on the prime rate as of the first business day of the calendar year, retroactive to January 1 of such year.

The trustee will hold the shares purchased by the employee stock ownership plan in an unallocated suspense account. Shares will be released from the suspense account on a pro-rata basis as the employee stock ownership plan repays the loan. The trustee will allocate the shares released among participants on the basis of each participant’s proportional share of compensation relative to all participants. Participants will vest 20% per each year of credited service and will become 100% vested in their benefit after five years of credited service. Participants who were employed by Pioneer Bank immediately before the offering will receive credit for vesting purposes for years of service before adoption of the employee stock ownership plan. Participants also will become fully vested upon normal retirement, death or disability, a change in control, or termination of the employee stock ownership plan. Generally, participants will receive distributions from the employee stock ownership plan after severance from employment. The employee stock ownership plan reallocates any unvested shares forfeited upon termination of employment among the remaining participants.

The employee stock ownership plan permits participants to direct the trustee as to how to vote the shares of common stock allocated to their accounts. The plan provides that the trustee will vote unallocated shares and allocated shares for which participants do not provide instructions on any matter in the same ratio as those shares for which participants provide instructions, subject to fulfillment of the trustee’s fiduciary responsibilities.

Under applicable accounting requirements, Pioneer Bank will record a compensation expense for the employee stock ownership plan at the fair market value of the shares as they are committed to be released from the unallocated suspense account to participants’ accounts. The compensation expense resulting from the release of the common stock from the suspense account and allocation to plan participants will result in a corresponding reduction in Pioneer Bancorp, Inc.’s earnings.

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Trustees’ Compensation

The following table sets forth for the year ended June 30, 2018 certain information as to the total remuneration paid by Pioneer Bank to trustees other than Mr. Amell who receives no compensation for being a trustee.

	Year Ended June 30, 2018
Name	Fees earned or paid in cash ($)	All Other Compensation ($)	Total ($)
Eileen C. Bagnoli	56,000	—	56,000
John L. Buono (1)	56,000	—	56,000
Craig A. Duncan (2)	37,500	—	37,500
Donald E. Fane	56,000	—	56,000
Dr. James K. Reed	56,000	—	56,000
Edward Reinfurt	56,000	—	56,000
Madeline D. Taylor	56,000	—	56,000

(1)	Mr. Buono retired as of January 1, 2019
(2)	Mr. Duncan retired as of January 1, 2018.

Trustee Fees

During the year ended December 31, 2017, trustees received a fee of $4,250 for each trustee meeting attended and a fee of $400 for each loan committee meeting attended. During the year ended December 31, 2018, the trustees received a fee of $4,350 for each trustee meeting attended and a fee of $400 for each loan committee meeting attended.

Each person who will also serve as a director of Pioneer Bancorp, Inc. or Pioneer Bancorp, MHC will also serve as a director of Pioneer Bank and will initially earn director fees only in his or her capacity as a board or committee member of Pioneer Bank. Upon completion of the reorganization, additional director fees may be paid for Pioneer Bancorp, Inc. director meetings, although no such determination has been made at this time.

Trustee Plans

Dr. Reed is a participant in the Board of Trustees and Executive Employees Deferred Compensation Plan. Please see the description of the plan set forth under “Agreements and Benefit Plans” for further details.

Benefits to be Considered Following Completion of the Stock Offering

Following the stock offering, we intend to implement one or more stock-based benefit plans that will provide for grants of stock options and restricted common stock awards. According to applicable regulations, if implemented within the first year after the offering, we anticipate that the plan will authorize a number of stock options and a number of shares of restricted stock, not to exceed 4.90% and 1.96%, respectively, of the outstanding shares of common stock of Pioneer Bancorp, Inc. at the completion of the offering, including shares issued to Pioneer Bancorp, MHC and shares contributed to the charitable foundation. These limitations will not apply if the plan is implemented more than one year after the consummation date of the reorganization.

The stock-based benefit plans will not be implemented sooner than six months after the offering and, if implemented within one year after the stock offering, the plans must be approved by a majority of the votes eligible to be cast by our stockholders, as well as a majority of the votes eligible to be cast by our stockholders other than Pioneer Bancorp, MHC. If stock-based benefit plans are established more than one year after the offering is completed, they must be approved by a majority of votes cast by our stockholders, as well as a majority of votes cast by our stockholders other than Pioneer Bancorp, MHC.

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Certain additional restrictions would apply to our stock-based benefit plans if implemented within one year after completion of the offering, including:

•	non-employee directors in the aggregate may not receive more than 30% of the options and shares of restricted common stock authorized under the plans;

•	no non-employee director may receive more than 5% of the options and restricted stock awards authorized under the plans;

•	no individual may receive more than 25% of the options and restricted stock awards authorized under the plans;

•	the options and shares of restricted common stock may not vest more rapidly than 20% per year, beginning on the first anniversary of stockholder approval of the plans; and

•	accelerated vesting is not permitted except for death, disability or upon a change in control of Pioneer Bancorp, Inc. or Pioneer Bank.

We have not yet determined whether we will present stock-based benefit plans for stockholder approval within one year or more than one year following the completion of the offering. If applicable regulations or policies regarding stock-based benefit plans change, including any regulations or policies restricting the size of awards and vesting of benefits as described above, the restrictions described above may not be applicable.

We may obtain the shares needed for our stock-based benefit plans by issuing additional shares of common stock from authorized but unissued shares or by repurchasing our common stock.

These restrictions do not apply to plans adopted after one year following the completion of the stock offering.

The actual value of the shares of restricted common stock awarded under stock-based benefit plans would be based on the price of Pioneer Bancorp, Inc.’s common stock at the time the shares are awarded. The following table presents the total value of all shares of restricted common stock to be available for award and issuance under the stock-based benefit plans, assuming receipt of stockholder approval and that the shares are awarded when market prices range from $8.00 per share to $14.00 per share.

Share Price	327,250 Shares Awarded at Minimum of Offering Range	385,000 Shares Awarded at Midpoint of Offering Range	442,750 Shares Awarded at Maximum of Offering Range	509,163 Shares Awarded at Adjusted Maximum of Offering Range

$8.00	$2,618,000	$3,080,000	$3,542,000	$4,073,304
$10.00	$3,272,500	$3,850,000	$4,427,500	$5,091,630
$12.00	$3,927,000	$4,620,000	$5,313,000	$6,109,956
$14.00	$4,581,500	$5,390,000	$6,198,500	$7,128,282

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The grant-date fair value of the options granted under the stock-based benefit plans would be based in part on the trading price of Pioneer Bancorp, Inc. common stock at the time the options are granted. The value will also depend on the various assumptions used in the option pricing model ultimately adopted. The following table presents the total estimated value of the options to be available for grant under the stock-based benefit plans, assuming receipt of stockholder approval, using a Black-Scholes option pricing model, and assuming the market price and exercise price for the stock options are equal and the range of market prices for the shares is $8.00 per share to $14.00 per share. The Black-Scholes option pricing model provides an estimate only of the fair value of the options, and the actual value of the options may differ significantly from the value set forth in this table.

Market/Exercise Price	Grant Date Fair Value Per Option	818,125 Options at Minimum of Offering Range	962,500 Options at Midpoint of Offering Range	1,106,875 Options at Maximum of Offering Range	1,272,906 Options at Adjusted Maximum of Offering Range

$8.00	$2.34	$1,914,413	$2,252,250	$2,590,088	$2,978,601
$10.00	$2.92	$2,388,925	$2,810,500	$3,232,075	$3,716,886
$12.00	$3.50	$2,863,438	$3,368,750	$3,874,063	$4,455,172
$14.00	$4.09	$3,346,131	$3,936,625	$4,527,119	$5,206,187

The tables presented above are provided for informational purposes only. There can be no assurance that our stock price will not trade below the offering price of $10.00 per share.

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SUBSCRIPTIONS BY TRUSTEES AND EXECUTIVE OFFICERS

The table below sets forth, for each of Pioneer Bank’s trustees and executive officers, including their associates, and for all of these individuals as a group, the proposed purchases of subscription shares. In the event of an oversubscription by eligible account holders, trustees and executive officers may not be able to purchase the amount of shares listed below. If the individual maximum purchase limitation is increased, persons subscribing for the maximum amount may increase their purchase order. See “The Reorganization and Offering—Additional Limitations on Common Stock Purchases.” Trustees and officers will purchase shares of common stock at the same $10.00 purchase price per share and on the same terms as other purchasers in the offering. This table excludes shares of common stock to be purchased by the employee stock ownership plan, as well as any stock awards or stock option grants that may be made no earlier than six months after the completion of the offering. Federal and state regulations prohibit our trustees and officers from selling the shares they purchase in the offering for one year after the closing of the offering. Subscriptions by management through our 401(k) plan are included in the proposed purchases set forth below and will be counted as part of the maximum number of shares such individuals may subscribe for in the offering and as part of the maximum number of shares trustees and officers may purchase in the offering.

Name of Beneficial Owner	Number of Shares		Aggregate Purchase Price
Directors/Trustees:
Thomas L. Amell	30,000		$300,000
Eileen C. Bagnoli	5,000		50,000
Donald E. Fane	30,000		300,000
Shaun Mahoney	15,000		150,000
Dr. James K. Reed	15,000		150,000
Edward Reinfurt	15,000		150,000
Frank C. Sarratori	30,000		300,000
Madeline Taylor	15,000		150,000

Executive Officers:
Joseph A. Fleming	30,000		300,000
Susan M. Hollister	15,000		150,000
Patrick J. Hughes	15,000		150,000
Laura A. Mazzara	15,000		150,000
Jesse Tomczak	10,000		100,000
Total for Trustees and Executive Officers	240,000	(1)	$2,400,000

(1)	At the minimum and adjusted maximum of the offering range, trustees and executive officers would beneficially own 1.4% and 0.9% of our outstanding shares of common stock, respectively.

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THE REORGANIZATION AND OFFERING

Pioneer Bank’s board of trustees has unanimously approved the plan of reorganization and minority stock issuance, which we refer to as the plan of reorganization. We have filed applications and notices with each of NYSDFS and the Federal Deposit Insurance Corporation, as well as a holding company application with the Federal Reserve Board and a change in control application with the NYSDFS, regarding our reorganization into a two-tier mutual holding company structure and to authorize Pioneer Bancorp, Inc. to own 100% of the common stock of Pioneer Bank, and to issue and sell Pioneer Bancorp, Inc. common stock in a minority stock offering. These regulatory agencies have granted Pioneer Bancorp, Inc. conditional approval to commence the offering. However, the final approval of the NYSDFS and the Federal Reserve Board and the final non-objection of the Federal Deposit Insurance Corporation is required before we can consummate the reorganization and the offering. Any approval by the NYSDFS or the Federal Reserve Board or non-objection of the Federal Deposit Insurance Corporation does not constitute a recommendation or endorsement of the plan of reorganization.

General

The board of trustees of Pioneer Bank unanimously approved the plan of reorganization on January 15, 2019, which was subsequently amended on April 16, 2019. Pursuant to the plan of reorganization, Pioneer Bank will reorganize into the “two-tier” mutual holding company form of organization whereby Pioneer Bancorp, Inc. will become the mid-tier stock holding company of Pioneer Bank and Pioneer Bancorp, MHC will become the top-tier mutual holding company. Pioneer Bank intends to fund its charitable foundation, Pioneer Bank Charitable Foundation, with 2.0% of the outstanding shares of Pioneer Bancorp, Inc. common stock at the completion of the offering, including shares issued to Pioneer Bancorp, MHC, and $250,000 in cash. After the completion of the offering, purchasers in the offering and the charitable foundation will own 45% of the common stock of Pioneer Bancorp, Inc. and Pioneer Bancorp, MHC will own the remaining 55% of the outstanding shares of Pioneer Bancorp, Inc.

Pursuant to the plan of reorganization, we will offer shares of common stock for sale in the subscription offering to our eligible account holders, our tax-qualified employee benefit plans, including our employee stock ownership plan and 401(k) plan, to our supplemental eligible account holders and to our other depositors. If shares remain available for sale, we may offer common stock for sale in a community offering to members of the general public, with a preference given to natural persons residing in Albany, Greene, Rensselaer, Saratoga, Schenectady and Warren Counties in New York.

We also may offer for sale shares of common stock not purchased in the subscription or community offerings through a syndicated community offering for which Sandler O’Neill & Partners, L.P. will be sole manager. See “—Syndicated Offering.” We have the right to accept or reject, in whole or in part, any orders to purchase shares of the common stock received in the community offering. The community offering may begin concurrently with, during or promptly after the subscription offering and must be completed within 45 days after the completion of the subscription offering unless otherwise extended with the permission of the NYSDFS, the Federal Deposit Insurance Corporation and the Federal Reserve Board. See “—Community Offering.”

We intend to retain between $28.0 million and $38.3 million of the net proceeds of the offering (or $44.2 million at the adjusted maximum of the offering range) and to invest between $34.8 million and $47.4 million of the net proceeds in Pioneer Bank (or $54.6 million at the adjusted maximum of the offering range). The offering will be consummated only upon the issuance of at least the minimum number of shares of our common stock offered pursuant to the plan of reorganization.

We determined the number of shares of common stock to be offered in the offering based upon an independent valuation of the estimated pro forma market value of Pioneer Bancorp, Inc. All shares of common stock to be sold in the offering will be sold at $10.00 per share. Investors will not be charged a commission to purchase shares of common stock. The independent valuation will be updated and the final number of shares of common stock to be issued in the offering will be determined at the completion of the offering. See “—Stock Pricing and Number of Shares to be Issued” for more information as to the determination of the estimated pro forma market value of the common stock.

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The following is a brief summary of the plan of reorganization and is qualified in its entirety by reference to the plan of reorganization, which should be consulted for further information about the reorganization and offering. A copy of the plan of reorganization is available for inspection at each office of Pioneer Bank. A copy of the plan of reorganization is also filed as an exhibit to Pioneer Bank’s notice to convert from mutual to stock form, of which this prospectus is a part, copies of which may be obtained from the Federal Deposit Insurance Corporation, and as an exhibit to Pioneer Bank’s holding company application, of which this prospectus is a part, copies of which may be obtained from the Federal Reserve Board. The plan of reorganization is also filed as an exhibit to the registration statement we have filed with the Securities and Exchange Commission, of which this prospectus is a part, copies of which may be obtained from the Securities and Exchange Commission or online at the Securities and Exchange Commission’s website, www.sec.gov. See “Where You Can Find Additional Information.” A copy of the plan of reorganization is also included as an appendix to the proxy statement for Pioneer Bank’s special meeting of depositors.

Reasons for the Reorganization

The primary purpose of the reorganization is to establish a holding company and to convert Pioneer Bank to the stock form of ownership in order to compete and grow more effectively in the financial services marketplace. The stock form of ownership is the corporate form used by commercial banks, most major businesses and a large number of savings institutions.

The reorganization will permit us to issue and sell capital stock, which is a source of capital not available to mutual savings institutions. This will enable customers, employees, management and directors to have an equity ownership interest in our company. Management believes that this will enhance the long-term growth and performance of Pioneer Bank and Pioneer Bancorp, Inc. by enabling us to attract and retain qualified employees who have a direct interest in our financial success. It may also generate greater customer interest in the overall performance of Pioneer Bank. The reorganization also will give us greater flexibility to structure and finance the expansion of our operations and increase our capital to support future growth and profitability, including the potential acquisition of other financial service businesses, financial institution and branch offices, and to diversify into other financial services. The reorganization and the capital raised in the offering are expected to increase our lending capacity by providing us with additional capital to support new loans and higher lending limits, support the growth of our banking franchise, provide an additional cushion against unforeseen risk and expand our asset base. Lastly, the reorganization will enable us to better manage our capital by providing broader investment opportunities through the holding company structure and by enabling us to repurchase our common stock as market conditions permit. Although the reorganization and offering will create a stock savings institution and stock holding company, only a minority of the common stock will be offered for sale in the offering. As a result, our mutual form of ownership and our ability to provide community-oriented financial services will be preserved through the mutual holding company structure.

Our board of trustees believes that the advantages of the mutual holding company structure outweigh the potential disadvantages of the mutual holding company structure to minority stockholders, including the inability of stockholders other than Pioneer Bancorp, MHC to own a majority of the common stock of Pioneer Bancorp, Inc. A majority of our voting stock will be owned by Pioneer Bancorp, MHC, which will be controlled by its board of trustees. While this structure will permit management to focus on our long-term business strategy for growth and capital redeployment without undue pressure from stockholders, it will also serve to perpetuate our existing management and directors. Pioneer Bancorp, MHC will be able to elect all the members of Pioneer Bancorp, Inc.’s board of directors, and will be able to control the outcome of nearly all matters presented to our stockholders for resolution by vote. No assurance can be given that Pioneer Bancorp, MHC will not take action adverse to the interests of stockholders other than Pioneer Bancorp, MHC. For example, Pioneer Bancorp, MHC could prevent the sale of control of Pioneer Bancorp, Inc., or defeat a candidate for the board of directors of Pioneer Bancorp, Inc. or other proposals put forth by stockholders.

Since we will not be offering all of our common stock for sale in the offering, the reorganization will result in less capital raised in comparison to a standard mutual-to-stock conversion. We are not undertaking a standard mutual-to-stock conversion at this time since we do not believe we could effectively deploy that amount of additional capital on a short-term or near-term basis. The reorganization, however, will allow us to raise additional capital in the future because a majority of our common stock will be available for sale in the event of a conversion of Pioneer Bancorp, MHC to stock form. Our board of directors has determined that offering 43% of our outstanding shares of common stock for sale in the offering allows for an efficient use of net proceeds for Pioneer Bancorp, Inc. and Pioneer Bank over the next several years.

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The reorganization does not preclude the future conversion of Pioneer Bancorp, MHC from the mutual to stock form of organization. No assurance can be given when, if ever, Pioneer Bancorp, MHC will convert to stock form or what conditions the Federal Reserve Board or other regulatory agencies may impose on such a transaction if and when conducted. See “Summary—Possible Conversion of Pioneer Bancorp, MHC to Stock Form.”

Approvals Required

The affirmative vote of (i) 75% of the total votes cast by depositors of Pioneer Bank; and (ii) a majority of total votes eligible to be cast by depositors of Pioneer Bank at a special meeting of depositors, either in person or by proxy, is required to approve the plan of reorganization. In addition, an affirmative vote of a majority of total votes eligible to be cast by depositors is required to approve the funding of the charitable foundation. A special meeting of depositors to consider and vote upon the plan of reorganization has been called for July 8, 2019. The reorganization also must be approved by the NYSDFS and the Federal Deposit Insurance Corporation must issue its intent not to object to the reorganization. Additionally, the Federal Reserve Board must approve the offering and our holding company application. We cannot consummate the reorganization without obtaining these approvals and non-objections.

Effects of Reorganization on Depositors and Borrowers

Continuity. While the reorganization is being accomplished, our normal business of accepting deposits and making loans will continue without interruption. Pioneer Bank will continue to be subject to regulation by NYSDFS and the Federal Deposit Insurance Corporation. After the reorganization, we will continue to offer existing services to depositors, borrowers and other customers. The trustees serving Pioneer Bank at the time of the reorganization will be the directors of Pioneer Bank and of Pioneer Bancorp, Inc. and the trustees of Pioneer Bancorp, MHC after the reorganization, except that pursuant to New York law, one trustee of Pioneer Bancorp, MHC cannot also serve on the board of directors of Pioneer Bancorp, Inc. and Pioneer Bank to ensure that one director of Pioneer Bancorp, Inc. and Pioneer Bank is considered an “unaffiliated director” under New York law. The officers of Pioneer Bank at the time of the reorganization will retain their positions after the reorganization.

Effect on Deposit Accounts. Pursuant to the plan of reorganization, each depositor of Pioneer Bank at the time of the reorganization will automatically continue as a depositor after the reorganization, and the deposit balance, interest rate and other terms of such deposit accounts will not change as a result of the reorganization. Each such account will be insured by the Federal Deposit Insurance Corporation, without interruption, to the same extent as before the reorganization. Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts.

Effect on Loans. No loan outstanding from Pioneer Bank will be affected by the reorganization, and the amount, interest rate, maturity and security for each loan will remain as it was contractually fixed before the reorganization.

Effect on Voting Rights of Depositors. In Pioneer Bank’s current mutual form, the right to elect members of the board of trustees is vested exclusively in its board of trustees. After the reorganization, Pioneer Bank will be under the direction of its board of directors who will be elected by Pioneer Bancorp, Inc., as the sole stockholder of Pioneer Bank, and will have the authority to vote on all matters of Pioneer Bank requiring stockholder approval. The common stockholders of Pioneer Bancorp, Inc. will have exclusive voting rights with respect to Pioneer Bancorp, Inc. Currently, eligible depositors of Pioneer Bank have the right to vote on any liquidation, reorganization or conversion transaction undertaken by Pioneer Bank. After the reorganization, Pioneer Bank depositors will continue to have the same voting rights in Pioneer Bancorp, MHC as they had in Pioneer Bank before the reorganization, specifically the right to vote on any liquidation or mutual-to-stock conversion transaction undertaken by Pioneer Bancorp, MHC.

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Tax Effects. We have received opinions of counsel and our tax advisors with regard to the federal and state income tax consequences of the reorganization to the effect that the reorganization will not be taxable for federal or state income tax purposes to Pioneer Bank or its depositors. See “—Material Income Tax Consequences.”

Effect on Liquidation Rights. Each depositor of Pioneer Bank, in its present form, has a deposit account in Pioneer Bank and a pro rata ownership interest in the net worth of Pioneer Bank based upon the deposit balance of his or her account. This interest is tied to the depositor’s account and has no tangible market value separate from the deposit account. This interest may only be realized in the unlikely event of a complete liquidation of Pioneer Bank. Any depositor who opens a deposit account obtains a pro rata ownership interest in Pioneer Bank without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives a portion or all, respectively, of the balance in the deposit account but nothing for his or her ownership interest in the net worth of Pioneer Bank, which is lost to the extent that the balance in the account is reduced or closed. Consequently, depositors in a mutual savings bank normally have no way of realizing the value of their ownership interest, which has realizable value only in the unlikely event that the institution is completely liquidated. If this occurs, the depositors of record at that time, would share pro rata in any residual surplus and reserves of Pioneer Bank after all other claims of creditors, including claims of depositors to the amounts of their deposits, are paid, subject to the right to garnish such assets under New York law.

Following the reorganization, all holders of a deposit account with Pioneer Bank will have a pro rata ownership interest in the net worth of Pioneer Bancorp, MHC based upon their deposit balances and will have liquidation rights with respect to Pioneer Bancorp, MHC to the same extent that depositors currently have liquidation rights in Pioneer Bank. In each case, no person who ceases to be the holder of a deposit account with Pioneer Bank will have any liquidation rights with respect to Pioneer Bancorp, MHC. Borrowers of Pioneer Bank will not receive any rights in the mutual holding company in connection with any borrowings from Pioneer Bank.

Additionally, as part of our reorganization into the mutual holding company form of organization, Pioneer Bank will establish a liquidation account for the benefit of the Eligible Account Holders and Supplemental Eligible Account Holders. In the unlikely event that Pioneer Bank were to liquidate after the reorganization, each eligible account holder and supplemental eligible account holder, who continues to maintain a deposit account at Pioneer Bank, would have a claim to a pro-rata interest in the liquidation account after payment of all creditors but prior to any payment to Pioneer Bancorp, Inc., as the sole stockholder of Pioneer Bank’s capital stock. See “—Liquidation Rights.”

Stock Pricing and Number of Shares to be Issued

The plan of reorganization and applicable regulations require that the aggregate purchase price of the common stock sold in the offering must be based on the appraised pro forma market value of the common stock, as determined by an independent valuation. We have retained RP Financial to prepare an independent valuation. For its services in preparing the initial valuation, RP Financial will receive a fee of $95,000, as well as payment for reimbursable expenses and an additional $10,000 for each updated valuation prepared. We have paid RP Financial no other fees during the previous three years. We have agreed to indemnify RP Financial and its employees and affiliates against specified losses, including any losses in connection with claims under the federal securities laws, arising out of its services as independent appraiser, except where such liability results from RP Financial’s bad faith or negligence.

The independent valuation was prepared by RP Financial in reliance upon the information contained in this prospectus, including the consolidated financial statements of Pioneer Bank that appear starting on page F-1 of this prospectus. RP Financial also considered the following factors, among others:

•	the present results and financial condition of Pioneer Bank and the projected consolidated results and financial condition of Pioneer Bancorp, Inc.;

•	the economic and demographic conditions in Pioneer Bank’s existing market area;

•	certain historical, financial and other information relating to Pioneer Bank;

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•	a comparative evaluation of the operating and financial characteristics of Pioneer Bank with those of other publicly traded savings institutions;

•	the effect of the offering on Pioneer Bancorp, Inc.’s stockholders’ equity and earnings potential;

•	the proposed dividend policy of Pioneer Bancorp, Inc.; and

•	the trading market for securities of comparable institutions and general conditions in the market for such securities.

The independent valuation is also based on an analysis of a peer group of publicly traded bank holding companies and savings and loan holding companies that RP Financial considered comparable to Pioneer Bancorp, Inc. under regulatory guidelines applicable to the independent valuation. Under these guidelines, a minimum of ten peer group companies were selected from the universe of all publicly-traded financial institutions with relatively comparable resources, strategies and financial and other operating characteristics. Such companies were also required to be traded on an exchange (such as Nasdaq or the New York Stock Exchange). The peer group companies selected for Pioneer Bancorp, Inc. also consisted of fully-converted stock institutions that were not subject to an actual or rumored acquisition and that had been in fully-converted form for at least one year. In addition, RP Financial limited the peer group companies to the following three selection criteria: (1) institutions located in the Mid-Atlantic with assets between $725 million and $2.5 billion, tangible equity-to-assets ratios of greater than 7.5% and positive core and reported earnings; (2) institutions located in the Northeast with assets between $725 million and $2.5 billion, tangible equity-to-assets ratios of greater than 7.5% and positive core and reported earnings; and (3) institutions located in the Midwest with assets between $725 million and $2.5 billion, tangible equity-to-assets ratios of greater than 7.5% and positive core and reported earnings.

The independent valuation considered the pro forma effect of the offering. Consistent with regulatory appraisal guidelines, the appraisal applied three primary methodologies: (1) the pro forma price-to-book value approach applied to both reported book value and tangible book value; (2) the pro forma price-to-earnings approach applied to reported and core earnings; and (3) the pro forma price-to-assets approach. The market value ratios applied in the three methodologies were based on the current market valuations of the peer group companies. RP Financial placed the greatest emphasis on the price-to-earnings and price-to-book approaches in estimating pro forma market value. RP Financial did not consider a pro forma price-to-assets approach to be as meaningful in preparing the appraisal, as this approach is more meaningful when a company has low equity or earnings. The price-to-assets approach is less meaningful for a company like Pioneer Bancorp, Inc., as Pioneer Bank has equity in excess of regulatory capital requirements and positive reported and core earnings.

In applying each of the valuation methods, RP Financial considered adjustments to the pro forma market value based on a comparison of Pioneer Bancorp, Inc. with the peer group. RP Financial made slight upward adjustments for: (1) profitability, growth and viability of earnings; and (2) asset growth. RP Financial applied a slight downward adjustment for (1) dividends and made no adjustments for: (1) financial condition; (2) marketing of the issue; (3) management; (4) effect of government regulations and regulatory reform; and (5) liquidity of the shares of common stock. The slight upward adjustment applied for profitability, growth and viability of earnings took into consideration Pioneer Bank’s more favorable efficiency ratio and higher pro forma returns as a percent of assets relative to the comparable peer group measures. The slight upward adjustment applied for asset growth took into consideration Pioneer Bank’s stronger historical asset growth and greater pro forma leverage capacity resulting from its higher level of equity as a percent of assets. The slight downward adjustment applied for dividends took into consideration the mutual holding company structure and dividend waiver restrictions in place for mutual holding companies under Federal Reserve Board regulations and policy that impact the ability of Pioneer Bancorp, Inc. to pay dividends to minority stockholders, in comparison to the fully-converted peer group companies.

Included in RP Financial’s independent valuation were certain assumptions as to the pro forma earnings of Pioneer Bancorp, Inc. after the offering used in determining the appraised value. These assumptions included estimated expenses, an assumed after-tax rate of return of 1.86% at December 31, 2018 on the net offering proceeds and purchases in the open market of common stock by the stock-based benefit plan at the $10.00 per share purchase price. See “Pro Forma Data” for additional information concerning assumptions included in the independent valuation and used in preparing pro forma data. The use of different assumptions may yield different results.

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The independent valuation states that as of February 8, 2019, the estimated pro forma market value of Pioneer Bancorp, Inc. was $196.4 million (inclusive of the shares to be contributed to Pioneer Bank Charitable Foundation). Based on applicable regulations and on a minority offering percentage of 43% established by Pioneer Bank’s board of trustees, this market value forms the midpoint of a range with a minimum of $167.0 million and a maximum of $225.9 million. The number of shares offered will be equal to the aggregate offering price of the shares divided by the $10.00 price per share. Based on the valuation range and the $10.00 offering price per share, the minimum of the offering range is 7,179,465 shares, the midpoint of the offering range is 8,446,429 shares and the maximum of the offering range is 9,713,393 shares.

Following commencement of the subscription offering, the maximum of the valuation range may be increased by up to 15%, or up to $259.8 million, without resoliciting subscribers, which will result in a corresponding increase of up to 15% in the maximum of the offering range, up to 11,170,402 shares, to reflect changes in the market and financial conditions or demand for the shares. We will not decrease the minimum of the valuation range and the minimum of the offering range without a resolicitation of subscribers. The offering price of $10.00 per share will remain fixed. See “—Additional Limitations on Common Stock Purchases” as to the method of distribution of additional shares to be issued upon an increase in the offering range to up to 11,170,402 shares.

The board of trustees of Pioneer Bank reviewed the independent valuation and, in particular, considered the following:

•	Pioneer Bank’s financial condition and results of operations;

•	a comparison of financial performance ratios of Pioneer Bank to those of other financial institutions of similar size; and

•	market conditions generally and in particular for financial institutions.

All of these factors are set forth in the independent valuation. The board of trustees also reviewed the methodology and the assumptions used by RP Financial to prepare the independent valuation and believes that such assumptions were reasonable. The offering range may be amended with the approval of the NYSDFS and the Federal Reserve Board as a result of subsequent developments in the financial condition of Pioneer Bank or market conditions generally. If the independent valuation is updated to amend the pro forma market value of Pioneer Bancorp, Inc. to less than $167.0 million or to more than $259.8 million, the appraisal will be filed with the Securities and Exchange Commission by a post-effective amendment to Pioneer Bancorp, Inc.’s registration statement.

The characteristics of publicly-traded shares of a mutual holding company subsidiary differ from those of publicly-traded shares of fully converted stock holding companies (those in which all shares are held by public stockholders) in several ways, including that: (1) publicly-traded shares of a mutual holding company subsidiary tend to have less liquidity because they represent less than 50% of the outstanding shares of the company; (2) the holders of publicly-traded shares of a mutual holding company subsidiary cannot exercise voting control; (3) publicly-traded shares of a mutual holding company subsidiary are affected by the possibility of a conversion of the mutual holding company to stock form; and (4) the publicly-traded shares of a mutual holding company subsidiary are adversely affected by regulatory restrictions on the ability of the mutual holding company to waive the receipt of dividends declared by its subsidiary, thereby precluding or limiting the subsidiary’s ability to pay dividends to public stockholders. To account for the unique characteristics of publicly-traded shares of a mutual holding company, RP Financial included in its appraisal the pricing ratios of Pioneer Bancorp, Inc. on both a non-fully converted basis and a fully converted basis and compared each to the pricing ratios of the peer group. The decision to also provide Pioneer Bancorp, Inc.’s pricing ratios on a fully converted basis is meant to: (1) facilitate the comparison of the peer group, which consists of fully converted companies, to Pioneer Bancorp, Inc.; and (2) establish the pro forma market value range of 100% of the shares of Pioneer Bancorp, Inc., which forms the basis for determining the offering range. Tables presenting select pricing ratios of Pioneer Bancorp, Inc. on both a non-fully converted basis and a fully converted basis and comparing such ratios to similar ratios for the peer group follow.

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The following table presents a summary of selected pricing ratios for the peer group companies and for Pioneer Bancorp, Inc. on a non-fully converted basis (i.e., the table assumes that 43% of Pioneer Bancorp, Inc.’s outstanding shares of common stock is sold in the offering, as opposed to 100% of its outstanding shares of common stock). These figures are from the appraisal report prepared by RP Financial, LC. Compared to the average pricing ratios of the peer group, and based upon the information in the following table, Pioneer Bancorp, Inc.’s pro forma pricing ratios at the midpoint of the offering range indicated a discount of 20.2% on a non-fully converted price-to-earnings basis and a discount of 19.4% on a non-fully converted price-to-book value basis, and a discount of 19.1% on a non-fully converted price-to-tangible book value basis.

	Non-Fully Converted Pro Forma Price-to-Earnings Multiple		Non-Fully Converted Pro Forma Price-to-Book Value Ratio	Non-Fully Converted Pro Forma Price-to-Tangible Book Value Ratio
Pioneer Bancorp, Inc.
Adjusted Maximum	15.54	x	117.37%	123.00%
Maximum	13.51		108.23	113.64
Midpoint	11.74		99.30	104.60
Minimum	9.98		89.37	94.43

	Fully Converted Pro Forma Price-to- Earnings Multiple (1)		Fully Converted Pro Forma Price-to-Book Value Ratio (1)	Fully Converted Pro Forma Price-to-Tangible Book Value Ratio (1)
Valuation of peer group companies as of February 8, 2019
Averages	14.72	x	123.16%	129.23%
Medians	14.63		117.29	125.03

(1)	Information for the peer group companies is based upon actual earnings for the twelve months ended September 30, 2018 (or for the latest available date) and information for Pioneer Bancorp, Inc. is based upon actual earnings for the twelve months ended December 31, 2018. These ratios are different from the ratios in “Pro Forma Data.”

The following table presents a summary of selected pricing ratios for the peer group companies and the resulting pricing ratios for Pioneer Bancorp, Inc. on a fully converted equivalent basis. Compared to the average fully converted pricing ratios of the peer group, Pioneer Bancorp, Inc.’s pro forma fully converted pricing ratios at the midpoint of the offering range indicated a discount of 21.67% on a fully converted price-to-earnings basis, a discount of 45.54% on a fully converted price-to-book value basis, and a discount of 46.27% on a fully converted price-to-tangible book value basis.

	Fully Converted Pro Forma Price-to-Earnings Multiple (1)		Fully Converted Pro Forma Price-to-Book Value Ratio(1)	Fully Converted Pro Forma Price-to- Tangible Book Value Ratio(1)
Pioneer Bancorp, Inc.
Adjusted Maximum	15.20	x	75.36%	77.64%
Maximum	13.23		71.07	73.42
Midpoint	11.53		67.07	69.44
Minimum	9.83		62.62	65.06

Valuation of peer group companies as of February 8, 2019
Averages	14.72	x	123.16%	129.23%
Medians	14.63		117.29	125.03

(1)	Information for the peer group companies is based upon actual earnings for the twelve months ended September 30, 2018 (or for the latest available date) and information for Pioneer Bancorp, Inc. is based upon actual earnings for the twelve months ended December 31, 2018. These ratios are different from the ratios in “Pro Forma Data.”

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The fully converted pro forma calculations for Pioneer Bancorp, Inc. include the following assumptions:

•	8% of the shares sold in a full conversion offering are purchased by an employee stock ownership plan, with the expense to be amortized over 20 years;
•	4% of the shares sold in a full conversion offering are purchased by a stock-based benefit plan, with the expense to be amortized over five years; and
•	options equal to 10% of the shares sold in a full conversion offering are granted under a stock-based benefit plan, with option expense of $2.92 per option, and with the expense to be amortized over five years.

The independent valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing our shares of common stock. RP Financial did not independently verify our consolidated financial statements that appear starting on page F-1 of this prospectus and other information that we provided to them, nor did RP Financial independently value our assets or liabilities. The independent valuation considers Pioneer Bank as a going concern and should not be considered as an indication of the liquidation value of Pioneer Bank. Moreover, because the valuation is necessarily based upon estimates and projections of a number of matters, all of which may change from time to time, no assurance can be given that persons purchasing our common stock in the offering will thereafter be able to sell their shares at prices at or above the $10.00 price per share.

If the update to the independent valuation at the conclusion of the offering results in an increase in the maximum of the valuation range to more than $259.8 million and a corresponding increase in the offering range to more than 11,170,402 shares, or a decrease in the minimum of the valuation range to less than $167.0 million and a corresponding decrease in the offering range to less than 7,179,465 shares, then we will promptly return with interest at 0.05% per annum all funds previously delivered to us to purchase shares of common stock in the subscription and community offerings and cancel deposit account withdrawal authorizations and, after receiving the approval of the NYSDFS, we may terminate the plan of reorganization. Alternatively, we may establish a new offering range, extend the offering period and commence a resolicitation of purchasers or take other actions as permitted by the NYSDFS to complete the offering. If we extend the offering and conduct a resolicitation due to a change in the independent valuation, we will notify subscribers of the extension of time and of the rights of subscribers to place a new stock order for a specified period of time. Any single offering extension will not exceed 60 days and aggregate extensions may not conclude beyond ____________, 2021, which is two years after the date on which the NYSDFS approved the plan of reorganization.

An increase in the number of shares to be issued in the offering would decrease both a subscriber’s ownership interest and Pioneer Bancorp, Inc.’s pro forma earnings and stockholders’ equity on a per share basis while increasing stockholders’ equity on an aggregate basis. A decrease in the number of shares to be issued in the offering would increase both a subscriber’s ownership interest and Pioneer Bancorp, Inc.’s pro forma earnings and stockholders’ equity on a per share basis, while decreasing stockholders’ equity on an aggregate basis.

A copy of the independent valuation report of RP Financial, together with the detailed memorandum setting forth the method and assumptions used in the appraisal report, is filed as an exhibit to each of the documents specified under “Where You Can Find Additional Information.”

Subscription Offering and Subscription Rights

According to the plan of reorganization, rights to subscribe for shares of common stock in the subscription offering have been granted in the following descending order of priority. The filling of all subscriptions that we receive will depend on the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and on the purchase and ownership limitations set forth in the plan of reorganization and as described below under “—Additional Limitations on Common Stock Purchases.”

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Priority 1: Eligible Account Holders. Subject to the maximum purchase limitations, each depositor of Pioneer Bank with aggregate deposit account balances of $100.00 or more (a “Qualifying Deposit”) at the close of business on December 31, 2017 (an “Eligible Account Holder”) will receive, without payment, nontransferable subscription rights to purchase up to the greater of the following:

•	$150,000 (15,000 shares) of our common stock,

•	0.10% of the total number of shares of common stock issued in the offering, or

•	15 times the product of the number of subscription shares offered multiplied by a fraction of which the numerator is the aggregate Qualifying Deposit account balances of the Eligible Account Holder and the denominator is the aggregate Qualifying Deposit account balances of all Eligible Account Holders.

The balance of qualifying deposits of all Eligible Account Holders was approximately $1.1 billion. See “—Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will first be allocated so as to permit each Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares for which he or she subscribed. Thereafter, any remaining unallocated shares will be allocated to each remaining Eligible Account Holder whose subscription remains unfilled in same the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated among those Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

If there is an oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed. If there is an oversubscription, the subscription rights of Eligible Account Holders who are also trustees or officers of Pioneer Bank or who are associates of such persons will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to their increased deposits in the 12 months preceding December 31, 2017.

To ensure proper allocation of our shares of common stock, each Eligible Account Holder must list on his or her stock order form all deposit accounts in which he or she has an ownership interest on December 31, 2017. Failure to list an account, or providing incorrect information, could result in the loss of all or part of a subscriber’s stock allocation.

Priority 2: Tax-Qualified Plans. Our tax-qualified employee plans, specifically Pioneer Bank’s employee stock ownership plan and 401(k) plan, will receive, without payment, nontransferable subscription rights to purchase in the aggregate up to 4.90% of the outstanding shares of common stock of Pioneer Bancorp, Inc. issued and outstanding following the completion of the offering, which includes shares issued to Pioneer Bancorp, MHC and contributed to the charitable foundation. The employee stock ownership plan intends to purchase 3.92% of the outstanding shares of common stock of Pioneer Bancorp, Inc. following the completion of the offering. If the offering is oversubscribed, subscriptions for shares by the tax-qualified employee plans may be satisfied, in whole or in part, through open market purchases by the tax-qualified employee plans after the completion of the offering.

Priority 3: Supplemental Eligible Account Holders. To the extent there are sufficient shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders and by tax-qualified plans, each depositor of Pioneer Bank (other than trustees and officers of Pioneer Bank) with a Qualifying Deposit at the close of business on March 31, 2019, who is not an Eligible Account Holder (a “Supplemental Eligible Account Holder”) will receive, without payment, nontransferable subscription rights to purchase, subject to the overall purchase limitations, up to the greater of:

•	$150,000 (15,000 shares) of our common stock,

•	0.10% of the total number of shares of common stock issued in the offering, or

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•	15 times the product of the number of subscription shares offered multiplied by a fraction of which the numerator is the aggregate Qualifying Deposit account balances of the Supplemental Eligible Account Holder and the denominator is the aggregate Qualifying Deposit account balances of all Supplemental Eligible Account Holders.

The balance of qualifying deposits of all Supplemental Eligible Account Holders was approximately $1.2 billion. See “—Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will first be allocated so as to permit each Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares for which he or she subscribed. Thereafter, any remaining unallocated shares will be allocated to each remaining Supplemental Eligible Account Holder whose subscription remains unfilled in same the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Supplemental Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated among those Supplemental Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of our shares of common stock, each Supplemental Eligible Account Holder must list on his or her stock order form all deposit accounts in which he or she has an ownership interest on March 31, 2019. If there is an oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed.

Priority 4: Other Depositors. To the extent that there are sufficient shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders, the tax-qualified employee plans and Supplemental Eligible Account Holders, and subject to the maximum purchase limitations, each depositor of Pioneer Bank with a Qualifying Deposit who is not an eligible account holder, or supplemental eligible account holder, as of the close of business on May 10, 2019, will receive nontransferable subscription rights to purchase up to $150,000 (15,000 shares) of common stock (an “Other Depositor”).

If there is an oversubscription in this category, the available shares of common stock will be allocated proportionately based on the size of such Other Depositors’ orders.

To ensure proper allocation of stock, each other depositor must list on his or her stock order form all deposit accounts in which he or she had an ownership interest on May 10, 2019. Failure to list an account, or providing incorrect information, could result in the loss of all or part of a subscriber’s stock allocation in the event the offering is oversubscribed.

Expiration Date. The subscription offering will expire at 5:00 p.m., Eastern Time, on June 18, 2019, unless extended by us for up to 45 days or such additional periods with the approval of the NYSDFS, the Federal Deposit Insurance Corporation and the Federal Reserve Board. Subscription rights will expire whether or not each eligible depositor can be located. We may decide to extend the expiration date of the subscription offering for any reason, whether or not subscriptions have been received for shares at the minimum, midpoint, maximum or adjusted maximum of the offering range. Subscription rights which have not been exercised before the expiration date will become void.

We will not execute orders until at least the minimum number of shares of common stock has been sold in the offering. If at least 7,179,465 shares have not been sold in the offering by August 2, 2019 and the NYSDFS, the Federal Deposit Insurance Corporation and the Federal Reserve Board, have not consented to an extension, all funds delivered to us to purchase shares of common stock in the offering will be returned promptly, with interest at 0.05% per annum for funds received in the subscription and community offerings, and all deposit account withdrawal authorizations will be canceled. If an extension beyond August 2, 2019 is necessary and granted by the NYSDFS, the Federal Deposit Insurance Corporation and the Federal Reserve Board, we will resolicit purchasers in the offering as described under “—Procedure for Purchasing Shares in Subscription and Community Offerings—Expiration Date.”

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Community Offering

To the extent that shares of common stock remain available for purchase after satisfaction of all subscriptions by Eligible Account Holders, by our tax-qualified employee stock benefit plans, by Supplemental Eligible Account Holders and Other Depositors, we will offer shares pursuant to the plan of reorganization to members of the general public in a community offering. Shares will be offered in the community offering with the following preferences:

1.	Natural persons residing in Albany, Greene, Rensselaer, Saratoga, Schenectady and Warren Counties in New York; and

2.	Other members of the general public.

Subscribers in the community offering may purchase up to $150,000 (15,000 shares) of common stock, subject to the overall purchase limitations. See “—Additional Limitations on Common Stock Purchases.” The opportunity to purchase shares of common stock in the community offering category is subject to our right, in our sole discretion and reasonably consistent with achieving a reasonably wide distribution of the common stock, to accept or reject any such orders in whole or in part either at the time of receipt of an order or as soon as practicable following the expiration date of the offering.

If we do not have sufficient shares of common stock available to fill the orders of natural persons residing in Albany, Greene, Rensselaer, Saratoga, Schenectady and Warren Counties in New York, we will allocate the available shares among those persons in a manner that permits each of them, to the extent possible, to purchase the lesser of 100 shares or the number of shares subscribed for by such person. Thereafter, unallocated shares will be allocated among natural persons residing in that geographical area whose orders remain unsatisfied on an equal number of shares basis per order. In connection with the allocation process, orders received for shares of common stock in the community offering will first be filled up to a maximum of 2% of the shares sold in the offering, and thereafter any remaining shares will be allocated on an equal number of shares basis per order until all shares have been allocated.

The term “residing” or “resident” as used in this prospectus with respect to Albany, Greene, Rensselaer, Saratoga, Schenectady and Warren Counties in New York means any person who occupies a dwelling within the local community, has a present intent to remain within the local community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the local community together with an indication that such presence within the local community is something other than merely transitory in nature. We may utilize deposit or loan records or other evidence provided to us to determine whether a person is a resident. In all cases, however, the determination shall be in our sole discretion.

Expiration Date. The community offering may begin concurrently with, during or promptly after the subscription offering, and is currently expected to terminate at the same time as the subscription offering, and must terminate no more than 45 days following the subscription offering, unless extended with the approval of the NYSDFS, the Federal Deposit Insurance Corporation and the Federal Reserve Board. We may decide to extend the community offering for any reason and are not required to give purchasers notice of any such extension unless such period extends beyond August 2, 2019, in which event we will resolicit purchasers.

Syndicated Community Offering

If feasible, our board of trustees may decide to offer for sale shares of common stock not subscribed for or purchased in the subscription and community offerings in a syndicated offering, subject to such terms, conditions and procedures as we may determine, subject to any approvals required from the NYSDFS, the Federal Deposit Insurance Corporation and the Federal Reserve Board, in a manner that will achieve a wide distribution of our shares of common stock.

If a syndicated offering is held, Sandler O’Neill & Partners, L.P. will serve as sole manager. If shares of common stock are sold in a syndicated offering, we will pay a fee of 5.0% of the aggregate purchase price of the shares of common stock sold in the syndicated offering to Sandler O’Neill & Partners, L.P. and any other broker-dealers included in the syndicated offering. The shares of common stock will be sold at the same price per share ($10.00 per share) that the shares are sold in the subscription offering and the community offering.

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If there is a syndicated offering, it is currently expected that investors would follow the same general procedures applicable to purchasing shares in the subscription and community offerings (the use of order forms and the submission of funds directly to Pioneer Bancorp, Inc. for the payment of the purchase price of the shares ordered) except that payment must be in immediately available funds (bank checks, money orders, deposit account withdrawals from accounts at Pioneer Bank or wire transfers). See “—Procedure for Purchasing Shares in Subscription and Community Offerings.”

If for any reason we cannot undertake a syndicated offering of shares of common stock not purchased in the subscription and community offerings, or if there are an insignificant number of shares remaining unsold after such offerings, we will try to make other arrangements for the sale of unsubscribed shares. The NYSDFS, the Federal Deposit Insurance Corporation, the Federal Reserve Board and the Financial Industry Regulatory Authority must approve any such arrangements.

Additional Limitations on Common Stock Purchases

The plan of reorganization includes the following additional limitations on the number of shares of common stock that may be purchased in the offering:

•	The aggregate amount of outstanding common stock of Pioneer Bancorp, Inc. owned or controlled by persons other than Pioneer Bancorp, MHC at the close of the reorganization and the offering must be less than 49% of Pioneer Bancorp, Inc.’s total outstanding common stock.

•	No individual, or group of individuals exercising subscription rights through a single qualifying deposit account held jointly, may purchase more than $150,000 (15,000 shares) in the offering. Except for the employee stock ownership plan and the 401(k) plan, as described above, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than $300,000 (30,000 shares) of common stock in all categories of the offering combined, except that Pioneer Bancorp, Inc may, in its sole discretion, and without further notice to or solicitation of subscribers or other prospective purchasers, increase such maximum purchase limitation to 9.9% of the number of shares sold in the offering, provided that the total number of shares purchased by persons, their associates and those persons with whom they are acting in concert, to the extent such purchases exceed 5% of the shares sold in the offering, may not exceed, in the aggregate, 10% (or such higher percentage as may be determined by our board of trustees with the approval of our banking regulators) of the total number of the shares sold in the offering;

•	The aggregate amount of common stock acquired in the stock offering by our tax-qualified employee benefit plans, including our employee stock ownership plan and 401(k) plan may not exceed 4.9% of the outstanding shares of common stock of Pioneer Bancorp, Inc. upon the completion of the stock offering, and may not exceed 4.9% of the stockholders’ equity of Pioneer Bancorp, Inc. at the conclusion of the stock offering.

•	No person may purchase fewer than 25 shares of common stock, to the extent those shares are available for purchase;

•	The aggregate amount of common stock acquired in the stock offering by officers, directors and trustees of Pioneer Bancorp, Inc. and Pioneer Bank and their associates, excluding any shares acquired through a tax-qualified employee plan, may not exceed 25% of the outstanding shares of common stock of Pioneer Bancorp, Inc. held by persons other than Pioneer Bancorp, MHC upon the completion of the stock offering, and may not exceed 25% of the stockholders’ equity of Pioneer Bancorp, Inc. at the conclusion of the stock offering;

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•	Notwithstanding any other provision of the plan of reorganization, no person will be entitled to purchase any common stock to the extent such purchase would be illegal under any federal law or state law or regulation or would violate regulations or policies of the Financial Industry Regulatory Authority. Pioneer Bancorp, Inc. and/or its agents may ask for an acceptable legal opinion from any purchaser as to the legality of such purchase and may refuse to honor any purchase order if such opinion is not timely furnished; and

•	The board of directors of Pioneer Bancorp, Inc. has the right in its sole discretion to reject any order submitted by a person whose representations our board of directors believes to be false or who it otherwise believes, either alone or acting in concert with others, is violating, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan.

Depending upon market or financial conditions, our board of trustees, with regulatory approval and without further approval of the depositors of Pioneer Bank, may decrease or increase the purchase limitations. If a purchase limitation is increased, subscribers in the subscription offering who ordered the maximum amount will be given the opportunity to increase their orders up to the then applicable limit. The effect of this type of resolicitation will be an increase in the number of shares of common stock owned by persons who choose to increase their orders.

The term “associate” of a person means:

1.	any corporation or organization (other than Pioneer Bank, Pioneer Bancorp, Inc., Pioneer Bancorp, MHC or a majority-owned subsidiary of any of these entities) of which the person is a senior officer, partner or, directly or indirectly, 10% beneficial stockholder;

2.	any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; or

3.	any relative or spouse of such person, or any relative of such spouse, who either has the same home as the person or who is a director, trustee or officer of Pioneer Bank, Pioneer Bancorp, MHC or Pioneer Bancorp, Inc.

The term “acting in concert” means persons seeking to combine or pool their voting or other interests in the securities of an issuer for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. When persons act together for such purpose, their group is deemed to have acquired their stock. The determination of whether a group is acting in concert shall be made solely by us and may be based on any evidence upon which we choose to rely, including, without limitation, joint account relationships or the fact that such persons have filed joint Schedules 13D with the Securities and Exchange Commission with respect to other companies; provided, however, that the determination of whether a group is acting in concert remains subject to review by the NYSDFS, the Federal Deposit Insurance Corporation and the Federal Reserve Board. Persons with the same address, whether or not related, and persons exercising subscription rights through qualifying deposit accounts registered to the same address will be deemed to be acting in concert unless we determine otherwise. Our directors and trustees are not treated as associates of each other solely because of their membership on the boards of directors or trustees.

Common stock purchased in the offering will be freely transferable except for shares purchased by directors and certain officers of Pioneer Bancorp, Inc. or Pioneer Bank and except as described below. Any purchases made by any associate of Pioneer Bancorp, Inc. or Pioneer Bank for the explicit purpose of meeting the minimum number of shares of common stock required to be sold in order to complete the offering shall be made for investment purposes only and not with a view toward redistribution. In addition, under Financial Industry Regulatory Authority guidelines, members of the Financial Industry Regulatory Authority and their associates are subject to certain restrictions on transfer of securities purchased according to subscription rights and to certain reporting requirements upon purchase of these securities. For a further discussion of limitations on purchases of our shares of common stock at the time of offering and thereafter, see “—Certain Restrictions on Purchase or Transfer of Our Shares After the Offering” and “Restrictions on Acquisition of Pioneer Bancorp, Inc.”

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Plan of Distribution; Selling Agent and Underwriting Compensation

Subscription and Community Offerings. To assist in the marketing of our shares of common stock in the subscription and community offerings, we have retained Sandler O’Neill & Partners, L.P., which is a broker-dealer registered with the Financial Industry Regulatory Authority. Sandler O’Neill & Partners, L.P. will assist us on a best efforts basis in the subscription and community offerings by:

•	consulting as to the securities marketing implications of the plan of reorganization, including the percentage of common stock to be sold in the offering;

•	reviewing with the boards the financial impact of the offering on us, based upon the independent appraiser’s appraisal of the common stock;

•	reviewing all offering documents, including the prospectus, stock order forms and related marketing materials;

•	assisting us in the design and implementation of a marketing strategy for the offering;

•	assisting our management in scheduling and preparing for discussions and meetings with potential investors and/or other broker-dealers in connection with the offering; and

•	providing such other general advice and assistance as may be requested to promote the successful completion of the offering.

For these services, Sandler O’Neill & Partners, L.P. will receive a fee of 1.0% of the aggregate dollar amount of all shares of common stock sold in the subscription and community offerings. No fee will be payable to Sandler O’Neill & Partners, L.P. with respect to shares purchased by directors, trustees, officers, employees or their immediate families and their personal trusts, shares purchased by our employee benefit plans or trusts established for the benefit of our directors, officers and employees, and shares issued to the charitable foundation.

Syndicated Community Offering. If shares of common stock are sold in a syndicated community offering, we will pay a fee of 5.0% of the aggregate purchase price of the shares of common stock sold in the syndicated community offering to Sandler O’Neill & Partners, L.P. and any other broker-dealers included in the syndicated community offering.

Expenses. Sandler O’Neill & Partners, L.P. also will be reimbursed for reasonable out-of-pocket accountable expenses in an amount not to exceed $10,000. Sandler O’Neill & Partners, L.P. will reimburse any amounts paid or advanced by us in excess of their actual reasonable out-of-pocket accountable expenses. If the plan of reorganization is terminated or if Sandler O’Neill & Partners, L.P.’s engagement is terminated according to the provisions of the agency agreement, Sandler O’Neill & Partners, L.P. will only receive reimbursement of its reasonable out-of-pocket expenses. We have separately agreed to pay Sandler O’Neill & Partners, L.P. up to $85,000 in fees and expenses for serving as records agent, as described below.

Records Management

We have also engaged Sandler O’Neill & Partners, L.P. as records agent in connection with the subscription and community offerings. In its role as records agent, Sandler O’Neill & Partners, L.P., will assist us in the offering by:

•	consolidating deposit accounts and depositor vote calculation;

•	assisting in designing and preparing stock order forms and depositor proxy forms;

•	organizing and supervising our Stock Information Center;

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•	coordinating proxy solicitation and vote tabulation; and

•	providing subscription services.

Sandler O’Neill & Partners, L.P. will receive fees of $50,000 for these services, $10,000 of which was paid at the time of Sandler’s engagement and the remaining balance of which will be paid upon closing of the offering. Sandler O’Neill & Partners, L.P. also will be reimbursed for reasonable out-of-pocket accountable expenses in an amount not to exceed $35,000.

Indemnity

We will indemnify Sandler O’Neill & Partners, L.P. against liabilities and expenses, including legal fees, incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering materials for the common stock, including liabilities under the Securities Act of 1933, as well as certain other claims and litigation arising out of Sandler O’Neill & Partners, L.P.’s engagement with respect to the offering.

Sandler O’Neill & Partners, L.P. has not prepared any report or opinion constituting a recommendation or advice to us or to persons who subscribe for common stock, nor have they prepared an opinion as to the fairness to us of the purchase price or the terms of the common stock to be sold in the offering. Sandler O’Neill & Partners, L.P. does not express any opinion as to the prices at which common stock to be issued may trade.

Solicitation of Offers by Officers and Directors

Some of our directors and executive officers may participate in the solicitation of offers to purchase common stock in the subscription and community offerings. These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation, which out-of-pocket expenses, if any, are expected to be insignificant. Other regular employees of Pioneer Bank may assist in the offering, but only in ministerial capacities, and may provide clerical work in effecting a sales transaction. No offers or sales may be made by tellers or at the teller counters. Investment-related questions of prospective purchasers will be directed to executive officers or registered representatives of Sandler O’Neill & Partners, L.P. Our other employees have been instructed not to solicit offers to purchase shares of common stock or provide advice regarding the purchase of common stock. We will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of common stock. None of our officers, directors or employees will be compensated in connection with their participation in the offering.

Procedure for Purchasing Shares in Subscription and Community Offerings

Expiration Date. The subscription and community offerings will expire at 5:00 p.m., Eastern Time, on June 18, 2019, unless we extend one or both for up to 45 days, with the approval of the NYSDFS, the Federal Deposit Insurance Corporation and the Federal Reserve Board. This extension may be approved by us, in our sole discretion, without notice to purchasers in the offering. Any extension of the subscription and/or community offering beyond August 2, 2019 would require the NYSDFS’s, the Federal Deposit Insurance Corporation’s and the Federal Reserve Board’s approval. If the offering is so extended, all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to this notice, we will promptly return your funds with interest at 0.05% per annum or cancel your deposit account withdrawal authorization. If the offering range is decreased below the minimum of the offering range or is increased above the adjusted maximum of the offering range, all subscribers’ stock orders will be cancelled, their deposit account withdrawal authorizations will be cancelled, and funds submitted to us will be returned promptly, with interest at 0.05% per annum for funds received in the subscription and community offerings. We will then resolicit the subscribers, giving them an opportunity to place a new stock order for a period of time.

We reserve the right in our sole discretion to terminate the offering at any time and for any reason (subject to any required regulatory approvals), in which case we will cancel any deposit account withdrawal authorizations and promptly return all funds submitted, with interest at 0.05% per annum from the date of receipt as described above.

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Use of Order Forms in the Subscription and Community Offerings. In order to purchase shares of common stock in the subscription and community offerings, you must properly complete an original stock order form and remit full payment. We are not required to accept orders submitted on photocopied or facsimiled order forms. All order forms must be received (not postmarked) before 5:00 p.m., Eastern Time, on June 18, 2019. We are not required to accept order forms that are not received by that time, are not signed or are otherwise executed defectively or are received without full payment or without appropriate deposit account withdrawal instructions. We are not required to notify subscribers of incomplete or improperly executed order forms, and we have the right to waive or permit the correction of incomplete or improperly executed order forms. We do not represent, however, that we will do so and we have no affirmative duty to notify any prospective subscriber of any such defects. You may submit your order form and payment by mail using the stock order return envelope provided, or by overnight delivery to our Stock Information Center, which will be located at 652 Albany-Shaker Road, Albany, NY 12211. You may also hand-deliver stock order forms to the Stock Information Center. Hand-delivered stock order forms will only be accepted at this location. We will not accept stock order forms at our other banking offices. Please do not mail stock order forms to Pioneer Bank’s other offices.

Once tendered, an order form cannot be modified or revoked without our consent. We reserve the absolute right, in our sole discretion and reasonably consistent with achieving a reasonably wide distribution of the common stock, to reject orders received in the community offering, in whole or in part, at the time of receipt or at any time before completion of the offering. If you are ordering shares in the subscription offering, you must represent that you are purchasing shares for your own account and that you have no agreement or understanding with any person for the sale or transfer of the shares. We have the right to reject any order submitted in the offering by a person who we believe is making false representations or who we otherwise believe, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of reorganization. Our interpretation of the terms and conditions of the plan of reorganization and of the acceptability of the order forms will be final.

By signing the order form, you will be acknowledging that the common stock is not a deposit or savings account and is not federally insured or otherwise guaranteed by Pioneer Bank, the Federal Deposit Insurance Corporation or any other government agency, and that you received a copy of this prospectus. However, signing the order form will not result in waiving your rights under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Payment for Shares. Payment for all shares of common stock must accompany all completed order forms for the purchase to be valid. Payment for shares in the subscription and community offerings may be made by:

1.	personal check, bank check or money order, made payable to Pioneer Bancorp, Inc.; or

2.	authorization of withdrawal of available funds from your Pioneer Bank deposit accounts.

Appropriate means for designating withdrawals from deposit accounts at Pioneer Bank are provided on the order form. The funds designated must be available in the account(s) at the time the order form is received. A hold will be placed on these funds, making them unavailable to the depositor. Funds authorized for withdrawal will continue to earn interest within the account at the contractual rate until the offering is completed, at which time the designated withdrawal will be made. Interest penalties for early withdrawal applicable to certificate accounts will not apply to withdrawals authorized for the purchase of shares of common stock; however, if a withdrawal results in a certificate account with a balance less than the applicable minimum balance requirement, the certificate will be canceled at the time of withdrawal without penalty and the remaining balance will earn interest at the current passbook rate after the withdrawal. In the case of payments made by personal check, these funds must be available in the account(s). Checks and money orders received in the subscription and community offerings will be immediately cashed and placed in a segregated account at Pioneer Bank and will earn interest at 0.05% per annum from the date payment is processed until the offering is completed or terminated.

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You may not remit cash, Pioneer Bank line of credit checks or any type of third-party checks (including those payable to you and endorsed over to Pioneer Bancorp, Inc.). You may not designate on your stock order form direct withdrawal from a retirement account held at Pioneer Bank. See “—Using Individual Retirement Account Funds.” Subject to NYSDFS, Federal Deposit Insurance Corporation and Federal Reserve Board approvals, if we resolicit large purchasers, as described above in “—Additional Limitations on Common Stock Purchases,” such purchasers who wish to increase their purchases will not be able to use personal checks to pay for the additional shares, but instead must pay for the additional shares using immediately available funds. We may accept wire transfers at our sole discretion.

Once we receive your executed stock order form, it may not be modified, amended or rescinded without our consent, unless the offering is not completed by August 2, 2019. If the subscription and community offerings are extended past August 2, 2019, all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to this notice, we will promptly return your funds with interest at 0.05% per annum or cancel your deposit account withdrawal authorization. We may resolicit purchasers for a specified period of time.

NYSDFS and federal regulations prohibit Pioneer Bank from lending funds or extending credit to any persons to purchase shares of common stock in the offering.

We shall have the right, in our sole discretion, to permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for the shares of common stock for which they subscribe in the community offering at any time before 48 hours before the completion of the offering. This payment may be made by wire transfer.

If our employee stock ownership plan purchases shares in the offering, it will not be required to pay for such shares until completion of the offering, provided that there is a loan commitment from an unrelated financial institution or Pioneer Bancorp, Inc. to lend to the employee stock ownership plan the necessary amount to fund the purchase. In addition, if our 401(k) plan purchases shares in the offering on behalf of participants, it will not be required to pay for such shares until completion of the offering.

Using Individual Retirement Account Funds. If you are interested in using funds in your individual retirement account or other retirement account to purchase shares of common stock, you must do so through a self-directed retirement account. By regulation, Pioneer Bank’s retirement accounts are not self-directed, so they cannot be invested in our shares of common stock. Therefore, if you wish to use funds that are currently in a retirement account held at Pioneer Bank, you may not designate on the order form that you wish funds to be withdrawn from the account for the purchase of common stock. The funds you wish to use for the purchase of common stock will instead have to be transferred to an independent trustee or custodian, such as a brokerage firm, offering self-directed retirement accounts. The purchase must be made through that account. If you do not have such an account, you will need to establish one before placing a stock order. A one-time and/or annual administrative fee may be payable to the independent trustee or custodian. There will be no early withdrawal or Internal Revenue Service interest penalties for these transfers. Individuals interested in using funds in an individual retirement account or any other retirement account, whether held at Pioneer Bank or elsewhere, to purchase shares of common stock should contact our Stock Information Center for guidance as soon as possible, preferably at least two weeks before the June 18, 2019 offering deadline. Processing such transactions takes additional time, and whether such funds can be used may depend on limitations imposed by the institutions where such funds are currently held. We cannot guarantee that you will be able to use such funds.

Delivery of Shares of Common Stock. All shares of common stock sold will be issued in book entry form. Stock certificates will not be issued. A statement reflecting ownership of shares of common stock issued in the subscription and community offerings will be mailed by our transfer agent to the persons entitled thereto at the registration address noted by them on their stock order forms as soon as practicable following consummation of the offering. We expect trading in the stock to begin on the day of completion of the offering or the next business day. Until a statement reflecting ownership of shares of common stock is available and delivered to purchasers, purchasers might not be able to sell the shares of common stock that they ordered, even though the shares of common stock will have begun trading. Your ability to sell the shares of common stock before receiving your statement will depend on arrangements you may make with a brokerage firm.

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Other Restrictions. Notwithstanding any other provision of the plan of reorganization, no person is entitled to purchase any shares of common stock to the extent the purchase would be illegal under any federal or state law or regulation, including state “blue sky” regulations, or would violate regulations or policies of the Financial Industry Regulatory Authority, particularly those regarding free riding and withholding. We may ask for an acceptable legal opinion from any purchaser as to the legality of his or her purchase and we may refuse to honor any purchase order if an opinion is not timely furnished. In addition, we are not required to offer shares of common stock to any person who resides in a foreign country, or in a state of the United States with respect to which any of the following apply:

1.	a small number of persons otherwise eligible to subscribe for shares under the plan of reorganization reside in such state;

2.	the offer or sale of shares of common stock to such persons would require us or our employees to register, under the securities laws of such state, as a broker or dealer or to register or otherwise qualify our securities for sale in such state; or

3.	such registration or qualification would be impracticable for reasons of cost or otherwise.

Restrictions on Transfer of Subscription Rights and Shares

Applicable banking regulations prohibit any person with subscription rights, including Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of reorganization or the shares of common stock to be issued upon their exercise. These rights may be exercised only by the person to whom they are granted and only for his or her account. When registering your stock purchase on the order form, you cannot add the name(s) of others for joint stock registration unless they are also named on the qualifying deposit account. Doing so may jeopardize your subscription rights. Each person exercising subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock to be issued upon their exercise before completion of the offering.

We will pursue any and all legal and equitable remedies if we become aware of the transfer of subscription rights, and we will not honor orders that we believe involve the transfer of subscription rights.

Stock Information Center

Our banking office personnel may not, by law, assist with investment-related questions about the offering. If you have any questions regarding the offering, please call our Stock Information Center. The telephone number is (518) 730-3025. The Stock Information Center is open Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on weekends and bank holidays.

Liquidation Rights

In the unlikely event of a complete liquidation of Pioneer Bank before the reorganization, all claims of creditors of Pioneer Bank, including those of depositors (to the extent of their deposit balances), would be paid first. To the extent there are remaining assets, a depositor may have a claim to receive a pro rata share of the remaining assets in the same proportion as the amount of such depositor’s deposit accounts bears to the total amount of all deposit accounts at Pioneer Bank at the time of liquidation, subject to the right of the State of New York to garnish such assets. After the reorganization, each depositor who had liquidation rights with respect to Pioneer Bank as of the date of the reorganization will continue to have such rights solely with respect to Pioneer Bancorp, MHC for so long as he or she remains a depositor of Pioneer Bank, and all persons who become holders of a deposit account with Pioneer Bank after the consummation of the reorganization will have liquidation rights to the same extent as all other depositors, but solely with respect to Pioneer Bancorp, MHC. Moreover, in the event of a complete liquidation after the reorganization, each depositor also would have a claim as a creditor of Pioneer Bank. However, except as described below, this claim would be solely in the amount of the balance in the deposit account, plus accrued interest. A depositor would not have an interest in the value of the assets of Pioneer Bank above that amount.

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The plan of reorganization provides for the establishment, upon the completion of the reorganization, of a special “liquidation account” for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to the total equity of Pioneer Bank at the date of its latest balance sheet contained in this prospectus. The purpose of the liquidation account is to provide Eligible Account Holders and Supplemental Eligible Account Holders who maintain their deposit accounts with Pioneer Bank after the reorganization with a liquidation interest in the unlikely event of a complete liquidation of Pioneer Bank after the reorganization. Each Eligible Account Holder and Supplemental Account Holder that continues to maintain his or her deposit account in Pioneer Bank, would be entitled, on a complete liquidation of Pioneer Bank after the reorganization, to an interest in the liquidation account after payment to all creditors of Pioneer Bank but prior to any payment to the stockholders of Pioneer Bancorp, Inc. Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $100 or more held in Pioneer Bank on December 31, 2017 and March 31, 2019, respectively. Each Eligible Account Holder and Supplemental Account Holder would have a pro rata interest in the liquidation account equal to the proportion that the aggregate balance of such deposit account holders accounts on December 31, 2017 and March 31, 2019, respectively, bears to the balance of all deposit accounts of Eligible Account Holders and Supplemental Eligible Account Holders on such date.

If, however, on any June 30 annual closing date commencing on or after the effective date of the reorganization, the amount in any such deposit account is less than the amount in the deposit account on December 31, 2017 or March 31, 2019, respectively, or any other annual closing date, then the interest in the liquidation account relating to such deposit account would be reduced from time to time by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders would be separate and apart from the payment of any insured deposit accounts to such depositor. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be distributed to Pioneer Bancorp, Inc., as the sole stockholder of Pioneer Bank.

Neither Pioneer Bank nor Pioneer Bancorp, Inc. will be required to set aside funds for the purpose of establishing the liquidation account, and the creation and maintenance of the liquidation account will not operate to restrict the use or application of any of the equity accounts of Pioneer Bank, except that Pioneer Bank will not declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect would cause its equity to be reduced below the amount required for the liquidation account.

Material Income Tax Consequences

Consummation of the reorganization is subject to the prior receipt of an opinion of counsel or tax advisor with respect to federal and state income taxation that the reorganization will not be a taxable transaction to Pioneer Bank, Pioneer Bancorp, Inc., Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors. Unlike private letter rulings, opinions of counsel or tax advisors are not binding on the Internal Revenue Service or any state taxing authority, and such authorities may disagree with such opinions. If there is such disagreement, there can be no assurance that Pioneer Bank or Pioneer Bancorp, Inc. would prevail in a judicial proceeding.

Pioneer Bancorp, MHC, Pioneer Bancorp, Inc. and Pioneer Bank have received an opinion of counsel, Luse Gorman, PC, regarding all of the material federal income tax consequences of the reorganization, which includes the following:

1.       The merger of Pioneer Bank (in mutual form) into Pioneer Bank (in stock form) will represent a mere change in identity, form, or place of organization of one corporation and will qualify as a reorganization under Internal Revenue Code Section 368(a)(1)(F) (the “F Reorganization”).

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2.       The holding period of Pioneer Bank (in stock form) in the assets received from Pioneer Bank (in mutual form) will include the period during which such assets were held by Pioneer Bank (in mutual form).

3.       The basis of Pioneer Bank (in stock form) in the assets received from Pioneer Bank (in mutual form) will be the same as the basis of such assets in the hands of Pioneer Bank (in mutual form) immediately before the reorganization.

4.       Pioneer Bank depositors will recognize no gain or loss upon the constructive receipt of solely the common stock of Pioneer Bank (in stock form) in exchange for their ownership interests in Pioneer Bank (in mutual form).

5.       Pioneer Bank (in stock form) will succeed to and take into account the earnings and profits or deficit in earnings and profits of Pioneer Bank (in mutual form), as of the date of the reorganization, pursuant to Internal Revenue Code Section 381.

6.       For purposes of Internal Revenue Code Section 381, Pioneer Bank (in stock form) will be treated the same as Pioneer Bank (in mutual form), and therefore, Pioneer Bank’s tax year will not end merely as a result of the conversion of Pioneer Bank to stock form, and Pioneer Bank (in stock form) will not be required to obtain a new employee identification number.

7.       No gain or loss shall be recognized by depositors of Pioneer Bank on the issuance to them of withdrawable deposit accounts in Pioneer Bank (in stock form) plus liquidation rights with respect to Pioneer Bancorp, MHC, in exchange for their deposit accounts in Pioneer Bank (in mutual form). In addition, Eligible Account Holders and Supplemental Eligible Account Holders will not recognize gain or loss upon receipt of an interest in a liquidation account in Pioneer Bank in exchange for their ownership interests in Pioneer Bank.

8.       Gain realized, if any, by the Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors on the distribution to them of nontransferable subscription rights to purchase shares of common stock will be recognized but only in an amount not in excess of the fair market value of such subscription rights. It is more likely than not that the fair market value of the subscription rights to purchase common stock is zero. Accordingly, no gain or loss will be recognized by Eligible Account Holders or Supplemental Eligible Account Holders because they have nontransferable subscription rights to purchase shares of common stock of Pioneer Bancorp, Inc. Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors will not realize any taxable income as a result of the exercise by them of the nontransferable subscription rights.

9.       The basis of the deposit accounts in Pioneer Bank (in stock form) to be received by depositors of Pioneer Bank will be the same as the basis of their deposit accounts in Pioneer Bank (in mutual form) surrendered in exchange therefor. The basis of the interests in the liquidation rights in Pioneer Bancorp, MHC to be received by the depositors of Pioneer Bank shall be zero. The basis of Eligible Account Holders and Supplemental Eligible Account Holders’ interests in the liquidation account will be zero, which is the cost of such interests to such persons.

10.     The exchange of the common stock of Pioneer Bank (in stock form) constructively received by depositors in exchange for ownership interests in Pioneer Bancorp, MHC will constitute a tax-free exchange of property solely for “stock” pursuant to Section 351 of the Code.

11.     Depositors will recognize no gain or loss upon the transfer of the common stock of Pioneer Bank (in stock form) which they constructively received in the F Reorganization to Pioneer Bancorp, MHC solely in exchange for ownership interests in Pioneer Bancorp, MHC.

12.     Depositors’ basis in Pioneer Bancorp, MHC ownership interests received in the transaction (which basis is zero) will be the same as the basis of the property transferred in exchange therefor.

13.     Pioneer Bancorp, MHC will recognize no gain or loss upon the receipt of property from depositors in exchange for ownership interests in Pioneer Bancorp, MHC.

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14.     Pioneer Bancorp, MHC’s basis in the property received from depositors (which basis is zero) will be the same as the basis of such property in the hands of the depositors immediately before the F Reorganization.

15.     Pioneer Bancorp, MHC’s holding period for the property received from depositors will include the period during which such property was held by such persons.

16.     Pioneer Bancorp, MHC and the persons who purchased common stock of Pioneer Bancorp, Inc. in the Subscription and Community Offering will recognize no gain or loss upon the transfer of the stock of Pioneer Bank (in stock form) and cash, respectively, to Pioneer Bancorp, Inc. in exchange for stock in Pioneer Bancorp, Inc., pursuant to Internal Revenue Code Section 351(a) (the “Secondary 351 Transaction”).

17.     Pioneer Bancorp, Inc. will recognize no gain or loss on its receipt of the stock of Pioneer Bank (in stock form) and cash in exchange for Pioneer Bancorp, Inc. common stock.

18.     Pioneer Bancorp, MHC’s basis in the Pioneer Bancorp, Inc. common stock received in the Secondary 351 Transaction will be the same as its basis in the Pioneer Bank (in stock form) stock transferred.

19.     Pioneer Bancorp, MHC’s holding period in the Pioneer Bancorp, Inc. common stock received will include the period during which it held the Pioneer Bank (in stock form) common stock, provided that such property was a capital asset on the date of the exchange.

20.     Pioneer Bancorp, Inc.’s basis in the Pioneer Bank (in stock form) stock received from Pioneer Bancorp, MHC will be the same as the basis of such property in the hands of Pioneer Bancorp, MHC.

21.       Pioneer Bancorp, Inc.’s holding period for the Pioneer Bank (in stock form) stock received from Pioneer Bancorp, MHC will include the period during which such property was held by Pioneer Bancorp, MHC.

22.       It is more likely than not that the basis of the Pioneer Bancorp, Inc. common stock to its stockholders will be the purchase price thereof. The holding period of the common stock purchased pursuant to the exercise of subscription rights will commence on the date on which the right to acquire such stock was exercised.

We believe that that the tax opinions summarized above address all material federal income tax consequences that are generally applicable to Pioneer Bancorp, Inc., Pioneer Bancorp, MHC, Pioneer Bank and persons receiving subscription rights. The tax opinions as to items 8 and 22 above are based on the position that subscription rights to be received by Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors do not have any economic value at the time of distribution or the time the subscription rights are exercised. In this regard, Luse Gorman, PC noted that the subscription rights will be granted at no cost to the recipients, are legally non-transferable and of short duration, and will provide the recipient with the right only to purchase shares of common stock at the same price to be paid by members of the general public in any community offering. The firm also noted that the Internal Revenue Service has not in the past concluded that subscription rights have value. In addition, in the view of RP Financial (which is acting as independent appraiser of the value of the shares of Pioneer Bancorp, Inc. common stock in connection with the reorganization), the subscription rights do not have any value for the reasons set forth above. RP Financial’s view is not binding on the Internal Revenue Service. Based on the foregoing, Luse Gorman, PC believes that it is more likely than not that the nontransferable subscription rights to purchase shares of common stock have no value. However, the issue of whether or not the nontransferable subscription rights have value is based on all the facts and circumstances. If the subscription rights are deemed to have an ascertainable value, receipt of these rights could result in taxable gain, in an amount equal to the ascertainable value, to those Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors who exercise the subscription rights, and we could recognize gain on a distribution of such rights. Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors are encouraged to consult with their own tax advisors as to the tax consequences if subscription rights are deemed to have an ascertainable value.

The opinion of Luse Gorman, PC, unlike a letter ruling issued by the Internal Revenue Service, is not binding on the Internal Revenue Service and the conclusions expressed therein may be challenged at a future date. The Internal Revenue Service has issued favorable rulings for transactions substantially similar to the proposed reorganization and offering, but any such ruling may not be cited as precedent by any taxpayer other than the taxpayer to whom the ruling is addressed. We do not plan to apply for a letter ruling concerning the transactions described herein.

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An opinion regarding the New York State income tax consequences of the reorganization, consistent with the federal tax opinion, has been issued by Bonadio & Co., LLP.

The federal and state tax opinions have been filed with the Securities and Exchange Commission as exhibits to Pioneer Bancorp, Inc.’s registration statement.

Certain Restrictions on Purchase or Transfer of Our Shares After the Offering

All shares of common stock purchased in the offering by a director, trustee or officer of Pioneer Bancorp, Inc. or Pioneer Bank, as well as their associates, generally may not be sold for a period of one year following the closing of the offering, except upon death or judicial declaration of incompetency of the individual. Each statement of ownership for restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to Pioneer Bancorp, Inc.’s transfer agent to the effect that any transfer within this time period of any record ownership of the shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date as a stock dividend, stock split, or otherwise, with respect to the restricted stock will be similarly restricted. The directors and executive officers of Pioneer Bancorp, Inc. also will be restricted by the insider trading rules under the Securities Exchange Act of 1934.

Purchases of shares of our common stock by any of our directors, trustees, certain officers and their associates during the three-year period following the closing of the offering may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the NYSDFS, the Federal Deposit Insurance Corporation and the Federal Reserve Board. This restriction does not apply, however, to purchases of our common stock by our stock option plan or any of our tax-qualified employee stock benefit plans or non-tax-qualified employee stock benefit plans, including any restricted stock plans.

NYSDFS regulations prohibit Pioneer Bancorp, Inc. from repurchasing its shares of common stock during the first year following the offering and from repurchasing more than 5% of its outstanding shares of common stock in each of the second and third years following the offering, unless, in each case, Pioneer Bancorp, Inc. receives the prior approval of the NYSDFS. Additionally, federal regulations prohibit Pioneer Bancorp, Inc. from repurchasing its shares of common stock during the first year following the reorganization unless compelling business reasons exist for such repurchases, or to fund management recognition plans that have been ratified by stockholders (with regulatory approval) or tax-qualified employee stock benefit plans. In addition, the repurchase of shares of common stock is subject to Federal Reserve Board policy related to repurchases of shares by bank holding companies.

PIONEER BANK CHARITABLE FOUNDATION

General

In furtherance of our commitment to the communities in our market area, the plan of reorganization provides that we will fund our existing charitable foundation, Pioneer Bank Charitable Foundation, a non-stock, nonprofit New York corporation in connection with the reorganization and offering. The charitable foundation will be funded with cash and shares of our common stock, as further described below. By further enhancing our visibility and reputation in the communities within our market area, we believe the charitable foundation will enhance the long-term value of Pioneer Bank’s community banking franchise. The reorganization and offering presents us with a unique opportunity to provide a substantial and continuing benefit to our community through the charitable foundation.

Purpose of the Charitable Foundation

In connection with the reorganization and offering, Pioneer Bank intends to contribute to the charitable foundation 2.0% of the outstanding shares of common stock of Pioneer Bancorp, Inc. as of the completion of the offering (including shares of common stock issued to Pioneer Bancorp, MHC) and $250,000 in cash. At the minimum, midpoint, maximum and adjusted maximum of the offering range, we will contribute to the charitable foundation 333,928, 392,857, 451,786 and 519,554 shares of common stock, respectively.

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The purpose of the charitable foundation is to provide financial support to charitable organizations in our market area and to enable the communities that we serve to share in our long-term growth. The charitable foundation will be dedicated completely to community activities and the promotion of charitable causes, and may be able to support such activities in ways that are not presently available to us. It will also support our ongoing obligations to the community under the Community Reinvestment Act. Pioneer Bank received a “Satisfactory” rating in its most recent Community Reinvestment Act examination.

Funding the charitable foundation with shares of our common stock is also intended to allow our communities to share in our potential growth and success after the offering is completed because the charitable foundation will benefit directly from any increases in the value of our common stock. In addition, the charitable foundation will maintain close ties with Pioneer Bank, thereby forming a partnership within the communities in which Pioneer Bank operates.

Structure of the Charitable Foundation

The charitable foundation is incorporated under New York law as a non-stock, nonprofit corporation. The certificate of incorporation of the charitable foundation provides that the corporation is organized exclusively for charitable purposes as set forth in Section 501(c)(3) of the Internal Revenue Code. The articles of incorporation further provides that no part of the net earnings of the charitable foundation will inure to the benefit of, or be distributable to, its members, directors or officers or to private individuals.

The charitable foundation is governed by a board of directors, initially consisting of Mr. Amell, Mr. Sarratori, Mr. Hughes, Mr. Fleming, Mr. Tomczak, Ms. Hollister, Ms. Mazzara and two other individuals who are not officers, directors or trustees and who have experience with local charitable organizations and grant making. For five years after the reorganization and offering, one seat on the charitable foundation’s board of directors will be reserved for a person from our local community who has experience with local community charitable organizations and grant making and who is not an officer, director or employee of Pioneer Bank, and at least one seat on the charitable foundation’s board of directors will be reserved for a Pioneer Bank director.

The board of directors of the charitable foundation is responsible for establishing its grant and donation policies, consistent with the purposes for which it was established. As directors of a nonprofit corporation, the directors of the charitable foundation will at all times be bound by their fiduciary duty to advance the charitable foundation’s charitable goals, to protect its assets and to act in a manner consistent with the charitable purposes for which the charitable foundation is established. The directors also will be responsible for directing the activities of the charitable foundation, including the management and voting of the shares of our common stock held by the charitable foundation. However, as required by applicable regulations, all shares of our common stock held by the charitable foundation must be voted in the same ratio as all other shares of our common stock on all proposals considered by our stockholders.

The charitable foundation’s place of business will be located at our administrative offices. The board of directors of the charitable foundation will appoint such officers and employees as may be necessary to manage its operations. To the extent applicable, we will comply with the affiliates restrictions set forth in Sections 23A and 23B of the Federal Reserve Act and applicable NYSDFS regulations governing transactions between Pioneer Bank and the charitable foundation.

The charitable foundation will receive working capital from the initial cash contribution and:

(1)	any dividends that may be paid on our shares of common stock in the future;

(2)	within the limits of applicable federal and state laws, loans collateralized by the shares of common stock owned by the charitable foundation; and

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(3)	the proceeds of the sale of any of the shares of common stock owned by the charitable foundation in the open market from time to time.

As a private foundation under Section 501(c)(3) of the Internal Revenue Code, the charitable foundation will be required to distribute annually in grants or donations a minimum of 5% of the average fair market value of its net investment assets.

Tax Considerations

The charitable foundation has qualified as a Section 501(c)(3) exempt organization under the Internal Revenue Code and is classified as a private foundation. The charitable foundation has filed an application for tax exempt status, which was approved by the Internal Revenue Service on May 15, 2018. We have not received a tax opinion as to whether the charitable foundation’s tax exempt status will be affected by the regulatory requirement that all shares of our common stock held by it must be voted in the same ratio as all other outstanding shares of our common stock on all proposals considered by our stockholders.

We believe our contribution of shares of our common stock to the charitable foundation should not constitute an act of self-dealing and that we should be entitled to a deduction in the amount of the fair market value of the stock at the time of the contribution less the nominal amount the charitable foundation is required to pay us for such stock. We are permitted to deduct for charitable purposes only an amount equal to 10% of our annual taxable income in any one year. We are permitted under the Internal Revenue Code to carry the excess contribution over the five-year period following the contribution to the charitable foundation. We estimate that the entire contribution will be deductible over the six-year period (i.e., the year in which the contribution is made and the succeeding five-year period). However, we cannot assure that all of our contribution will be tax deductible. In such event, our contribution to the charitable foundation would be expensed without a tax benefit, resulting in a reduction in earnings in the year in which the Internal Revenue Service makes such a determination. Furthermore, even if the contribution is deductible, we may not have sufficient earnings to be able to use the deduction in full. Any decision to make additional contributions to the charitable foundation in the future would be based on an assessment of, among other factors, our financial condition at that time, the interests of our stockholders and depositors, and the financial condition and operations of the foundation.

As a private foundation, earnings and gains, if any, from the sale of common stock or other assets are exempt from federal and state income taxation. However, investment income, such as interest, dividends and capital gains, is generally taxed at a rate of 1%. The charitable foundation will be required to file an annual return with the Internal Revenue Service within four and one-half months after the close of its fiscal year. The charitable foundation will be required to make its annual return available for public inspection. The annual return for a private foundation includes, among other things, an itemized list of all grants made or approved, showing the amount of each grant, the recipient, any relationship between a grant recipient and the foundation’s managers and a concise statement of the purpose of each grant. The charitable foundation will also be required to file an annual report with the Office of the New York Attorney General.

Regulatory Requirements Imposed on the Charitable Foundation

Federal Reserve Board regulations require that, before our board of trustees approved the plan of reorganization, Mr. Amell, as a member of the board of trustees who also serves on the charitable foundation’s board, could not participate in our board’s discussions concerning contributions to the charitable foundation, and could not vote on the matter. Our board of trustees complied with this regulation in approving the plan of reorganization.

The NYSDFS and the Federal Reserve Board will generally not object if a well-capitalized savings bank contributes to a charitable foundation an aggregate amount of 8% or less of the shares or proceeds issued in an offering. Pioneer Bank qualifies as a well-capitalized savings bank for purposes of this limitation, and the contribution to the charitable foundation will not exceed this limitation.

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Federal Reserve Board regulations impose the following additional requirements on the funding of the charitable foundation in connection with the reorganization and offering:

•	the charitable foundation’s primary purpose must be to serve and make grants in our local community;

•	the Federal Reserve Board may examine the charitable foundation at the foundation’s expense;

•	the charitable foundation must comply with all supervisory directives imposed by the Federal Reserve Board;

•	the charitable foundation must provide annually to the Federal Reserve Board a copy of the annual report that the charitable foundation submits to the Internal Revenue Service;

•	the charitable foundation must operate according to written policies adopted by its board of directors, including a conflict of interest policy;

•	the charitable foundation may not engage in self-dealing and must comply with all laws necessary to maintain its tax-exempt status under the Internal Revenue Code; and

•	the charitable foundation must vote its shares of our common stock in the same ratio as all of the other shares voted on each proposal considered by our stockholders.

RESTRICTIONS ON ACQUISITION OF PIONEER BANCORP, INC.

Although the board of directors of Pioneer Bancorp, Inc. is not aware of any effort that might be made to obtain control of Pioneer Bancorp, Inc. after the reorganization, the board of directors believes that it is appropriate to include certain provisions in Pioneer Bancorp, Inc.’s articles of incorporation and bylaws to protect the interests of Pioneer Bancorp, Inc. and its stockholders from takeovers which our board of directors might conclude are not in the best interests of Pioneer Bancorp, Inc., its stockholders or Pioneer Bank.

The following discussion is a general summary of the material provisions of Pioneer Bancorp, Inc.’s articles of incorporation and bylaws, Pioneer Bank’s stock organization certificate, Maryland corporation law and certain other regulatory provisions that may be deemed to have an “anti-takeover” effect. The following description of certain of these provisions is necessarily general and, with respect to provisions contained in Pioneer Bancorp, Inc.’s articles of incorporation and bylaws, reference should be made in each case to the document in question, each of which is part of Pioneer Bank’s applications filed with the NYSDFS and the Federal Deposit Insurance Corporation, Pioneer Bancorp, Inc.’s registration statement filed with the Securities and Exchange Commission and Pioneer Bancorp, Inc.’s bank holding company application filed with the Federal Reserve Board. See “Where You Can Find Additional Information.”

Pioneer Bancorp, Inc.’s Articles of Incorporation and Bylaws

Pioneer Bancorp, Inc.’s articles of incorporation and bylaws contain a number of provisions relating to corporate governance and rights of stockholders that might discourage future takeover attempts. As a result, stockholders who may desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions will also render the removal of Pioneer Bancorp, Inc.’s board of directors or management more difficult.

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Directors. The board of directors will be divided into three classes. The members of each class will be elected for a term of three years and only one class of directors will be elected annually. Therefore, it would take at least two annual elections to replace a majority of our directors. The bylaws establish qualifications for board members, including:

•	a prohibition on service as a director by a person who is a director, trustee, officer, employee or a 10% stockholder of a competitor of Pioneer Bank or any other subsidiary of Pioneer Bancorp, Inc.;

•	a prohibition on service as a director by a person (1) who has been convicted of a crime involving dishonesty or breach of trust that is punishable by imprisonment for a term exceeding one year under state or federal law, (2) who is currently charged in an information, indictment or other complaint with the commission of or participation in a crime described in clause (1), or (3) who has been the subject of a supervisory or enforcement action by a financial or securities regulatory agency that resulted in a cease and desist, consent or other formal order or an agreement or other written statement which is subject to public disclosure by such agency within the past ten years;

•	a prohibition on any director who does not confirm in writing that he or she is not party to any agreement or understanding with respect to how he or she would act or vote on any issue or question before the board of directors or that would otherwise impact his or her ability to discharge his or her fiduciary duties as a director;

•	a prohibition on any director who does not agree in writing to comply with all Pioneer Bancorp, Inc. policies applicable to directors, in addition to written confirmation that such director is qualified to serve; and

•	a prohibition on service by nominees or representatives (as defined in applicable Federal Reserve Board regulations) of another person who would not be eligible for service or of an entity the partners or controlling persons of which would not be eligible for service.

No person who is 75 years of age or more is eligible for initial election as director, and no director may continue to serve as a director beyond the year in which he or she reaches age 75. Further, the bylaws impose notice and information requirements in connection with the nomination by stockholders of candidates for election to the board of directors or the submission of proposals by stockholders of business to be acted upon at an annual meeting of stockholders. Such notice and information requirements are applicable to all stockholder business proposals and nominations, and are in addition to any requirements under the federal securities laws.

Evaluation of Offers. The articles of incorporation of Pioneer Bancorp, Inc. provide that its board of directors, when evaluating a transaction that would or may involve a change in control of Pioneer Bancorp, Inc. (whether by purchases of its securities, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of its assets, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of Pioneer Bancorp, Inc. and its stockholders and in making any recommendation to the stockholders, give due consideration to all relevant factors, including, but not limited to:

•	the economic effect, both immediate and long-term, upon Pioneer Bancorp, Inc.’s stockholders, including stockholders, if any, who do not participate in the transaction;

•	the social and economic effect on the present and future employees, creditors and customers of, and others dealing with, Pioneer Bancorp, Inc. and its subsidiaries and on the communities in which Pioneer Bancorp, Inc. and its subsidiaries operate or are located;

•	whether the proposal is acceptable based on the historical, current or projected future operating results or financial condition of Pioneer Bancorp, Inc.;

•	whether a more favorable price could be obtained for Pioneer Bancorp, Inc.’s stock or other securities in the future;

•	the reputation and business practices of the other entity to be involved in the transaction, including its management and affiliates, and how they would affect the employees of Pioneer Bancorp, Inc. and its subsidiaries;

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•	the future value of the stock or any other securities of Pioneer Bancorp, Inc. or the other entity to be involved in the proposed transaction;

•	any antitrust or other legal and regulatory issues that are raised by the proposal;

•	the business and historical, current or expected future financial condition or operating results of the other entity to be involved in the transaction, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the proposed transaction, and other likely financial obligations of the other entity to be involved in the proposed transaction; and

•	the ability of Pioneer Bancorp, Inc. to fulfill its objectives as a financial institution holding company and on the ability of its subsidiary financial institution(s) to fulfill the objectives of a federally insured financial institution under applicable statutes and regulations.

If the board of directors determines that any proposed transaction should be rejected, it may take any lawful action to defeat such transaction.

Restrictions on Calling Special Meetings. The bylaws provide that special meetings of stockholders can be called by only the Chairperson of the Board or a majority of the total number of directors that Pioneer Bancorp, Inc. would have if there were no vacancies on the board of directors, or the Secretary upon the written request of stockholders entitled to cast at least a majority of all votes entitled to vote at the meeting.

Prohibition of Cumulative Voting. The articles of incorporation prohibit cumulative voting for the election of directors.

Limitation of Voting Rights. The articles of incorporation provide that in no event will any person, other than Pioneer Bancorp, MHC, who beneficially owns more than 10% of the then-outstanding shares of common stock, be entitled or permitted to vote any of the shares of common stock held in excess of the 10% limit. The 10% limit shall not apply if, before the stockholder acquires shares in excess of the 10% limit, the acquisition is approved by a majority of the directors who are not affiliated with the holder and who were members of the board of directors before the time of the acquisition (or who were chosen to fill any vacancy of an otherwise unaffiliated director by a majority of the unaffiliated directors).

Restrictions on Removing Directors from Office. The articles of incorporation provide that directors may be removed only for cause, and only by the affirmative vote of the holders of at least two-thirds of the voting power of all of our then-outstanding capital stock entitled to vote generally in the election of directors (after giving effect to the limitation on voting rights discussed above in “—Limitation of Voting Rights”), voting together as a single class.

Stockholder Nominations and Proposals. The bylaws provide that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at an annual meeting of stockholders must submit written notice to Pioneer Bancorp, Inc. at least 90 days prior and not earlier than 120 days before the anniversary date of the proxy statement relating to the previous year’s annual meeting. However, if less than 90 days’ prior public disclosure of the date of the meeting is given to stockholders and the date of the annual meeting is advanced by more than 30 days, or delayed by more than 30 days from the anniversary date of the preceding year’s annual meeting, then stockholders must submit written notice to Pioneer Bancorp, Inc. no later than 10 days following the day on which public disclosure of the date of the meeting is first made. Stockholder submissions regarding nominations or business proposals must contain certain information, as set forth in the bylaws.

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Authorized but Unissued Shares. After the reorganization, Pioneer Bancorp, Inc. will have authorized but unissued shares of common and preferred stock. See “Description of Capital Stock of Pioneer Bancorp, Inc.” The articles of incorporation authorize 75,000,000 shares of common stock and 5,000,000 shares of serial preferred stock. Pioneer Bancorp, Inc. is authorized to issue preferred stock from time to time in one or more series, subject to applicable provisions of law, and the board of directors is authorized to fix the preferences, reorganization and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such shares. In addition, the articles of incorporation provide that a majority of the total number of directors that Pioneer Bancorp, Inc. would have if there were no vacancies on the board of directors may, without action by the stockholders, amend the articles of incorporation to increase or decrease the aggregate number of shares of stock of any class or series that Pioneer Bancorp, Inc. has the authority to issue. If there is a proposed merger, tender offer or other attempt to gain control of Pioneer Bancorp, Inc. that the board of directors does not approve, it would be possible for the board of directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of the transaction. An effect of the possible issuance of preferred stock therefore may be to deter a future attempt to gain control of Pioneer Bancorp, Inc. The board of directors has no present plan or understanding to issue any preferred stock.

Amendments to Articles of Incorporation and Bylaws. Except as provided under “— Authorized but Unissued Shares,” above, regarding the amendment of the articles of incorporation by the board of directors to increase or decrease the number of shares authorized for issuance, or as otherwise allowed by law, any amendment to the articles of incorporation must be approved by our board of directors and also by two-thirds of the outstanding shares of our voting stock (or a majority of the outstanding shares of our voting stock if the amendment is approved by two-thirds of our board of directors); provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend the following provisions:

1.	The limitation on voting rights of persons who directly or indirectly beneficially own more than 10% of the outstanding shares of common stock;

2.	The management of Pioneer Bancorp, Inc. by the board of directors and division of the board of directors into three staggered classes;

3.	The ability of the board of directors to fill vacancies on the board;

4.	The prohibition of cumulative voting;

5.	The requirement that at least two-thirds of the voting power of the stockholders must vote to remove directors, and such removal may only be for cause;

6.	The ability of the board of directors to amend and repeal the bylaws and the required stockholder vote to amend or repeal the bylaws;

7.	The ability of the board of directors to evaluate a variety of factors in evaluating offers to purchase or otherwise acquire Pioneer Bancorp, Inc.;

8.	The authority of the board of directors to provide for the issuance of preferred stock;

9.	The validity and effectiveness of any action lawfully authorized by the affirmative vote of the holders of a majority of the total number of outstanding shares of common stock;

10.	The number of stockholders constituting a quorum or required for stockholder consent;

11.	The provision regarding stockholder proposals and nominations;

12.	The indemnification of current and former directors and officers, as well as employees and other agents, by Pioneer Bancorp, Inc.;

13.	The limitation of liability of officers and directors to Pioneer Bancorp, Inc. for money damages; and

14.	The provision of the articles of incorporation requiring approval of at least 80% of the outstanding voting stock to amend the provisions of the articles of incorporation set forth in (1) through (13) of this list and the provisions related to amendment of the articles of incorporation and bylaws.

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The articles of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of the total number of directors that Pioneer Bancorp, Inc. would have if there were no vacancies on the board of directors or by the stockholders by the affirmative vote of at least 80% of the votes entitled to be cast in the election of directors (after giving effect to the limitation on voting rights discussed above in “—Limitation of Voting Rights”).

Maryland Corporate Law

Business Combinations. Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as: (1) any person who beneficially owns 10% or more of the voting power of a corporation’s voting stock after the date on which the corporation had 100 or more beneficial owners of its stock; or (2) an affiliate or associate of the corporation at any time after the date on which the corporation had 100 or more beneficial owners of its stock who, within the two-year period before the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

Control Share Acquisitions. The Maryland General Corporation Law provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the shares entitled to be voted on the matter, excluding shares of stock owned by the acquiror or by officers or directors who are employees of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power except solely by virtue of a revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

1.	one-tenth or more but less than one-third;

2.	one-third or more but less than a majority; or

3.	a majority of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions for shares acquired through descent or distribution, in satisfaction of a pledge or in a merger, consolidation or share exchange to which the corporation is a party. The control share acquisition statute applies to any Maryland corporation with 100 or more beneficial owners of its stock other than a close corporation or an investment company.

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A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and delivery of an “acquiring person statement”), may compel the corporation’s board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting. If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement within 10 days following a control share acquisition then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except for those which voting rights have previously been approved) for fair value, determined without regard to the absence of voting rights for the control shares, at the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. Moreover, if voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to exercise or direct the exercise of a majority or more of all voting power, other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The foregoing provisions may be modified by a Maryland corporation’s articles of incorporation or bylaws. Although Pioneer Bancorp, Inc.’s bylaws provide that the Maryland Control Share Acquisition law will be inapplicable to acquisitions of the Company’s common stock, this bylaw provision may be repealed, in whole or in part, at any time by a majority vote of the whole board of directors whether before or after a control share acquisition and may be applied to any prior or subsequent control share acquisition.

Reorganization Regulations

NYSDFS regulations provide that, before the completion of the reorganization, no person shall make any offer, or any announcement of an offer, to purchase or acquire Pioneer Bancorp, Inc. stock in excess of the maximum purchase limitations contained in the plan of reorganization. The NYSDFS has defined “person” to include any corporation, partnership, trust, unincorporated association, any other entity or natural person. In addition, Federal Reserve Board regulations provide that, except with the prior approval of the Federal Reserve Board, no person for a period of three years following the date the completion of the stock offering may directly or indirectly acquire or offer to acquire the beneficial ownership of more than 10% of any class of capital stock of Pioneer Bancorp, Inc.

Change in Control Regulations

Under the Change in Bank Control Act, no person, or group of persons acting in concert, may acquire control of a bank holding company such as Pioneer Bancorp, Inc. unless the Federal Reserve Board has been given 60 days’ prior written notice and not disapproved the proposed acquisition. The Federal Reserve Board considers several factors in evaluating a notice, including the financial and managerial resources of the acquirer and competitive effects. Control, as defined under the applicable regulations, means the power, directly or indirectly, to direct the management or policies of the company or to vote 25% or more of any class of voting securities of the company. Acquisition of more than 10% of any class of a bank holding company’s voting securities constitutes a rebuttable presumption of control under certain circumstances, including where, as will be the case with Pioneer Bancorp, Inc., the issuer has registered securities under Section 12 of the Securities Exchange Act of 1934.

In addition, federal regulations provide that no company may acquire control (as defined in the Bank Holding Company Act) of a bank holding company without the prior approval of the Federal Reserve Board. Any company that acquires such control becomes a “bank holding company” subject to registration, examination and regulation by the Federal Reserve Board.

DESCRIPTION OF CAPITAL STOCK OF PIONEER BANCORP, INC.

General

Pioneer Bancorp, Inc. is authorized to issue 75,000,000 shares of common stock, par value of $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. Pioneer Bancorp, Inc. currently expects to issue up to 22,589,286 shares of common stock (which number includes 451,786 shares expected to be contributed to the charitable foundation and 12,424,107 shares to be issued to Pioneer Bancorp, MHC) in the reorganization and offering. It will not issue shares of preferred stock in the reorganization and offering. Each share of common stock will have the same relative rights as, and will be identical in all respects to, each other share of common stock. Upon payment of the subscription price for the common stock according to the plan of reorganization all of the shares of common stock will be duly authorized, fully paid and non-assessable.

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The shares of common stock will represent non-withdrawable capital, will not be an account of an insurable type, and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

Common Stock

Dividends. Pioneer Bancorp, Inc. may pay dividends on its common stock if, after giving effect to such distribution, (1) it would be able to pay its indebtedness as the indebtedness comes due in the usual course of business and (2) its total assets exceed the sum of its liabilities and the amount needed, if it were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of any holders of capital stock who have a preference upon dissolution. The holders of common stock will be entitled to receive and share equally in dividends as may be declared by our board of directors out of funds legally available therefor. If Pioneer Bancorp, Inc. issues shares of preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

Voting Rights. Upon consummation of the reorganization, the holders of common stock will have exclusive voting rights in Pioneer Bancorp, Inc. They will elect its board of directors and act on other matters required to be presented to them under Maryland law or otherwise presented to them by the board of directors. Generally, each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. Any person, other than Pioneer Bancorp, MHC, who beneficially owns more than 10% of the then-outstanding shares of common stock, however, will not be entitled or permitted to vote any shares of common stock held in excess of the 10% limit absent certain exceptions discussed under “Restrictions on Acquisition of Pioneer Bancorp, Inc.” If Pioneer Bancorp, Inc. issues shares of preferred stock, holders of the preferred stock may also possess voting rights. Amendments to the articles of incorporation generally require, in addition to majority approval by the board of directors, a two-thirds approval of the outstanding shares eligible to vote, and certain amendments require the approval of 80% of the outstanding shares eligible to vote.

As a New York-chartered stock savings bank, corporate powers and control of Pioneer Bank will be vested in its board of directors, who elect the officers of Pioneer Bank and who fill any vacancies on the board of directors. Voting rights in Pioneer Bank will be vested exclusively in the sole owner of the shares of capital stock of Pioneer Bank, which will be Pioneer Bancorp, Inc., and voted at the direction of Pioneer Bancorp, Inc.’s board of directors. Consequently, the holders of the common stock of Pioneer Bancorp, Inc. will not have direct control of Pioneer Bank.

Liquidation. Upon any liquidation, dissolution or winding up of Pioneer Bank, Pioneer Bancorp, Inc., as the holder of 100% of Pioneer Bank’s capital stock, would be entitled to receive all assets of Pioneer Bank available for distribution, after payment or provision for payment of all debts and liabilities of Pioneer Bank, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders. Upon any liquidation, dissolution or winding up of Pioneer Bancorp, Inc., the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of Pioneer Bancorp, Inc. available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock upon any liquidation or dissolution.

Preemptive Rights; Redemption. Holders of the common stock of Pioneer Bancorp, Inc. will not be entitled to preemptive rights with respect to any shares that may be issued, unless such preemptive rights are approved by the board of directors. The common stock is not subject to redemption.

Dissenters’ Rights of Appraisal. Pioneer Bancorp, Inc.’s articles of incorporation provide that Pioneer Bancorp, Inc.’s stockholders will not be entitled to dissenters’ rights of appraisal with respect to a merger or consolidation of Pioneer Bancorp, Inc. with another corporation unless the board of directors determines by a resolution approved by a majority of directors then in office that dissenters’ rights shall apply to all or any classes of stock.

149

Preferred Stock

Pioneer Bancorp, Inc. will not issue any of its authorized shares of preferred stock as part of the offering or the reorganization. Preferred stock may be issued with preferences and designations as our board of directors may from time to time determine. The board of directors may, without stockholder approval, issue shares of preferred stock with voting, dividend, liquidation and reorganization rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

TRANSFER AGENT

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, New York, New York.

EXPERTS

The consolidated financial statements that appear starting on page F-1 of this prospectus of Pioneer Bank and Subsidiaries at June 30, 2018 and 2017 and for the years then ended have been included in this prospectus and in the registration statement of which this prospectus is a part, in reliance on the report of Bonadio & Co., LLP, independent registered public accounting firm, which is included herein, upon the authority of said firm as experts in accounting and auditing.

RP Financial, LC. has consented to the publication herein of the summary of its report setting forth its opinion as to the estimated pro forma market value of the shares of common stock upon completion of the reorganization and offering and its letter with respect to subscription rights.

LEGAL MATTERS

Luse Gorman, PC, Washington, D.C., counsel to Pioneer Bancorp, Inc. and Pioneer Bank, has issued to Pioneer Bancorp, Inc. its opinion regarding the legality of the common stock and the federal income tax consequences of the reorganization and offering. Bonadio & Co., LLP has provided its opinion to us regarding the New York income tax consequences of the reorganization and offering. Certain legal matters will be passed upon for Sandler O’Neill & Partners, L.P. by Silver, Freedman, Taff & Tiernan LLP, Washington, D.C.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Pioneer Bancorp, Inc. has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 with respect to the shares of common stock offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all the information set forth in the registration statement. Such information, including the appraisal report which is an exhibit to the registration statement, can be examined without charge at the public reference facilities of the Securities and Exchange Commission located at 100 F Street, N.E., Washington, D.C. 20549, and copies of such material can be obtained from the Securities and Exchange Commission at prescribed rates. The Securities and Exchange Commission’s telephone number is 1-800-SEC-0330. In addition, the Securities and Exchange Commission maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission, including Pioneer Bancorp, Inc. The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions of the material terms of, and should be read in conjunction with, such contract or document.

Pioneer Bank has filed with the NYSDFS a Form 86-AC application with respect to the reorganization and offering. This prospectus omits certain information contained in such application. The Form 86-AC reorganization application may be inspected, without charge, at the offices of the NYSDFS, One State Street, New York, New York 10004. The plan of reorganization is available, upon request, at each of Pioneer Bank’s offices.

150

Pioneer Bank has filed with the Federal Deposit Insurance Corporation a notice with respect to the reorganization and offering. This prospectus omits certain information contained in such notice. The notice may be inspected, without charge, at the offices of the Regional Director of the Federal Deposit Insurance Corporation, 350 Fifth Avenue, Suite 1200, New York, NY 10118-0110.

Pioneer Bancorp, Inc. has filed an application to become a bank holding company with the Federal Reserve Board. This prospectus omits certain information contained in the application. The application may be inspected, without charge, at the offices of the Board of Governors of the Federal Reserve System, 20th Street and Constitution Avenue, NW, Washington, DC 20551 and at the Federal Reserve Bank of New York, 33 Liberty Street, New York, New York 10045.

In connection with the offering, Pioneer Bancorp, Inc. will register its common stock under Section 12(b) of the Securities Exchange Act of 1934 and, upon such registration, Pioneer Bancorp, Inc. and the holders of its common stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on common stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Securities Exchange Act of 1934. Under the plan of reorganization, Pioneer Bancorp, Inc. has undertaken that it will not terminate such registration for a period of at least three years following the reorganization and offering.

151

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF PIONEER SAVINGS BANK

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Statements of Financial Condition at December 31, 2018 (unaudited), June 30, 2018 and 2017	F-3

Consolidated Statements of Income for the six months ended December 31, 2018 and 2017 (unaudited) and the years ended June 30, 2018 and 2017	F-4

Consolidated Statements of Comprehensive Income for the six months ended December 31, 2018 and 2017 (unaudited) and the years ended June 30, 2018 and 2017	F-5

Consolidated Statements of Changes in Net Worth for the six months ended December 31, 2018 (unaudited) and the years ended June 30, 2018 and 2017	F-6

Consolidated Statements of Cash Flows for the six months ended December 31, 2018 and 2017 (unaudited) and the years ended June 30, 2018 and 2017	F-7

Notes to consolidated financial statements	F-9

This prospectus does not include separate financial statements for Pioneer Bancorp, Inc. because it has not engaged in any significant activities, has no significant assets, and has no contingent liabilities, revenues or expenses.

All financial statement schedules are omitted because the required information either is inapplicable or is included in the financial statements or related notes.

F-1

432 North Franklin Street, #60 Syracuse, New York 13204 p (315) 476-4004 f (315) 254-2384 www.bonadio.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Examining Committee and Board of Trustees
of Pioneer Savings Bank and Subsidiaries:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated statements of condition of Pioneer Savings Bank and Subsidiaries (the Company) as of June 30, 2018 and 2017, and the related consolidated statements of income, comprehensive income, changes in net worth, and cash flows for each of the years in the two-year period ended June 30, 2018, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2018 and 2017, and the results of their operations and their cash flows for each of the years in the two- year period ended June 30, 2018, in conformity with accounting principles generally accepted in the United States of America.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the Company’s internal control over financial reporting as of June 30, 2018, based on criteria established in Internal Control—Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated September 27, 2018, expressed an unqualified opinion.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2014.

/s/ Bonadio & Co., llp

Syracuse, New York

September 27, 2018

ALBANY • BATAVIA • BUFFALO • DALLAS • EAST AURORA • NYC • ROCHESTER • RUTLAND, VT • SYRACUSE • UTICA

F-2

PIONEER SAVINGS BANK AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CONDITION

(dollars in thousands)

	December 31, 2018	June 30, 2018	June 30, 2017
	(unaudited)
Assets

Cash and due from banks	$27,999	$23,187	$28,791
Federal funds sold	3,117	8,869	728
Interest-bearing deposits with banks	25,340	88,224	10,742
Cash and cash equivalents	56,456	120,280	40,261

Securities available for sale, at fair value	107,144	88,063	81,975
Securities held to maturity (fair value of $4,292 at December 31, 2018; $5,327 and $2,259 at June 30, 2018 and 2017, respectively	4,275	5,297	2,213
Federal Home Loan Bank of New York stock	2,233	883	1,149
Net loans receivable	1,028,920	985,902	932,762
Accrued interest receivable	4,269	3,854	3,256
Premises and equipment, net	42,010	42,902	37,384
Bank-owned life insurance	17,779	17,715	17,601
Goodwill	7,292	7,292	5,242
Other intangible assets, net	2,713	2,874	498
Other assets	13,876	9,066	11,798
Total assets	$1,286,967	$1,284,128	$1,134,139

Liabilities and Net Worth

Liabilities:
Deposits	$1,114,959	$1,150,262	$1,010,026
Mortgagors’ escrow deposits	4,795	5,382	4,905
Borrowings from Federal Home Loan Bank of New York	30,000	—	5,000
Other liabilities	10,819	10,421	10,196
Total liabilities	1,160,573	1,166,065	1,030,127

Net worth:
Surplus	10,658	10,658	10,658
Undivided profits	125,637	116,394	103,022
Accumulated other comprehensive loss	(9,901)	(8,989)	(9,668)
Total net worth	126,394	118,063	104,012
Total liabilities and net worth	$1,286,967	$1,284,128	$1,134,139

See accompanying notes to consolidated financial statements.

F-3

PIONEER SAVINGS BANK AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands)

	For the Six Months Ended December 31,		For the Years Ended June 30,
	2018	2017	2018	2017
	(unaudited)

Interest and dividend income:
Loans	$24,461	$21,150	$43,649	$36,175
Securities	1,269	574	1,367	1,225
Interest-bearing deposits with banks and other	602	558	1,470	221
Total interest and dividend income	26,332	22,282	46,486	37,621

Interest expense:
Deposits	1,946	1,480	3,167	2,223
Borrowings	107	1	19	188
Total interest expense	2,053	1,481	3,186	2,411
Net interest income	24,279	20,801	43,300	35,210
Provision for loan losses	1,210	950	1,970	2,395
Net interest income after provision for loan losses	23,069	19,851	41,330	32,815

Noninterest income:
Bank fees and service charges	3,737	3,328	6,527	7,069
Insurance and wealth management services	3,282	2,385	5,090	3,681
Net gain on securities transactions	—	125	812	519
Net loss on disposal of assets	(531)	(101)	(128)	(789)
Bank-owned life insurance	64	72	114	75
Other	17	174	389	342
Total noninterest income	6,569	5,983	12,804	10,897

Noninterest expense:
Salaries and employee benefits	10,991	10,537	21,621	21,402
Net occupancy and equipment	2,933	2,797	5,528	5,138
Data processing	1,448	1,588	2,921	3,207
Advertising and marketing	438	302	732	669
FDIC insurance premiums	355	403	841	632
Other	2,342	2,299	4,682	4,318
Total noninterest expense	18,507	17,926	36,325	35,366
Income before income taxes	11,131	7,908	17,809	8,346
Income tax expense	1,888	3,963	6,310	2,715
Net income	$9,243	$3,945	$11,499	$5,631

See accompanying notes to consolidated financial statements.

F-4

PIONEER SAVINGS BANK AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(dollars in thousands)

	For the Six Months Ended December 31,		For the Years Ended June 30,
	2018	2017	2018	2017
	(unaudited)

Net income	$9,243	$3,945	$11,499	$5,631

Other comprehensive income:
Unrealized gains/losses on securities:
Unrealized holding (losses) gains arising during the period	(1,236)	210	758	178
Reclassification adjustment for gains included in net income	—	(125)	(812)	(519)
	(1,236)	85	(54)	(341)
Tax effect	(324)	41	4	(136)
	(912)	44	(58)	(205)
Defined benefit plan:
Change in funded status of defined benefit plans	—	—	2,075	5,799
Reclassification adjustment for amortization of net prior service cost	—	—	—	2
Reclassification adjustment for amortization of net actuarial loss	—	—	1,458	2,262
	—	—	3,533	8,063
Tax effect	—	—	923	3,087
	—	—	2,610	4,976
Total other comprehensive (loss) income	(912)	44	2,552	4,771
Comprehensive income	$8,331	$3,989	$14,051	$10,402

See accompanying notes to consolidated financial statements.

F-5

PIONEER SAVINGS BANK AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN NET WORTH

(dollars in thousands)

			Accumulated
			Other	Total
		Undivided	Comprehensive	Net
	Surplus	Profits	Loss	Worth

Balance as of July 1, 2016	$10,658	$97,391	$(14,439)	$93,610

Net income	-	5,631	-	5,631

Other comprehensive income	-	-	4,771	4,771

Balance as of June 30, 2017	10,658	103,022	(9,668)	104,012

Net income	-	11,499	-	11,499

Other comprehensive income	-	-	2,552	2,552

Reclassification of certain tax effects related to the Tax Cuts and Jobs Act (1)	-	1,873	(1,873)	-

Balance as of June 30, 2018	10,658	116,394	(8,989)	118,063

Net income	-	9,243	-	9,243

Other comprehensive loss	-	-	(912)	(912)

Balance as of December 31, 2018	$10,658	$125,637	$(9,901)	$126,394

(1) Adoption of Accounting Standard Update 2018-02, reclassification from accumulated other comprehensive loss to undivided profits for stranded tax effects resulting from Tax Cuts and Jobs Act.

See accompanying notes to consolidated financial statements.

F-6

PIONEER SAVINGS BANK AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(dollars in thousands)

	For the Six Months Ended December 31,		For the Years Ended June 30,
	2018	2017	2018	2017
	(unaudited)
Cash flows from operating activities:
Net income	$9,243	$3,945	$11,499	$5,631
Adjustments to reconcile net income to net cash providing by operating activities:
Depreciation and amortization	1,389	1,312	2,638	1,961
Provision for loan losses	1,210	950	1,970	2,395
Net accretion on securities	(262)	(33)	(125)	(96)
Earnings on bank-owned life insurance	(64)	(72)	(114)	(75)
Net loss on sale of loans	—	26	26	—
Proceeds from sale of loans	228	2,771	2,771	—
Net losses on the sale, disposal or write-down of premises and equipment, and other real estate owned	548	86	114	789
Net gains on securities transactions	—	(125)	(812)	(519)
Deferred tax expense (benefit)	437	2,309	2,078	(116)
Increase in accrued interest receivable	(415)	(380)	(599)	(640)
(Increase) decrease in other assets	(4,942)	(275)	1,836	1,796
Increase in other liabilities	398	4,335	1,723	739
Net cash provided by operating activities	7,770	14,849	23,005	11,865

Cash flows from investing activities:
Proceeds from maturities, paydowns and calls of securities available for sale	25,878	39,536	66,267	53,997
Proceeds from sales of securities available for sale	—	398	1,134	1,588
Purchases of securities available for sale	(45,933)	(30,287)	(72,606)	(36,335)
Proceeds from maturities and paydowns of securities held to maturity	4,312	2,270	4,807	6,128
Purchases of securities held to maturity	(3,290)	(4,581)	(7,891)	(4,530)
Net (purchases) redemptions of FHLBNY stock	(1,350)	154	265	436
Net increase in loans receivable	(44,455)	(42,442)	(58,034)	(146,148)
Purchases of premises and equipment	(1,264)	(6,932)	(8,015)	(9,366)
Proceeds from sale of premises and equipment, and other real estate owned	398	70	70	—
Acquisitions	—	(1,425)	(4,696)	(5,805)
Net cash used in investing activities	(65,704)	(43,239)	(78,699)	(140,035)

See accompanying notes to consolidated financial statements.

F-7

PIONEER SAVINGS BANK AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS – (continued)

(dollars in thousands)

	For the Six Months Ended December 31,		For the Years Ended June 30,
	2018	2017	2018	2017
	(unaudited)

Cash flows from financing activities:
Net (decrease) increase in deposits	(35,303)	104,005	140,236	145,838
Net (decrease) increase in mortgagors’ escrow deposits	(587)	(387)	477	75
Net increase (decrease) in borrowings from FHLBNY	30,000	-	(5,000)	(12,000)
Net cash (used in) provided by financing activities	(5,890)	103,618	135,713	133,913
Net (decrease) increase in cash and cash equivalents	(63,824)	75,228	80,019	5,743
Cash and cash equivalents at beginning of period	120,280	40,261	40,261	34,518
Cash and cash equivalents at end of period	$56,456	$115,489	$120,280	$40,261

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$2,027	$1,488	$3,190	$2,402
Income taxes	$3,500	$2,750	$3,250	$1,000
Non-cash investing and financing activity:
Loans transferred to other real estate owned	$-	$55	$72	$-

See accompanying notes to consolidated financial statements.

F-8

PIONEER SAVINGS BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017 (unaudited) AND JUNE 30, 2018 AND 2017

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Operations and Principles of Consolidation

The accompanying consolidated financial statements of Pioneer Savings Bank and Subsidiaries (“the Bank”) conform, in all material respects, to accounting principles generally accepted in the United States of America (“GAAP”) and to general practice within the banking industry.

The Bank provides financial services through its twenty-two offices in the Capital Region of New York State. Its primary deposit products are checking, savings, money market, and certificate accounts, and its primary lending products are residential mortgage, home equity, commercial business and commercial real estate loans. There are no significant concentrations of loans to any one customer or industry. However, the customers’ ability to repay their loans is dependent on the real estate and general economic conditions in the Bank’s market area.

The consolidated financial statements include the accounts of Pioneer Savings Bank, as well as Pioneer Commercial Bank, Pioneer Financial Services, Inc., and Anchor Agency, Inc., its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

The interim financial statements at December 31, 2018 and for the six months ended December 31, and 2017, respectively, are unaudited and reflect all normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented. The results of operations for the six months ended December 31, 2018 are not necessarily indicative of the results to be achieved for the remainder of fiscal 2019 or any other period.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ substantially from those estimates. The allowance for loan losses, valuation of securities and other financial instruments, the funded status and expense of employee benefit plans, and the realizability of deferred tax assets are particularly subject to change.

Cash and Cash Equivalents

Cash and cash equivalents consists of cash and due from banks, federal funds sold with maturities less than three months, and interest-bearing deposits with banks. Net cash flows are reported for customer loan and deposit transactions, changes in mortgagor’s escrow deposits, and short-term borrowings.

F-9

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Securities Available for Sale and Securities Held to Maturity

Management determines the appropriate classification of securities at the time of purchase. If management has the positive intent and ability to hold debt securities to maturity, they are classified as securities held to maturity and are stated at amortized cost. If securities are purchased for the purpose of selling them in the near term, they are classified as trading securities and are reported at fair value with unrealized gains and losses reflected in current earnings. All other debt and marketable equity securities are classified as securities available for sale and reported at fair value, with net unrealized gains or losses reported, net of income taxes, in accumulated other comprehensive loss, a component of net worth. At December 31, 2018, and June 30, 2018 and 2017, and during the periods then ended, the Bank did not hold any securities considered to be trading securities.

Gains or losses on the sale or call of securities are based on the net proceeds received and the amortized cost of the securities sold or called, using the specific identification method. Unrealized losses on securities which reflect a decline in value which is other-than-temporary are charged to income. The cost of securities is adjusted for amortization of premium and accretion of discount, which is calculated on an effective interest method.

Management evaluates securities for other-than-temporary impairment (“OTTI”) at least on a quarterly basis, and more frequently when economic or market conditions warrant such an evaluation. In determining OTTI, management considers many factors, including: (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, (3) whether the market decline was affected by macroeconomic conditions, and (4) whether the entity has the intent to sell the debt security or more likely than not will be required to sell the debt security before its anticipated recovery. The assessment of whether an other-than-temporary decline exists involves a high degree of subjectivity and judgment and is based on the information available to management at a point in time. In order to determine OTTI for mortgage-backed securities, asset-backed securities and collateralized mortgage obligations, the Bank compares the present value of the remaining cash flows as estimated at the preceding evaluation date to the current expected remaining cash flows. OTTI is deemed to have occurred if there has been an adverse change in the remaining expected future cash flows.

When OTTI occurs, the amount of the OTTI recognized in earnings depends on whether an entity intends to sell the security or it is more likely than not it will be required to sell the security before recovery of its amortized cost basis, less any current-period credit loss. If an entity intends to sell or it is more likely than not it will be required to sell the security before recovery of its amortized cost basis, less any current-period credit loss, the OTTI shall be recognized in earnings equal to the entire difference between the investment’s amortized cost basis and its fair value at the balance sheet date. If an entity does not intend to sell the security and it is not more likely than not that the entity will be required to sell the security before recovery of its amortized cost basis less any current-period loss, the OTTI shall be separated into the amount representing the credit loss and the amount related to all other factors. The amount of the total OTTI related to the credit loss is determined based on the present value of cash flows expected to be collected and is recognized in earnings. The amount of the total OTTI related to other factors is recognized in other comprehensive income, net of applicable taxes. The previous amortized cost basis less the OTTI recognized in earnings becomes the new amortized cost basis of the investment.

F-10

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Securities Available for Sale and Securities Held to Maturity (Continued)

Securities are exposed to various risks such as interest rate, market and credit risks. Due to the level of risk associated with certain securities, it is at least reasonably possible that changes in the values of securities will occur in the near term and that such changes could materially affect the amounts reported in the accompanying consolidated financial statements.

Federal Home Loan Bank of New York (“FHLBNY”) Stock

The Bank is a member of the FHLB system. Members are required to own a certain amount of stock based on the level of borrowings and other factors. FHLBNY stock is carried at cost, classified as a restricted security, and periodically evaluated for impairment based on ultimate recovery of par value. Both cash and stock dividends, if any, are reported as income.

Loans Held for Sale

Management determines the appropriate classification of mortgage loans at the time of commitment for new loan originations or, for convertible adjustable rate loans, at the time of conversion to a fixed interest rate. Mortgage loans held for sale are recorded at the lower of aggregate cost or fair value as determined by outstanding commitments from investors or fair value based upon recent sales for loans with no commitments. In order to limit the interest rate risk associated with loans held for sale, the Bank may enter into various agreements to sell loans in the secondary mortgage market at fixed rates.

Gains and losses on the disposition of loans held for sale are determined based on the difference between the selling price and the carrying value of the loan sold plus the value of servicing rights, if retained.

At December 31, 2018, and June 30, 2018 and 2017 the Bank had no loans held for sale.

Net Loans Receivable

Loans receivable are reported at the principal amount outstanding, plus net deferred loan costs and net of the allowance for loan losses. Interest income accrues on the unpaid principal balance. Interest income on loans is not recognized when considered doubtful of collection by management (generally, when principal or interest payments are ninety days or more past due). Past due status is based on the contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful. Nonaccrual loans and loans past due 90 days or more still on accrual include both smaller balance homogeneous loans that are collectively evaluated for impairment and individually evaluated impaired loans. A loan is moved to non-accrual status in accordance with the Bank’s policy, typically after 90 days of non-payment.

All interest accrued but not received for loans placed on nonaccrual is reversed against interest income. Interest received on such loans is accounted for on a cost recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Fees received from loan originations and certain direct origination costs are deferred and amortized into interest income to provide for a level-yield on the underlying loans without anticipating prepayments.

F-11

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Allowance for Loan Losses

The allowance for loan losses is a valuation allowance for probable incurred credit losses. The allowance for loan losses is increased through charges to the provision for loan losses. Loans are charged against the allowance when management believes that the collectability of the principal is not probable. Recoveries on loans previously charged-off are credited to the allowance for loan losses when realized. The allowance is an amount that management believes is adequate for probable incurred losses on existing loans.

The allowance consists of specific and general components. The specific component relates to loans that are individually classified as impaired.

A loan is impaired when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement. Loans, for which the terms have been modified, and for which the borrower is experiencing financial difficulties, are considered troubled debt restructurings and classified as impaired.

Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed.

Commercial business, commercial real estate, commercial construction, and certain residential real estate loans are individually evaluated for impairment. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Large groups of smaller balance homogeneous loans, such as consumer and residential real estate loans, are collectively evaluated for impairment, and accordingly, they are not separately identified for impairment disclosures unless classified as a troubled debt restructuring.

Troubled debt restructurings are separately identified for impairment disclosures and are measured at the present value of estimated future cash flows using the loan’s effective rate at inception. If a troubled debt restructuring is considered to be a collateral dependent loan, the loan is reported, net, at the fair value of the collateral. For troubled debt restructurings that subsequently default, the Bank determines the amount of an allowance in accordance with the accounting policy for the allowance for loan losses.

F-12

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Allowance for Loan Losses (Continued)

The general component covers non-impaired loans and is based on historical loss experience adjusted for current factors. The historical loss experience is determined by portfolio segment and is based on the actual loss history experienced by the Bank over the most recent one, three, five or ten year periods, whichever is highest. This actual loss experience is supplemented with other economic factors based on the risks present for each portfolio segment. These economic factors include consideration of the following: levels of and trends in delinquencies and impaired loans; levels of and trends in charge-offs and recoveries; trends in volume and terms of loans; effects of any changes in risk selection and underwriting standards; other changes in lending policies, procedures, and practices; experience, ability, and depth of lending management and other relevant staff; national and local economic trends and conditions; industry conditions; and effects of changes in credit concentrations. The following portfolio segments have been identified: Commercial, Residential Mortgage, Home Equity Loans and Lines, and Consumer. Commercial loan classes include commercial and industrial, commercial real estate, and commercial construction.

The risk characteristics of each of the identified portfolio segments and classes are as follows:

Commercial – Commercial and industrial loans are commercial loans other than those secured by real estate. Commercial and industrial loans are generally of higher risk and typically are made on the basis of the borrower’s ability to make repayment from the cash flow of the borrower’s business. As a result, the availability of funds for the repayment of commercial loans may depend substantially on the success of the business itself. Furthermore, any collateral securing such loans may depreciate over time, may be difficult to appraise and may fluctuate in value.

Commercial real estate loans are secured by multi-family and nonresidential real estate and generally have larger balances and involve a greater degree of risk than residential real estate loans. Commercial real estate loans depend on the global cash flow analysis of the borrower and the net operating income of the property, the borrower’s expertise, credit history and profitability, and the value of the underlying property. Of primary concern in commercial real estate lending is the borrower’s creditworthiness and the cash flow from the property. Payments on loans secured by income properties often depend on successful operation and management of the properties. As a result, repayment of such loans may be subject, to a greater extent than residential real estate loans, to adverse conditions in the real estate market or the economy. Commercial real estate is also subject to adverse market conditions that cause a decrease in market value or lease rates, obsolescence in location or function and market conditions associated with oversupply in a specific region.

Construction financing is generally considered to involve a higher degree of risk of loss than long-term financing on improved, occupied real estate. Risk of loss on a construction loan depends largely upon the accuracy of the initial estimate of the property’s value at completion of construction and the estimated cost of construction. During the construction phase, a number of factors could result in delays and cost overruns. If the estimate of construction costs proves to be inaccurate, additional funds may be required to be advanced in excess of the amount originally committed to permit completion of the building. If the estimate of value proves to be inaccurate, the value of the building may be insufficient to assure full repayment if liquidation is required. If foreclosure is required on a building before or at completion due to a default, there can be no assurance that all of the unpaid balance of, and accrued interest on, the loan as well as related foreclosure and holding costs will be recovered.

F-13

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Allowance for Loan Losses (Continued)

Residential Mortgages– Residential mortgage loans are generally made on the basis of the borrower’s ability to make repayment from his or her employment or other income, and which are secured by real property whose value tends to be more easily ascertainable. Repayment of residential mortgage loans is subject to adverse employment conditions in the local economy leading to increased default rate and decreased market values from oversupply in a geographic area. In general, residential mortgage loans depend on the borrower’s continuing financial stability and, therefore, are likely to be adversely affected by various factors, including job loss, divorce, illness or personal bankruptcy. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount that can be recovered on such loans.

Home Equity Loans and Lines – Home equity loans secured by real estate may entail greater risk than first-lien residential mortgage loans due to a lower lien position. In general, repayment of home equity loans depend on the borrower’s continuing financial stability and, therefore, are likely to be adversely affected by various factors, including job loss, divorce, illness or personal bankruptcy. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount that can be recovered on such loans.

Consumer - Consumer loans, particularly loans secured by assets that depreciate rapidly, such as motor vehicles, are subject to greater risk. In all cases, collateral for a defaulted consumer loan may not provide an adequate source of repayment for the outstanding loan and a small remaining deficiency often does not warrant further substantial collection efforts against the borrower.

Derivatives

In the normal course of business, the Bank utilizes interest rate swaps with certain commercial borrowers and third-party counterparties. These transactions are accounted for as derivatives. The derivatives are entered into in connection with the Bank’s asset and liability management activities and not for trading purposes.

The derivatives are not designated as hedges for accounting purposes and therefore all derivatives are recorded at fair value as derivative assets and derivative liabilities, included in other assets and other liabilities, respectively, in the consolidated statement of condition, with changes in fair value recognized as non-interest income in the consolidated statement of income.

Premises and Equipment

Premises and equipment are carried at cost, net of accumulated depreciation and amortization. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets. Leasehold improvements are amortized on a straight-line basis over the shorter of the term of the related leases or the estimated useful lives of the assets. Land is carried at cost.

Other Real Estate Owned

Other real estate owned (“OREO”) is initially recorded at fair value of the asset acquired less an estimate of the costs to sell, establishing a new cost basis. Fair value of OREO is generally determined through independent appraisals. At the time of foreclosure or when the Bank obtains legal title to the property, the excess, if any, of the recorded investment in the loan over the fair value of the asset received is charged to the allowance for loan losses. Subsequent declines in the fair value of such assets, or increases in the estimated costs to sell the properties and net operating expenses of such assets, are charged directly to other expenses. OREO is included in other assets on the consolidated statements of condition.

F-14

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Bank-Owned Life Insurance

The Bank is the beneficiary of a policy that insures the lives of certain current and former officers of the Bank. The Bank has recognized the cash surrender value, or the amount that can be realized under the insurance policy, as an asset in the consolidated statements of condition. Changes in the cash surrender value and insurance benefit payments are recorded in noninterest income.

Goodwill and Other Intangible Assets

The excess of the cost of acquired entities over the fair value of identifiable tangible and intangible assets acquired, less liabilities assumed, is recorded as goodwill. Goodwill is carried at its acquired value and is reviewed annually for impairment, or when events or changes in circumstances indicate that carrying amounts may be impaired.

Acquired identifiable intangible assets that have finite lives are amortized over their useful economic life. Customer relationship intangibles are generally amortized over fifteen years based upon the projected discounted cash flows of the accounts acquired. Core deposit premium related to the Bank’s assumption of certain deposit liabilities is being amortized over fifteen years. Acquired identifiable intangible assets that are amortized are reviewed for impairment when events or changes in circumstances indicate that the carrying amounts may be impaired.

Advertising

The Bank expenses costs associated with advertising as they are incurred.

Income Taxes

Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax basis of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized. The Bank recognizes interest and/or penalties related to income tax matters in other expense.

A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

Statutory Transfer of Surplus

A quarterly transfer of 10% of net income may be made to surplus in accordance with New York State Banking Regulations. No transfer is required if net worth as a percent of deposits exceeds 10% at the end of each quarter. In accordance with State of New York Banking Law, surplus is subject to certain restrictions, including a prohibition of its use for payment of dividends, except with the approval of the Department of Financial Services.

Financial Instruments

In the normal course of business, the Bank is a party to certain financial instruments with off-balance-sheet risk such as commitments to extend credit, unused lines of credit and standby letters of credit. The face amount for these items represents exposure to loss, before considering customer collateral, or ability to repay. The Bank’s policy is to record such instruments when funded.

F-15

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Mortgage Servicing Rights

Mortgage servicing rights are recognized in other assets when loans are sold with servicing retained based on their estimated fair values. The cost allocated to the servicing right is capitalized as a separate asset and amortized in proportion to, and over the period of, estimated net servicing income. Capitalized mortgage servicing rights are assessed for impairment based on the fair value of those rights, and any impairment loss is recognized through a valuation allowance.

Comprehensive Income

Comprehensive income represents the sum of net income and items of other comprehensive income or loss, which are reported directly in net worth, net of tax. Other comprehensive income or loss includes the unrealized gain or loss on securities available for sale and changes in the funded status of the Bank’s defined benefit pension and other post-retirement plans, net of tax.

Cash Reserve Requirement

The Bank may be required to maintain certain reserves of cash and/or deposits with the Federal Reserve Bank. The Bank had no reserve requirement at December 31, 2018, and June 30, 2018 and 2017.

Employee Benefits

The Bank has a defined benefit pension plan covering substantially all of its employees. The benefits are developed from actuarial valuations and are based on the employee’s years of service and compensation. Actuarial assumptions such as interest rates, expected return on plan assets, turnover, mortality and rates of future compensation increases have a significant impact on the costs, assets and liabilities of the plan. Pension expense is the net of service cost, interest cost, return on plan assets and amortization of gains and losses not immediately recognized.

The Bank maintains a defined contribution 401(k) plan covering substantially all employees meeting certain eligibility requirements. Employer 401(k) expense is the amount of matching contributions. Deferred compensation and supplemental retirement plan expense principally represents investment performance on the various plan assets.

The Bank also provides post-retirement medical and life insurance benefits to certain employees and retirees. The cost of post-retirement benefits is recognized on an accrual basis as employees perform services. Effective October 1, 2006, the post-retirement medical portion of the plan was frozen. Accordingly, after that date there have been no new plan participants.

Reclassifications

Amounts in the prior year’s consolidated financial statements are reclassified whenever necessary to conform to the current year’s presentation.

F-16

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Impact of Recent Accounting Pronouncements

In February 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2018-02, Income Statement-Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income, which provides guidance concerning the treatment of the so-called stranded effects in accumulated other income (loss) resulting from the reduction in the federal corporate income tax rate to 21% made by the Tax Cuts and Jobs Act (the “Tax Act”), which was signed into law on December 22, 2017. ASU 2018-02 amends accounting standards to allow reclassification to retained earnings of the effects of re-measuring deferred tax liabilities and deferred tax assets relating to items remaining within accumulated other comprehensive income (loss) as a result of the Tax Act. The amount of the reclassification is the difference between the amount initially charged or credited directly to other comprehensive income (loss) at the previously enacted U.S. federal corporate income tax rate and the amount that would have been charged or credited directly to other comprehensive income (loss) by applying the newly enacted 21% rate, but excluding the effect of any valuation allowance previously charged to income from continuing operations. The Bank has elected to early adopt ASU 2018-02 as of December 31, 2017, it is reflected in the accompanying consolidated financial statements and resulted in a $1.9 million increase to undivided profits and a corresponding increase to accumulated other comprehensive loss.

In May 2014, the FASB issued ASU 2014-09 to amend its guidance on “Revenue from Contracts with Customers (Topic 606)”.  The objective of this ASU is to align the recognition of revenue with the transfer of promised goods or services provided to customers in an amount that reflects the consideration which the entity expects to be entitled in exchange for those goods or services.  This ASU will replace most existing revenue recognition guidance under GAAP when it becomes effective. In August 2015, the FASB issued an amendment (ASU 2015-14) which defers the effective date of this new guidance by one year. More detailed implementation guidance on Topic 606 was issued in March 2016 (ASU 2016-08), April 2016 (ASU 2016-10), May 2016 (ASU 2016-12), December 2016 (ASU 2016-20), February 2017 (ASU 2017-05), and September 2017 (ASU-2017-13) and the effective date and transition requirements for these ASUs are the same as the effective date and transition requirements of ASU 2014-09.  The amendments in ASU 2014-09 are effective for the Bank for the fiscal year beginning July 1, 2019. A significant amount of the Bank’s revenues are derived from net interest income on financial assets and liabilities, which are excluded from the scope of the amended guidance.  With respect to noninterest income, the Bank has identified revenue streams within the scope of the guidance and is performing its accounting analysis of the underlying contracts. The Bank does not presently expect that changes in the timing of revenue recognition will be material to the amount of annual revenue recognized by the Bank.

In January 2016, the FASB issued ASU 2016-01 to its guidance on “Financial Instruments (Subtopic 825-10)”.  This amendment addresses certain aspects of recognition, measurement, presentation, and disclosure of financial instruments.  These amendments require equity securities to be measured at fair value with changes in the fair value to be recognized through net income. The amendments also simplify the impairment assessment of equity investments without readily determinable fair values by requiring assessment for impairment qualitatively at each reporting period.  The amendments in ASU 2016-01 are effective for the Bank for the fiscal year beginning July 1, 2019.  The adoption of this guidance is not expected to have a material impact on our consolidated results of operations or financial position.

F-17

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Impact of Recent Accounting Pronouncements (Continued)

In February 2016, the FASB issued ASU 2016-02 to its guidance on “Leases (Topic 842)”. The new leases standard applies a right-of-use (ROU) model that requires a lessee to record, for all leases with a lease term of more than 12 months, an asset representing its right to use the underlying asset and a liability to make lease payments. For leases with a term of 12 months or less, a practical expedient is available whereby a lessee may elect, by class of underlying asset, not to recognize an ROU asset or lease liability. The new leases standard requires a lessor to classify leases as either sales-type, direct financing or operating, similar to existing U.S. GAAP. Classification depends on the same five criteria used by lessees plus certain additional factors. The subsequent accounting treatment for all three lease types is substantially equivalent to existing U.S. GAAP for sales-type leases, direct financing leases, and operating leases. However, the new standard updates certain aspects of the lessor accounting model to align it with the new lessee accounting model, as well as with the new revenue standard under Topic 606. Lessees and lessors are required to provide certain qualitative and quantitative disclosures to enable users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. The amendments in ASU 2016-02 are effective for the Bank for the fiscal year beginning July 1, 2020. Early adoption is permitted. The adoption of this ASU will result in a gross up of the Consolidated Statements of Condition for right-of-use assets and associated lease liabilities for operating leases in which the Bank is the lessee. In July 2018, the FASB issued ASU No. 2018-10, Codification Improvements to Topic 842 - Leases to address certain narrow aspects of the guidance issued in ASU No. 2016-02. In July 2018, the FASB issued ASU No. 2018-11, Leases (Topic 842): Targeted Improvements, which amends FASB Accounting Standards Codification (ASC), Leases (Topic 842), to (1) add an optional transition method that would permit entities to apply the new requirements by recognizing a cumulative-effect adjustment to the opening balance of retained earnings in the year of adoption, and (2) provide a practical expedient for lessors regarding the separation of the lease and non-lease components of a contract. In December 2018, the FASB issued ASU No. 2018-20, Narrow-Scope Improvements for Lessors, which addresses issues related to (1) sales tax and similar taxes collected from lessees, (2) certain lessor costs, and (3) recognition of variable payments for contracts with lease and non-lease components. The Bank is evaluating the significance and other effects of adoption on the consolidated financial statements and related disclosures. The Bank is performing its accounting analysis of its branch building and other leases underlying contracts. The Bank is currently evaluating the potential impact on adoption of this ASU on our consolidated financial statements.

In June 2016, the FASB issued ASU 2016-13 to its guidance on “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments”. ASU 2016-13 requires credit losses on most financial assets measured at amortized cost and certain other instruments to be measured using an expected credit loss model (referred to as the current expected credit loss (CECL) model). Under this model, entities will estimate credit losses over the entire contractual term of the instrument (considering estimated prepayments, but not expected extensions or modifications unless reasonable expectation of a troubled debt restructuring exists) from the date of initial recognition of that instrument. The ASU also replaces the current accounting model for purchased credit impaired loans and debt securities. The allowance for credit losses for purchased financial assets with a more-than insignificant amount of credit deterioration since origination (“PCD assets”), should be determined in a similar manner to other financial assets measured on an amortized cost basis. However, upon initial recognition, the allowance for credit losses is added to the purchase price (“gross up approach”) to determine the initial amortized cost basis. The subsequent accounting for PCD financial assets is the same expected loss model described above. Further, the ASU made certain targeted amendments to the existing impairment model for available-for-sale (AFS) debt securities.

F-18

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Impact of Recent Accounting Pronouncements (Continued)

For an AFS debt security for which there is neither the intent nor a more-likely-than-not requirement to sell, an entity will record credit losses as an allowance rather than a write-down of the amortized cost basis. The amendments in this ASU are effective for the Bank for the fiscal year beginning July 1, 2021. All entities may adopt the amendments in this ASU earlier as of the fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. An entity will apply the amendments in this Update through a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective (that is, a modified-retrospective approach). In November 2018, the FASB issued ASU 2018-19, Codification Improvements to Topic 326, Financial Instruments-Credit Losses, which aligns the implementation date for nonpublic entities’ annual financial statements with the implementation date for their interim financial statements and clarifies the scope of the guidance in the amendments in ASU 2016-13. The Bank is currently evaluating the potential impact on our consolidated results of operations or financial position. The initial adjustment will not be reported in earnings and therefore will not have any material impact on our consolidated results of operations, but it is expected that it will have an impact on our consolidated financial position at the date of adoption of this ASU. At this time, we have not calculated the estimated impact that this ASU will have on our allowance for loan losses, however, we anticipate it will have a significant impact on the methodology process we utilize to calculate the allowance. Alternative methodologies are currently being considered. Data requirements and integrity are being reviewed and enhancements incorporated into standard processes. The Bank is currently evaluating the potential impact on adoption of this ASU on our consolidated financial statements.

In August 2016, the FASB issued ASU 2016-15 which clarifies how certain cash receipts and cash payments are presented and classified in the statement of cash flows. The amendments are intended to reduce diversity in practice. The amendment covers the following cash flows: Cash payments for debt prepayment or extinguishment costs will be classified in financing activities. Upon settlement of zero-coupon bonds and bonds with insignificant cash coupons, the portion of the payment attributable to imputed interest will be classified as an operating activity, while the portion of the payment attributable to principal will be classified as a financing activity. Cash paid by an acquirer that is not soon after a business combination for the settlement of a contingent consideration liability will be separated between financing activities and operating activities. Cash payments up to the amount of the contingent consideration liability recognized at the acquisition date will be classified in financing activities; any excess will be classified in operating activities. Cash paid soon after the business combination will be classified in investing activities. Cash proceeds received from the settlement of insurance claims will be classified on the basis of the related insurance coverage (that is, the nature of the loss). Cash proceeds from lump-sum settlements will be classified based on the nature of each loss included in the settlement. Cash proceeds received from the settlement of corporate-owned life insurance (COLI) and bank-owned life insurance (BOLI) policies will be classified as cash inflows from investing activities. Cash payments for premiums on COLI and BOLI may be classified as cash outflows for investing, operating, or a combination of both. A transferor’s beneficial interest obtained in a securitization of financial assets will be disclosed as a noncash activity, and cash received from beneficial interests will be classified in investing activities. Distributions received from equity method investees will be classified using either a cumulative earnings approach or a look- through approach as an accounting policy election. The ASU contains additional guidance clarifying when an entity should separate cash receipts and cash payments and classify them into more than one class of cash flows (including when reasonable judgment is required to estimate and allocate cash flows) versus when an entity should classify the aggregate amount into one class of cash flows on the basis of predominance. The amendments in this ASU are effective for the Bank for the fiscal year beginning July 1, 2019.

F-19

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Impact of Recent Accounting Pronouncements (Continued)

Early adoption is permitted. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. An entity that elects early adoption must adopt all of the amendments in the same period.  The adoption of this guidance is not expected to have a material impact on our consolidated results of operations or financial position.

In November 2016, the FASB issued ASU 2016-18 to its guidance on “Statement of Cash Flows (Topic 230) Restricted Cash” addresses diversity in practice from entities classifying and presenting transfers between cash and restricted cash as operating, investing or financing activities or as a combination of those activities in the statement of cash flows. The ASU requires entities to show the changes in the total cash, cash equivalents, restricted cash and restricted cash equivalents in the Statement of Cash Flows. As a result, transfers between such categories will no longer be presented in the Statement of Cash Flows. The amendments in this ASU are effective for the Bank for the fiscal year beginning July 1, 2019.  Early adoption is permitted provided all amendments are adopted in the same period.  The adoption of this guidance is not expected to have a material impact on our consolidated results of operations or financial position.

In March 2017, the FASB issued ASU 2017-07 to its guidance on “Compensation - Retirement Benefits (Topic 715)” to improve the presentation of net periodic pension cost and net periodic postretirement benefit cost.  ASU 2017-07 requires that an employer report the service cost component in the same line item or items as other compensation costs arising from services rendered by the pertinent employees during the period. The other components of net benefit cost are required to be presented in the income statement separately from the service cost component and outside a subtotal of income from operations, if one is presented. If a separate line item or items are used to present the other components of net benefit cost, that line item or items must be appropriately described.  If a separate line item or items are not used, the line item or items used in the income statement to present the other components of net benefit cost must be disclosed.  The amendments in this ASU are effective for the Bank for the fiscal year beginning July 1, 2019.  Early adoption is permitted as of the beginning of an annual period for which financial statements (interim or annual) have not been issued or made available for issuance.  That is, early adoption should be within the first interim period if an employer issues interim financial statements.  Disclosures of the nature of and reason for the change in accounting principle are required in the first interim and annual periods of adoption.  The amendments in this ASU should be applied retrospectively for the presentation of the service cost component and the other components of net periodic pension cost and net periodic postretirement benefit costs in the income statement and prospectively, on and after the effective date, for the capitalization of the service cost component of net period pension cost and net periodic postretirement benefit in assets. The Bank is currently evaluating the potential impact on adoption of this ASU on our consolidated financial statements.

In March 2017, the FASB issued ASU 2017-08 to its guidance on “Receivables – Nonrefundable Fees and Other Costs (Subtopic 310-20) related to premium amortization on purchased callable debt securities. The amendments in this Update shorten the amortization period for certain callable debt securities held at a premium. Specifically, the amendments require the premium to be amortized to the earliest call date. The amendments do not require an accounting change for securities held at a discount; the discount continues to be amortized to maturity. The amendments in this ASU are effective for the Bank for the fiscal year beginning July 1, 2020. Early adoption is permitted, including adoption in an interim period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period.

F-20

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Impact of Recent Accounting Pronouncements (Continued)

An entity should apply the amendments in this Update on a modified retrospective basis through a cumulative-effect adjustment directly to retained earnings as of the beginning of the period of adoption. Additionally, in the period of adoption, an entity should provide disclosure about a change in accounting principle. The adoption of this guidance is not expected to have a material impact on our consolidated results of operations or financial position.

In August 2018, the FASB issued ASU 2018-13 to its guidance on “Fair Value Measurement (Topic 820)”. This update modifies the disclosure requirements on fair value measurements. The following disclosure requirements were removed from Topic 820: (1) the amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy; (2) the policy for timing of transfers between levels; (3) the valuation processes for Level 3 fair value measurements; and (4) for nonpublic entities, the changes in unrealized gains and losses for the period included in earnings for recurring Level 3 fair value measurements held at the end of the reporting period. The following disclosure requirements were modified in Topic 820: (1) in lieu of a rollforward for Level 3 fair value measurements, a nonpublic entity is required to disclose transfers into and out of Level 3 of the fair value hierarchy and purchases and issues of Level 3 assets and liabilities; (2) for investments in certain entities that calculate net asset value, an entity is required to disclose the timing of liquidation of an investee’s assets and the date when restrictions from redemption might lapse only if the investee has communicated the timing to the entity or announced the timing publicly; and (3) the amendments clarify that the measurement uncertainty disclosure is to communicate information about the uncertainty in measurement as of the reporting date. The following disclosure requirements were added to Topic 820; however, the disclosures are not required for nonpublic entities: (1) the changes in unrealized gains and losses for the period included in other comprehensive income for recurring Level 3 fair value measurements held at the end of the reporting period; and (2) the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements. For certain unobservable inputs, an entity may disclose other quantitative information (such as the median or arithmetic average) in lieu of the weighted average if the entity determines that other quantitative information would be a more reasonable and rational method to reflect the distribution of unobservable inputs used to develop Level 3 fair value measurements. In addition, the amendments eliminate at a minimum from the phrase “an entity shall disclose at a minimum” to promote the appropriate exercise of discretion by entities when considering fair value measurement disclosures and to clarify that materiality is an appropriate consideration of entities and their auditors when evaluating disclosure requirements. The amendments in ASU No. 2018-13 are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. The amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date. Early adoption is permitted. An entity is permitted to early adopt any removed or modified disclosures upon issuance of ASU No. 2018-13 and delay adoption of the additional disclosures until their effective date. The adoption of this guidance is not expected to have a material impact on our consolidated results of operations or financial position.

F-21

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Impact of Recent Accounting Pronouncements (Continued)

In August 2018, the FASB has issued ASU No. 2018-14, “Compensation—Retirement Benefits—Defined Benefit Plans—General (Subtopic 715-20): Disclosure Framework—Changes to the Disclosure Requirements for Defined Benefit Plans”, that applies to all employers that sponsor defined benefit pension or other postretirement plans. The amendments modify the disclosure requirements for employers that sponsor defined benefit pension or other postretirement plans. The following disclosure requirements were removed from Subtopic 715-20: (1) the amounts in accumulated other comprehensive income expected to be recognized as components of net periodic benefit cost over the next fiscal year; (2) the amount and timing of plan assets expected to be returned to the employer; (3) the disclosures related to the June 2001 amendments to the Japanese Welfare Pension Insurance Law; related party disclosures about the amount of future annual benefits covered by insurance and annuity contracts and significant transactions between the employer or related parties and the plan; (4) for nonpublic entities, the reconciliation of the opening balances to the closing balances of plan assets measured on a recurring basis in Level 3 of the fair value hierarchy. However, nonpublic entities will be required to disclose separately the amounts of transfers into and out of Level 3 of the fair value hierarchy and purchases of Level 3 plan assets; and (5) for public entities, the effects of a one-percentage-point change in assumed health care cost trend rates on the (a) aggregate of the service and interest cost components of net periodic benefit costs and (b) benefit obligation for postretirement health care benefits. The following disclosure requirements were added to Subtopic 715-20: (1) the weighted-average interest crediting rates for cash balance plans and other plans with promised interest crediting rates; and (2) an explanation of the reasons for significant gains and losses related to changes in the benefit obligation for the period. The amendments also clarify the disclosure requirements in paragraph 715-20-50-3, which state that the following information for defined benefit pension plans should be disclosed: (1) the projected benefit obligation (PBO) and fair value of plan assets for plans with PBOs in excess of plan assets; and (2) the accumulated benefit obligation (ABO) and fair value of plan assets for plans with ABOs in excess of plan assets. ASU No. 2018-14 is effective for fiscal years ending after December 15, 2020, for public business entities and for fiscal years ending after December 15, 2021, for all other entities. Early adoption is permitted for all entities. The adoption of this guidance is not expected to have a material impact on our consolidated results of operations or financial position.

2.	ACQUISITIONS

On May 29, 2018 and July 1, 2017 respectively, the Bank acquired substantially all of the operating assets of Ward Financial Management, LTD, a financial services agency that offers a full line of financial services, for total cash consideration of $3.4 million and the Capital Region Strategic Employee Benefits Services, LLC, an insurance agency that offers a full line of employee benefits products and services, for total cash consideration of $1.3 million. As part of the acquisitions $1.2 million is being held in escrow with payment contingent on the retention of commission revenue, as well as, to secure the seller’s indemnification obligations. The acquisitions were made to expand the Banks’ insurance and wealth management services activities. The results of operations have been included in the consolidated statement of income from the respective date of each acquisition. The estimated fair values of the assets acquired as of the acquisition dates included goodwill of $2.0 million and other intangible assets of $2.7 million. The goodwill from the acquisitions is expected to be deductible for tax purposes.

On July 1, 2016, the Bank purchased 100% of the outstanding common stock of Anchor Agency, Inc. (Anchor Agency), a C-Corporation, an agency that offers a full line of commercial and consumer insurance products.

F-22

2.	ACQUISITIONS (Continued)

The total cash consideration was approximately $4.7 million, of which $1.0 million is being held in escrow with payments contingent on the retention of commission revenue, as well as, secure the seller’s indemnification obligations. Escrow payments of $500 thousand under the agreement will be made annually over two years, less any indemnification claims pending. The Bank acquired Anchor Agency to expand service offerings to include insurance agency activities. The results of operations of Anchor Agency have been included in the consolidated statement of income from the date of acquisition. The estimated fair values of the assets acquired and liabilities assumed as of the acquisition date included goodwill of $5.2 million, other assets of $400 thousand, and other liabilities assumed of $900 thousand. The goodwill is not deductible for tax purposes.

On August 5, 2016, the Bank purchased two Berkshire Bank branches in Cairo and Greenville, New York, with deposits of $18.0 million and $12.0 million, respectively. The Bank paid a deposit premium of 2%, or approximately $562 thousand based on the average deposit balance over the 30 days prior to the closing. In addition, the Bank purchased approximately $1.1 million of performing consumer loans, as well as, the Cairo branch and assumed the remaining lease obligation under the Greenville branch. The total consideration was approximately $2.3 million. The Bank believes that the acquisition of the branches will provide the Bank with the opportunity to further expand its banking operations into Greene County in New York.

3.	SECURITIES AVAILABLE FOR SALE AND HELD TO MATURITY

The amortized cost and estimated fair value of securities are as follows (dollars in thousands):

	December 31, 2018
	(unaudited)
		Gross	Gross
	Amortized	Unrealized	Unrealized	Estimated
	Cost	Gains	Losses	Fair Value
Securities available for sale:
U.S. Government and agency obligations	$83,538	$26	$(144)	$83,420
Mortgage-backed securities – residential	126	3	-	129
Asset-backed securities	102	43	(1)	144
Collateralized mortgage obligations - residential	599	397	(34)	962
Municipal obligations	14,644	25	(1)	14,668
Total debt securities	99,009	494	(180)	99,323

Preferred stocks	6,007	25	(1,392)	4,640
Common stocks	2,809	666	(294)	3,181

Total available for sale securities	$107,825	$1,185	$(1,866)	$107,144

Securities held to maturity:
Municipal obligations	$4,275	$17	$-	$4,292

F-23

3.	SECURITIES AVAILABLE FOR SALE AND HELD TO MATURITY (Continued)

	June 30, 2018
		Gross	Gross
	Amortized	Unrealized	Unrealized	Estimated
	Cost	Gains	Losses	Fair Value
Securities available for sale:
U.S. Government and agency obligations	$58,743	$-	$(185)	$58,558
Mortgage-backed securities residential	146	4	-	150
Asset-backed securities	115	49	(2)	162
Collateralized mortgage obligations – residential	692	415	(28)	1,079
Municipal obligations	19,264	3	(4)	19,263
Total debt securities	78,960	471	(219)	79,212

Preferred stocks	6,007	24	(282)	5,749
Common stocks	2,541	727	(166)	3,102

Total available for sale securities	$87,508	$1,222	$(667)	$88,063

Securities held to maturity:
Municipal obligations	$5,297	$29	$-	$5,326

	June 30, 2017
		Gross	Gross
	Amortized	Unrealized	Unrealized	Estimated
	Cost	Gains	Losses	Fair Value

Securities available for sale:
U.S. Government and agency obligations	$42,967	$-	$(48)	$42,919
Mortgage-backed securities residential	194	6	-	200
Asset-backed securities	140	122	(1)	261
Collateralized mortgage obligations - residential	934	551	(16)	1,469
Municipal obligations	28,350	21	(5)	28,366
Total debt securities	72,585	700	(70)	73,215

Preferred stocks	6,019	161	(217)	5,963
Common stocks	2,762	340	(305)	2,797

Total available for sale securities	$81,366	$1,201	$(592)	$81,975

Securities held to maturity:
Municipal obligations	$2,213	$46	$-	$2,259

F-24

3.	SECURITIES AVAILABLE FOR SALE AND HELD TO MATURITY (Continued)

The estimated fair value and gross unrealized losses aggregated by security category and length of time such securities have been in a continuous unrealized loss position, is summarized as follows (dollars in thousands):

	December 31, 2018
	(unaudited)
	Less than 12 Months		12 Months or Longer		Total
	Estimated	Unrealized	Estimated	Unrealized	Estimated	Unrealized
	Fair Value	Losses	Fair Value	Losses	Fair Value	Losses

Securities available for sale:
U.S. Government and agency obligations	$58,572	$(97)	$13,945	$(47)	$72,517	$(144)
Mortgage-backed securities-residential	-	-	-	-	-	-
Asset-backed securities	-	-	5	(1)	5	(1)
Collateralized mortgage obligations - residential	34	(15)	170	(19)	204	(34)
Municipal obligations	-	-	939	(1)	939	(1)
Preferred stocks	-	-	4,613	(1,392)	4,613	(1,392)
Common stocks	102	(13)	647	(281)	749	(294)

	$58,708	$(125)	$20,319	$(1,741)	$79,027	$(1,866)

	June 30, 2018
	Less than 12 Months		12 Months or Longer		Total
	Estimated	Unrealized	Estimated	Unrealized	Estimated	Unrealized
	Fair Value	Losses	Fair Value	Losses	Fair Value	Losses

Securities available for sale:
U.S. Government and agency obligations	$52,569	$(175)	$5,989	$(10)	$58,558	$(185)
Mortgage-backed securities-residential	2	-	-	-	2	-
Asset-backed securities	-	-	4	(2)	4	(2)
Collateralized mortgage obligations - residential	34	(11)	175	(17)	209	(28)
Municipal obligations	7,504	(4)	-	-	7,504	(4)
Preferred stocks	-	-	5,723	(282)	5,723	(282)
Common stocks	-	-	747	(166)	747	(166)

	$60,109	$(190)	$12,638	$(477)	$72,747	$(667)

F-25

3.	SECURITIES AVAILABLE FOR SALE AND HELD TO MATURITY (Continued)

	June 30, 2017
	Less than 12 Months		12 Months or Longer		Total
	Estimated	Unrealized	Estimated	Unrealized	Estimated	Unrealized
	Fair Value	Losses	Fair Value	Losses	Fair Value	Losses
Securities available for sale:
U.S. Government and agency obligations	$38,919	$(48)	$-	$-	$38,919	$(48)
Asset-backed securities	5	(1)	-	-	5	(1)
Collateralized mortgage obligations – residential	-	-	298	(16)	298	(16)
Municipal obligations	8,994	(5)	-	-	8,994	(5)
Preferred stocks	2,133	(72)	3,656	(145)	5,789	(217)
Common stocks	259	(12)	785	(293)	1,044	(305)

	$50,310	$(138)	$4,739	$(454)	$55,049	$(592)

The above tables represent securities at December 31, 2018, and June 30, 2018 and 2017, where the current fair value is less than the related amortized cost. There were 59, 53 and 62 securities with unrealized losses at December 31, 2018, and June 30, 2018 and 2017, respectively. Unrealized losses on debt securities are primarily related to increases in credit spreads since the securities were purchased. Unrealized losses on agency-backed and certain private-label mortgage-backed securities, asset-backed securities and collateralized mortgage obligation securities are not considered other than temporary based upon analysis completed by management considering credit rating of the instrument, length of time each security has spent in an unrealized loss position and the strength of the underlying collateral. Unrealized losses on common stocks relate to declines in specific industry groups and in particular the energy, healthcare and materials sectors. Unrealized losses on two auction rate securities, consisting of U.S. Bancorp and Bank of America preferred stock, are not considered to be other-than-temporary based upon management’s evaluation of the underlying operating results and financial strength of the issuers. The U.S. Bancorp auction rate security is investment grade, whereas the Bank of America, remains non-investment grade as of December 31, 2018 and June 30, 2018. The Bank of America security had a cost basis of $2.2 million and an estimated fair value of $1.8 million, as of December 31, 2018. The Bank of America security had a cost basis of $2.2 million and an estimated fair value of $2.1 million, as of June 30, 2018. Management does not have the intent to sell, nor do they believe that they will be required to sell the above mentioned securities in an unrealized loss position before recovery of the amortized cost basis. In management’s opinion, the market conditions are temporary in nature and provide the basis for the Bank’s belief that the declines are not other-than-temporary.

F-26

3.	SECURITIES AVAILABLE FOR SALE AND HELD TO MATURITY (Continued)

During the years ended December 31, 2018, and June 30, 2018 and 2017, management reviewed all private-label mortgage-backed securities, asset-backed securities and collateralized mortgage obligations which were rated less than investment grade for impairment, resulting in no additional impairment charges during the six months ended December 31, 2018, and in fiscal 2018 and 2017. During the six months ended December 31, 2018, 64 securities with an amortized cost of $0.6 million and remaining par value of $2.1 million were evaluated. In fiscal 2018, 64 securities with an amortized cost of $0.7 million and remaining par value of $2.2 million were evaluated. In fiscal 2017, 68 securities with an amortized cost of $0.9 million and remaining par value of $2.5 million were evaluated.

The table below presents a rollforward of the credit losses recognized in earnings (dollars in thousands):

Balance, July 1, 2016	$4,493

Reductions for amounts realized for securities sold	(2,062)

Balance, June 30, 2017	2,431

Reductions for amounts realized for securities sold	(925)

Balance, June 30, 2018	$1,506

Reductions for amounts realized for securities sold	-

Balance, December 31, 2018	$1,506

The fair value of debt securities and carrying amount, if different, by contractual maturity were as follows (dollars in thousands). Securities not due at a single maturity date are shown separately.

	December 31, 2018
	(unaudited)
	Amortized	Estimated
	Cost	Fair Value
Securities available for sale:
Due in one year or less	$72,403	$72,307
Due from one to five years	25,780	25,781
Mortgage-backed securities residential	126	129
Asset-backed securities	102	144
Collateralized-mortgage obligations residential	599	962
	$99,010	$99,323

Securities held to maturity:
Due in one year or less	$4,100	$4,117
Due from one to five years	50	50
Due from five to ten	125	125
	$4,275	$4,292

F-27

3.	SECURITIES AVAILABLE FOR SALE AND HELD TO MATURITY (Continued)

	June 30, 2018
	Amortized	Estimated
	Cost	Fair Value
Securities available for sale:
Due in one year or less	$51,217	$51,101
Due from one to five years	26,790	26,720
Mortgage-backed securities residential	146	150
Asset-backed securities	115	162
Collateralized-mortgage obligations residential	692	1,079
	$78,960	$79,212

Securities held to maturity:
Due in one year or less	$5,091	$5,120
Due from one to five years	66	66
Due from five to ten	140	140
	$5,297	$5,326

During the six months ended December 31, 2018, there were no sales of securities available for sale. During the six months ended December 31, 2017, the Bank received $398,000 in proceeds from the sale of securities available for sale, realizing gross gains of $234,000 and gross losses of $109,000. During the year ended June 30, 2018, the Bank received $1.1 million in proceeds from the sale of securities available for sale, realizing gross gains of $921,000 and gross losses of $109,000. During the year ended June 30, 2017, the Bank received $1.6 million in proceeds from the sale of securities available for sale, realizing gross gains of $519,000 and gross losses of 0.

During the six months ended December 31, 2018 and 2017, and the years ended June 30, 2018 and 2017, there were no sales of securities held to maturity.

At December, 31, 2018, and June 30, 2018 and 2017, there were no holdings of securities of any one issuer, other than the U.S. Government and its agencies, in an amount greater than 10% of net worth. As of December 31, 2018, and June 30, 2018 and 2017, the carrying value of available for sale securities pledged to secure FHLBNY advances and municipal deposits was $98.1 million, $77.9 million and $71.4 million, respectively.

4.	NET LOANS RECEIVABLE

A summary of net loans receivable is as follows (dollars in thousands):

	December 31, 2018	June 30, 2018	June 30, 2017
	(unaudited)

Commercial	$658,545	$654,604	$646,910
Residential mortgages	279,784	249,635	202,733
Home equity loans and lines	79,693	78,286	76,132
Consumer	22,190	14,977	18,042
	1,040,212	997,502	943,817

Net deferred loan costs	2,308	1,910	765
Allowance for loan losses	(13,600)	(13,510)	(11,820)
Net Loans Receivable	$1,028,920	$985,902	$932,762

F-28

4.	NET LOANS RECEIVABLE (Continued)

The following table presents the activity in the allowance for loan losses by portfolio segment (dollars in thousands):

	For the Six Months Ended December 31, 2018
	(unaudited)
		Residential
	Commercial	Mortgages	Home Equity	Consumer	Total
Allowance for loan losses at beginning of period	$10,414	$2,166	$770	$160	$13,510
Provisions charged to operations	694	293	30	193	1,210
Loans charged off	(1,046)	-	-	(90)	(1,136)
Recoveries on loans charged off	-	-	-	16	16
Allowance for loan losses at end of period	$10,062	$2,459	$800	$279	$13,600

	For the Year Ended June 30, 2018
	Commercial	Residential Mortgages	Home Equity	Consumer	Total
Allowance for loan losses at beginning of year	$9,506	$1,427	$740	$147	$11,820
Provisions charged to operations	1,082	739	44	105	1,970
Loans charged off	(174)	-	(17)	(152)	(343)
Recoveries on loans charged off	-	-	3	60	63
Allowance for loan losses at end of year	$10,414	$2,166	$770	$160	$13,510

	For the Year Ended June 30, 2017
		Residential
	Commercial	Mortgages	Home Equity	Consumer	Total
Allowance for loan losses at beginning of year	$7,637	$1,390	$625	$142	$9,794
Provisions charged to operations	1,902	185	204	104	2,395
Loans charged off	(38)	(148)	(104)	(165)	(455)
Recoveries on loans charged off	5	-	15	66	86
Allowance for loan losses at end of year	$9,506	$1,427	$740	$147	$11,820

F-29

4.	NET LOANS RECEIVABLE (Continued)

The following table presents the balance in the allowance for loan losses and the recorded investment in loans by portfolio segment and based on impairment method (dollars in thousands):

	December 31, 2018
	(unaudited)
		Residential
	Commercial	Mortgages	Home Equity	Consumer	Total
Allowance for loan losses:
Related to loans individually evaluated for impairment	$527	$-	$-	$-	$527
Related to loans collectively evaluated for impairment	9,535	2,459	800	279	13,073

Ending balance	$10,062	$2,459	$800	$279	$13,600

Loans:
Individually evaluated for impairment	$3,642	$-	$-	$-	$3,642
Loans collectively evaluated for impairment	654,903	279,784	79,693	22,190	1,036,570
Ending balance	$658,545	$279,784	$79,693	$22,190	$1,040,212

	June 30, 2018
	Commercial	Residential Mortgages	Home Equity	Consumer	Total
Allowance for loan losses:
Related to loans individually evaluated for impairment	$1,329	$-	$-	$-	$1,329
Related to loans collectively evaluated for impairment	9,085	2,166	770	160	12,181

Ending balance	$10,414	$2,166	$770	$160	$13,510

Loans:
Individually evaluated for impairment	$4,753	$-	$-	$-	$4,753
Loans collectively evaluated for impairment	649,851	249,635	78,286	14,977	992,749
Ending balance	$654,604	$249,635	$78,286	$14,977	$997,502

F-30

4.	NET LOANS RECEIVABLE (Continued)

	June 30, 2017
	Commercial	Residential Mortgages	Home Equity	Consumer	Total
Allowance for loan losses:
Related to loans individually evaluated for impairment	$403	$-	$-	$-	$403
Related to loans collectively evaluated for impairment	9,103	1,427	740	147	11,417
Ending balance	$9,506	$1,427	$740	$147	$11,820

Loans:
Individually evaluated for impairment	$3,827	$-	$-	$-	$3,827
Loans collectively evaluated for impairment	643,083	202,733	76,132	18,042	939,990
Ending balance	$646,910	$202,733	$76,132	$18,042	$943,817

The following table presents information related to impaired loans by class as of (dollars in thousands):

	December 31, 2018
	(unaudited)
	Unpaid		Allowance for	Average	Interest
	Principal	Recorded	Loan Losses	Recorded	Income
	Balance	Investment	Allocated	Investment	Recognized
With no related allowance recorded:
Commercial:
Real estate	$2,409	$2,203	$-	$2,421	$-
Commercial and industrial	59	51	-	64	-
Subtotal	2,468	2,254	-	2,485	-

With an allowance recorded:
Commercial:
Real estate	-	-	-	-	-
Commercial and industrial	2,432	1,388	527	2,466	96
Subtotal	2,432	1,388	527	2,466	96

Total	$4,900	$3,642	$527	$4,951	$96

F-31

4.	NET LOANS RECEIVABLE (Continued)

	June 30, 2018
	Unpaid		Allowance for	Average	Interest
	Principal	Recorded	Loan Losses	Recorded	Income
	Balance	Investment	Allocated	Investment	Recognized

With no related allowance recorded:
Commercial:
Real estate	$2,419	$2,227	$-	$2,439	$-
Commercial and industrial	62	55	-	66	1
Subtotal	2,481	2,282	-	2,505	1

With an allowance recorded:
Commercial:
Real estate	-	-	-	-	-
Commercial and industrial	2,473	2,471	1,329	2,498	95
Subtotal	2,473	2,471	1,329	2,498	95

Total	$4,954	$4,753	$1,329	$5,003	$96

	June 30, 2017
	Unpaid		Allowance for	Average	Interest
	Principal	Recorded	Loan Losses	Recorded	Income
	Balance	Investment	Allocated	Investment	Recognized
With no related allowance recorded:
Commercial:
Real estate	$701	$520	$-	$737	$15
Commercial and industrial	17	12	-	15	-
Subtotal	718	532	-	752	15

With an allowance recorded:
Commercial:
Real estate	1,907	1,781	370	1,911	17
Commercial and industrial	1,513	1,514	33	1,602	97
Subtotal	3,420	3,295	403	3,513	114

Total	$4,138	$3,827	$403	$4,265	$129

Interest income on nonaccrual loans is recognized using the cost recovery method. Interest income on impaired loans that were on nonaccrual status and cash-basis interest income for the six months ended December 31, 2018 and 2017, and the years ended June 30, 2018 and 2017 was nominal.

F-32

4.	NET LOANS RECEIVABLE (Continued)

The recorded investment in loans excludes accrued interest receivable and deferred loan fees, net due to immateriality.

At various times, certain loan modifications are executed which are considered to be troubled debt restructurings. Substantially all of these modifications include one or a combination of the following: extension of the maturity date at a stated rate of interest lower than the current market rate for new debt with similar risk; temporary reduction in the interest rate; change in scheduled payment amount including interest only; or extensions of additional credit for payment of delinquent real estate taxes or other costs.

There were no troubled debt restructurings during the six months ended December 31, 2018 and 2017, and the years ended June 30, 2018 and 2017.

Loans subject to a troubled debt restructuring are evaluated as impaired loans for the purpose of determining the specific component of allowance for loan losses.

The following table presents the recorded investment in nonaccrual and loans past due over 90 days still on accrual by class of loans (dollars in thousands):

	December 31		June 30,		June 30,
	2018		2018		2017
	Nonaccrual	Past Due 90 Days Still on Accrual	Nonaccrual	Past Due 90 Days Still on Accrual	Nonaccrual	Past Due 90 Days Still on Accrual
	(unaudited)
Commercial
Real estate	$2,233	$3,254	$2,236	$180	$2,375	$225
Commercial and industrial	97	40	705	-	3	4
Residential mortgages	4,644	-	3,834	1,232	3,325	583
Home equity loans and lines	1,433	13	970	330	899	129
Consumer	-	27	-	24	-	354
	$8,407	$3,334	$7,745	$1,766	$6,602	$1,295

Nonaccrual loans and loans past due 90 days still on accrual include both smaller balance homogeneous loans that are collectively evaluated for impairment and individually evaluated impaired loans. Included in loans past due ninety days or more still on accrual are $320,000 of government guaranteed student loans as of June 30, 2017 (none as of June 30, 2018 and December 31, 2018).

F-33

4.	NET LOANS RECEIVABLE (Continued)

The following table presents the aging of the recorded investment in loans by class of loans as of (dollars in thousands):

	December 31, 2018
	(unaudited)
	30 - 89	Greater Than
	Days	89 Days	Total	Loans Not
	Past Due	Past Due	Past Due	Past Due	Total
Commercial:
Real estate	$5	$5,487	$5,492	$373,966	$379,458
Commercial and industrial	-	136	136	183,182	183,318
Construction	-	-	-	95,769	95,769
Residential	880	4,645	5,525	274,259	279,784
Home equity	614	1,446	2,060	77,633	79,693
Consumer	9	27	36	22,154	22,190

Total	$1,508	$11,741	$13,249	$1,026,963	$1,040,212

	June 30, 2018
	30 - 89	Greater Than
	Days	89 Days	Total	Loans Not
	Past Due	Past Due	Past Due	Past Due	Total
Commercial:
Real estate	$655	$2,416	$3,071	$372,781	$375,852
Commercial and industrial	1,346	705	2,051	192,132	194,183
Construction	205	-	205	84,364	84,569
Residential	1,400	5,066	6,466	243,169	249,635
Home equity	510	1,300	1,810	76,476	78,286
Consumer	8	24	32	14,945	14,977

Total	$4,124	$9,511	$13,635	$983,867	$997,502

	June 30, 2017
	30 - 89	Greater Than
	Days	89 Days	Total	Loans Not
	Past Due	Past Due	Past Due	Past Due	Total
Commercial:
Real estate	$2,611	$2,599	$5,210	$393,864	$399,074
Commercial and industrial	61	7	68	179,840	179,908
Construction	-	-	-	67,928	67,928
Residential	1,479	3,908	5,387	197,346	202,733
Home equity	520	1,029	1,549	74,583	76,132
Consumer	201	354	555	17,487	18,042

Total	$4,872	$7,897	$12,769	$931,048	$943,817

F-34

4.	NET LOANS RECEIVABLE (Continued)

The Bank categorizes commercial loans into risk categories based on relevant information about the ability of borrowers to service their debt such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. The Bank analyzes commercial loans individually by classifying the loans as to credit risk. The Bank uses the following definitions for risk ratings:

Special Mention – Loans classified as special mention have a potential weakness that deserves management's close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the institution's credit position at some future date.

Substandard – Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

Doubtful – Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

Commercial loans not meeting the criteria above are considered to be pass rated loans.

The following table presents commercial loans summarized by class of loans and the risk category (dollars in thousands):

	December 31, 2018
	(unaudited)
		Special
	Pass	Mention	Substandard	Doubtful
Commercial
Real estate	$374,473	$2,775	$2,210	$-
Commercial and industrial	177,461	4,465	1,392	-
Construction	94,392	1,377	-	-

	$646,326	$8,617	$3,602	$-

	June 30, 2018
		Special
	Pass	Mention	Substandard	Doubtful
Commercial
Real estate	$371,782	$1,836	$2,235	$-
Commercial and industrial	190,638	1,494	1,391	659
Construction	84,569	-	-	-

	$646,989	$3,330	$3,626	$659

F-35

4.	NET LOANS RECEIVABLE (Continued)

	June 30, 2017
		Special
	Pass	Mention	Substandard	Doubtful
Commercial
Real estate	$394,820	$1,880	$1,963	$412
Commercial and industrial	172,956	5,440	1,511	-
Construction	67,928	-	-	-

	$635,704	$7,320	$3,474	$412

The Bank considers the performance of the loan portfolio and its impact on the allowance for loan losses. For residential and consumer loan classes, the Bank also evaluates credit quality based on the aging status of the loan, which was previously presented, and by payment activity.

As of December 31, 2018, and June 30, 2018 and 2017, the Bank had pledged $394.5 million, $264.5 million and $207.5 million respectively, of residential mortgage, home equity and commercial loans as collateral for FHLBNY borrowings and stand-by letters of credit.

At December 31, 2018, and June 30, 2018 and 2017, loans to executive officers, trustees, or to associates of such persons, as well as activity in such loans for the years then ended were immaterial as a percentage of total loans receivable.

During the year ended June 30, 2018, the Bank sold its portfolio of guaranteed student loans (consumer loans) totaling $2.8 million and realized a net loss on this sale of $26,000.

The Bank retains the servicing rights on certain mortgage loans sold, and may release the servicing rights on others. Total residential mortgage loans serviced by the Bank for unrelated third parties were approximately $31.3, $33.2 and $36.9 million at December 31, 2018, and June 30, 2018 and 2017, respectively. At December 31, 2018, and June 30, 2018 and 2017, the unamortized balance of mortgage servicing rights on loans sold with servicing retained was approximately $263,000, $279,000 and $310,000, respectively. The estimated fair value of these mortgage servicing rights was in excess of their carrying value at December 31, 2018, and June 30, 2018 and 2017, and therefore no valuation reserve was necessary. At December 31, 2018, and June 30, 2018 and 2017, the Bank held escrow funds in trust on loans serviced for others of $562,000, $674,000 and $721,000, respectively.

5.	DERIVATIVES

In the normal course of servicing our commercial customers, the Bank acts as an interest rate swap counterparty for certain commercial borrowers. The Bank manages its exposure to such interest rate swaps by entering into corresponding and offsetting interest rate swaps with third parties that match the terms of the interest rate swap with the commercial borrowers. These positions directly offset each other and the Bank’s exposure is the fair value of the derivatives due to potential changes in credit risk of our commercial borrowers and third parties.

F-36

5.	DERIVATIVES (continued)

The notional amount of the interest rate swaps does not represent amounts exchanged by the parties. The amount exchanged is determined by reference to the notional amount and the other terms of the individual interest rate swap agreements. At December 31, 2018, the Bank held derivatives not designated as hedging instruments, comprised of back-to-back interest rate swaps, with a total notional amount of $376.2 million, consisting of $188.1 million of interest rate swaps with commercial borrowers and $188.1 million of offsetting interest rate swaps with third-party counterparties on substantially the same terms. At June 30, 2018, the Bank held derivatives not designated as hedging instruments, comprised of back-to-back interest rate swaps, with a total notional amount of $289.2 million, consisting of $144.6 million of interest rate swaps with commercial borrowers and $144.6 million of offsetting interest rate swaps with third-party counterparties on substantially the same terms. At June 30, 2017, the Bank held derivatives not designated as hedging instruments, comprised of back-to-back interest rate swaps, with a total notional amount of $252.2 million, consisting of $126.1 million of interest rate swaps with commercial borrowers and $126.1 million of offsetting interest rate swaps with third-party counterparties on substantially the same terms.

The fair value of derivatives are classified as other assets and other liabilities on the consolidated statement of condition. The estimated fair value of derivatives not designated as hedging instruments are as follows (dollars in thousands):

	December 31, 2018
	(unaudited)
	Derivative Assets	Derivative Liabilities

Gross interest rate swaps	$5,518	$5,518
Less: master netting arrangements	(1,291)	(1,291)
Less: cash collateral applied	(108)	(1,400)
Net amount	$4,119	$2,827

	June 30, 2018
	Derivative Assets	Derivative Liabilities

Gross interest rate swaps	$4,471	$4,471
Less: master netting arrangements	(304)	(304)
Less: cash collateral applied	(2,642)	(400)
Net amount	$1,525	$3,767

	June 30, 2017
	Derivative Assets	Derivative Liabilities

Gross interest rate swaps	$3,133	$3,133
Less: master netting arrangements	(1,047)	(1,047)
Net amount	$2,086	$2,086

F-37

5.	DERIVATIVES (continued)

Under terms of the agreements with the third-party counterparties, the Bank provides cash collateral to the counterparty for the initial trade. Subsequent to the trade, the margin is exchanged in either direction, based upon the estimated fair value of the underlying contracts. At December 31, 2018, the Bank had received $108 thousand and deposited $1.4 million as collateral for swap agreements with third-party counterparties. At June 30, 2018, the Bank had received $2.6 million and deposited $400 thousand as collateral for swap agreements with third-party counterparties. At June 30, 2017, the Bank had deposited $2.7 million as collateral for swap agreements with third-party counterparties.

6.	PREMISES AND EQUIPMENT

Premises and equipment consists of the following (dollars in thousands):

	December 31, 2018	June 30, 2018	June 30, 2017
	(unaudited)

Land	$6,678	$7,031	$5,681
Leaseholds and land improvements	2,240	2,227	1,687
Buildings	29,332	29,908	24,869
Furniture, fixtures, and equipment	13,748	13,214	10,955
Construction in progress	1,161	909	2,746
	53,159	53,289	45,938
Less accumulated depreciation and amortization	(11,149)	(10,387)	(8,554)
	$42,010	$42,902	$37,384

Depreciation and amortization included in occupancy and equipment expense amounted to $1,228,000 and $1,190,000 for the six months ended December 31, 2018 and 2017, respectively, and $2,369,000 and $1,896,000 for the years ended June 30, 2018 and 2017, respectively.

7.	GOODWILL AND OTHER INTANGIBLE ASSETS

Changes in goodwill were as follows (dollars in thousands):

Balance, July 1, 2016	$-
Acquired	5,242
Balance, June 30, 2017	5,242
Acquired	2,050
Balance, June 30, 2018	7,292
Acquired	-
Balance, December 31, 2018	$7,292

F-38

7.	GOODWILL AND OTHER INTANGIBLE ASSETS (continued)

Acquired other intangible assets were as follows (dollars in thousands):

	December 31, 2018	June 30, 2018	June 30, 2017
	(unaudited)
Customer relationship intangibles:
Gross carrying amount	$2,645	$2,645	$-
Less: accumulated amortization	(333)	(203)	-
Net carrying amount	2,312	2,442	-

Core deposit intangibles:
Gross carrying amount	$562	$562	$562
Less: accumulated amortization	(161)	(130)	(64)
Net carrying amount	401	432	498

Total other intangible assets:
Gross carrying amount	$3,207	$3,207	$562
Less: accumulated amortization	(494)	(333)	(64)
Net carrying amount	$2,713	$2,874	$498

Estimated amortization expense for the next five years is as follows (dollars in thousands):

Year ending June 30,
2019	$380
2020	354
2021	327
2022	300
2023	274

Aggregate amortization expense was $161,000 and $122,000 for the six months ended December 31, 2018 and 2017 respectively, and $269,000 and $64,000 for the years ended June 30, 2018 and 2017, respectively.

There were no impairment losses on goodwill or intangible assets for the six months ended December 31, 2018, and the years ended June 30, 2018 and 2017.

F-39

8.	DEPOSITS

Deposit account balances are summarized as follows (dollars in thousands):

	December 31,	June 30,	June 30,
	2018	2018	2017
	(unaudited)
Non-interest bearing demand accounts	$356,291	$345,048	$275,374
Interest-bearing accounts:
Interest-bearing demand accounts	93,735	97,191	64,422
Savings accounts	243,970	244,050	243,621
Money market accounts	296,873	334,884	298,945
Time deposits	124,090	129,089	127,664
Total interest bearing accounts	758,668	805,214	734,652
Total deposits	$1,114,959	$1,150,262	$1,010,026

Overdrawn demand deposit balances of $275,000, $260,000 and $198,000 were reclassified as loan balances as of December 31, 2018, and June 30, 2018 and 2017, respectively.

Time deposits outstanding that had balances of $250,000 and over amounted to approximately $26.7 million, $27.1 million and $20.3 million at December 31, 2018, and June 30, 2018 and 2017, respectively.

Scheduled maturities of time deposits for the next five years are as follows (dollars in thousands):

Year ending June 30,
2019	$67,995
2020	24,989
2021	17,980
2022	12,034
2023	6,091

$129,089

Deposits of related parties amounted to $5.2 million, $5.2 million and $6.3 million at December 31, 2018, June 30, 2018 and 2017, respectively.

F-40

9.	BORROWINGS

Outstanding borrowings are summarized as follows (dollars in thousands):

	December 31,	June 30,	June 30,
	2018	2018	2017
	(unaudited)
FHLB Advances	$30,000	$-	$5,000

Advances from the FHLBNY are as follows (dollars in thousands):

	December 31,	June 30,	June 30,
	2018	2018	2017
	(unaudited)
Maturities January 2019, fixed rates from 2.63% to 2.65%, averaging 2.64% at December 31, 2018. Maturity July 2017, fixed rate of 1.13% at June 30, 2017	$30,000	$-	$5,000

The Bank has the ability to borrow (Non-Repo Advances) in an amount up to 30% of its total assets from the FHLBNY. All borrowings from the FHLBNY are collateralized by FHLBNY stock, certain qualifying loans, and certain available for sale securities. In addition, overall credit exposure, including Non-Repo Advances, cannot exceed 50% of total assets. FHLBNY borrowings have prepayment penalties.

At December 31, 2018, the Bank pledged approximately $491.6 million of residential mortgage, home equity and commercial loans as collateral for borrowing and stand-by letters of credit at the FHLBNY. At December 31, 2018, the maximum amount of funding available from the FHLBNY was $394.5 million, of which $30.0 million was utilized for borrowings and $173.0 million was utilized for irrevocable stand-by letters of credit issued to secure municipal deposits.

At June 30, 2018, the Bank pledged approximately $308.4 million of residential mortgage, home equity and commercial loans as collateral for borrowing and stand-by letters of credit at the FHLBNY. At June 30, 2018, the maximum amount of funding available from the FHLBNY was $264.5 million, of which none was utilized for borrowings and $164.7 million was utilized for irrevocable stand-by letters of credit issued to secure municipal deposits.

At June 30, 2017, the Bank pledged approximately $243.2 million of residential mortgage, home equity and commercial loans as collateral for borrowing and stand-by letters of credit at the FHLBNY. At June 30, 2017, the maximum amount of funding available from the FHLBNY was $207.5 million, of which $5.0 million was utilized for borrowings and $74.0 million was utilized for irrevocable stand-by letters of credit issued to secure municipal deposits.

F-41

10.	OTHER COMPREHENSIVE INCOME

Reclassifications out of accumulated other comprehensive loss were as follows (dollars in thousands):

Details About Accumulated Other Comprehensive Loss Components	Amount Reclassified from Accumulated Other Comprehensive Loss			Affected Line Item in the Statement Where Net Income is Presented
	Six months ended	Years ended June 30,
	December 31, 2018	2018	2017
	(unaudited)
Unrealized gains/losses on securities (before tax):
Net gains included in net income	$-	$812	$519	Net gain on securities transactions
Tax Expense	-	(212)	(208)	Income tax expense
Net of Tax	-	600	311

Amortization of defined benefit plan items (before tax):
Net prior service cost	-	-	(2)
Net actuarial loss	-	(1,458)	(2,262)
	-	(1,458)	(2,264)	Salaries and employee benefits
Tax benefit	-	381	867	Income tax expense
Net of tax	-	(1,077)	(1,397)
Total reclassification for the year, net of tax	$-	$(477)	$(1,086)

F-42

10.	OTHER COMPREHENSIVE INCOME (continued)

The balances and changes in the components of accumulated other comprehensive income (loss), net of tax are as follows (dollars in thousands):

			Accumulated
	Unrealized		Other
	Gains/Losses	Defined	Comprehensive
	on Securities	Benefit Plans	Loss

Accumulated other comprehensive income(loss) as of July 1, 2016	$569	$(15,008)	$(14,439)

Other comprehensive income before reclassifications	107	3,578	3,685

Amounts reclassified from accumulated other comprehensive income (loss)	(311)	1,397	1,086

Accumulated other comprehensive income (loss) as of June 30, 2017	365	(10,033)	(9,668)

Other comprehensive income (loss) before reclassifications	645	(443)	202

Amounts reclassified from accumulated other comprehensive income (loss)	(600)	1,077	477

Accumulated other comprehensive income (loss) as of June 30, 2018	410	(9,399)	(8,989)

Other comprehensive income (loss) before reclassifications	(912)	-	(912)

Amounts reclassified from accumulated other comprehensive income (loss)	-	-	-

Accumulated other comprehensive income (loss) as of December 31, 2018	$502	$(9,399)	$(9,901)

F-43

10.	OTHER COMPREHENSIVE INCOME (continued)

The amounts of income tax expense (benefit) allocated to each component of other comprehensive income (loss) were as follows (dollars in thousands):

	For the Six Months Ended
	December 31,
	2018	2017
	(unaudited)

Unrealized gains/losses on securities:
Unrealized holdings (losses) gains arising during the period	$(324)	$74
Reclassification adjustment for gains included in net income	-	(33)
	(324)	41
Defined benefit plans:
Change in funded status	-	-
Reclassification adjustment for accretion of net prior service cost	-	-
Reclassification adjustment for amortization of net actuarial loss	-	-
	-	-
	$(324)	$41

	For the Years Ended June 30,
	2018	2017

Unrealized gains/losses on securities:
Unrealized holdings (losses) gains arising during the period	$217	$71
Reclassification adjustment for gains included in net income	(213)	(207)
	4	(136)
Defined benefit plans:
Change in funded status	542	2,220
Reclassification adjustment for accretion of net prior service cost	-	1
Reclassification adjustment for amortization of net actuarial loss	381	866
	923	3,087
	$927	$2,951

The above tables are inclusive of the change in federal corporate income rate as a result of the Tax Cuts and Jobs Act and the adoption of Accounting Standard Update 2018-02.

F-44

11.	EMPLOYEE BENEFIT PLANS

The Bank maintains a noncontributory defined benefit pension plan and a defined benefit post-retirement plan. Plan assets and obligations that determine the funded status are measured as of the end of the fiscal year.

Amounts recognized in the consolidated statement of condition related to the Bank’s plans are as follows as of June 30 (dollars in thousands):

	2018	2017
Other assets
Pension asset	$2,821	$-

Other liabilities
Unfunded pension liability	$-	$1,256
Accumulated post-retirement benefit obligation	1,570	1,763

	$1,570	$3,019

Accumulated other comprehensive loss (gain), net of taxes
Pension plan	$9,424	$9,905
Post-retirement benefit plan	(25)	128

	$9,399	$10,033

Pension Plan

The Bank maintains a noncontributory defined benefit pension plan covering substantially all of its full-time employees twenty-one years of age or older, with at least one year of service. Through December 31, 2009, pensions were paid as an annuity using a pension formula of 2.0% of the average of the five highest consecutive years of total compensation over the last ten years multiplied by credited service up to thirty years. Effective January 1, 2010, the plan was amended and service rendered thereafter is paid using a pension formula of 1.5%. Amounts contributed to the plan are determined annually on the basis of (a) the maximum amount allowable under Internal Revenue Service regulations and (b) the amount certified by a consulting actuary as necessary to avoid an accumulated funding deficiency as defined by the Employee Retirement Income Security Act of 1974 (“ERISA”).

F-45

11.	EMPLOYEE BENEFIT PLANS (Continued)

Pension Plan (Continued)

The following table sets forth information on the Bank’s defined benefit pension plan as of June 30 (dollars in thousands):

	2018	2017
Change in projected benefit obligation:
Projected benefit obligation at beginning of year	$47,974	$49,504
Service cost	1,313	1,357
Interest cost	1,857	1,741
Assumption changes	(2,727)	(3,011)
Actuarial loss (gain)	1,046	(420)
Benefits paid	(1,326)	(1,197)

Projected benefit obligation at end of year	48,137	47,974

Change in fair value of plan assets:
Fair value of plan assets at beginning of year	$46,718	$41,660
Actual return on plan assets	3,639	5,286
Employer contributions	2,000	1,000
Expenses	(73)	(31)
Benefits paid	(1,326)	(1,197)

Fair value of plan assets at end of year	50,958	46,718

Funded (unfunded) status of plan at end of year	$2,821	$(1,256)

Net periodic pension cost included in the Bank’s consolidated statements of income included the following components (dollars in thousands):

	For the Six Months Ended December 31,
	2018	2017
	(unaudited)

Service cost	$619	$656
Interest cost	967	928
Expected return on plan assets	(1,776)	(1,706)
Amortization of net actuarial loss	435	729

Net periodic pension cost	$245	$607

	For the Years Ended June 30,
	2018	2017

Service cost	$1,313	$1,357
Interest cost	1,857	1,741
Expected return on plan assets	(3,413)	(3,113)
Amortization of net actuarial loss	1,458	2,244

Net periodic pension cost	$1,215	$2,229

F-46

11.	EMPLOYEE BENEFIT PLANS (Continued)

Pension Plan (Continued)

Amounts recognized in accumulated other comprehensive loss, before tax effect consist of net actuarial losses of $12,759,000 and $16,051,000 at June 30, 2018 and 2017, respectively.

The estimated net actuarial loss that will be amortized from accumulated other comprehensive loss into net periodic benefit cost during the year ending June 30, 2019, is $917,000.

The actuarial assumptions used in determining the present value of the projected benefit obligations and net periodic pension cost as of and for the years ended June 30 were as follows:

	2018	2017
Weighted average assumptions – benefit obligations
Discount rate	4.12%	3.87%
Annual rate of compensation increase	3.00%	3.00%

Weighted average assumptions – net periodic benefit cost
Discount rate	3.85%	3.60%
Annual rate of compensation increase	3.00%	3.00%
Expected long-term rate of return on plan assets	7.35%	7.60%

Accumulated Benefit Obligation

The accumulated benefit obligation (the actuarial present value of benefits, vested and nonvested, earned by employees based on current and past compensation levels) for the Bank’s defined benefit pension plan totaled $44,058,000 and $43,951,000 as of June 30, 2018 and 2017, respectively.

Investment Policies and Strategies

Plan assets are invested in various investment funds under a group annuity contract with MassMutual, and are held in trust by State Street Bank. MassMutual does not provide any investment advice, nor do they have any discretion as to the selection of the investment options for plan assets, consequently the Employer, as the Plan Sponsor, determines the appropriate strategic asset allocation versus plan liabilities.

Currently, the Plan asset allocation targets 65% of assets to equity securities, and 35% to fixed income through a combination of short-term and long-term bond funds. The overall long-term investment objectives are to maintain plan assets at a level that will sufficiently cover long-term obligations and to generate a return on plan assets that will meet or exceed the rate at which long-term obligations will grow. The Strategy is designed to provide long-term growth of assets with the objective of achieving an investment return in excess of the costs of funding active lives, deferred vested, and all longer-term obligations. In addition, the plan’s assets are rebalanced quarterly to the target percentages for each investment option no later than the 10th business day following the end of each calendar quarter.

F-47

11.	EMPLOYEE BENEFIT PLANS (Continued)

Pension Plan (Continued)

Determination of Long-Term Rate-of-Return

The long-term rate-of-return-on-assets assumption was set based on historical returns earned by equities and fixed-income securities, adjusted to reflect expectations of future returns as applied to the plan’s target allocation of asset classes. Equities and fixed-income securities were assumed to earn real rates of return in the ranges of 5-9% and 1-4%, respectively. The long-term inflation rate was estimated to be 3%. When these overall return expectations are applied to the plan’s target allocation, the result is an expected long-term rate of return of 6% to 10%.

Contributions

For the fiscal year ending June 30, 2019, the Bank is not required to make a cash contribution to the plan, but may elect to do so.

Estimated Future Benefit Payments

The benefit payments expected to be paid over the next ten years are as follows (dollars in thousands):

Fiscal year ending June 30,
2019	$1,411
2020	1,468
2021	1,537
2022	1,605
2023	1,652
Years 2024 – 2028	9,866

The Bank’s pension plan asset allocation at June 30, 2018 and 2017, target allocation for 2018, and expected long-term rate of return by asset category are as follows:

		Percentage of		Weighted-
	Target	Plan Assets at		Average Expected
	Allocation	Year End		Long-Term Rate
Asset Category	2018	2018	2017	of Return

Equity securities	65.0%	66.0%	65.8%	5.00 – 9.00%
Fixed income securities	35.0%	34.0%	34.2%	1.00 – 4.00%

Total		100.0%	100.0%

Fair Value of Plan Assets

Fair value is the exchange price that would be received for an asset in the principal or most advantageous market for the asset in an orderly transaction between market participants on the measurement date.

F-48

11.	EMPLOYEE BENEFIT PLANS (Continued)

Pension Plan (Continued)

The Bank used the following methods and significant assumptions to estimate the fair value of each type of plan asset:

Equity, Debt, Investment Funds and Other Securities

The fair values for securities are determined by quoted market prices, if available (Level 1). For securities where quoted prices are not available, fair values are calculated based on market prices of similar securities (Level 2). For securities where quoted prices or market prices of similar securities are not available, fair values are calculated using discounted cash flows or other market indicators (Level 3). Discounted cash flows are calculated using spread to swap and LIBOR curves that are updated to incorporate loss severities, volatility, credit spread and optionality. During times when trading is more liquid, broker quotes are used (if available) to validate the model. Rating agency and industry research reports as well as defaults and deferrals on individual securities are reviewed and incorporated into the calculations.

The fair values of the plan assets at June 30, by asset category, are as follows (dollars in thousands):

		June 30, 2018
		Fair Value Measurements
		Quoted Prices in	Significant	Significant
		Active Markets for	Observable	Unobservable
	Carrying	Identical Assets	Inputs	Inputs
	Value	(Level 1)	(Level 2)	(Level 3)

Separate investment accounts
Premier Short-Duration Bond (Barings)	$2,307	$-	$2,307	$-
Long Duration Bond (Barings)	7,410	-	7,410	-
Premier Diversified Bond (Barings)	5,059	-	5,059	-
Premier High Yield (Barings)	2,555	-	2,555	-
Washington Mutual Invs (American)	4,658	-	4,658	-
Select Focused Value (Harris)	2,602	-	2,602	-
MM S&P 500 Index (Northern Trust)	2,609	-	2,609	-
Select Blue Chip Growth (T.Rowe Price)	4,787	-	4,787	-
Special Mid Cap Value (Wells Fargo)	1,782	-	1,782	-
Select Mid Cap Gr II (TRP/Frontier)	1,803	-	1,803	-
Premier Oppenheimer Fds
Sm Cp Opp II	3,285	-	3,285	-
International Value (MFS)	2,041	-	2,041	-
EuroPacific Growth (American)	2,473	-	2,473	-
International Growth (OFI)	1,991	-	1,991	-
New World (American)	2,442	-	2,442	-
Real Estate (OFI)	1,613	-	1,613	-
Commodity Rl Rtn Strat (PIMCO)	1,541	-	1,541	-

Total plan assets	$50,958	$-	$50,958	$-

F-49

11.	EMPLOYEE BENEFIT PLANS (Continued)

Pension Plan (Continued)

		June 30, 2017
		Fair Value Measurements
		Quoted Prices in	Significant	Significant
		Active Markets for	Observable	Unobservable
	Carrying	Identical Assets	Inputs	Inputs
	Value	(Level 1)	(Level 2)	(Level 3)

Separate investment accounts
Premier Short-Duration Bond (Barings)	$2,043	$-	$2,043	$-
Long Duration Bond (Barings)	7,044	-	7,044	-
Premier Diversified Bond (Barings)	4,592	-	4,592	-
Premier High Yield (Barings)	2,309	-	2,309	-
Washington Mutual Invs (American)	4,166	-	4,166	-
Select Focused Value (Harris)	2,348	-	2,348	-
MM S&P 500 Index (Northern Trust)	2,330	-	2,330	-
Select Blue Chip Growth (T.Rowe Price)	4,397	-	4,397	-
Special Mid Cap Value (Wells Fargo)	1,609	-	1,609	-
Select Mid Cap Gr II (TRP/Frontier)	1,686	-	1,686	-
Premier Oppenheimer Fds
Sm Cp Opp II	2,822	-	2,822	-
International Value (MFS)	1,959	-	1,959	-
EuroPacific Growth (American)	2,430	-	2,430	-
International Growth (OFI)	1,948	-	1,948	-
New World (American)	2,385	-	2,385	-
Real Estate (OFI)	1,352	-	1,352	-
Commodity Rl Rtn Strat (PIMCO)	1,298	-	1,298	-

Total plan assets	$46,718	$-	$46,718	$-

There were no significant transfers between Level 1 and Level 2 during the years ended June 30, 2018 and 2017 due to changes in the Plan’s Investment Policies and Strategies.

F-50

11.	EMPLOYEE BENEFIT PLANS (Continued)

Post-Retirement Healthcare Plan

The Bank offers a defined benefit post-retirement plan which provides medical and life insurance benefits to employees meeting certain requirements. Effective October 1, 2006, the plan was amended so that there have been no new plan participants for medical benefits. The cost of post-retirement plan benefits is recognized on an accrual basis as employees perform services. Active employees are eligible for retiree medical coverage upon reaching age sixty with twenty-five or more years of service. Employees with a minimum of thirty years of service are eligible for individual and spousal coverage. Retirees are eligible to participate in any bank-sponsored health insurance programs. The Bank’s contributions for retiree medical are limited to a monthly premium of $210 for individual coverage and $420 for employee and spousal coverage. The Bank’s funding policy is to pay insurance premiums as they come due.

The following table sets forth the plan’s funded status and amounts recognized in the Bank’s consolidated financial statements at June 30 (dollars in thousands):

	2018	2017
Change in accumulated post-retirement benefit obligation:
Accumulated benefit obligation at beginning of year	$1,763	$1,922
Service cost	35	47
Interest cost	61	65
Actuarial gain	(171)	(94)
Effect of changes in assumptions	(71)	(132)
Benefits paid	(47)	(45)

Accumulated benefit obligation at end of year	1,570	1,763

Change in plan assets:
Fair value of plan assets at beginning of year	-	-
Actual return on plan assets	-	-
Employer contributions	47	45
Benefits paid	(47)	(45)

Fair value of plan assets at end of year	-	-

Unfunded status at end of year	$1,570	$1,763

F-51

11.	EMPLOYEE BENEFIT PLANS (Continued)

Post-Retirement Healthcare Plan (Continued)

Net periodic post-retirement benefit cost included in the Bank’s consolidated statements of income included the following components (dollars in thousands):

	For the Six Months Ended
	December 31,
	2018	2017
	(unaudited)
Service cost	$14	$17
Interest cost	33	31

Net periodic pension cost	$47	$48

	For the Years Ended June 30,
	2018	2017

Service cost	$35	$47
Interest cost	61	65
Amortization of prior service cost	-	2
Recognized actuarial loss	-	18

Net periodic post-retirement benefit cost	$96	$132

Amounts recognized in accumulated other comprehensive (gain) loss, before tax effect, at June 30, consist of (dollars in thousands):

	2018	2017

Net actuarial (gain) loss	$(34)	$207

The estimated net actuarial gain for the post-retirement plan that will be amortized from accumulated other comprehensive loss into net periodic benefit costs during the year ending June 30, 2019, is $0.

The discount rates used in determining the accumulated post-retirement benefit obligation were 4.11% and 3.87% at June 30, 2018 and 2017, respectively.

For measurement purposes, the medical care cost trend rate has no effect on the Bank’s cost since the insurance premiums are a fixed amount (capped). However, increasing or decreasing the benefit cost cap for plan participants could have a significant impact on the accumulated benefit obligation and employer cost.

F-52

11.	EMPLOYEE BENEFIT PLANS (Continued)

Post-Retirement Healthcare Plan (Continued)

The projected benefit payments under the plan over the next ten years are as follows (dollars in thousands):

Fiscal year ending June 30,
2019	$50
2020	52
2021	52
2022	53
2023	58
Years 2024 – 2028	356

401(k) Plan

The Bank maintains a defined contribution 401(k) plan covering substantially all employees meeting certain eligibility requirements. Participants may contribute from 0.5% to 20% of their compensation; and the Bank matches 100% on the first 1% of employee contributions and 50% on the next 5% after the employee has completed one year of service. The 401(k) plan contribution expense was approximately $195,000, $159,000, $365,000 and $322,000 for the six months ended December 31, 2018 and 2017, and for the years ended June 30, 2018 and 2017, respectively.

Supplemental Retirement and Deferred Compensation Plans

The Bank had a Targeted Benefit Supplemental Retirement Plan for executives. At December 31, 2018, and June 30, 2018 and 2017, the Bank had an accrued benefit liability of $433,000, $525,000 and $559,000, respectively. Effective June 2010, the plan was terminated and there have been no additional contributions. There were no provisions for the six months ended December 31, 2018 and 2017, and the years ended June 30, 2018 and 2017. Changes in the accrued benefit liability equal the changes in the fair values of designated assets, less participant payments.

The Bank has a Deferred Compensation Plan for trustees and certain of its officers. Under the plan, participants can elect to defer all, or portion of their trustee fees, or salaries and/or bonuses, and invest those funds in various investment funds under a group annuity contact with Mass Mutual. At December 31, 2018, and June 30, 2018 and 2017, the Bank had an accrued benefit liability of $547,000, $596,000 and $569,000, respectively. Changes in the accrued benefit liability equal the changes in the fair values of the invested assets, additional deferrals, less participant payments, if any.

F-53

12.	INCOME TAXES

The components of income tax expense were as follows (dollars in thousands):

	For the Six Months Ended		For the Years Ended
	December 31,		June 30,
	2018	2017	2018	2017
	(unaudited)
Current tax expense	$1,452	$2,203	$4,232	$2,831
Deferred tax expense (benefit)	436	1,760	2,078	(116)
Total income tax expense	$1,888	$3,963	$6,310	$2,715

Income tax expense differs from the amount expected based on the federal income tax statutory rate due to the following (dollars in thousands):

	December 31,
	2018		2017
	Amount	Rate	Amount	Rate
	(unaudited)
Income before tax at the federal tax rate	$2,338	21.0%	$2,689	34.0%
State expense, net of federal benefit	219	2.0%	211	2.7%
Federal tax rate change	(580)	-5.2%	1,200	15.2%
Tax-exempt income	(285)	-2.6%	(119)	-1.5%
Bank-owned life insurance	(64)	-0.6%	(47)	-0.6%
Other, net	260	2.4%	29	0.4%

Total income tax expense	$1,888	17.0%	$3,963	50.2%

	June 30,
	2018		2017
	Amount	Rate	Amount	Rate
Income before tax at the federal tax rate	$4,987	28.0%	$2,838	34.0%
State expense, net of federal benefit	548	3.1%	131	1.6%
Federal tax rate change	1,200	6.7%	-	0.0%
Tax-exempt income	(230)	-1.3%	(265)	-3.2%
Bank-owned life insurance	(32)	-0.2%	(25)	-0.3%
Other, net	(163)	-0.9%	36	0.4%

Total income tax expense	$6,310	35.4%	$2,715	32.5%

F-54

12.	INCOME TAXES (Continued)

The tax effects that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below (dollars in thousands):

	December 31,	June 30,	June 30,
	2018	2018	2017
	(unaudited)
Deferred tax assets
Allowance for loan losses	$4,073	$4,001	$5,175
Net operating loss carryforward	-	-	61
OTTI – securities	414	414	985
Post-retirement benefit obligations	446	438	624
Deferred compensation	296	303	438
Unfunded defined benefit and postretirement benefit plan liabilities	3,326	3,326	6,225
Other	206	436	507
Total deferred tax assets	8,761	8,918	14,015

Deferred tax liabilities
Depreciation	(2,174)	(1,278)	(1,163)
Net deferred loan origination costs	(575)	(581)	(863)
Prepaid pension	(4,217)	(4,284)	(5,992)
Prepaid expenses	(139)	(130)	(148)
Unrealized gains on securities available for sale	178	(145)	(243)
Other	(128)	(100)	(200)
Total deferred tax liabilities	(7,055)	(6,518)	(8,609)
Net deferred tax asset at end of year	$1,706	$2,400	$5,406

Net deferred tax assets are included in other assets in the consolidated statement of condition.

Management determines the need for a deferred tax valuation allowance based upon the realizability of tax benefits from the reversal of temporary differences creating the deferred tax assets, as well as the amount of available open tax carrybacks, if any. As of December 31, 2018, and June 30, 2018, and 2017, no valuation allowance was required.

On December 22, 2017, the Tax Cuts and Jobs Act (the “Tax Act”) was signed into law. The Tax Act reduces the corporate federal tax rate from a maximum 35% to a flat 21% rate, effective January 1, 2018. As a result of the reduction in the corporate tax rate under the Tax Act, the Bank revalued its deferred tax assets and liabilities at December 31, 2017. The re-measurements resulted in a discrete tax expense of $1.2 million that was recognized during the year ended June 30, 2018 and a discrete tax benefit of $580,000 that was recognized during the six months ended December 31, 2018.

For the six months ended December 31, 2018 and 2017, and the years ending June 30, 2018 and 2017, there were no amounts accrued and/or paid for interest and penalties.

As a thrift institution, the Bank is subject to special provisions in the Federal income tax laws regarding its allowable bad debt deduction and related tax basis bad debt reserves. Deferred income tax liabilities are to be recognized with respect to any base-year reserves which are to become taxable (or “recaptured”) in the foreseeable future.

F-55

12.	INCOME TAXES (Continued)

Under current income tax laws, the base-year reserves would be subject to recapture if the Company pays a cash dividend in excess of earnings and profits or liquidates. The Bank does not expect to take any actions in the foreseeable future that would require the recapture of any base-year reserves.

A deferred tax liability has not been recognized with respect to the Federal base-year reserve of $9.3 million at December 31, 2018, and June 30, 2018 and 2017, because the Bank does not expect that this amount will become taxable in the foreseeable future. The unrecognized deferred tax liability with respect to the Federal base-year reserve was $2.4 million, $2.4 million and $3.2 million at December 31, 2018, and June 30, 2018 and 2017, respectively. It is more likely than not that this liability will never be incurred because, as noted above, the Bank does not expect to take any action in the future that would result in this liability being incurred.

The Bank is subject to routine audits of its tax returns by the Internal Revenue Service and New York State Department of Taxation and Finance. The Bank is no longer subject to examination by either taxing authority for years before calendar 2015.

13.	COMMITMENTS AND CONTINGENT LIABILITIES

Off-Balance-Sheet Financing and Concentrations of Credit

The Bank is a party to certain financial instruments with off-balance-sheet risk to meet the financing needs of its customers. These financial instruments include the Bank’s commitments to extend credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized on the consolidated statement of condition. The contract amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

The Bank’s exposure to credit loss in the event of nonperformance by the other party to the commitments to extend credit is represented by the contractual notional amounts of those instruments which are presented in the tables below (dollars in thousands). The Bank uses the same credit policies in making commitments as it does for on-balance-sheet instruments.

	December 31, 2018
		(unaudited)
	Fixed	Variable
	Rate	Rate	Total

Financial instruments whose contract amounts represent credit risk (including unused lines of credit and unadvanced loan funds):
Commitments to extend credit	$10,735	$274,150	$284,885

Standby letters of credit	-	31,813	31,813

	$10,735	$305,963	$316,698

F-56

13.	COMMITMENTS AND CONTINGENT LIABILITIES (Continued)

	June 30, 2018
	Fixed	Variable
	Rate	Rate	Total
Financial instruments whose contract amounts represent credit risk (including unused lines of credit and unadvanced loan funds):
Commitments to extend credit	$16,144	$252,250	$268,394

Standby letters of credit	-	25,507	25,507

	$16,144	$277,757	$293,901

	June 30, 2017
	Fixed	Variable
	Rate	Rate	Total

Financial instruments whose contract amounts represent credit risk (including unused lines of credit and unadvanced loan funds):
Commitments to extend credit	$9,857	$219,136	$228,993

Standby letters of credit	-	25,961	25,961

	$9,857	$245,097	$254,954

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and require payment of a fee. Since certain commitments are expected to expire without being fully drawn, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral, if any, required by the Bank for the extension of credit is based on management’s credit evaluation of the customer.

Commitments to extend credit may be written on a fixed rate basis thus exposing the Bank to interest rate risk, given the possibility that market rates may change between commitment and actual extension of credit.

Standby letters of credit are conditional commitments issued by the Bank to guarantee payment on behalf of a customer or to guarantee the performance of a customer to a third party. The credit risk involved in issuing these instruments is essentially the same as that involved in extending loans to customers. Since a portion of these instruments will expire unused, the total amounts do not necessarily represent future cash requirements. Each customer is evaluated individually for creditworthiness under the same underwriting standards used for commitments to extend credit and on-balance-sheet instruments. Bank policies governing loan collateral apply to standby letters of credit at the time of credit extension.

F-57

13.	COMMITMENTS AND CONTINGENT LIABILITIES (Continued)

Certain residential mortgage loans are written on an adjustable basis and include interest rate caps which limit annual and lifetime increases in interest rates. Generally, adjustable rate mortgages have an annual rate increase cap of 2% and lifetime rate increase cap of 5% to 6% above the initial loan rate. These caps expose the Bank to interest rate risk should market rates increase above these limits. At December 31, 2018, approximately $47.5 million of adjustable rate residential mortgage loans had interest rate caps. At June 30, 2018, approximately $28.0 million of adjustable rate residential mortgage loans had interest rate caps. In addition, certain adjustable rate residential mortgage loans have a conversion option whereby the borrower may elect to convert the loan to a fixed rate during a designated time period. At December 31, 2018, approximately $4.6 million of the adjustable rate mortgage loans had conversion options. At June 30, 2018, approximately $4.9 million of the adjustable rate mortgage loans had conversion options.

The Bank periodically sells residential mortgage loans to FNMA and to the State of New York Mortgage Agency. At December 31, 2018 and June 30, 2018, the Bank had no loans held for sale. In addition, the Bank has no loan commitments with borrowers at December 31, 2018 and June 30, 2018 with rate lock agreements which are intended to be held for sale, if closed. The Bank generally determines whether or not a loan is held for sale at the time that loan commitments are entered into or at the time a convertible adjustable rate mortgage loan converts to a fixed interest rate. In order to reduce the interest rate risk associated with the portfolio of loans held for sale, as well as loan commitments with locked interest rates which are intended to be held for sale if closed, the Bank enters into agreements to sell loans in the secondary market. At December 31, 2018 and June 30, 2018, the Bank had no commitments to sell loans to unrelated investors.

Concentrations of Credit

The Bank primarily grants loans to customers located in the New York State counties of Albany, Greene, Rensselaer, Schenectady, Saratoga, and Warren. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors’ ability to honor their contracts is dependent upon the real estate and construction-related sectors of the economy.

F-58

13.	COMMITMENTS AND CONTINGENT LIABILITIES (Continued)

Leases

The Bank leases certain branches and equipment under various noncancelable operating leases. The future minimum payments by year and in the aggregate, under all significant noncancelable operating leases with initial or remaining terms of one year or more, are as follows (dollars in thousands):

Year ending June 30,
2019	$655
2020	532
2021	384
2022	336
2023	346
Thereafter	1,414

$3,667

Total rent expense was approximately $401,000, $407,000, $798,000 and $845,000 for the six months ended December 31, 2018 and 2017, and the years ended June 30, 2018 and 2017, respectively.

Contingent Liabilities

In the ordinary course of business there are various legal proceedings pending against the Bank. Management believes that the aggregate exposure, if any, arising from such litigation would not have a material adverse effect on the Bank’s consolidated financial statements.

14.	FAIR VALUE

Fair value is the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There are three levels of inputs that may be used to measure fair values:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

The fair values of securities are determined by obtaining quoted prices on nationally recognized securities exchanges (Level 1 inputs) or matrix pricing, which is a mathematical technique widely used in the industry to value debt securities without relying exclusively on quoted prices for the specific securities but rather by relying on the securities’ relationship to other benchmark quoted securities (Level 2 inputs).

The fair value of interest rate swaps are based on valuation models using observable market data as of the measurement date (Level 2). The fair value of derivatives are classified as a component of other assets and other liabilities on the consolidated statements of condition.

F-59

14.	FAIR VALUE (Continued)

The fair value of impaired loans with specific allocations of the allowance for loan losses is generally based on recent real estate appraisals. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the appraisers to adjust for differences between the comparable sales and income data available. Such adjustments result in a Level 3 classification of the inputs for determining fair value.

Nonrecurring adjustments to certain commercial and residential real estate properties classified as OREO are measured at fair value, less costs to sell. Fair values are based on recent real estate appraisals. These appraisals may use a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available. Such adjustments result in a Level 3 classification of the inputs for determining fair value.

The impact of unobservable inputs on the Bank’s consolidated financial statements is not material.

Assets and Liabilities Measured on a Recurring Basis

Assets and liabilities measured at fair value on a recurring basis are summarized below (dollars in thousands):

	Fair Value Measurements at
	December 31, 2018 Using
	(unaudited)
		Significant
	Quoted Prices in	Other	Significant
	Active Markets for	Observable	Unobservable
	Identical Assets	Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)

Assets:
Available for sale securities:
U.S. Government and agency obligations	$83,420	$-	$-
Mortgage-backed securities - residential	-	129	-
Asset-backed securities	-	144	-
Collateralized mortgage obligations – residential	-	962	-
Municipal obligations	-	14,668	-
Total debt securities	83,420	15,903	-

Preferred stocks	1,774	2,866	-
Common stocks	3,181	-	-
Total available for sale securities	88,375	18,769	-

Derivative assets	-	4,119	-

Total	$88,375	$22,888	$-

Liabilities:
Derivative liabilities	$-	$2,827	$-

Total	$-	$2,827	$-

F-60

14.	FAIR VALUE (Continued)

	Fair Value Measurements at
	June 30, 2018 Using
		Significant
	Quoted Prices in	Other	Significant
	Active Markets for	Observable	Unobservable
	Identical Assets	Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)

Assets:
Available for sale securities:
U.S. Government and agency obligations	$58,558	$-	$-
Mortgage-backed securities - residential	-	150	-
Asset-backed securities	-	162	-
Collateralized mortgage obligations – residential	-	1,079	-
Municipal obligations	-	19,263	-
Total debt securities	58,558	20,654	-

Preferred stocks	2,171	3,578	-
Common stocks	3,102	-	-
Total available for sale securities	63,831	24,232	-

Derivative assets	-	1,525	-

Total	$63,831	$25,757	$-

Liabilities:
Derivative liabilities	$-	$3,767	$-

Total	$-	$3,767	$-

F-61

14.	FAIR VALUE (Continued)

	Fair Value Measurements at
	June 30, 2017 Using
		Significant
	Quoted Prices in	Other	Significant
	Active Markets for	Observable	Unobservable
	Identical Assets	Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)

Assets:
Available for sale securities:
U.S. Government and agency obligations	$42,919	$-	$-
Mortgage-backed securities - residential	-	200	-
Asset-backed securities	-	261	-
Collateralized mortgage obligations – residential	-	1,469	-
Municipal obligations	-	28,366	-
Total debt securities	42,919	30,296	-

Preferred stocks	2,307	3,656	-
Common stocks	2,797	-	-
Total available for sale securities	48,023	33,952	-

Derivative assets	-	2,086	-

Total	$48,023	$36,038	$-

Liabilities:
Derivative liabilities	$-	$2,086	$-

Total	$-	$2,086	$-

F-62

14.	FAIR VALUE (Continued)

Assets and Liabilities Measured on a Non-Recurring Basis

Assets and liabilities measured at fair value on a non-recurring basis are summarized below (dollars in thousands):

	Fair Value Measurements Using
		Significant
	Quoted Prices in	Other	Significant
	Active Markets for	Observable	Unobservable
	Identical Assets	Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)

	December 31, 2018
	(unaudited)
Assets:
Impaired loans:
Commercial loans	$-	$-	$862
OREO	-	-	56

	June 30, 2018
Assets:
Impaired loans:
Commercial loans	$-	$-	$1,142
OREO	-	-	72

June 30, 2017
Assets:
Impaired loans:
Commercial loans	$-	$-	$2,900

Impaired loans, which are assets measured at fair value on a non-recurring basis, using the fair value of collateral for collateral dependent loans, had a carrying amount of $1.4 million with a valuation allowance of $0.5 million resulting in an estimated fair value of $0.9 million as of December 31, 2018. Impaired loans, which are assets measured at fair value on a non-recurring basis, using the fair value of collateral for collateral dependent loans, had a carrying amount of $2.5 million with a valuation allowance of $1.3 million resulting in an estimated fair value of $1.1 million as of June 30, 2018. Impaired loans, which are assets measured at fair value on a non-recurring basis, using the fair value of collateral for collateral dependent loans, had a carrying amount of $3.3 million with a valuation allowance of $0.4 million resulting in an estimated fair value of $2.9 million as of June 30, 2017.

OREO measured at fair value less costs to sell, had a carrying amount of $56,000 at December 31, 2018, net of a valuation allowance of $14,000, resulting in a write-down of $14,000 for the six months ended December 31, 2018. OREO measured at fair value less costs to sell, had a carrying amount of $72,000 at June 30, 2018. There were no write-downs for the year ended June 30, 2018. The Bank had no OREO at June 30, 2017.

F-63

14.	FAIR VALUE (Continued)

The carrying and estimated fair values of financial assets and liabilities as of December 31, 2018 were as follows (dollars in thousands):

	2018
	(unaudited)
	Carrying	Estimated
	Amount	Fair Value
Financial assets
Cash and cash equivalents	$56,456	$56,456
Securities available for sale	107,144	107,144
Securities held to maturity	4,275	4,292
Loans, net	1,028,920	1,031,520
FHLBNY stock	2,233	2,233
Accrued interest receivable	4,269	4,269
Derivatives	4,119	4,119

Financial liabilities
Deposits
Savings, money market, and demand accounts	$990,869	$990,869
Time deposits	124,090	123,796
Mortgagors’ escrow deposits	4,795	4,795
FHLB advances	30,000	30,000
Accrued interest payable	11	11
Derivatives	2,827	2,827

The carrying and estimated fair values of financial assets and liabilities as of June 30 were as follows (dollars in thousands):

	2018		2017
	Carrying	Estimated	Carrying	Estimated
	Amount	Fair Value	Amount	Fair Value
Financial assets
Cash and cash equivalents	$120,280	$120,280	$40,261	$40,261
Securities available for sale	88,063	88,063	81,975	81,975
Securities held to maturity	5,297	5,327	2,213	2,259
Loans, net	985,902	988,857	932,763	947,156
FHLBNY stock	883	883	1,149	1,149
Accrued interest receivable	3,854	3,854	3,256	3,256
Derivatives	1,525	1,525	2,086	2,086

Financial liabilities
Deposits
Savings, money market, and demand accounts	$1,021,173	$1,021,173	$882,362	$882,362
Time deposits	129,089	128,810	127,664	127,336
Mortgagors’ escrow deposits	5,382	5,382	4,905	4,905
FHLB advances	-	-	5,000	5,000
Accrued interest payable	11	11	15	15
Derivatives	3,767	3,767	2,086	2,086
F-64

14.	FAIR VALUE (Continued)

Short-Term Financial Instruments

The fair value of certain financial instruments are estimated to approximate their carrying amounts because the remaining term to maturity or period to repricing of the financial instrument is less than ninety days. Such financial instruments include cash and cash equivalents, accrued interest receivable and payable, and mortgagor’s escrow deposits.

Securities

Fair values of securities available for sale and securities held to maturity are determined as outlined earlier in this footnote.

FHLBNY Stock

The fair value of FHLB stock approximates its carrying value due to transferability restrictions.

Loans

Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type, including residential real estate, commercial real estate, and consumer loans and whether the interest rates are fixed and/or variable.

The estimated fair values of performing loans is calculated by discounting scheduled cash flows through the estimated maturity using estimated market discount rates that reflect the credit and interest rate risk inherent in the respective loan portfolio.

Estimated fair values for nonperforming loans are based on estimated cash flows discounted using a rate commensurate with the credit risk involved. Assumptions regarding credit risk, cash flows, and discount rates are judgmentally determined using available market information and specific borrower information.

Derivatives

Fair values of derivative assets and liabilities are determined as outlined earlier in this footnote.

Deposits

The estimated fair value of deposits with no stated maturity, such as savings, money market and demand deposits, is regarded to be the amount payable on demand. The estimated fair value of time deposits is based on the discounted value of contractual cash flows. The discount rate is estimated using market rates for time deposits with similar maturities. The fair value estimates for deposits do not include the benefit that results from the low-cost funding provided by the deposits as compared to the cost of borrowing funds in the market.

Borrowings

The estimated fair value of FHLB advances, if any, is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for borrowings with similar remaining maturities.

The fair values of commitments to extend credit, unused lines of credit, and standby letters of credit are not considered material.

F-65

15.	REGULATORY CAPITAL

The Bank and Pioneer Commercial Bank are subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, banks must meet specific capital guidelines that involve quantitative measures of the bank’s assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgements by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank and Pioneer Commercial Bank to maintain minimum capital amounts and ratios (set forth in the table below) of Tier 1 capital (as defined in the regulations) to average assets (as defined), and common equity Tier 1, Tier 1 and total capital (as defined) to risk-weighted assets (as defined). Basel III transitional rules became effective for the Bank and Pioneer Commercial Bank on January 1, 2015 with all of the requirements being phased in over a multi-year schedule, and fully phased in by January 1, 2019. Under Basel III rules, banks must hold a capital conservation buffer above the adequately capitalized risk-based capital ratios. The capital conservation buffer is being phased in from 0% for 2015 to 2.5% for 2019. The required capital conservation buffer is 1.875% for 2018 and 1.25% for 2017.

As of June 30, 2018 and 2017, the Bank and Pioneer Commercial Bank met all capital adequacy requirements to which they were subject. Further, the most recent FDIC notification categorized the Bank and Pioneer Commercial Bank as well capitalized institutions under the prompt corrective action regulations. There have been no conditions or events since the notification that management believes have changed the Bank’s or Pioneer Commercial Bank’s capital classification.

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15.	REGULATORY CAPITAL (Continued)

The actual capital amounts and ratios for the Bank and Pioneer Commercial Bank, are presented in the following table (dollars in thousands):

	Actual		For Capital Adequacy Purposes		For Capital Adequacy Purposes with Capital Buffer		To be Well Capitalized Under Prompt Corrective Action
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
Pioneer Savings Bank:
	December 31, 2018
	(unaudited)
Tier 1 (leverage) capital	$126,257	9.70%	$52,092	4.00%	N/A	N/A	$65,155	5.00%
Risk-based capital
Common Tier 1	$126,257	12.04%	$47,198	4.50%	$66,864	6.375%	$68,176	6.50%
Tier 1	$126,257	12.04%	$62,931	6.00%	$82,597	7.875%	$83,908	8.00%
Total	$139,353	13.29%	$83,908	8.00%	$103,574	9.875%	$104,885	10.00%

	June 30, 2018
Tier 1 (leverage) capital	$116,675	9.17%	$50.896	4.00%	N/A	N/A	$63,619	5.00%
Risk-based capital
Common Tier 1	$116,675	11.59%	$45,298	4.50%	$64,173	6.375%	$65,431	6.50%
Tier 1	$116,675	11.59%	$60,398	6.00%	$79,272	7.875%	$80,531	8.00%
Total	$129,494	12.86%	$80,531	8.00%	$99,405	9.875%	$100,663	10.00%

	June 30, 2017
Tier 1 (leverage) capital	$107,972	9.60%	$44,977	4.00%	N/A	N/A	$56,221	5.00%
Risk-based capital
Common Tier 1	$107,972	11.18%	$43,463	4.50%	$55,536	6.375%	$62,780	6.50%
Tier 1	$107,972	11.18%	$57,951	6.00%	$70,024	7.875%	$77,268	8.00%
Total	$119,848	12.41%	$77,268	8.00%	$89,341	9.875%	$99,585	10.00%

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15.	REGULATORY CAPITAL (Continued)

	Actual		For Capital Adequacy Purposes		For Capital Adequacy Purposes with Capital Buffer		To be Well Capitalized Under Prompt Corrective Action
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
Pioneer Commercial Bank:
	December 31, 2018
	(unaudited)
Tier 1 (leverage) capital	$21,731	7.85%	$11,072	4.00%	N/A	N/A	$13,840	5.00%
Risk-based capital
Common Tier 1	$21,731	47.55%	$2,056	4.50%	$2,913	6.375%	$2,970	6.50%
Tier 1	$21,731	47.55%	$2,742	6.00%	$3,599	7.875%	$3,656	8.00%
Total	$21,731	47.55%	$3,656	8.00%	$4,513	9.875%	$4,570	10.00%

	June 30, 2018
Tier 1 (leverage) capital	$18,200	6.99%	$10,410	4.00%	N/A	N/A	$13,013	5.00%
Risk-based capital
Common Tier 1	$18,200	39.61%	$2,068	4.50%	$2,929	6.375%	$2,987	6.50%
Tier 1	$18,200	39.61%	$2,757	6.00%	$3,618	7.875%	$3,676	8.00%
Total	$18,200	39.61%	$3,676	8.00%	$4,537	9.875%	$4,595	10.00%

	June 30, 2017
Tier 1 (leverage) capital	$11,998	7.31%	$6,563	4.00%	N/A	N/A	$8,203	5.00%
Risk-based capital
Common Tier 1	$11,998	37.28%	$1,448	4.50%	$1,851	6.375%	$2,092	6.50%
Tier 1	$11,998	37.28%	$1,931	6.00%	$2,333	7.875%	$2,575	8.00%
Total	$11,998	37.28%	$2,575	8.00%	$2,977	9.875%	$3,219	10.00%

16.	PLAN OF REORGANIZATION

On January 15, 2019, the Board of Trustees of the Bank adopted a Plan of Mutual Holding Company Reorganization and Minority Stock Issuance (the “Plan”). The Plan is subject to the approval of the Board of Governors of the Federal Reserve System and the New York State Department of Financial Services and the non-objection of the Federal Deposit Insurance Corporation. In addition, the Plan must be approved by the affirmative vote of: (i) a majority of the total votes eligible to be cast by depositors and (ii) 75% of the votes cast by depositors of the Bank at a special meeting of depositors. Pursuant to the Plan, the Bank proposes to reorganize into the “two-tier” mutual holding company form of ownership. In connection with the reorganization, a new New York chartered mutual holding company named Pioneer Bancorp, MHC will be organized and will become the mutual holding company for Pioneer Bancorp, Inc. Pioneer Bancorp, Inc., a new Maryland mid-tier stock holding company, has been organized and will become the bank holding company for the Bank once it has converted to stock form. Pursuant to the Plan, Pioneer Bancorp, Inc. will determine the total offering value and number of shares of common stock based upon an independent appraiser’s valuation. The stock will be priced at $10.00 per share. Pioneer Bancorp, Inc. will offer 43% of its outstanding common stock to the Bank’s eligible depositors, the ESOP and certain other persons. In addition, the Bank’s Board of Trustees will adopt an employee stock ownership plan (“ESOP”), which is permitted to subscribe for up to 3.92% of the common stock to be outstanding following the completion of the reorganization and the offering. The Bank also intends to form a charitable foundation, Pioneer Bank Charitable Foundation, and fund it with 2% of the shares to be outstanding following completion of the reorganization and the offering and $250,000 in cash. Pioneer Bancorp, MHC will own 55% of the common stock of Pioneer Bancorp, Inc. outstanding upon completion of the reorganization and stock offering.

F-68

16.	PLAN OF REORGANIZATION (Continued)

The costs of the reorganization and the issuing of the common stock will be deferred and deducted from the sales proceeds of the offering. If the reorganization and offering is unsuccessful, all deferred costs will be charged to operations. As of December 31, 2018, $172,000 of reorganization costs had been incurred.

F-69

No person has been authorized to give any information or to make any representation other than as contained in this prospectus and, if given or made, such other information or representation must not be relied upon as having been authorized by Pioneer Bancorp, Inc. or Pioneer Bank. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances imply that there has been no change in the affairs of Pioneer Bancorp, Inc. or Pioneer Bank since any of the dates as of which information is furnished herein or since the date hereof.

(Proposed Holding Company for Pioneer Bank)

Up to 9,713,393 Shares

(Subject to increase to up to 11,170,402 Shares)

COMMON STOCK

PROSPECTUS

Sandler O’Neill + Partners, L.P.

[prospectus date]

These securities are not deposits or accounts and are not insured or guaranteed.

Until _________________, 2019, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II:	INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

Estimated Amount

Registrant’s Legal Fees and Expenses	$600,000
Registrant’s Accounting Fees and Expenses	60,000
Marketing Agent Fees and Expenses (1)	1,001,208
Records Management Fees and Expenses	85,000
Appraisal Fees and Expenses	107,500
Printing, Postage, Mailing and EDGAR Fees	270,000
Filing Fees (NASDAQ, FINRA, NYSDFS and SEC)	183,589
Transfer Agent Fees and Expenses	15,000
Business Plan Fees and Expenses	60,000
State Tax Opinion Fee	15,000
Other	73,411
Total	$2,470,708

(1)	Estimated at the adjusted maximum of the offering range, assuming 100% of the shares are sold in the subscription offering.

Item 14.	Indemnification of Directors and Officers

Article 10 of the Articles of Incorporation of Pioneer Bancorp, Inc. (the “Corporation”) sets forth the circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they may incur in their capacities as such:

ARTICLE 10. Indemnification, etc. of Directors and Officers.

A.           Indemnification. The Corporation shall indemnify (1) its current and former directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the Maryland General Corporation Law (the “MGCL”) now or hereafter in force, including the advancement of expenses under the procedures and to the fullest extent permitted by law, and (2) other employees and agents to such extent as shall be authorized by the Board of Directors and permitted by law; provided, however, that, except as provided in Section B of this Article 10 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B.           Procedure. If a claim under Section A of this Article 10 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be reimbursed the expense of prosecuting or defending such suit. It shall be a defense to any action for advancement of expenses that the Corporation has not received both (i) an undertaking as required by law to repay such advances if it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the indemnitee of his or her good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard for indemnification set forth in the MGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination before the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct, or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 10 or otherwise, shall be on the Corporation.

II-1

C.           Non-Exclusivity. The rights to indemnification and to the advancement of expenses conferred in this Article 10 shall not be exclusive of any other right that any Person may have or hereafter acquire under any statute, these Articles, the Corporation’s Bylaws, any agreement, any vote of stockholders or the Board of Directors, or otherwise.

D.           Insurance. The Corporation may maintain insurance, at its expense, to insure itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such Person against such expense, liability or loss under the MGCL.

E.           Miscellaneous. The Corporation shall not be liable for any payment under this Article 10 in connection with a claim made by any indemnitee to the extent such indemnitee has otherwise actually received payment under any insurance policy, agreement, or otherwise, of the amounts otherwise indemnifiable hereunder. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article 10 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

F.           Limitations Imposed by Federal Law. Notwithstanding any other provision set forth in this Article 10, in no event shall any payments made by the Corporation pursuant to this Article 10 exceed the amount permissible under applicable federal law, including, without limitation, Section 18(k) of the Federal Deposit Insurance Act and the regulations promulgated thereunder.

Any repeal or modification of this Article 10 by the stockholders of the Corporation or the Board of Directors shall not in any way diminish any rights to indemnification or advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Article 10 is in force.

Item 15.	Recent Sales of Unregistered Securities

Not Applicable.

Item 16.	Exhibits and Financial Statement Schedules

The exhibits and financial statement schedules filed as part of this registration statement are:

(a)	List of Exhibits

1.1	Engagement Letter between Pioneer Bank and Sandler O’Neill & Partners, L.P.*
1.2	Form of Agency Agreement between Pioneer Bancorp, MHC, Pioneer Bancorp, Inc., Pioneer Bank and Sandler O’Neill & Partners, L.P.
2	Plan of Mutual Holding Company Reorganization and Minority Stock Issuance of Pioneer Bank, as amended
3.1	Articles of Incorporation of Pioneer Bancorp, Inc.*
3.2	Bylaws of Pioneer Bancorp, Inc.*
4	Form of Common Stock Certificate of Pioneer Bancorp, Inc.*
5	Opinion of Luse Gorman, PC regarding legality of securities being registered*
8.1	Federal Income Tax Opinion of Luse Gorman, PC
8.2	State Income Tax Opinion of Bonadio & Co., LLP

II-2

10.1	Form of Employment Agreement between Pioneer Bank and Thomas L. Amell*
10.2	Form of Change in Control Agreement between Pioneer Bank and certain executive officers
10.3	Pioneer Bank Targeted Incentive Plan*
10.4	Pioneer Bank Board of Trustees and Executive Employees Deferred Compensation Plan*
10.5	Purchase Agreement by and between Pioneer Savings Bank and Homestead Funding Corp.
21	Subsidiaries of Pioneer Bancorp, Inc.*
23.1	Consent of Luse Gorman, PC (contained in Opinions included as Exhibits 5 and 8.1)*
23.2	Consent of RP Financial, LC.*
23.3	Consent of Bonadio & Co., LLP
24	Power of Attorney (set forth on signature page)
99.1	Appraisal Agreement between Pioneer Bank and RP Financial, LC.*
99.2	Letter of RP Financial, LC. with respect to value of Subscription Rights*
99.3	Appraisal Report of RP Financial, LC.*
99.4	Marketing Materials
99.5	Stock Order and Certification Form
99.6	Letter of RP Financial, LC. with respect to Liquidation Account*

*	Previously filed.

(b)	Financial Statement Schedules

No financial statement schedules are filed because the required information is inapplicable or is included in the consolidated financial statements and related notes.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

II-3

(4)          That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)        Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)          That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6)           That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)          The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(8)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Albany, State of New York on April 30, 2019.

PIONEER BANCORP, INC.

By:	/s/ Thomas L. Amell
Thomas L. Amell
President and Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of Pioneer Bancorp, Inc. (the “Corporation”) hereby severally constitute and appoint Thomas L. Amell as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said individual may deem necessary or advisable to enable the Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-1 relating to the offering of the Corporation’s common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said individual shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Thomas L. Amell	President and Chief Executive Officer	April 30, 2019
Thomas L. Amell	(Principal Executive Officer)

/s/ Patrick J. Hughes	Executive Vice President and Chief Financial Officer	April 30, 2019
Patrick J. Hughes	(Principal Financial and Accounting Officer)

/s/ Madeline Taylor	Chairman of the Board	April 30, 2019
Madeline Taylor

/s/ Eileen C. Bagnoli	Director	April 30, 2019
Eileen C. Bagnoli

/s/ Donald E. Fane	Director	April 30, 2019
Donald E. Fane

/s/ Dr. James K. Reed	Director	April 30, 2019
Dr. James K. Reed

/s/ Edward Reinfurt	Director	April 30, 2019
Edward Reinfurt

As filed with the Securities and Exchange Commission on April 30, 2019

Registration No. 333-230208

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

EXHIBITS

TO

PRE-EFFECTIVE AMENDMENT NO. 1 TO THE

REGISTRATION STATEMENT ON FORM S-1

Pioneer Bancorp, Inc.

Pioneer Bank 401(k) Plan

Albany, New York

EXHIBIT VOLUME

EXHIBIT INDEX

1.1	Engagement Letter between Pioneer Bank and Sandler O’Neill & Partners, L.P. *
1.2	Form of Agency Agreement between Pioneer Bancorp, MHC, Pioneer Bancorp, Inc., Pioneer Bank and Sandler O’Neill & Partners, L.P.
2	Plan of Mutual Holding Company Reorganization and Minority Stock Issuance of Pioneer Bank, as amended
3.1	Articles of Incorporation of Pioneer Bancorp, Inc.*
3.2	Bylaws of Pioneer Bancorp, Inc.*
4	Form of Common Stock Certificate of Pioneer Bancorp, Inc.*
5	Opinion of Luse Gorman, PC regarding legality of securities being registered*
8.1	Federal Income Tax Opinion of Luse Gorman, PC
8.2	State Income Tax Opinion of Bonadio & Co., LLP
10.1	Form of Employment Agreement between Pioneer Bank and Thomas L. Amell*
10.2	Form of Change in Control Agreement between Pioneer Bank and certain executive officers
10.3	Pioneer Bank Targeted Incentive Plan*
10.4	Pioneer Bank Board of Trustees and Executive Employees Deferred Compensation Plan*
10.5	Purchase Agreement by and between Pioneer Savings Bank and Homestead Funding Corp.
21	Subsidiaries of Pioneer Bancorp, Inc.*
23.1	Consent of Luse Gorman, PC (contained in Opinions included as Exhibits 5 and 8.1)*
23.2	Consent of RP Financial, LC.*
23.3	Consent of Bonadio & Co., LLP
24	Power of Attorney (set forth on signature page)
99.1	Appraisal Agreement between Pioneer Bank and RP Financial, LC.*
99.2	Letter of RP Financial, LC. with respect to value of Subscription Rights*
99.3	Appraisal Report of RP Financial, LC.*
99.4	Marketing Materials
99.5	Stock Order and Certification Form
99.6	Letter of RP Financial, LC. with respect to Liquidation Account*

*	Previously filed.